                                                    Filed Pursuant to Rule 424B5
                                               Registration File No.: 333-104283

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus supplement is delivered. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MARCH 10, 2005

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 7, 2005)

                          $1,417,848,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2005-HQ5
                                    AS ISSUER

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                  CWCAPITAL LLC
                            AS MORTGAGE LOAN SELLERS

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-HQ5

                                 ---------------

     The depositor is offering selected classes of its Series 2005-HQ5
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 89 mortgage loans secured by first mortgage liens on commercial and multifamily properties.
The Series 2005-HQ5 Certificates are not obligations of the depositor, the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                                ---------------

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-31 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE
PROSPECTUS.

                                ---------------

           CHARACTERISTICS OF THE CERTIFICATES OFFERED TO YOU INCLUDE:

                  APPROXIMATE INITIAL
                  CERTIFICATE BALANCE      APPROXIMATE INITIAL         PASS-THROUGH           RATINGS
    CLASS       OR NOTIONAL AMOUNT (1)      PASS-THROUGH RATE      RATE DESCRIPTION (2)     (FITCH/S&P)
------------   ------------------------   ---------------------   ----------------------   ------------

Class A-1           $  121,000,000                  %                      Fixed              AAA/AAA
Class A-2           $  161,100,000                  %                      Fixed              AAA/AAA
Class A-3           $  159,400,000                  %                      Fixed              AAA/AAA
Class A-AB          $   67,500,000                  %                      Fixed              AAA/AAA
Class A-4           $  713,941,000                  %                Fixed or WAC Cap         AAA/AAA
Class X-2           $1,491,246,000                  %                   Variable IO           AAA/AAA
Class A-J           $  112,740,000                  %                Fixed or WAC Cap         AAA/AAA
Class B             $   30,574,000                  %                Fixed or WAC Cap          AA/AA
Class C             $   19,108,000                  %                Fixed or WAC Cap         AA-/AA-
Class D             $   15,287,000                  %                Fixed or WAC Cap          A+/A+
Class E             $   17,198,000                  %                Fixed or WAC Cap           A/A

                                ---------------

(1) The certificate balances or notional amounts are approximate and on the closing date may vary by up to 5%.

(2) The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class
B, Class C, Class D and Class E certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specificied percentage, which percentage may be zero. The pass-through rate for the Class X-2 Certificates is variable and, subsequent to the initial Distribution Date, will be determined as described under "Description of the Offered Certificates--Pass-Through Rates" in
this prospectus supplement.

                                 ---------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE
NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED IF
THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates. Morgan Stanley & Co.
Incorporated, Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc., the
underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on
or about March   , 2005. The depositor expects to receive from this offering
approximately $         , plus accrued interest from the cut-off date, before
deducting expenses payable by the depositor.

                                 ---------------

                                 MORGAN STANLEY

BEAR, STEARNS & CO. INC.                                   RBS GREENWICH CAPITAL
                                 March   , 2005

                          MORGAN STANLEY CAPITAL I INC.

         Commercial Mortgage Pass-Through Certificates, Series 2005-HQ5
                      Geographic Overview of Mortgage Pool

                            [GRAPHIC OMITTED -- MAP]

WASHINGTON                  NEW YORK                        FLORIDA
2 properties                8 properties                    6 properties
$12,110,135                 $286,951,046                    $30,643,425
0.8% of total               18.8% of total                  2.0% of total

NEBRASKA                    MASSACHUSETTS                   TENNESSEE
2 properties                1 property                      2 properties
$8,338,025                  $8,368,571                      $13,815,693
0.5% of total               0.5% of total                   0.9% of total

MISSOURI                    CONNECTICUT                     LOUISIANA
2 properties                1 property                      2 properties
$12,065,687                 $6,734,524                      $7,304,413
0.8% of total               0.4% of total                   0.5% of total

MINNESOTA                   NEW JERSEY                      TEXAS
1 property                  7 properties                    11 properties
$6,487,591                  $86,568,681                     $213,320,485
0.4% of total               5.7% of total                   14.0% of total

ILLINOIS                    DISTRICT OF COLUMBIA            KANSAS
2 properties                3 properties                    4 properties
$10,998,092                 $182,780,000                    $92,295,138
0.7% of total               12.0% of total                  6.0% of total

WISCONSIN                   MARYLAND                        NEW MEXICO
1 property                  1 property                      1 property
$6,750,000                  $9,600,000                      $8,600,000
0.4% of total               0.6% of total                   0.6% of total

INDIANA                     VIRGINIA                        ARIZONA
1 property                  4 properties                    3 properties
$19,947,671                 $50,165,866                     $36,558,046
1.3% of total               3.3% of total                   2.4% of total

MICHIGAN                    NORTH CAROLINA                  SOUTHERN CALIFORNIA
4 properties                2 properties                    16 properties
$21,021,238                 $11,740,516                     $212,839,268
1.4% of total               0.8% of total                   13.9% of total

OHIO                        SOUTH CAROLINA                  NORTHERN CALIFORNIA
2 properties                1 property                      4 properties
$25,292,488                 $14,568,219                     $32,190,993
1.7% of total               1.0% of total                   2.1% of total

PENNSYLVANIA                GEORGIA                         NEVADA
8 properties                10 properties                   2 properties
$61,044,698                 $20,016,924                     $19,560,000
4.0% of total               1.3% of total                   1.3% of total

-------------------------------------------
 [ ]   <1.0% of Cut-Off Date Balance
 [ ]   1.0% - 5.0% of Cut-Off Date Balance
 [ ]   5.1% - 10.0% of Cut-Off Date Balance
 [ ]   10.0% of Cut-Off Date Balance
-------------------------------------------

[WELLS REF PORTFOLIO - INDEPENDENCE SQUARE ONE & TWO PICTURE OMITTED]

WELLS REF PORTFOLIO - INDEPENDENCE SQUARE ONE & TWO, Washington, DC

[1401 H STREET PICTURE OMITTED]

1401 H STREET, Washington, DC

                                                [HOUSTON CENTER PICTURE OMITTED]

                                                HOUSTON CENTER, Houston, TX

[1370 AVENUE OF THE AMERICAS PICTURE OMITTED]      [75 BROAD PICTURES OMITTED]

1370 AVENUE OF THE AMERICAS, New York, NY          75 BROAD, New York, NY

[AVG PORTFOLIO PICTURE OMITTED]

AVG PORTFOLIO - OVERLAND PARK, Overland Park, KS

                                       [CAMINO REAL MARKETPLACE PICTURE OMITTED]

                                       CAMINO REAL MARKETPLACE, Goleta, CA

[111 EIGHTH AVENUE PICTURES OMITTED]

111 EIGHTH AVENUE, New York, NY

[PACIFIC COAST PLAZA PICTURE OMITTED]   [TOWNE EAST SQUARE MALL PICTURE OMITTED]

PACIFIC COAST PLAZA, Oceanside, CA      TOWNE EAST SQUARE MALL, Wichita, KS

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2005-HQ5 Certificates are not obligations of the depositor, the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                         ------------------------------

     We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "FPO
Persons"), and (B) if made by a person who is an authorized person under the
FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion
of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING

     Servicing of the Wells REF Portfolio Loan Group, the Houston
         Center Loan Group, the 75 Broad Loan Group, the 1370 Avenue
         of the Americas Loan Group and the 111 Eighth Avenue

APPENDIX III - Significant Loan Summaries..................................III-1

                                      S-5

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

-----------------------------------------------------------------------------------------------------------------------
                                APPROXIMATE
                                  INITIAL       APPROXIMATE                     APPROXIMATE
                                CERTIFICATE       INITIAL                        PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                    BALANCE OR     PASS-THROUGH       RATINGS          TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT     CLASS      NOTIONAL AMOUNT      RATE         (FITCH/S&P)     CERTIFICATES   LIFE (YRS.)   (MONTHS)
-----------------------------------------------------------------------------------------------------------------------

   20.000%      CLASS A-1       $121,000,000         %             AAA/AAA          7.92%          3.17         1-56
-----------------------------------------------------------------------------------------------------------------------
   20.000%      CLASS A-2       $161,100,000         %             AAA/AAA          10.54%         4.86         56-60
-----------------------------------------------------------------------------------------------------------------------
   20.000%      CLASS A-3       $159,400,000         %             AAA/AAA          10.43%         6.68         80-84
-----------------------------------------------------------------------------------------------------------------------
   20.000%      CLASS A-AB       $67,500,000         %             AAA/AAA          4.42%          7.01        60-108
-----------------------------------------------------------------------------------------------------------------------
   20.000%      CLASS A-4       $713,941,000         %             AAA/AAA          46.70%         9.47        108-118
-----------------------------------------------------------------------------------------------------------------------
  _________     CLASS X-2     $1,491,246,000         %             AAA/AAA         ________       ________     ________
-----------------------------------------------------------------------------------------------------------------------
   12.625%      CLASS A-J       $112,740,000         %             AAA/AAA          7.38%          9.79        118-118
-----------------------------------------------------------------------------------------------------------------------
   10.625%      CLASS B          $30,574,000         %              AA/AA           2.00%          9.79        118-118
-----------------------------------------------------------------------------------------------------------------------
    9.375%      CLASS C          $19,108,000         %             AA-/AA-          1.25%          9.80        118-119
-----------------------------------------------------------------------------------------------------------------------
    8.375%      CLASS D          $15,287,000         %              A+/A+           1.00%          9.89        119-120
-----------------------------------------------------------------------------------------------------------------------
    7.250%      CLASS E          $17,198,000         %               A/A            1.13%          9.96        120-120
-----------------------------------------------------------------------------------------------------------------------
    6.250%      CLASS F          $15,287,000         %              A-/A-           1.00%          9.96        120-120
-----------------------------------------------------------------------------------------------------------------------
    5.250%      CLASS G          $15,286,000         %            BBB+/BBB+         1.00%          9.96        120-120
-----------------------------------------------------------------------------------------------------------------------
    4.375%      CLASS H          $13,376,000         %             BBB/BBB          0.88%          9.96        120-120
-----------------------------------------------------------------------------------------------------------------------
    3.000%      CLASS J          $21,020,000         %            BBB-/BBB-         1.38%          9.96        120-120
-----------------------------------------------------------------------------------------------------------------------
  _________     CLASSES K-Q      $45,860,433       _______         _______         ________      ________     ________
-----------------------------------------------------------------------------------------------------------------------
  _________     CLASS X-1     $1,528,677,433       _______         AAA/AAA         ________      ________     ________
-----------------------------------------------------------------------------------------------------------------------

o    The notional amount of the Class X-1 Certificates initially will be
     $1,528,677,433 and the notional amount of the Class X-2 Certificates initially will be $1,491,246,000.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, and Class
     A-4 Certificates represent the approximate credit support for the Class
     A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates in the
     aggregate.

o    The initial certificate balance or notional amount on the closing date may vary by up to 5%.

o    The Class X-1 Certificates and the Class F, Class G, Class H, Class J,
     Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
     Certificates are not offered pursuant to this prospectus supplement.

o    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J,
     Class B, Class C, Class D and Class E, Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or
     (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The pass-through rate for the Class X-2 Certificates is variable and, subsequent to the initial
     Distribution Date, will be determined as described under "Description of the Offered Certificates--Pass-Through Rates" in this prospectus supplement.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The
     Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans; (iii) payment in full on the "anticipated repayment date," or stated
     maturity date of each mortgage loan and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o    The Class R-I, R-II, R-III and Class S Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     [ ]   Offered certificates.

     [ ]   Certificates not offered pursuant to this prospectus supplement.

                                      S-6

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL....................   Your certificates (along with the privately
                              offered certificates) will represent beneficial
                              interests in a trust created by us on the closing
                              date. All payments to you will come only from the
                              amounts received in connection with the assets of
                              the trust. The trust's assets will primarily be 89
                              mortgage loans secured by first mortgage liens on
                              114 commercial and multifamily properties.

TITLE OF CERTIFICATES......   Commercial Mortgage Pass-Through Certificates,
                              Series 2005-HQ5.

MORTGAGE POOL..............   The mortgage pool consists of 89 mortgage loans
                              with an aggregate principal balance of all
                              mortgage loans as of March 1, 2005, of
                              approximately $1,528,677,433, which may vary on
                              the closing date by up to 5%. Each mortgage loan
                              requires scheduled payments of principal and/or
                              interest to be made monthly. For purposes of those
                              mortgage loans that have a due date on a date
                              other than the first of the month, we have assumed
                              that those mortgage loans are due on the first of
                              the month for purposes of determining their
                              cut-off dates and cut-off date balances.

                              As of March 1, 2005, the balances of the mortgage
                              loans in the mortgage pool ranged from
                              approximately $1,440,000 to approximately
                              $119,705,000 and the mortgage loans had an
                              approximate average balance of $17,176,151. The
                              largest mortgage loan group, which is comprised of
                              three (3) cross-collateralized loans, has an
                              aggregate outstanding principal balance as of
                              March 1, 2005 of $145,000,000.

                           RELEVANT PARTIES AND DATES

ISSUER.....................   Morgan Stanley Capital I Trust 2005-HQ5.

DEPOSITOR..................   Morgan Stanley Capital I Inc.

MASTER SERVICER............   Midland Loan Services, Inc.

SPECIAL SERVICER...........   GMAC Commercial Mortgage Corporation.

TRUSTEE....................   Wells Fargo Bank, N.A.

OPERATING ADVISER..........   The holders of certificates representing more than
                              50% of the aggregate certificate balance of the
                              most subordinate class of certificates,
                              outstanding at any time of determination, or, if
                              the certificate balance of that class of
                              certificates is less than 25% of the initial
                              certificate balance of that class, the next most
                              subordinate class of certificates, may appoint a
                              representative to act as operating adviser for the
                              purposes described in this prospectus supplement.
                              The initial operating adviser will be CWCapital
                              Investments LLC or an affiliate.

                              With respect to Mortgage Loan No. 12, the holder
                              of the related B Note will initially be entitled
                              to exercise certain rights of the operating
                              adviser. See "Servicing of the Mortgage Loans --
                              Servicing of the

                                       S-7

                              Wells REF Portfolio Loan Group, the Houston Center
                              Loan Group, the 75 Broad Loan Group, the 1370
                              Avenue of the Americas Loan Group and the 111
                              Eighth Avenue Loan Group-- The 75 Broad Loan
                              Group" in this prospectus supplement.

SELLERS....................   Morgan Stanley Mortgage Capital Inc., as to 73
                              mortgage loans, representing 85.2% of the initial
                              outstanding pool balance.

                              CWCapital LLC, as to 16 mortgage loans,
                              representing 14.8% of the initial outstanding pool
                              balance.*

                              *For purposes of the information contained in this
                              prospectus supplement (including the appendices to
                              this prospectus supplement), although certain of
                              the mortgage loans were sold to the trust by
                              CWCapital Mortgage Securities II LLC, all
                              references to "mortgage loan seller" or "seller"
                              with respect to such mortgage loans will be deemed
                              to refer to CWCapital. Prior to this
                              securitization, such mortgage loans were
                              originated and closed by CWCapital and
                              subsequently sold by CWCapital to CWCapital
                              Mortgage Securities II LLC. The representations
                              and warranties made by CWCapital in connection
                              with the sale of these mortgage loans to CWCapital
                              Mortgage Securities II LLC will be assigned to the
                              Depositor by CWCapital Mortgage Securities II LLC,
                              and the sole recourse to cure a material document
                              defect or a material breach in respect of such
                              mortgage loans or to repurchase or replace any of
                              such mortgage loans, if defective, shall be solely
                              against CWCapital. The Master Servicer will enter
                              into a subservicing agreement with CWCapital with
                              respect to the loans for which CWCapital is or is
                              deemed to be the "seller".

UNDERWRITERS...............   Morgan Stanley & Co. Incorporated, Bear, Stearns &
                              Co. Inc. and Greenwich Capital Markets, Inc.

CUT-OFF DATE...............   March 1, 2005. For purposes of the information
                              contained in this prospectus supplement (including
                              the appendices to this prospectus supplement),
                              scheduled payments due in March 2005 with respect
                              to mortgage loans not having payment dates on the
                              first day of each month have been deemed received
                              on March 1, 2005, not the actual day on which such
                              scheduled payments were due.

CLOSING DATE...............   On or about March   , 2005.

DISTRIBUTION DATE..........   The 14th day of each month, or, if such 14th day
                              is not a business day, the business day
                              immediately following such 14th day, commencing in
                              April 2005.

RECORD DATE................   With respect to each distribution date, the close
                              of business on the last business day of the
                              preceding calendar month.

                                       S-8

                              ----------------------------------------------
EXPECTED FINAL
DISTRIBUTION DATES.........          Class A-1           November 14, 2009
                              ----------------------------------------------
                                     Class A-2           March 14, 2010
                              ----------------------------------------------
                                     Class A-3           March 14, 2012
                              ----------------------------------------------
                                    Class A-AB           March 14, 2014
                              ----------------------------------------------
                                     Class A-4           January 14, 2015
                              ----------------------------------------------
                                     Class X-2           March 14, 2013
                              ----------------------------------------------
                                     Class A-J           January 14, 2015
                              ----------------------------------------------
                                      Class B            January 14, 2015
                              ----------------------------------------------
                                      Class C            February 14, 2015
                              ----------------------------------------------
                                      Class D            March 14, 2015
                              ----------------------------------------------
                                      Class E            March 14, 2015
                              ----------------------------------------------

                              The Expected Final Distribution Date for each
                              class of certificates is the date on which such
                              class is expected to be paid in full, or in the
                              case of Class X-2 the last interest payment,
                              assuming no delinquencies, losses, modifications,
                              extensions of maturity dates, repurchases or
                              prepayments of the mortgage loans after the
                              initial issuance of the certificates. Any mortgage
                              loans with anticipated repayment dates are assumed
                              to repay in full on such dates.

RATED FINAL DISTRIBUTION
DATE.......................   As to each class of certificates, the distribution
                              date in January 2042.

                              OFFERED CERTIFICATES

GENERAL....................   We are offering the following eleven (11) classes
                              of our Series 2005-HQ5 Commercial Mortgage
                              Pass-Through Certificates:

                              o   Class A-l

                              o   Class A-2

                              o   Class A-3

                              o   Class A-AB

                              o   Class A-4

                              o   Class X-2

                              o   Class A-J

                              o   Class B

                              o   Class C

                              o   Class D

                              o   Class E

                                      S-9

                              The entire series will consist of a total of
                              twenty-seven (27) classes, the following sixteen
                              (16) of which are not being offered by this
                              prospectus supplement and the accompanying
                              prospectus: Class X-1, Class F, Class G, Class H,
                              Class J, Class K, Class L, Class M, Class N, Class
                              O, Class P, Class Q, Class S, Class R-I, Class
                              R-II and Class R-III.

CERTIFICATE BALANCE........   Your certificates will have the approximate
                              aggregate initial certificate balance or notional
                              amount presented in the chart below and this
                              balance below may vary by up to 5% on the closing
                              date:

                              --------------------------------------------------
                                 Class A-1      $121,000,000 Certificate Balance
                              --------------------------------------------------
                                 Class A-2      $161,100,000 Certificate Balance
                              --------------------------------------------------
                                 Class A-3      $159,400,000 Certificate Balance
                              --------------------------------------------------
                                Class A-AB       $67,500,000 Certificate Balance
                              --------------------------------------------------
                                 Class A-4      $713,941,000 Certificate Balance
                              --------------------------------------------------
                                 Class X-2       $1,491,246,000 Notional Amount
                              --------------------------------------------------
                                 Class A-J      $112,740,000 Certificate Balance
                              --------------------------------------------------
                                  Class B        $30,574,000 Certificate Balance
                              --------------------------------------------------
                                  Class C        $19,108,000 Certificate Balance
                              --------------------------------------------------
                                  Class D        $15,287,000 Certificate Balance
                              --------------------------------------------------
                                  Class E        $17,198,000 Certificate Balance
                              --------------------------------------------------

                              The certificate balance at any time is the maximum
                              amount of principal distributable to a class and
                              is subject to adjustment on each distribution date
                              to reflect any reductions resulting from
                              distributions of principal to that class or any
                              allocations of losses to the certificate balance
                              of that class.

                              The Class X-1 Certificates, which are private
                              certificates, and the Class X-2 Certificates will
                              not have certificate balances; each such class of
                              certificates will instead represent the right to
                              receive distributions of interest accrued as
                              described herein on a notional amount. The
                              notional amount of the Class X-1 Certificates will
                              be equal to the aggregate of the certificate
                              balances of the classes of certificates (other
                              than the Class X-2, Class R-I, Class R-II, Class
                              R-III and Class S Certificates) outstanding from
                              time to time.

                              The notional amount of the Class X-2 Certificates
                              will equal:

                              o   during the period from the closing date
                                  through and including the distribution date
                                  occurring in March 2006, the sum of (a) the
                                  lesser of $112,232,000 and the certificate
                                  balance of the Class A-1 Certificates
                                  outstanding from time to time and (b) the
                                  aggregate of the certificate balances of the
                                  Class A-2, Class A-3, Class A-AB, Class A-4,
                                  Class A-J, Class B, Class C, Class D, Class E,
                                  Class F,

                                      S-10

                                  Class G, Class H, Class J, Class K, Class L
                                  and Class M Certificates outstanding from time
                                  to time;

                              o   during the period following the distribution
                                  date occurring in March 2006 through and
                                  including the distribution date occurring in
                                  March 2007, the sum of (a) the lesser of
                                  $47,267,000 and the certificate balance of the
                                  Class A-1 Certificates outstanding from time
                                  to time, (b) the aggregate of the certificate
                                  balances of the Class A-2, Class A-3, Class
                                  A-AB, Class A-4, Class A-J, Class B, Class C,
                                  Class D, Class E, Class F, Class G, Class H,
                                  Class J, Class K and Class L Certificates
                                  outstanding from time to time and (c) the
                                  lesser of $4,968,000 and the certificate
                                  balance of the Class M Certificates
                                  outstanding from time to time;

                              o   during the period following the distribution
                                  date occurring in March 2007 through and
                                  including the distribution date occurring in
                                  March 2008, the sum of (a) the lesser of
                                  $141,205,000 and the certificate balance of
                                  the Class A-2 Certificates outstanding from
                                  time to time, (b) the aggregate of the
                                  certificate balances of the Class A-3, Class
                                  A-AB, Class A-4, Class A-J, Class B, Class C,
                                  Class D, Class E, Class F, Class G and Class H
                                  Certificates outstanding from time to time and
                                  (c) the lesser of $7,395,000 and the
                                  certificate balance of the Class J
                                  Certificates outstanding from time to time;

                              o   during the period following the distribution
                                  date occurring in March 2008 through and
                                  including the distribution date occurring in
                                  March 2009, the sum of (a) the lesser of
                                  $24,409,000 and the certificate balance of the
                                  Class A-2 Certificates outstanding from time
                                  to time, (b) the aggregate of the certificate
                                  balances of the Class A-3, Class A-AB, Class
                                  A-4, Class A-J, Class B, Class C, Class D,
                                  Class E and Class F Certificates outstanding
                                  from time to time and (c) the lesser of
                                  $8,126,000 and the certificate balance of the
                                  Class G Certificates outstanding from time to
                                  time;

                              o   during the period following the distribution
                                  date occurring in March 2009 through and
                                  including the distribution date occurring in
                                  March 2010, the sum of (a) the lesser of
                                  $4,618,000 and the certificate balance of the
                                  Class A-3 Certificates outstanding from time
                                  to time, (b) the aggregate of the certificate
                                  balances of the Class A-AB, Class A-4, Class
                                  A-J, Class B, Class C and Class D Certificates
                                  outstanding from time to time and (c) the
                                  lesser of $15,659,000 and the certificate
                                  balance of the Class E Certificates
                                  outstanding from time to time;

                              o   during the period following the distribution
                                  date occurring in March 2010 through and
                                  including the distribution date occurring in
                                  March 2011, the sum of (a) the lesser of
                                  $18,530,000 and the certificate balance of the
                                  Class A-AB Certificates outstanding from time
                                  to time, (b) the aggregate of the certificate
                                  balances of the Class A-4, Class A-J, Class B
                                  and Class C Certificates outstanding from time
                                  to time and (c) the lesser of $10,249,000 and
                                  the certificate balance of the Class D
                                  Certificates outstanding from time to time;

                                      S-11

                              o   during the period following the distribution
                                  date occurring in March 2011 through and
                                  including the distribution date occurring in
                                  March 2012, the sum of (a) the lesser of
                                  $578,823,000 and the certificate balance of
                                  the Class A-4 Certificates outstanding from
                                  time to time, (b) the aggregate of the
                                  certificate balances of the Class A-J and
                                  Class B Certificates outstanding from time to
                                  time and (c) the lesser of $10,682,000 and the
                                  certificate balance of the Class C
                                  Certificates outstanding from time to time;

                              o   during the period following the distribution
                                  date occurring in March 2012 through and
                                  including the distribution date occurring in
                                  March 2013, the sum of (a) the lesser of
                                  $539,252,000 and the certificate balance of
                                  the Class A-4 Certificates outstanding from
                                  time to time, (b) the aggregate of the
                                  certificate balances of the Class A-J
                                  Certificates outstanding from time to time and
                                  (c) the lesser of $25,720,000 and the
                                  certificate balance of the Class B
                                  Certificates outstanding from time to time;
                                  and

                              o   following the distribution date occurring in
                                  March 2013, $0.

                              Accordingly, the notional amount of the Class X-1
                              Certificates will be reduced on each distribution
                              date by any distributions of principal actually
                              made on, and any losses actually allocated to the
                              certificate balance of, any class of certificates
                              (other than the Class X-1, Class X-2, Class R-I,
                              Class R-II and Class R-III Certificates)
                              outstanding from time to time. The notional amount
                              of the Class X-2 Certificates will be reduced on
                              each distribution date by any distributions of
                              principal actually made on, and any losses
                              actually allocated to the certificate balance of
                              any component and any class of Certificates
                              included in the calculation of the notional amount
                              for the Class X-2 Certificates on such
                              distribution date, as described above. Holders of
                              the Class X-2 Certificates will not be entitled to
                              distributions of interest at any time following
                              the distribution date occurring in March 2013.

                                      S-12

PASS-THROUGH RATES.........   Your certificates will accrue interest at an
                              annual rate called a pass-through rate. The
                              following table lists the initial pass-through
                              rates for each class of offered certificates:

                              ---------------------------------------------
                                    Class A-1% (Fixed)
                              ---------------------------------------------
                                    Class A-2% (Fixed)
                              ---------------------------------------------
                                    Class A-3% (Fixed)
                              ---------------------------------------------
                                   Class A-AB              % (Fixed)
                              ---------------------------------------------
                                    Class A-4% (Fixed or WAC Cap)
                              ---------------------------------------------
                                    Class X-2            % Variable IO
                              ---------------------------------------------
                                    Class A-J         % (Fixed or WAC Cap)
                              ---------------------------------------------
                                     Class B          % (Fixed or WAC Cap)
                              ---------------------------------------------
                                     Class C          % (Fixed or WAC Cap)
                              ---------------------------------------------
                                     Class D          % (Fixed or WAC Cap)
                              ---------------------------------------------
                                     Class E          % (Fixed or WAC Cap)
                              ---------------------------------------------

                              Interest on your certificates will be calculated
                              on the basis of a 360-day year consisting of
                              twelve 30-day months, also referred to in this
                              prospectus supplement as a 30/360 basis.

                              The Class A-1, Class A-2, Class A-3, Class A-AB,
                              Class A-4, Class A-J, Class B, Class C, Class D,
                              and Class E Certificates will, at all times,
                              accrue interest at a per annum rate equal to (i) a
                              fixed rate, (ii) a fixed rate subject to a cap
                              equal to the weighted average net mortgage rate or
                              (iii) a rate equal to the weighted average net
                              mortgage rate less a specified percentage, which
                              percentage may be zero. The initial pass-through
                              rate for the Class X-2 Certificates is
                              approximate. The pass-through rate for the Class
                              X-2 Certificates is variable and, subsequent to
                              the initial distribution date, will be determined
                              as described in this prospectus supplement.

                              The weighted average net mortgage rate for a
                              particular distribution date is a weighted average
                              of the interest rates on the mortgage loans minus
                              a weighted average annual administrative cost
                              rate, which includes the master servicing fee
                              rate, any excess servicing fee rate and the
                              trustee fee rate. The relevant weighting is based
                              upon the respective principal balances of the
                              mortgage loans as in effect immediately prior to
                              the relevant distribution date. For purposes of
                              calculating the weighted average net mortgage
                              rate, the mortgage loan interest rates will not
                              reflect any default interest rate. The mortgage
                              loan interest rates will also be determined
                              without regard to any loan term modifications
                              agreed to by the special servicer or resulting
                              from any borrower's bankruptcy or insolvency. In
                              addition, for purposes of

                                      S-13

                              calculating the weighted average net mortgage
                              rate, if a mortgage loan does not accrue interest
                              on a 30/360 basis, its interest rate for any month
                              will, in general, be deemed to be the rate per
                              annum that, when calculated on a 30/360 basis,
                              will produce the amount of interest that actually
                              accrues on that mortgage loan in that month.

                              The pass-through rate applicable to the Class X-1
                              Certificates for the initial distribution date
                              will equal approximately   % per annum.

                              The pass-through rate applicable to the Class X-1
                              Certificates for each distribution date subsequent
                              to the initial distribution date will equal the
                              weighted average of the respective strip rates
                              (the "Class X-1 Strip Rates") at which interest
                              accrues from time to time on the respective
                              components of the total notional amount of the
                              Class X-1 Certificates outstanding immediately
                              prior to the related distribution date (weighted
                              on the basis of the respective balances of such
                              components outstanding immediately prior to such
                              distribution date). Each of those components will
                              be comprised of all or a designated portion of the
                              certificate balance of one of the classes of the
                              Principal Balance Certificates. In general, the
                              certificate balance of each class of Principal
                              Balance Certificates will constitute a separate
                              component of the total notional amount of the
                              Class X-1 Certificates; provided that, if a
                              portion, but not all, of the certificate balance
                              of any particular class of Principal Balance
                              Certificates is identified under "--Certificate
                              Balance" above as being part of the total notional
                              amount of the Class X-2 Certificates immediately
                              prior to any distribution date, then that
                              identified portion of such certificate balance
                              will also represent one or more separate
                              components of the total notional amount of the
                              Class X-1 Certificates for purposes of calculating
                              the accrual of interest for the related
                              distribution date, and the remaining portion of
                              such certificate balance will represent one or
                              more other separate components of the Class X-1
                              Certificates for purposes of calculating the
                              accrual of interest for the related distribution
                              date. For any distribution date occurring in or
                              before March 2013, on any particular component of
                              the total notional amount of the Class X-1
                              Certificates immediately prior to the related
                              distribution date, the applicable Class X-1 Strip
                              Rate will be calculated as follows:

                              o   if such particular component consists of the
                                  entire certificate balance (or a designated
                                  portion of that certificate balance) of any
                                  class of Principal Balance Certificates, and
                                  if such entire certificate balance (or that
                                  designated portion) also constitutes a
                                  component of the total notional amount of the
                                  Class X-2 Certificates immediately prior to
                                  the related distribution date, then the
                                  applicable Class X-1 Strip Rate will equal the
                                  excess, if any, of (a) the weighted average
                                  net mortgage rate for such distribution date,
                                  over (b) the greater of (i) the rate per annum
                                  corresponding to such distribution date as set
                                  forth on Schedule A attached to this
                                  prospectus supplement and (ii) the
                                  pass-through rate for such distribution date
                                  for such class of Principal Balance
                                  Certificates; and

                              o   if such particular component consists of the
                                  entire certificate balance (or a designated
                                  portion of that certificate balance) of any
                                  class of Principal Balance Certificates, and
                                  if such entire certificate balance (or that
                                  designated portion) does not also constitute a

                                      S-14

                                  component of the total notional amount of the
                                  Class X-2 Certificates immediately prior to
                                  the related distribution date, then the
                                  applicable Class X-1 Strip Rate will equal the
                                  excess, if any, of (a) the weighted average
                                  net mortgage rate for such distribution date,
                                  over (b) the pass-through rate for such
                                  distribution date for such class of Principal
                                  Balance Certificates.

                              For any distribution date occurring after March
                              2013, the certificate balance of each class of
                              Principal Balance Certificates will constitute a
                              separate component of the total notional amount of
                              the Class X-1 Certificates, and the applicable
                              Class X-1 Strip Rate with respect to each such
                              component for each such distribution date will
                              equal the excess, if any, of (a) the weighted
                              average net mortgage rate for such distribution
                              date, over (b) the pass-through rate for such
                              distribution date for such class of Principal
                              Balance Certificates. Under no circumstances will
                              any Class X-1 Strip Rate be less than zero.

                              The pass-through rate applicable to the Class X-2
                              Certificates for the initial distribution date
                              will equal approximately   % per annum. The
                              pass-through rate applicable to the Class X-2
                              Certificates for each distribution date subsequent
                              to the initial distribution date and on or before
                              the distribution date in March 2013 will equal the
                              weighted average of the respective strip rates
                              (the "Class X-2 Strip Rates") at which interest
                              accrues from time to time on the respective
                              components of the total notional amount of the
                              Class X-2 Certificates outstanding immediately
                              prior to the related distribution date (weighted
                              on the basis of the respective balances of such
                              components outstanding immediately prior to such
                              distribution date). Each of those components will
                              be comprised of all or a designated portion of the
                              certificate balance of a specified class of
                              Principal Balance Certificates. If all or a
                              designated portion of the certificate balance of
                              any class of Principal Balance Certificates is
                              identified under "--Certificate Balance" above as
                              being part of the total notional amount of the
                              Class X-2 Certificates immediately prior to any
                              distribution date, then that certificate balance
                              (or designated portion of it) will represent one
                              or more separate components of the total notional
                              amount of the Class X-2 Certificates for purposes
                              of calculating the accrual of interest for the
                              related distribution date. For any distribution
                              date occurring in or before March 2013, on any
                              particular component of the total notional amount
                              of the Class X-2 Certificates immediately prior to
                              the related distribution date, the applicable
                              Class X-2 Strip Rate will equal the excess, if
                              any, of:

                              o   the lesser of (a) the rate per annum
                                  corresponding to such distribution date as set
                                  forth on Schedule A attached to this
                                  prospectus supplement and (b) the weighted
                                  average net mortgage rate for such
                                  distribution date, over

                              o   the pass-through rate for such distribution
                                  date for the class of Principal Balance
                                  Certificates whose certificate balance, or a
                                  designated portion of it, comprises such
                                  component.

                              Under no circumstances will any Class X-2 Strip
                              Rate be less than zero.

                              The Class F, Class G, Class H and Class J
                              Certificates will, at all times, accrue interest
                              at a per annum rate equal to (i) a fixed rate,
                              (ii) a fixed

                                      S-15

                              rate subject to a cap equal to the weighted
                              average net mortgage rate, or (iii) a rate equal
                              to the weighted average net mortgage rate less a
                              specified percentage, which percentage may be
                              zero. The pass-through rate applicable to the
                              Class K, Class L, Class M, Class N, Class O, Class
                              P and Class Q Certificates will, at all times, be
                              a per annum rate equal to the lesser of % and the
                              weighted average net mortgage rate. The Class S
                              Certificates do not have a pass-through rate and
                              are entitled to receive only excess interest on
                              ARD loans following the anticipated repayment date
                              of such ARD loans.

DISTRIBUTIONS

  A. AMOUNT AND ORDER
       OF DISTRIBUTIONS....   On each distribution date, funds available for
                              distribution from the mortgage loans, net of
                              excess interest, excess liquidation proceeds and
                              specified trust expenses, including all servicing
                              fees, trustee fees and related compensation, will
                              be distributed in the following amounts and
                              priority:

                                   Step l/Class A Senior and Class X: To
                              interest on Classes A-1, A-2, A-3, A-AB, A-4, X-1
                              and X-2, pro rata, in accordance with their
                              interest entitlements.

                                   Step 2/Class A Senior: To the extent of
                              amounts then required to be distributed as
                              principal, (i) first, to the Class A-AB
                              Certificates until such Certificates are reduced
                              to their Planned Principal Balance, (ii) second,
                              to the Class A-1 Certificates, until the Class A-1
                              Certificates are reduced to zero, (iii) third, to
                              the Class A-2 Certificates, until the Class A-2
                              Certificates are reduced to zero, (iv) fourth, to
                              the Class A-3 Certificates, until the Class A-3
                              Certificates are reduced to zero, (v) fifth, to
                              the Class A-AB Certificates, until the Class A-AB
                              Certificates are reduced to zero, and (vi) sixth,
                              to the Class A-4 Certificates, until the Class A-4
                              Certificates are reduced to zero. If the principal
                              amount of each class of certificates other than
                              Classes A-1, A-2, A-3, A-AB, and A-4 has been
                              reduced to zero as a result of losses on the
                              mortgage loans or an appraisal reduction,
                              principal will be distributed to Classes A-1, A-2,
                              A-3, A-AB and A-4, pro rata.

                                   Step 3/Class A Senior and Class X: To
                              reimburse Classes A-1, A-2, A-3, A-AB and A-4 and,
                              in respect of interest only, Classes X-1 and X-2,
                              pro rata, for any previously unreimbursed losses
                              on the mortgage loans that were previously borne
                              by those classes, together with interest at the
                              applicable pass-through rate.

                                   Step 4/Class A-J: To Class A-J as follows:
                              (a) to interest on Class A-J in the amount of its
                              interest entitlement; (b) to the extent of amounts
                              required to be distributed as principal, to
                              principal on Class A-J in the amount of its
                              principal entitlement until its principal balance
                              is reduced to zero; and (c) to reimburse Class A-J
                              for any previously unreimbursed losses on the
                              mortgage loans that were previously borne by that
                              class, together with interest at the applicable
                              pass-through rate.

                                   Step 5/Class B: To Class B in a manner
                              analogous to the Class A-J allocation of Step 4.

                                   Step 6/Class C: To Class C in a manner
                              analogous to the Class A-J allocations of Step 4.

                                   Step 7/Class D: To Class D in a manner
                              analogous to the Class A-J allocations of Step 4.

                                      S-16

                                   Step 8/Class E: To Class E in a manner
                              analogous to the Class A-J allocations of Step 4.

                                   Step 9/Subordinate Private Certificates: To
                              these certificates in the amounts and order of
                              priority described in this prospectus supplement.

                              Each certificateholder will receive its share of
                              distributions on its class of certificates on a
                              pro rata basis with all other holders of
                              certificates of the same class. See "Description
                              of the Offered Certificates-Distributions" in this
                              prospectus supplement.

  B. INTEREST AND
       PRINCIPAL
       ENTITLEMENTS........   A description of the interest entitlement payable
                              to each Class can be found in "Description of the
                              Offered Certificates--Distributions" in this
                              prospectus supplement. As described in that
                              section, there are circumstances relating to the
                              timing of prepayments in which your interest
                              entitlement for a distribution date could be less
                              than one full month's interest at the pass-through
                              rate on your certificate's principal balance. In
                              addition, the right of the master servicer, the
                              special servicer and the trustee to reimbursement
                              for payment of nonrecoverable advances will be
                              prior to your right to receive distributions of
                              principal or interest.

                              The Class S and Class X Certificates and the
                              residual certificates will not be entitled to
                              principal distributions. The amount of principal
                              required to be distributed on the classes entitled
                              to principal on a particular distribution date
                              will, in general, be equal to:

                              o   the principal portion of all scheduled
                                  payments, other than balloon payments, to the
                                  extent received or advanced by the master
                                  servicer or other party (in accordance with
                                  the Pooling and Servicing Agreement) during
                                  the related collection period;

                              o   all principal prepayments and the principal
                                  portion of balloon payments received during
                                  the related collection period;

                              o   the principal portion of other collections on
                                  the mortgage loans received during the related
                                  collection period, such as liquidation
                                  proceeds, condemnation proceeds, insurance
                                  proceeds and income on "real estate owned";
                                  and

                              o   the principal portion of proceeds of mortgage
                                  loan repurchases received during the related
                                  collection period,

                              subject, however, to the adjustments described
                              herein. See the definition of "Principal
                              Distribution Amount" in the "Glossary of Terms."

  C. PREPAYMENT PREMIUMS/
       YIELD MAINTENANCE
       CHARGES.............   The manner in which any prepayment premiums and
                              yield maintenance charges received during a
                              particular collection period will be allocated to
                              the Class X Certificates, on the one hand, and the
                              classes of certificates entitled to principal, on
                              the other hand, is described in "Description of
                              the Offered Certificates--Distributions" in this
                              prospectus supplement.

                                      S-17

SUBORDINATION

  A. GENERAL...............   The chart below describes the manner in which the
                              rights of various classes will be senior to the
                              rights of other classes. Entitlement to receive
                              principal and interest (other than certain excess
                              interest in connection with any hyperamortizing
                              loan) on any distribution date is depicted in
                              descending order. The manner in which mortgage
                              loan losses (including interest other than certain
                              excess interest in connection with any
                              hyperamortizing loan) are allocated is depicted in
                              ascending order.

                                          ------------------------------
                                              Class A-l, Class A-2,
                                              Class A-3, Class A-AB
                                              Class A-4, Class X-1*
                                                  and Class X-2*
                                          ------------------------------

                                          ------------------------------
                                                    Class A-J
                                          ------------------------------

                                          ------------------------------
                                                     Class B
                                          ------------------------------

                                          ------------------------------
                                                     Class C
                                          ------------------------------

                                          ------------------------------
                                                     Class D
                                          ------------------------------

                                          ------------------------------
                                                     Class E
                                          ------------------------------

                                          ------------------------------
                                                   Classes F-Q
                                          ------------------------------

                              NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                              AVAILABLE TO YOU AS A HOLDER OF OFFERED
                              CERTIFICATES.

                              * Interest only certificates. No principal
                              payments or realized loan losses in respect of
                              principal will be allocated to the Class X-1 or
                              Class X-2 Certificates. However, any loan losses
                              will reduce the notional amount of the Class X-1
                              Certificates and loan losses allocated to any
                              component and any class of Certificates included
                              in the calculation of the notional amount for the
                              Class X-2 Certificates will reduce the notional
                              amount of the Class X-2 Certificates.

                              The Class A-AB Certificates have priority with
                              respect to receiving distributions of principal in
                              respect of reducing such Certificates to their
                              Planned Principal Balance, as described in this
                              prospectus supplement.

                                      S-18

  B. SHORTFALLS IN
       AVAILABLE FUNDS.....   Shortfalls in available funds will reduce amounts
                              available for distribution and will be allocated
                              in the same manner as mortgage loan losses. Among
                              the causes of these shortfalls are the following:

                              o   shortfalls resulting from compensation which
                                  the special servicer is entitled to receive;

                              o   shortfalls resulting from interest on advances
                                  made by the master servicer or the trustee, to
                                  the extent not covered by default interest and
                                  late payment charges paid by the borrower; and

                              o   shortfalls resulting from a reduction of a
                                  mortgage loan's interest rate by a bankruptcy
                                  court or from other unanticipated,
                                  extraordinary or default-related expenses of
                                  the trust.

                              Shortfalls in mortgage loan interest as a result
                              of the timing of voluntary and involuntary
                              prepayments (net of certain amounts required to be
                              used by the master servicer to offset such
                              shortfalls) will be allocated to each class of
                              certificates, pro rata, in accordance with their
                              respective interest entitlements as described
                              herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

  A. GENERAL...............   All numerical information in this prospectus
                              supplement concerning the mortgage loans is
                              approximate. All weighted average information
                              regarding the mortgage loans reflects the
                              weighting of the mortgage loans based upon their
                              outstanding principal balances as of March 1,
                              2005. With respect to mortgage loans not having
                              due dates on the first day of each month,
                              scheduled payments due in March 2005 have been
                              deemed received on March 1, 2005.

  B. PRINCIPAL BALANCES....   The trust's primary assets will be 89 mortgage
                              loans with an aggregate principal balance as of
                              March 1, 2005 of approximately $1,528,677,433. It
                              is possible that the aggregate mortgage loan
                              balance will vary by up to 5% on the closing date.
                              As of March 1, 2005, the principal balance of the
                              mortgage loans in the mortgage pool ranged from
                              approximately $1,440,000 to approximately
                              $119,705,000 and the mortgage loans had an
                              approximate average balance of $17,176,151. The
                              largest mortgage loan group, which is comprised of
                              three (3) cross-collateralized loans, had an
                              aggregate outstanding principal balance as of
                              March 1, 2005 of $145,000,000.

  C. FEE SIMPLE/LEASEHOLD..   One hundred and two (102) mortgaged properties,
                              securing mortgage loans representing 90.1% of the
                              initial outstanding pool balance, are subject to a
                              first mortgage lien on a fee simple estate in such
                              mortgaged properties.

                              Ten (10) mortgaged properties, securing mortgage
                              loans representing 9.0% of the initial outstanding
                              pool balance, are subject to a first mortgage lien
                              on a leasehold interest in such mortgaged
                              property.

                              Two (2) mortgaged properties, securing mortgage
                              loans representing 0.9% of the initial outstanding
                              pool balance, are subject to a first mortgage lien
                              on a fee interest in a portion of such mortgaged
                              property and a leasehold interest in the remaining
                              portion of such mortgaged property.

                                      S-19

  D. PROPERTY TYPES........   The following table shows how the mortgage loans
                              are secured by collateral which is distributed
                              among different types of properties.

                              --------------------------------------------------
                                                 Percentage of       Number of
                                              Initial Outstanding    Mortgaged
                               Property Type      Pool Balance       Properties
                              --------------------------------------------------
                              Office                   54.3%             40
                              --------------------------------------------------
                              Retail                   35.3%             47
                              --------------------------------------------------
                              Industrial                3.3%              7
                              --------------------------------------------------
                              Mixed Use                 2.5%              2
                              --------------------------------------------------
                              Hospitality               1.6%              1
                              --------------------------------------------------
                              Self Storage              1.3%             10
                              --------------------------------------------------
                              Multifamily               0.9%              5
                              --------------------------------------------------
                              Other                     0.7%              2
                              --------------------------------------------------
                              Total                    100.0%            114
                              --------------------------------------------------

  E. PROPERTY LOCATION.....   The number of mortgaged properties, and the
                              approximate percentage of the aggregate principal
                              balance of the mortgage loans secured by mortgaged
                              properties located in the geographic areas with
                              the highest concentrations of mortgaged
                              properties, are as described in the table below:

                              --------------------------------------------------
                                                  Percentage of      Number of
                                               Initial Outstanding   Mortgaged
                              Geographic Area      Pool Balance      Properties
                              --------------------------------------------------
                              New York                 18.8%              8
                              --------------------------------------------------
                              California               16.0%             20
                              --------------------------------------------------
                                 Southern              13.9%             16
                              --------------------------------------------------
                                 Northern               2.1%              4
                              --------------------------------------------------
                              Texas                    14.0%             11
                              --------------------------------------------------
                              District of              12.0%              3
                                Columbia
                              --------------------------------------------------
                              Kansas                    6.0%              4
                              --------------------------------------------------
                              New Jersey                5.7%              7
                              --------------------------------------------------
                              Pennsylvania              4.0%              8
                              --------------------------------------------------

                              The remaining mortgaged properties are located
                              throughout 22 states. None of these states has a
                              concentration of mortgaged properties that
                              represents security for more than 3.3% of the
                              aggregate principal balance of the mortgage loans,
                              as of March 1, 2005.

                                      S-20

  F. OTHER MORTGAGE LOAN
       FEATURES............   As of March 1, 2005, the mortgage loans had the
                              following characteristics:

                              o   No scheduled payment of principal and interest
                                  on any mortgage loan was thirty days or more
                                  past due, and no mortgage loan had been thirty
                                  days or more delinquent in the past year.

                              o   Four (4) groups of mortgage loans were made to
                                  the same borrower or to borrowers that are
                                  affiliated with one another through partial or
                                  complete direct or indirect common ownership.
                                  These four (4) groups represent 2.4%, 1.7%,
                                  1.4% and 1.1% respectively, of the initial
                                  outstanding pool balance. See Appendix II
                                  attached to this prospectus supplement.

                              o   Twenty-five (25) mortgaged properties,
                                  securing mortgage loans representing 11.4% of
                                  the initial outstanding pool balance, are each
                                  100% leased to a single tenant.

                              o   All of the mortgage loans bear interest at
                                  fixed rates.

                              o   Fixed periodic payments on the mortgage loans
                                  are generally determined assuming interest is
                                  calculated on a 30/360 basis, but interest
                                  actually accrues and is applied on certain
                                  mortgage loans on an actual/360 basis.
                                  Accordingly, there will be less amortization
                                  of the principal balance during the term of
                                  these mortgage loans, resulting in a higher
                                  final payment on these mortgage loans.

                              o   No mortgage loan permits negative amortization
                                  or the deferral of accrued interest (except
                                  excess interest that would accrue in the case
                                  of any hyperamortizing loan after the
                                  applicable anticipated repayment date).

  G. BALLOON LOANS/ARD
       LOANS...............   As of March 1, 2005, the mortgage loans had the
                              following additional characteristics:

                              o   Eighty-nine (89) mortgage loans, representing
                                  100.0% of the initial outstanding pool
                                  balance, are "balloon loans." Six (6) of these
                                  mortgage loans, representing 10.2% of the
                                  initial outstanding pool balance, are ARD
                                  loans. For purposes of this prospectus
                                  supplement, we consider a mortgage loan to be
                                  a "balloon loan" if its principal balance is
                                  not scheduled to be fully or substantially
                                  amortized by the loan's stated maturity date
                                  or anticipated repayment date, as applicable.

  H. INTEREST ONLY LOANS...   As of March 1, 2005, the mortgage loans had the
                              following additional characteristics:

                              o   Six (6) mortgage loans, representing 29.8% of
                                  the initial outstanding pool balance, provide
                                  for monthly payments of interest only for
                                  their entire respective terms.

                              o   Nineteen (19) mortgage loans, representing
                                  30.2% of the initial outstanding pool balance,
                                  provide for monthly payments of interest only
                                  for a portion of their respective terms and
                                  then provide for the monthly payment of
                                  principal and interest over their respective
                                  remaining terms.

                                      S-21

  I. PREPAYMENT/DEFEASANCE
       PROVISIONS..........   As of March 1, 2005, all of the mortgage loans
                              restricted voluntary principal prepayments as
                              follows:

                              o   Eighty (80) mortgage loans, representing 84.5%
                                  of the initial outstanding pool balance,
                                  prohibit voluntary principal prepayments for a
                                  period ending on a date determined by the
                                  related mortgage note (which may be the
                                  maturity date), which period is referred to in
                                  this prospectus supplement as a lock-out
                                  period, but permit the related borrower, after
                                  an initial period of at least two years
                                  following the date of issuance of the
                                  certificates, to defease the loan by pledging
                                  direct, non-callable United States Treasury
                                  obligations and obtaining the release of the
                                  mortgaged property from the lien of the
                                  mortgage.

                              o   One (1) mortgage loan, representing 7.8% of
                                  the initial pool balance, permits the related
                                  borrower to defease the loan after a specified
                                  lock-out period or prepay after such lock-out
                                  period with payment of the greater of a yield
                                  maintenance formula and 1% of the amount
                                  prepaid.

                              o   One (1) mortgage loan, representing 3.1% of
                                  the initial outstanding pool balance, provides
                                  for a prepayment premium or yield maintenance
                                  charge calculated on the basis of the greater
                                  of a yield maintenance formula and 5.0% of the
                                  amount prepaid during the first five month
                                  payment period, 4.5% during the next twelve
                                  month payment period, 4.0% during the next
                                  twelve month payment period, 3.5% during the
                                  next twelve month payment and 3.0% during the
                                  next seven month payment period.

                              o   Four (4) mortgage loans, representing 1.9% of
                                  the initial outstanding pool balance, prohibit
                                  voluntary principal prepayments during a
                                  lock-out period, and following the lock-out
                                  period provide for a prepayment premium or
                                  yield maintenance charge calculated on the
                                  basis of the greater of a yield maintenance
                                  formula and 1% of the amount prepaid.

                              o   One (1) mortgage loan, representing 1.5% of
                                  the initial outstanding pool balance, provides
                                  for a prepayment premium or yield maintenance
                                  charge calculated on the basis of the greater
                                  of a yield maintenance formula and 2.0% of the
                                  amount prepaid during the first twelve monthly
                                  payment periods after a specified lock-out
                                  period, 1.5% during the next twelve monthly
                                  payment periods, and 1.0% during the next
                                  fifty-four month payment period.

                              o   Two (2) mortgage loans, representing 1.3% of
                                  the initial outstanding pool balance, prohibit
                                  voluntary principal prepayments during a
                                  lock-out period, but permit the related
                                  borrower, after an initial period of less than
                                  two years following the date of issuance of
                                  the certificates, to defease the loan by
                                  pledging direct, non-callable United States
                                  Treasury obligations and obtaining the release
                                  of the mortgaged property from the lien of the
                                  mortgage.

                              With respect to the prepayment and defeasance
                              provisions set forth above, certain of the
                              mortgage loans also include provisions described
                              below:

                              o   One (1) mortgage loan, representing 3.3% of
                                  the initial outstanding pool balance, is
                                  secured by multiple mortgaged properties and

                                      S-22

                                  permits the release of any of the mortgaged
                                  properties from the lien of the mortgage upon
                                  defeasance of an amount equal to 110% of the
                                  allocated amount of the mortgaged property
                                  being released or if three other properties
                                  have been released, the mortgage loan permits
                                  release of any of the remaining mortgaged
                                  properties from the lien of the mortgage upon
                                  defeasance of an amount equal to 125% of the
                                  allocated amount of the mortgaged property
                                  being released.

                              o   Three (3) mortgage loans, representing 7.3% of
                                  the initial outstanding pool balance, permit
                                  the release of a portion of the collateral
                                  upon prepayment or defeasance in an amount
                                  ranging from 120% to 125% of the allocated
                                  loan amount and, if prepaid, upon payment of
                                  the applicable yield maintenance charge.

                              o   Three (3) mortgage loans, representing 1.4% of
                                  the initial outstanding pool balance, permit
                                  the release of a portion of the collateral
                                  upon prepayment of an amount ranging from 115%
                                  to 125% of the allocated loan amount of the
                                  collateral being released and, if prepaid,
                                  upon payment of the applicable yield
                                  maintenance charge.

                              See Appendix II attached to this prospectus
                              supplement for specific yield maintenance
                              provisions with respect to the prepayment and
                              defeasance provisions set forth above.

J. MORTGAGE LOAN RANGES
     AND WEIGHTED
     AVERAGES..............  As of March 1, 2005, the mortgage loans had the following additional characteristics:

     I.   MORTGAGE INTEREST
          RATES               Mortgage interest rates ranging from 4.840% per
                              annum to 7.000% per annum, and a weighted average
                              mortgage interest rate of 5.544% per annum;

     II.  REMAINING TERMS     Remaining terms to scheduled maturity ranging from
                              46 months to 180 months, and a weighted average
                              remaining term to scheduled maturity of 104
                              months;

     III. REMAINING
          AMORTIZATION
          TERMS               Remaining amortization terms (excluding loans
                              which provide for interest only payments for the
                              entire loan term) ranging from 206 months to 360
                              months, and a weighted average remaining
                              amortization term of 338 months;

     IV.  LOAN-TO-VALUE
          RATIOS              Loan-to-value ratios ranging from 41.9% to 80.0%
                              and a weighted average loan-to-value ratio,
                              calculated as described in this prospectus
                              supplement, of 67.4%; and

     V.   DEBT SERVICE
          COVERAGE            RATIOS Debt service coverage ratios, determined
                              according to the methodology presented in this
                              prospectus supplement, ranging from 1.20x to 3.55x
                              and a weighted average debt service coverage
                              ratio, calculated as described in this prospectus
                              supplement, of 1.81x.

K. NON-SERVICED MORTGAGE
     LOANS.................   The Wells REF Portfolio Pari Passu Loan, which, as
                              of the cut-off date, had an unpaid principal
                              balance of $145,000,000 and represents 9.5% of the
                              initial outstanding pool balance, is secured by
                              the related

                                      S-23

                              mortgaged property on a pari passu basis with, and
                              pursuant to the same mortgage as, other notes,
                              which are not included in the trust (collectively,
                              the "Wells REF Portfolio Companion Loans") and
                              which have an aggregate original unpaid principal
                              balance of $205,000,000. The Wells REF Portfolio
                              Companion Loans have the same interest rate,
                              maturity date and amortization terms as the Wells
                              REF Portfolio Pari Passu Loan.

                              One of the Wells REF Portfolio Companion Loans was
                              included in the Morgan Stanley Capital I, Inc.
                              2004-HQ4 ("MSCI 2004-HQ4") securitization. In
                              connection therewith, the Wells REF Portfolio Loan
                              Group is currently being serviced and administered
                              pursuant to the MSCI 2004-HQ4 Pooling and
                              Servicing Agreement. The MSCI 2004-HQ4 Pooling and
                              Servicing Agreement provides for servicing
                              arrangements that are similar, but not identical,
                              to those under the pooling and servicing
                              agreement. See "Servicing of the Mortgage
                              Loans--Servicing of the Wells REF Portfolio Loan
                              Group, the Houston Center Loan Group, the 75 Broad
                              Loan Group, the 1370 Avenue of the Americas Loan
                              Group and the 111 Eighth Avenue Loan Group --The
                              Wells REF Portfolio Loan Group" in this prospectus
                              supplement.

                              The terms of the MSCI 2004-HQ4 Pooling and
                              Servicing Agreement provide that:

                              o   LaSalle Bank National Association, which is
                                  the trustee under the MSCI 2004-HQ4 Pooling
                                  and Servicing Agreement, will, in that
                                  capacity, be the mortgagee of record with
                                  respect to the mortgaged property securing the
                                  Wells REF Portfolio Pari Passu Loan;

                              o   Wells Fargo Bank, National Association, which
                                  is the master servicer under the MSCI 2004-HQ4
                                  Pooling and Servicing Agreement, will, in that
                                  capacity, be the master servicer for the Wells
                                  REF Portfolio Pari Passu Loan, subject to
                                  replacement pursuant to the terms of the MSCI
                                  2004-HQ4 Pooling and Servicing Agreement; and

                              o   GMAC Commercial Mortgage Corporation, which is
                                  the special servicer under the MSCI 2004-HQ4
                                  Pooling and Servicing Agreement, will, in that
                                  capacity, be the special servicer for the
                                  Wells REF Portfolio Pari Passu Loan, subject
                                  to replacement pursuant to the terms of the
                                  MSCI 2004-HQ4 Pooling and Servicing Agreement.

                              The Houston Center Pari Passu Loan, which, as of
                              the cut-off date, had an unpaid principal balance
                              of $119,705,000 and represents 7.8% of the initial
                              outstanding pool balance, is secured by the
                              related mortgaged property on a pari passu basis
                              with, and pursuant to the same mortgage, as other
                              notes, which are not included in the trust
                              (collectively, the "Houston Center Companion
                              Loans") and which have an aggregate original
                              unpaid principal balance of $150,000,000. The
                              Houston Center Companion Loans have the same
                              interest rate, maturity date and amortization
                              terms as the Houston Center Pari Passu Loan.

                              One of the Houston Center Companion Loans was
                              included in the GMAC Commercial Mortgage Corp.
                              2004-C3 ("GMACCM 2004-C3") securitization. In
                              connection therewith, the Houston Center Loan
                              Group is currently being serviced and administered
                              pursuant to the GMACCM 2004-C3 Pooling and
                              Servicing Agreement. The

                                      S-24

                              GMACCM 2004-C3 Pooling and Servicing Agreement
                              provides for servicing arrangements that are
                              similar, but not identical, to those under the
                              pooling and servicing agreement. See "Servicing of
                              the Mortgage Loans--Servicing of the Wells REF
                              Portfolio Loan Group, the Houston Center Loan
                              Group, the 75 Broad Loan Group, the 1370 Avenue of
                              the Americas Loan Group and the 111 Eighth Avenue
                              Loan Group --The Houston Center Loan Group" in
                              this prospectus supplement.

                              The terms of the GMACCM 2004-C3 Pooling and
                              Servicing Agreement provide that:

                              o   Wells Fargo Bank, N.A., a national banking
                                  association, which is the trustee under the
                                  GMACCM 2004-C3 Pooling and Servicing
                                  Agreement, will, in that capacity, be the
                                  mortgagee of record with respect to the
                                  mortgaged property securing the Houston Center
                                  Pari Passu Loan;

                              o   GMAC Commercial Mortgage Corporation, which is
                                  the master servicer under the GMACCM 2004-C3
                                  Pooling and Servicing Agreement, will, in that
                                  capacity, be the master servicer for the
                                  Houston Center Pari Passu Loan, subject to
                                  replacement pursuant to the terms of the
                                  GMACCM 2004-C3 Pooling and Servicing
                                  Agreement; and

                              o   GMAC Commercial Mortgage Corporation which is
                                  the special servicer under the GMACCM 2004-C3
                                  Pooling and Servicing Agreement, will, in that
                                  capacity, be the special servicer for the
                                  Houston Center Pari Passu Loan, subject to
                                  replacement pursuant to the terms of the
                                  GMACCM 2004-C3 Pooling and Servicing
                                  Agreement.

                              The 111 Eighth Avenue Pari Passu Loan, which, as
                              of the cut-off date, had an unpaid principal
                              balance of $75,000,000 and represents 4.9% of the
                              initial outstanding pool balance, is secured by
                              the related mortgaged property on a pari passu
                              basis with, and pursuant to the same mortgage, as
                              other notes, which are not included in the trust
                              (collectively, the "111 Eighth Avenue Companion
                              Loans") and which have an aggregate original
                              unpaid principal balance of $375,000,000. The 111
                              Eighth Avenue Companion Loans have the same
                              interest rate, maturity date and amortization
                              terms as the 111 Eighth Avenue Pari Passu Loan.

                              In addition, with respect to the 111 Eighth Avenue
                              Pari Passu Loan, the mortgage on the related
                              mortgaged property also secures each of two
                              subordinate notes (the "111 Eighth Avenue B
                              Notes"), which had an aggregate original principal
                              balance of $50,000,000. The 111 Eighth Avenue B
                              Notes are not an asset of the trust.

                              One of the 111 Eighth Avenue Companion Loans and
                              one of the 111 Eighth Avenue B Notes were included
                              in the Greenwich Capital Commercial Funding Corp.
                              2004-GG1 ("GCCFC 2004-GG1") securitization. In
                              connection therewith, the 111 Eighth Avenue Loan
                              Group is serviced and administered pursuant to the
                              GCCFC 2004-GG1 Pooling and Servicing Agreement.
                              The GCCFC 2004-GG1 Pooling and Servicing Agreement
                              provides for servicing arrangements that are
                              similar, but not identical, to those under the
                              pooling and servicing agreement. See "Servicing of
                              the Mortgage Loans--Servicing of the Wells REF
                              Portfolio Loan Group, the Houston Center Loan
                              Group, the 75 Broad Loan Group, the 1370 Avenue of
                              the Americas Loan Group

                                      S-25

                              and the 111 Eighth Avenue Loan Group --The 111
                              Eighth Avenue Loan Group" in this prospectus
                              supplement.

                              The terms of the GCCFC 2004-GG1 Pooling and
                              Servicing Agreement provide that:

                              o   LaSalle Bank National Association, a national
                                  banking association, which is the trustee
                                  under the GCCFC 2004-GG1 Pooling and Servicing
                                  Agreement, will, in that capacity, be the
                                  mortgagee of record with respect to the
                                  mortgaged property securing the 111 Eighth
                                  Avenue Pari Passu Loan;

                              o   Wachovia Bank, National Association, which is
                                  the master servicer under the GCCFC 2004-GG1
                                  Pooling and Servicing Agreement, will, in that
                                  capacity, be the master servicer for the 111
                                  Eighth Avenue Pari Passu Loan, subject to
                                  replacement pursuant to the terms of the GCCFC
                                  2004-GG1 Pooling and Servicing Agreement;

                              o   Lennar Partners, Inc., which is the special
                                  servicer under the GCCFC 2004-GG1 Pooling and
                                  Servicing Agreement, will, in that capacity,
                                  be the special servicer for the 111 Eighth
                                  Avenue Pari Passu Loan, subject to replacement
                                  pursuant to the terms of the GCCFC 2004-GG1
                                  Pooling and Servicing Agreement; and

                              o   for as long as the 111 Eighth Avenue Pari
                                  Passu Loan is serviced under the GCCFC
                                  2004-GG1 Pooling and Servicing Agreement and
                                  the original principal amount of the 111
                                  Eighth Avenue B Notes, net of any appraisal
                                  reductions and any realized losses, is equal
                                  to or greater than 25% of the original
                                  principal balance of the 111 Eighth Avenue B
                                  Notes, the holder of the 111 Eighth Avenue B
                                  Notes has the right to advise the GCCFC
                                  2004-GG1 Master Servicer and the GCCFC
                                  2004-GG1 Special Servicer with respect to, and
                                  consent to the GCCFC 2004-GG1 Master
                                  Servicer's or the GCCFC 2004-GG1 Special
                                  Servicer's taking, certain actions affecting
                                  all of the mortgage loans in the 111 Eighth
                                  Avenue Loan Group, including the 111 Eighth
                                  Avenue Pari Passu Loan, and if the majority
                                  holder of the 111 Eighth Avenue B Notes loses
                                  that right, then the controlling party under
                                  the GCCFC 2004-GG1 securitization will acquire
                                  that right.

ADVANCES

  A. PRINCIPAL AND
       INTEREST ADVANCES...   Subject to a recoverability determination
                              described in this prospectus supplement, the
                              master servicer is required to advance delinquent
                              monthly mortgage loan payments for the mortgage
                              loans that are part of the trust. The master
                              servicer will not be required to advance any
                              additional interest accrued as a result of the
                              imposition of any default rate or any rate
                              increase after an anticipated repayment date. The
                              master servicer also is not required to advance
                              prepayment or yield maintenance premiums, excess
                              interest or balloon payments. With respect to any
                              balloon payment, the master servicer will instead
                              be required to advance an amount equal to the
                              scheduled payment that would have been due if the
                              related balloon payment had not become due. If a
                              P&I Advance is made, the master servicer will
                              defer rather than advance its master servicing fee
                              and the excess servicing fee, but will advance the
                              trustee fee.

                                      S-26

                              For an REO Property, the advance will equal the
                              scheduled payment that would have been due if the
                              predecessor mortgage loan had remained outstanding
                              and continued to amortize in accordance with its
                              amortization schedule in effect immediately before
                              the REO Property was acquired.

  B. SERVICING ADVANCES....   Subject to a recoverability determination
                              described in this prospectus supplement, the
                              master servicer, the special servicer and the
                              trustee may also make servicing advances to pay
                              delinquent real estate taxes, insurance premiums
                              and similar expenses necessary to maintain and
                              protect the mortgaged property, to maintain the
                              lien on the mortgaged property or to enforce the
                              mortgage loan documents, and subject to a
                              substantially similar recoverability determination
                              set forth in the related Non-Serviced Mortgage
                              Loan Pooling and Servicing Agreement, each of such
                              parties under that agreement will be required to
                              make servicing advances of such type with respect
                              to any Non-Serviced Mortgage Loans.

  C. INTEREST ON ADVANCES..   All advances made by the master servicer, the
                              special servicer or the trustee will accrue
                              interest at a rate equal to the "prime rate" as
                              reported in The Wall Street Journal from time to
                              time.

  D. BACK-UP ADVANCES......   Pursuant to the requirements of the Pooling and
                              Servicing Agreement, if the master servicer fails
                              to make a required advance, the trustee will be
                              required to make the advance, subject to the same
                              limitations, and with the same rights of the
                              master servicer.

  E. RECOVERABILITY........   None of the master servicer, the special servicer
                              or the trustee will be obligated to make any
                              advance if it or the special servicer (or another
                              master servicer, special servicer or trustee with
                              respect to a Non-Serviced Companion Mortgage Loan)
                              reasonably determines that such advance would not
                              be recoverable in accordance with the servicing
                              standard or in the case of the trustee, in
                              accordance with its good faith business judgment,
                              and the trustee may rely on any such determination
                              made by the master servicer or the special
                              servicer.

  F. ADVANCES DURING AN
       APPRAISAL REDUCTION
       EVENT...............   The occurrence of certain adverse events affecting
                              a mortgage loan will require the special servicer
                              to obtain a new appraisal or other valuation of
                              the related mortgaged property. In general, if the
                              principal amount of the mortgage loan plus all
                              other amounts due under the mortgage loan and
                              interest on advances made with respect to the
                              mortgage loan exceeds 90% of the value of the
                              mortgaged property determined through an appraisal
                              or other valuation, an appraisal reduction may be
                              created in the amount of the excess as described
                              in this prospectus supplement. If there exists an
                              appraisal reduction for any mortgage loan, the
                              amount of interest required to be advanced on that
                              mortgage loan will be proportionately reduced to
                              the extent of the appraisal reduction. This will
                              reduce the funds available to pay interest on the
                              most subordinate class or classes of certificates
                              then outstanding.

                              See "Description of the Offered
                              Certificates--Advances" in this prospectus
                              supplement.

                                      S-27

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS....................   The certificates offered to you will not be issued
                              unless each of the classes of certificates being
                              offered by this prospectus supplement receives the
                              following ratings from Fitch, Inc. and Standard &
                              Poor's Rating Services, a division of The
                              McGraw-Hill Companies, Inc.

                              --------------------------------------------------
                                                                      Ratings
                                              Class                  Fitch/S&P
                              --------------------------------------------------
                              Classes A-1, A-2, A-3, A-AB and A-4     AAA/AAA
                              --------------------------------------------------
                              Class X-2                               AAA/AAA
                              --------------------------------------------------
                              Class A-J                               AAA/AAA
                              --------------------------------------------------
                              Class B                                  AA/AA
                              --------------------------------------------------
                              Class C                                 AA-/AA-
                              --------------------------------------------------
                              Class D                                  A+/A+
                              --------------------------------------------------
                              Class E                                   A/A
                              --------------------------------------------------

                              A rating agency may lower or withdraw a security
                              rating at any time.

                              See "Ratings" in this prospectus supplement and
                              "Rating" in the prospectus for a discussion of the
                              basis upon which ratings are given, the
                              limitations of and restrictions on the ratings,
                              and the conclusions that should not be drawn from
                              a rating.

OPTIONAL TERMINATION.......   On any distribution date on which the aggregate
                              principal balance of the mortgage loans is less
                              than or equal to 1% of the initial outstanding
                              pool balance, the holders of a majority of the
                              controlling class, the master servicer, the
                              special servicer and any holder of a majority
                              interest in the Class R-I Certificates, in that
                              order of priority, will have the option to
                              purchase all of the remaining mortgage loans, and
                              all property acquired through exercise of remedies
                              in respect of any mortgage loan, at the price
                              specified in this prospectus supplement. Exercise
                              of this option would terminate the trust and
                              retire the then outstanding certificates at par
                              plus accrued interest. Provided that the aggregate
                              principal balances of the Class A-1, Class A-2,
                              Class A-3, Class A-AB, Class A-4, Class A-J, Class
                              B, Class C, Class D, Class E, Class F, Class G,
                              Class H and Class J Certificates have been reduced
                              to zero, the trust could also be terminated in
                              connection with an exchange of all the
                              then-outstanding certificates, including the Class
                              X Certificates, but excluding the Class S
                              Certificates and the residual certificates, for
                              mortgage loans remaining in the trust, but all of
                              the holders of outstanding certificates of such
                              classes would have to voluntarily participate in
                              such exchange and at the holders option. See
                              "Description of the Offered Certificates--Optional
                              Termination."

DENOMINATIONS..............   The Class A-1, Class A-2, Class A-3, Class A-AB,
                              Class A-4 and Class A-J Certificates will be
                              offered in minimum denominations of $25,000, the
                              Class X-2 Certificates will be issued in
                              denominations of $1,000,000 and the remaining
                              offered certificates will be offered in minimum
                              denominations of $100,000. Investments in excess
                              of the minimum denominations may be made in
                              multiples of $1.

                                      S-28

REGISTRATION, CLEARANCE
  AND SETTLEMENT...........   Your certificates will be registered in the name
                              of Cede & Co., as nominee of The Depository Trust
                              Company, and will not be registered in your name.
                              You will not receive a definitive certificate
                              representing your ownership interest, except in
                              very limited circumstances described in this
                              prospectus supplement. As a result, you will hold
                              your certificates only in book-entry form and will
                              not be a certificateholder of record. You will
                              receive distributions on your certificates and
                              reports relating to distributions only through The
                              Depository Trust Company, Clearstream Bank or
                              Euroclear Bank, as operator of the Euroclear
                              system, or through participants in The Depository
                              Trust Company, Clearstream Bank or Euroclear Bank.

                              You may hold your certificates through:

                              o   The Depository Trust Company in the United
                                  States; or

                              o   Clearstream Bank or Euroclear Bank in Europe.

                              Transfers within The Depository Trust Company,
                              Clearstream Bank or Euroclear Bank will be made in
                              accordance with the usual rules and operating
                              procedures of those systems. Cross-market
                              transfers between persons holding directly through
                              The Depository Trust Company, Clearstream Bank or
                              Euroclear Bank will be effected in The Depository
                              Trust Company through the relevant depositories of
                              Clearstream Bank or Euroclear Bank.

                              We may not terminate the book-entry system through
                              The Depository Trust Company with respect to all
                              or any portion of any class of the certificates
                              offered to you without obtaining the required
                              certificateholders' consent to initiate
                              termination.

                              We expect that the certificates offered to you
                              will be delivered in book-entry form through the
                              facilities of The Depository Trust Company,
                              Clearstream Bank or Euroclear Bank on or about the
                              closing date.

TAX STATUS.................   Elections will be made to treat designated
                              portions of the trust as three separate "real
                              estate mortgage investment conduits"--REMIC I,
                              REMIC II and REMIC III--for federal income tax
                              purposes. In the opinion of counsel, each such
                              designated portion of the trust will qualify for
                              this treatment and each class of offered
                              certificates will evidence "regular interests" in
                              REMIC III. The portion of the trust consisting of
                              the right to excess interest (above the amount of
                              interest that would have accrued on an ARD Loan
                              not paying off on its anticipated repayment date)
                              and the related sub-accounts will be treated as a
                              grantor trust for federal income tax purposes. The
                              Class S Certificates will represent only the right
                              to excess interest on the ARD loans held by the
                              trust and, for federal income tax purposes, will
                              constitute interests in a grantor trust.

                              Pertinent federal income tax consequences of an
                              investment in the offered certificates include:

                              o   The regular interests will be treated as newly
                                  originated debt instruments for federal income
                                  tax purposes.

                              o   Beneficial owners of offered certificates will
                                  be required to report income on the
                                  certificates in accordance with the accrual
                                  method of accounting.

                                      S-29

                              o   The Class X-2 Certificates will be treated as
                                  issued with original issue discount. We
                                  anticipate that the offered certificates
                                  (other than the Class X-2 Certificates) will
                                  not be issued with original issue discount for
                                  federal income tax purposes.

                              See "Material Federal Income Tax Consequences" in
                              this prospectus supplement.

CONSIDERATIONS RELATED TO
  TITLE I OF THE EMPLOYEE
  RETIREMENT INCOME
  SECURITY ACT OF 1974.....   Subject to the satisfaction of important
                              conditions described under "ERISA Considerations"
                              in this prospectus supplement and in the
                              accompanying prospectus, the offered certificates
                              may be purchased by persons investing assets of
                              employee benefit plans or individual retirement
                              accounts.

LEGAL INVESTMENT...........   The offered certificates will not constitute
                              "mortgage related securities" for purposes of the
                              Secondary Mortgage Market Enhancement Act of 1984,
                              as amended.

                              For purposes of any applicable legal investment
                              restrictions, regulatory capital requirements or
                              other similar purposes, neither the prospectus nor
                              this prospectus supplement makes any
                              representation to you regarding the proper
                              characterization of the certificates offered by
                              this prospectus supplement. If your investment
                              activities are subject to legal investment laws
                              and regulations, regulatory capital requirements
                              or review by regulatory authorities, then you may
                              be subject to restrictions on investment in the
                              offered certificates. You should consult your own
                              advisors regarding these matters. See "Legal
                              Investment" herein and in the accompanying
                              Prospectus.

                                      S-30

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED AND
YOUR SOURCE FOR REPAYMENTS
IS LIMITED TO PAYMENTS
UNDER THE MORTGAGE LOANS      Payments under the mortgage loans are not insured
                              or guaranteed by any governmental entity or
                              mortgage insurer. Accordingly, the sources for
                              repayment of your certificates are limited to
                              amounts due with respect to the mortgage loans.

                              You should consider all of the mortgage loans to
                              be nonrecourse loans. Even in those cases where
                              recourse to a borrower or guarantor is permitted
                              under the related loan documents, we have not
                              necessarily undertaken an evaluation of the
                              financial condition of any of these persons. If a
                              default occurs, the lender's remedies generally
                              are limited to foreclosing against the specific
                              properties and other assets that have been pledged
                              to secure the loan. Such remedies may be
                              insufficient to provide a full return on your
                              investment. Payment of amounts due under a
                              mortgage loan prior to its maturity or anticipated
                              repayment date is dependent primarily on the
                              sufficiency of the net operating income of the
                              related mortgaged property. Payment of those
                              mortgage loans that are balloon loans at maturity
                              or on its anticipated repayment date is primarily
                              dependent upon the borrower's ability to sell or
                              refinance the property for an amount sufficient to
                              repay the loan.

                              In limited circumstances, a mortgage loan seller
                              (or such other party described herein) may be
                              obligated to repurchase or replace a mortgage loan
                              that it sold to the Depositor if the applicable
                              seller's representations and warranties concerning
                              that mortgage loan are materially breached or if
                              there are material defects in the documentation
                              for that mortgage loan. However, there can be no
                              assurance that any of these entities will be in a
                              financial position to effect a repurchase or
                              substitution. The representations and warranties
                              address the characteristics of the mortgage loans
                              and mortgaged properties as of the date of
                              issuance of the certificates. They do not relieve
                              you or the trust of the risk of defaults and
                              losses on the mortgage loans.

                                      S-31

THE REPAYMENT OF A
COMMERCIAL MORTGAGE LOAN IS
DEPENDENT ON THE CASH FLOW
PRODUCED BY THE PROPERTY
WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES                  The mortgage loans are secured by various types of
                              income-producing commercial and multifamily
                              properties. Commercial lending is generally
                              thought to expose a lender to greater risk than
                              one-to-four family residential lending because,
                              among other things, it typically involves larger
                              loans.

                              Eighty-six (86) mortgage loans, representing 95.9%
                              of the initial outstanding pool balance, were
                              originated within twelve (12) months prior to the
                              cut-off date. Consequently, these mortgage loans
                              do not have a long-standing payment history.

                              The repayment of a commercial mortgage loan is
                              typically dependent upon the ability of the
                              applicable property to produce cash flow. Even the
                              liquidation value of a commercial property is
                              determined, in substantial part, by the amount of
                              the property's cash flow (or its potential to
                              generate cash flow). However, net operating income
                              and cash flow can be volatile and may be
                              insufficient to cover debt service on the loan at
                              any given time.

                              The net operating income, cash flow and property
                              value of the mortgaged properties may be adversely
                              affected by any one or more of the following
                              factors:

                              o   the age, design and construction quality of
                                  the property;

                              o   the lack of any operating history in the case
                                  of a newly built or renovated mortgaged
                                  property;

                              o   perceptions regarding the safety, convenience
                                  and attractiveness of the property;

                              o   the proximity and attractiveness of competing
                                  properties;

                              o   the inadequacy of the property's management
                                  and maintenance;

                              o   increases in operating expenses (including
                                  common area maintenance charges) at the
                                  property and in relation to competing
                                  properties;

                              o   an increase in the capital expenditures needed
                                  to maintain the property or make improvements;

                              o   the dependence upon a single tenant, or a
                                  concentration of tenants in a particular
                                  business or industry;

                              o   a decline in the financial condition of a
                                  major tenant;

                              o   an increase in vacancy rates; and

                              o   a decline in rental rates as leases are
                                  renewed or entered into with new tenants.

                                      S-32

                              Other factors are more general in nature, such as:

                              o   national, regional or local economic
                                  conditions (including plant closings, military
                                  base closings, industry slowdowns and
                                  unemployment rates);

                              o   local real estate conditions (such as an
                                  oversupply of competing properties, rental
                                  space or multifamily housing);

                              o   demographic factors;

                              o   decreases in consumer confidence (caused by
                                  events such as threatened or continuing
                                  military action, recent disclosures of
                                  wrongdoing or financial misstatements by major
                                  corporations and financial institutions and
                                  other factors);

                              o   changes in consumer tastes and preferences;
                                  and

                              o   retroactive changes in building codes.

                              The volatility of net operating income will be
                              influenced by many of the foregoing factors, as
                              well as by:

                              o   the length of tenant leases;

                              o   the creditworthiness of tenants;

                              o   the level of tenant defaults;

                              o   the ability to convert an unsuccessful
                                  property to an alternative use;

                              o   new construction in the same market as the
                                  mortgaged property;

                              o   rent control and stabilization laws;

                              o   the number and diversity of tenants;

                              o   the rate at which new rentals occur;

                              o   the property's operating leverage (which is
                                  the percentage of total property expenses in
                                  relation to revenue), the ratio of fixed
                                  operating expenses to those that vary with
                                  revenues, and the level of capital
                                  expenditures required to maintain the property
                                  and to retain or replace tenants; and

                              o   in the case of residential cooperative
                                  properties, the payments received by the
                                  cooperative corporation from its
                                  tenants/shareholders, including any special
                                  assessments against the property.

                              A decline in the real estate market or in the
                              financial condition of a major tenant will tend to
                              have a more immediate effect on the net operating
                              income of properties with short-term revenue
                              sources (such as short-term or month-to-month
                              leases) and may lead to higher rates of
                              delinquency or defaults under mortgage loans
                              secured by such properties.

                                      S-33

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE
USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH
COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES             Some of the mortgaged properties may not be
                              readily convertible to alternative uses if those
                              properties were to become unprofitable for any
                              reason. This is because:

                              o   converting commercial properties to alternate
                                  uses or converting single-tenant commercial
                                  properties to multi-tenant properties
                                  generally requires substantial capital
                                  expenditures; and

                              o   zoning or other restrictions also may prevent
                                  alternative uses.

                              The liquidation value of a mortgaged property not
                              readily convertible to an alternative use may be
                              substantially less than would be the case if the
                              mortgaged property were readily adaptable to other
                              uses. If this type of mortgaged property were
                              liquidated and a lower liquidation value were
                              obtained, less funds would be available for
                              distributions on your certificates.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN
WHEN THERE IS NO CHANGE IN
CURRENT OPERATING INCOME      Various factors may adversely affect the value of
                              the mortgaged properties without affecting the
                              properties' current net operating income. These
                              factors include, among others:

                              o   changes in the local, regional or national
                                  economy;

                              o   changes in governmental regulations, fiscal
                                  policy, zoning or tax laws;

                              o   potential environmental legislation or
                                  liabilities or other legal liabilities;

                              o   proximity and attractiveness of competing
                                  properties;

                              o   new construction of competing properties in
                                  the same market;

                              o   convertibility of a property to an alternative
                                  use;

                              o   the availability of refinancing; and

                              o   changes in interest rate levels.

TENANT CONCENTRATION
INCREASES THE RISK THAT
CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                  A deterioration in the financial condition of a
                              tenant can be particularly significant if a
                              mortgaged property is leased to a single or large
                              tenant or a small number of tenants, because rent
                              interruptions by a tenant may cause the borrower
                              to default on its obligations to the lender.
                              Twenty-five (25) of the mortgaged properties,
                              securing mortgage loans representing 11.4% of the
                              initial outstanding pool balance, are 100% leased
                              to single tenants, and in some cases the tenant is
                              related to the borrower. Mortgaged properties
                              leased to a single tenant or a small number of
                              tenants also are more susceptible to interruptions
                              of cash flow if a tenant fails to renew its lease
                              or defaults under its lease. This is so because:

                                      S-34

                              o   the financial effect of the absence of rental
                                  income may be severe;

                              o   more time may be required to re-lease the
                                  space; and

                              o   substantial capital costs may be incurred to
                                  make the space appropriate for replacement
                                  tenants.

                              Another factor that you should consider is that
                              retail, industrial and office properties also may
                              be adversely affected if there is a concentration
                              of tenants or of tenants in the same or similar
                              business or industry.

                              For further information with respect to tenant
                              concentrations, see Appendix II.

LEASING MORTGAGED
PROPERTIES TO MULTIPLE
TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES          If a mortgaged property has multiple tenants,
                              re-leasing costs and costs of enforcing remedies
                              against defaulting tenants may be more frequent
                              than in the case of mortgaged properties with
                              fewer tenants, thereby reducing the cash flow
                              available for debt service payments. These costs
                              may cause a borrower to default in its obligations
                              to a lender which could reduce cash flow available
                              for debt service payments. Multi-tenanted
                              mortgaged properties also may experience higher
                              continuing vacancy rates and greater volatility in
                              rental income and expenses.

RE-LEASING RISKS              Repayment of mortgage loans secured by retail,
                              office and industrial properties will be affected
                              by the expiration of leases and the ability of the
                              related borrowers and property managers to renew
                              the leases or to relet the space on comparable
                              terms. Certain mortgaged properties may be leased
                              in whole or in part to government sponsored
                              tenants who have the right to cancel their leases
                              at any time because of lack of appropriations.
                              Certain tenants at the retail properties,
                              including without limitation anchor tenants, may
                              have the right to terminate their leases if
                              certain other tenants are not operating, or if
                              their sales at the property do not reach a
                              specified level.

                              Even if vacated space is successfully relet, the
                              costs associated with reletting, including tenant
                              improvements and leasing commissions, could be
                              substantial and could reduce cash flow from the
                              related mortgaged properties. Sixty-two (62) of
                              the mortgaged properties, securing mortgage loans
                              representing approximately 51.7% of the initial
                              outstanding pool balance (excluding multifamily,
                              self storage properties and certain other property
                              types), as of the cut-off date, have reserves for
                              tenant improvements and leasing commissions which
                              may serve to defray such costs. There can be no
                              assurances, however, that the funds (if any) held
                              in such reserves for tenant improvements and
                              leasing commissions will be sufficient to cover
                              any of the costs and expenses associated with
                              tenant improvements or leasing commission
                              obligations. In addition, if a tenant defaults in
                              its obligations to a borrower, the borrower may
                              incur substantial costs and experience significant
                              delays associated with enforcing rights and
                              protecting its investment, including costs
                              incurred in renovating or reletting the property.

                                      S-35

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES                  The effect of mortgage pool loan losses will be
                              more severe:

                              o   if the pool is comprised of a small number of
                                  loans, each with a relatively large principal
                                  amount; or

                              o   if the losses relate to loans that account for
                                  a disproportionately large percentage of the
                                  pool's aggregate principal balance of all
                                  mortgage loans.

                              Mortgage loans with the same borrower or related
                              borrowers pose additional risks. Among other
                              things, financial difficulty at one mortgaged real
                              property could cause the owner to defer
                              maintenance at another mortgaged real property in
                              order to satisfy current expenses with respect to
                              the troubled mortgaged real property; and the
                              owner could attempt to avert foreclosure on one
                              mortgaged real property by filing a bankruptcy
                              petition that might have the effect of
                              interrupting monthly payments for an indefinite
                              period on all of the related mortgage loans.

                              Four (4) groups of mortgage loans are made to the
                              same borrower or borrowers related through common
                              ownership and where, in general, the related
                              mortgaged properties are commonly managed. The
                              related borrower concentrations of the these four
                              (4) groups represent 2.4%, 1.7%, 1.4% and 1.1%
                              respectively of the initial outstanding pool
                              balance.

                              The largest mortgage loan group, which is
                              comprised of three (3) cross-collateralized loans,
                              represents 9.5% of the initial outstanding pool
                              balance. The ten largest mortgage loans in the
                              aggregate represent 58.5% of the initial
                              outstanding pool balance. Each of the other
                              mortgage loans represents no greater than 2.4% of
                              the initial outstanding pool balance.

                              In some cases, the sole or a significant tenant is
                              related to the subject borrower. In the case of
                              Mortgage Loan No. 81, the tenant at the mortgaged
                              property is the parent of the related borrower.
                              For further information with respect to tenant
                              concentrations, see Appendix II.

A CONCENTRATION OF LOANS
WITH THE SAME PROPERTY
TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES                  A concentration of mortgaged property types also
                              can pose increased risks. A concentration of
                              mortgage loans secured by the same property type
                              can increase the risk that a decline in a
                              particular industry will have a disproportionately
                              large impact on the pool of mortgage loans. The
                              following property types represent the indicated
                              percentage of the initial outstanding pool
                              balance:

                              o   office properties represent 54.3%;

                              o   retail properties represent 35.3%;

                                      S-36

                              o   industrial properties represent 3.3%;

                              o   mixed use properties represent 2.5%;

                              o   hospitality properties represent 1.6%;

                              o   self storage properties represent 1.3%;

                              o   multifamily properties represent 0.9%; and

                              o   other properties represent 0.7%.

A CONCENTRATION OF
MORTGAGED PROPERTIES IN A
LIMITED NUMBER OF LOCATIONS
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                  Concentrations of mortgaged properties in
                              geographic areas may increase the risk that
                              adverse economic or other developments or a
                              natural disaster or act of terrorism affecting a
                              particular region of the country could increase
                              the frequency and severity of losses on mortgage
                              loans secured by the properties. In the past,
                              several regions of the United States have
                              experienced significant real estate downturns at
                              times when other regions have not. Regional
                              economic declines or adverse conditions in
                              regional real estate markets could adversely
                              affect the income from, and market value of, the
                              mortgaged properties located in the region. Other
                              regional factors--e.g., earthquakes, floods or
                              hurricanes or changes in governmental rules or
                              fiscal policies--also may adversely affect those
                              mortgaged properties.

                              The mortgaged properties are located in 28
                              different states and the District of Columbia. In
                              particular, investors should note that
                              approximately 16.0% of the mortgaged properties,
                              based on the initial outstanding pool balance, are
                              located in California. Mortgaged properties
                              located in California may be more susceptible to
                              some types of special hazards that may not be
                              covered by insurance (such as earthquakes) than
                              properties located in other parts of the country.
                              If a borrower does not have insurance against such
                              risks and a severe casualty occurs at a mortgaged
                              property, the borrower may be unable to generate
                              income from the mortgaged property in order to
                              make payments on the related mortgage loan. The
                              mortgage loans generally do not require any
                              borrowers to maintain earthquake insurance.

                              In addition, 18.8%, 14.0%, 12.0%, 6.0%, 5.7% and
                              4.0% of the mortgaged properties, based on the
                              initial outstanding pool balance, are located in,
                              New York, Texas, the District of Columbia, Kansas,
                              New Jersey and Pennsylvania respectively, and
                              concentrations of mortgaged properties, in each
                              case, representing no greater than 3.3% of the
                              initial outstanding pool balance, also exist in
                              several other states.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE
SPECIAL RISKS OF OFFICE
PROPERTIES                    Forty (40) of the mortgaged properties, securing
                              mortgage loans representing 54.3% of the initial
                              outstanding pool balance, are office properties.

                              A large number of factors affect the value of
                              these office properties, including:

                                      S-37

                              o   the quality of an office building's tenants;

                              o   the diversity of an office building's tenants
                                  (or reliance on a single or dominant tenant);

                              o   the physical attributes of the building in
                                  relation to competing buildings, e.g., age,
                                  condition, design, location, access to
                                  transportation and ability to offer certain
                                  amenities, such as sophisticated building
                                  systems;

                              o   the desirability of the area as a business
                                  location;

                              o   the suitability of a space for re-leasing
                                  without significant build-out costs;

                              o   the strength and nature of the local economy
                                  (including labor costs and quality, tax
                                  environment and quality of life for
                                  employees); and

                              o   the concentration of tenants in a particular
                                  business or industry. For instance, certain
                                  office properties may have tenants that are
                                  technology and internet start-up companies,
                                  including the property securing the 75 Broad
                                  Mortgage Loan, with respect to which a
                                  majority of the tenants are in the
                                  telecommunications industry. Technology and
                                  internet start-up companies have experienced a
                                  variety of circumstances that tend to make
                                  their businesses relatively volatile. Many of
                                  those companies have little or no operating
                                  history, their owners and management are often
                                  inexperienced and such companies may be
                                  heavily dependent on obtaining venture capital
                                  financing. In addition, technology and
                                  internet start-up companies often require
                                  significant build-out related to special
                                  technology which may adversely affect the
                                  ability of the landlord to relet the
                                  properties. The relative instability of these
                                  tenants may have an adverse impact on certain
                                  of the properties. Ten (10) mortgaged
                                  properties, securing loans representing 4.0%
                                  of the initial outstanding pool balance, are
                                  properties that have tenants with a
                                  concentration of medical offices. The
                                  performance of a medical office property may
                                  depend on the proximity of such property to a
                                  hospital or other health care establishment
                                  and on reimbursements for patient fees from
                                  private or government-sponsored insurance
                                  companies. The sudden closure of a nearby
                                  hospital may adversely affect the value of a
                                  medical office property. In addition, the
                                  performance of a medical office property may
                                  depend on reimbursements for patient fees from
                                  private or government-sponsored insurers and
                                  issues related to reimbursement (ranging from
                                  non-payment to delays in payment) from such
                                  insurers could adversely impact cash flow at
                                  such mortgaged properties. Moreover, medical
                                  office properties appeal to a narrow market of
                                  tenants and the value of a medical office
                                  property may be adversely affected by the
                                  availability of competing medical office
                                  properties.

                              Moreover, the cost of refitting office space for a
                              new tenant is often higher than the cost of
                              refitting other types of property.

                                      S-38

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE
SPECIAL RISKS OF RETAIL
PROPERTIES                    Forty-seven (47) of the mortgaged properties,
                              securing mortgage loans representing 35.3% of the
                              initial outstanding pool balance, are retail
                              properties. The quality and success of a retail
                              property's tenants significantly affect the
                              property's value. The success of retail properties
                              can be adversely affected by local competitive
                              conditions and changes in consumer spending
                              patterns. A borrower's ability to make debt
                              service payments can be adversely affected if
                              rents are based on a percentage of the tenant's
                              sales and sales decline or if the closure of one
                              store gives rise to lease provisions permitting
                              the closure of another store.

                              An "anchor tenant" is proportionately larger in
                              size and is vital in attracting customers to a
                              retail property, whether or not it is part of the
                              mortgaged property. Thirteen (13) of the mortgaged
                              properties, securing 21.8% of the initial
                              outstanding pool balance, are properties
                              considered by the applicable mortgage loan seller
                              to be leased to or are adjacent to or are occupied
                              by one or more anchor tenants.

                              The presence or absence of an anchor store in a
                              shopping center also can be important because
                              anchor stores play a key role in generating
                              customer traffic and making a center desirable for
                              other tenants. Consequently, the economic
                              performance of an anchored retail property will be
                              adversely affected by:

                              o   an anchor store's failure to renew its lease;

                              o   termination of an anchor store's lease;

                              o   the bankruptcy or economic decline of an
                                  anchor store or self-owned anchor or its
                                  parent company; or

                              o   the cessation of the business of an anchor
                                  store at the shopping center, even if, as a
                                  tenant, it continues to pay rent.

                              There may be retail properties with anchor stores
                              that are permitted to cease operating at any time
                              if certain other stores are not operated at those
                              locations. Furthermore, there may be non-anchor
                              tenants that are permitted to offset all or a
                              portion of their rent, pay rent based solely on a
                              percentage of their sales or to terminate their
                              leases if certain anchor stores and/or major
                              tenants are either not operated or fail to meet
                              certain business objectives.

                              Retail properties also face competition from
                              sources outside a given real estate market. For
                              example, all of the following compete with more
                              traditional retail properties for consumer
                              dollars: factory outlet centers, discount shopping
                              centers and clubs, catalogue retailers, home
                              shopping networks, internet web sites and
                              telemarketing. Continued growth of these
                              alternative retail outlets, which often have lower
                              operating costs, could adversely affect the rents
                              collectible at the retail properties included in
                              the mortgage pool, as well as the income from, and
                              market value of, the mortgaged properties.
                              Moreover, additional competing retail properties
                              may be built in the areas where the retail
                              properties are located, which could adversely
                              affect the rents collectible

                                      S-39

                              at the retail properties included in the mortgage
                              pool, as well as the income from, and market value
                              of, the mortgaged properties.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN
THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF
INDUSTRIAL PROPERTIES         Seven (7) of the mortgaged properties, securing
                              mortgage loans representing 3.3% of the initial
                              outstanding pool balance, are industrial
                              properties. Various factors may adversely affect
                              the economic performance of these industrial
                              properties, which could adversely affect payments
                              on your certificates, including:

                              o   reduced demand for industrial space because of
                                  a decline in a particular industry segment;

                              o   increased supply of competing industrial space
                                  because of relative ease in constructing
                                  buildings of this type;

                              o   a property becoming functionally obsolete;

                              o   insufficient supply of labor to meet demand;

                              o   changes in access to the property, energy
                                  prices, strikes, relocation of highways or the
                                  construction of additional highways;

                              o   location of the property in relation to access
                                  to transportation;

                              o   suitability for a particular tenant;

                              o   building design and adaptability;

                              o   a change in the proximity of supply sources;
                                  and

                              o   environmental hazards.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN
THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF
HOSPITALITY PROPERTIES        One (1) of the mortgaged properties, securing
                              mortgage loans representing 1.6% of the initial
                              outstanding pool balance, is a hospitality
                              property. Various factors may adversely affect the
                              economic performance of a hospitality property,
                              including:

                              o   adverse economic and social conditions, either
                                  local, regional, national or international
                                  which may limit the amount that can be charged
                                  for a room and reduce occupancy levels;

                              o   the construction of competing hotels or
                                  resorts;

                              o   continuing expenditures for modernizing,
                                  refurbishing, and maintaining existing
                                  facilities prior to the expiration of their
                                  anticipated useful lives;

                              o   a deterioration in the financial strength or
                                  managerial capabilities of the owner and/or
                                  operator of a hotel; and

                              o   changes in travel patterns, increases in
                                  energy prices, strikes, relocation of highways
                                  or the construction of additional highways.

                                      S-40

                              Because hotel rooms generally are rented for short
                              periods of time, the financial performance of
                              hotels tends to be affected by adverse economic
                              conditions and competition more quickly than other
                              types of commercial properties.

                              Moreover, the hotel and lodging industry is
                              generally seasonal in nature. This seasonality can
                              be expected to cause periodic fluctuations in a
                              hotel property's revenues, occupancy levels, room
                              rates and operating expenses.

                              The laws and regulations relating to liquor
                              licenses generally prohibit the transfer of such
                              license to any other person. In the event of a
                              foreclosure of a hotel property with a liquor
                              license, the trustee or a purchaser in a
                              foreclosure sale would likely have to apply for a
                              new license. There can be no assurance that a new
                              liquor license could be obtained promptly or at
                              all. The lack of a liquor license in a full
                              service hotel could have an adverse impact on the
                              revenue generated by the hotel.

                              A mortgage loan secured by hotel property may be
                              affiliated with a franchise company through a
                              franchise agreement or a hotel management company
                              through a management agreement. The performance of
                              a hotel property affiliated with a franchise or
                              hotel management company depends in part on the
                              continued existence and financial strength of the
                              franchisor or hotel management company and, with
                              respect to a franchise company only,

                              o   the public perception of the franchise or
                                  hotel chain service mark; and

                              o   the duration of the franchise licensing
                                  agreement.

                              Any provision in a franchise agreement providing
                              for termination because of the bankruptcy of a
                              franchisor generally will not be enforceable.
                              Replacement franchises may require significantly
                              higher fees. The transferability of franchise
                              license agreements is restricted. In the event of
                              a foreclosure, the lender or its agent would not
                              have the right to use the franchise license
                              without the franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN
THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF
MULTIFAMILY PROPERTIES        Five (5) of the mortgaged properties, securing
                              mortgage loans representing 0.9% of the initial
                              outstanding pool balance, are multifamily
                              properties.

                              A large number of factors may affect the value and
                              successful operation of these multifamily
                              properties, including:

                              o   the physical attributes of the apartment
                                  building, such as its age, appearance and
                                  construction quality;

                              o   the location of the property;

                              o   the ability of management to provide adequate
                                  maintenance and insurance;

                              o   the types of services and amenities provided
                                  at the property;

                                      S-41

                              o   the property's reputation;

                              o   the level of mortgage interest rates and
                                  favorable income and economic conditions
                                  (which may encourage tenants to purchase
                                  rather than rent housing);

                              o   the presence of competing properties;

                              o   adverse local or national economic conditions
                                  which may limit the rent that may be charged
                                  and which may result in increased vacancies;

                              o   the tenant mix (such as tenants being
                                  predominantly students or military personnel
                                  or employees of a particular business or
                                  industry);

                              o   state and local regulations (which may limit
                                  the ability to increase rents); and

                              o   government assistance/rent subsidy programs
                                  (which may influence tenant mobility).

                              Certain of the mortgage loans may be secured by
                              mortgaged properties that are currently eligible
                              (or may become eligible in the future) for and
                              have received low income housing tax credits
                              pursuant to Section 42 of the Internal Revenue
                              Code in respect of various units within the
                              mortgaged property or have tenants that rely on
                              rent subsidies under various government-funded
                              programs, including the Section 8 Tenant-Based
                              Assistance Rental Certificate Program of the
                              United States Department of Housing and Urban
                              Development. There is no assurance that such
                              programs will be continued in their present form
                              or that the level of assistance provided will be
                              sufficient to generate enough revenues for the
                              related borrower to meet its obligations under the
                              related mortgage loan.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY
AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR
CERTIFICATES                  Certain of the tenants at some of the mortgaged
                              properties may have been, may currently be, or may
                              in the future become a party in a bankruptcy
                              proceeding. The bankruptcy or insolvency of a
                              major tenant, or a number of smaller tenants, in
                              retail, industrial and office properties may
                              adversely affect the income produced by the
                              property. Under the federal bankruptcy code, a
                              tenant/debtor has the option of affirming or
                              rejecting any unexpired lease. If the tenant
                              rejects the lease, the landlord's claim for breach
                              of the lease would be a general unsecured claim
                              against the tenant, absent collateral securing the
                              claim. The claim would be limited to the unpaid
                              rent under the lease for the periods prior to the
                              bankruptcy petition, or earlier surrender of the
                              leased premises, plus the rent under the lease for
                              the greater of one year, or 15%, not to exceed
                              three years, of the remaining term of such lease
                              and the actual amount of the recovery could be
                              less than the amount of the claim.

                                      S-42

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                  Various environmental laws may make a current or
                              previous owner or operator of real property liable
                              for the costs of removal or remediation of
                              hazardous or toxic substances on, under or
                              adjacent to such property. Those laws often impose
                              liability whether or not the owner or operator
                              knew of, or was responsible for, the presence of
                              the hazardous or toxic substances. For example,
                              certain laws impose liability for release of
                              asbestos-containing materials into the air or
                              require the removal or containment of
                              asbestos-containing materials. In some states,
                              contamination of a property may give rise to a
                              lien on the property to assure payment of the
                              costs of cleanup. In some states, this lien has
                              priority over the lien of a pre-existing mortgage.
                              Additionally, third parties may seek recovery from
                              owners or operators of real properties for cleanup
                              costs, property damage or personal injury
                              associated with releases of, or other exposure to
                              hazardous substances related to the properties.

                              The owner's liability for any required remediation
                              generally is not limited by law and could,
                              accordingly, exceed the value of the property
                              and/or the aggregate assets of the owner. The
                              presence of hazardous or toxic substances also may
                              adversely affect the owner's ability to refinance
                              the property or to sell the property to a third
                              party. The presence of, or strong potential for
                              contamination by, hazardous substances
                              consequently can have a materially adverse effect
                              on the value of the property and a borrower's
                              ability to repay its mortgage loan.

                              In addition, under certain circumstances, a lender
                              (such as the trust) could be liable for the costs
                              of responding to an environmental hazard.

ENVIRONMENTAL RISKS
RELATING TO SPECIFIC
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          Except for mortgaged properties securing mortgage
                              loans that are the subject of a secured creditor
                              impaired property policy, all of the mortgaged
                              properties securing the mortgage loans have been
                              subject to environmental site assessments, or in
                              some cases an update of a previous assessment, in
                              connection with the origination or securitization
                              of the loans. In all cases, the environmental site
                              assessment was a Phase I environmental assessment,
                              although in some cases a Phase II site assessment
                              was also performed. The applicable mortgage loan
                              seller has either (a) represented that with
                              respect to the mortgaged properties securing the
                              mortgage loans that were not the subject of an
                              environmental site assessment within eighteen
                              months prior to the cut-off date (i) no hazardous
                              material is present on the mortgaged property and
                              (ii) the mortgaged property is in material
                              compliance with all applicable federal, state and
                              local laws pertaining to hazardous materials or
                              environmental hazards, in each case subject to
                              limitations of materiality and the other
                              qualifications set forth in the representation, or
                              (b) provided secured creditor impaired property
                              policies providing coverage for certain losses
                              that may arise from adverse environmental
                              conditions that may exist at the related mortgaged
                              property. These reports generally did not disclose
                              the presence or risk of environmental
                              contamination that is considered

                                      S-43

                              material and adverse to the interests of the
                              holders of the certificates; however, in certain
                              cases, these assessments did reveal conditions
                              that resulted in requirements that the related
                              borrowers establish operations and maintenance
                              plans, monitor the mortgaged property or nearby
                              properties, abate or remediate the condition,
                              and/or provide additional security such as letters
                              of credit, reserves or stand-alone secured
                              creditor impaired property policies.

                              One (1) of the mortgaged properties, securing a
                              mortgage loan representing 0.3% of the initial
                              outstanding pool balance, has the benefit of a
                              stand-alone environmental insurance policy that
                              provides coverage for selected environmental
                              matters with respect to the related property. We
                              describe these policies under "Description of the
                              Mortgage Pool--Environmental Insurance" in this
                              prospectus supplement.

                              We cannot assure you, however, that the
                              environmental assessments revealed all existing or
                              potential environmental risks or that all adverse
                              environmental conditions have been completely
                              abated or remediated or that any reserves,
                              insurance or operations and maintenance plans will
                              be sufficient to remediate the environmental
                              conditions. Moreover, we cannot assure you that:

                              o   future laws, ordinances or regulations will
                                  not impose any material environmental
                                  liability; or

                              o   the current environmental condition of the
                                  mortgaged properties will not be adversely
                                  affected by tenants or by the condition of
                                  land or operations in the vicinity of the
                                  mortgaged properties (such as underground
                                  storage tanks).

                              Portions of some of the mortgaged properties
                              securing the mortgage loans may include tenants
                              which operate as on-site dry-cleaners and gasoline
                              stations. Both types of operations involve the use
                              and storage of hazardous substances, leading to an
                              increased risk of liability to the tenant, the
                              landowner and, under certain circumstances, a
                              lender (such as the trust) under environmental
                              laws. Dry-cleaners and gasoline station operators
                              may be required to obtain various environmental
                              permits and licenses in connection with their
                              operations and activities and comply with various
                              environmental laws, including those governing the
                              use and storage of hazardous substances. These
                              operations incur ongoing costs to comply with
                              environmental laws governing, among other things,
                              containment systems and underground storage tank
                              systems. In addition, any liability to borrowers
                              under environmental laws, including in connection
                              with releases into the environment of gasoline,
                              dry-cleaning solvents or other hazardous
                              substances from underground storage tank systems
                              or otherwise, could adversely impact the related
                              borrower's ability to repay the related mortgage
                              loan.

                              In addition, problems associated with mold may
                              pose risks to real property and may also be the
                              basis for personal injury claims against a
                              borrower. Although the mortgaged properties are
                              required to be inspected periodically, there are
                              no generally accepted standards for the assessment
                              of any existing mold. If left unchecked, problems
                              associated with mold could result in the
                              interruption of cash flow,

                                      S-44

                              remediation expenses and litigation which could
                              adversely impact collections from a mortgaged
                              property. In addition, many of the insurance
                              policies presently covering the mortgaged
                              properties may specifically exclude losses due to
                              mold.

                              Before the special servicer acquires title to a
                              mortgaged property on behalf of the trust or
                              assumes operation of the property, it must obtain
                              an environmental assessment of the property, or
                              rely on a recent environmental assessment. This
                              requirement will decrease the likelihood that the
                              trust will become liable under any environmental
                              law. However, this requirement may effectively
                              preclude foreclosure until a satisfactory
                              environmental assessment is obtained, or until any
                              required remedial action is thereafter taken.
                              There is accordingly some risk that the mortgaged
                              property will decline in value while this
                              assessment is being obtained. Moreover, we cannot
                              assure you that this requirement will effectively
                              insulate the trust from potential liability under
                              environmental laws. Any such potential liability
                              could reduce or delay payments to
                              certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS
MATURITY DATE, YOU MAY
EXPERIENCE A LOSS             Eighty-nine (89) mortgage loans, representing
                              100.0% of the initial outstanding pool balance,
                              are balloon loans. Six (6) of these mortgage
                              loans, representing 10.2% of the initial
                              outstanding pool balance, are ARD Loans. To the
                              extent the borrower on an ARD loan makes payments
                              of interest accrued at a rate of interest higher
                              than the normal mortgage interest rate, the excess
                              interest will be distributed to the holders of the
                              Class S certificates. For purposes of this
                              prospectus supplement, we consider a mortgage loan
                              to be a "balloon loan" if its principal balance is
                              not scheduled to be fully or substantially
                              amortized by the loan's respective Anticipated
                              Repayment Date (in the case of a hyperamortizing
                              loan) or maturity date. We cannot assure you that
                              each borrower will have the ability to repay the
                              principal balance outstanding on the pertinent
                              date, especially under a scenario where interest
                              rates have increased from the historically low
                              interest rates in effect at the time that most of
                              the mortgage loans were originated. Balloon loans
                              involve greater risk than fully amortizing loans
                              because a borrower's ability to repay the loan on
                              its Anticipated Repayment Date or stated maturity
                              date typically will depend upon its ability either
                              to refinance the loan or to sell the mortgaged
                              property at a price sufficient to permit
                              repayment. A borrower's ability to achieve either
                              of these goals will be affected by a number of
                              factors, including:

                              o   the availability of, and competition for,
                                  credit for commercial real estate projects;

                              o   prevailing interest rates;

                              o   the fair market value of the related mortgaged
                                  property;

                              o   the borrower's equity in the related mortgaged
                                  property;

                              o   the borrower's financial condition;

                              o   the operating history and occupancy level of
                                  the mortgaged property;

                              o   tax laws; and

                              o   prevailing general and regional economic
                                  conditions.

                                      S-45

                              The availability of funds in the credit markets
                              fluctuates over time.

                              No mortgage loan seller or any of its respective
                              affiliates is under any obligation to refinance
                              any mortgage loan.

A BORROWER'S OTHER LOANS
MAY REDUCE THE CASH FLOW
AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES             Seven (7) of the mortgage loans, representing
                              34.7% of the initial outstanding pool balance,
                              currently have additional financing in place which
                              is secured by the mortgaged property or properties
                              related to such mortgage loan. Mortgage Loan Nos.
                              1-9 (the "Wells REF Portfolio Pari Passu Loan") is
                              secured by the related mortgaged properties on a
                              pari passu basis with other notes that had an
                              aggregate original unpaid principal balance of
                              $205,000,000. See "Servicing of the Mortgage
                              Loans--Servicing of the Wells REF Portfolio Loan
                              Group, the Houston Center Loan Group, the 75 Broad
                              Loan Group, the 1370 Avenue of the Americas Loan
                              Group and the 111 Eighth Avenue Loan Group --The
                              Wells REF Portfolio Loan Group." Mortgage Loan No.
                              10 (the "Houston Center Pari Passu Loan") is
                              secured by the related mortgaged property on a
                              pari passu basis with other notes that had an
                              aggregate original unpaid principal balance of
                              $150,000,000. See "Servicing of the Mortgage
                              Loans--Servicing of the Wells REF Portfolio Loan
                              Group, the Houston Center Loan Group, the 75 Broad
                              Loan Group, the 1370 Avenue of the Americas Loan
                              Group,and the 111 Eighth Avenue Loan Group --The
                              Houston Center Loan Group." Mortgage Loan No. 12
                              (the "75 Broad Loan Group") is secured by a
                              mortgage on the related mortgaged property that
                              also secures a subordinated note that had an
                              original principal balance of $48,700,000. See
                              "Servicing of the Mortgage Loans--Servicing of the
                              Wells REF Portfolio Loan Group, the Houston Center
                              Loan Group, the 75 Broad Loan Group, the 1370
                              Avenue of the Americas Loan Group, and the 111
                              Eighth Avenue Loan Group --The 75 Broad Loan
                              Group". Mortgage Loan No. 13 (the "1370 Avenue of
                              the Americas") is secured by the related mortgaged
                              property on a pari passu basis with other notes
                              that had an aggregate unpaid original principal
                              balance of $67,500,000. See "Servicing of the
                              Mortgage Loans--Servicing of the Wells REF
                              Portfolio Loan Group, the Houston Center Loan
                              Group, the 75 Broad Loan Group, the 1370 Avenue of
                              the Americas Loan Group and the 111 Eighth Avenue
                              Loan Group --The 1370 Avenue of the Americas Loan
                              Group." Mortgage Loan No. 15 (the "111 Eighth
                              Avenue Pari Passu Loan") is secured by the related
                              mortgaged property on a pari passu basis with
                              other notes that had an aggregate unpaid original
                              principal balance of $375,000,000. See "Servicing
                              of the Mortgage Loans--Servicing of the Wells REF
                              Portfolio Loan Group, the Houston Center Loan
                              Group, the 75 Broad Loan Group, the 1370 Avenue of
                              the Americas Loan Group and the 111 Eighth Avenue
                              Loan Group --The 111 Eighth Avenue Loan Group." In
                              addition, two other notes that had an aggregate
                              original principal balance of $50,000,000 are
                              subordinate in right of payment to the 111 Eighth
                              Avenue Pari Passu Loan and the related 111 Eighth
                              Avenue Companion Loans. See "Servicing of the
                              Mortgage Loans--Servicing of the Wells REF
                              Portfolio Loan Group, the Houston Center Loan
                              Group, the 75 Broad Loan Group, the 1370 Avenue of
                              the Americas Loan Group and the 111 Eighth Avenue
                              Loan Group --111 Eighth Avenue Loan Group."

                                      S-46

                              Three (3) of the mortgage loans, representing 6.7%
                              of the initial outstanding pool balance, are
                              secured by mortgaged properties that currently
                              have additional financing in place that are not
                              secured by the related mortgaged property. In
                              general, borrowers that have not agreed to certain
                              special purpose covenants in the related mortgage
                              loan documents may have also incurred additional
                              financing that is not secured by the mortgaged
                              property.

                              Five (5) of the mortgage loans, representing 16.3%
                              of the initial outstanding pool balance, permit
                              the borrower to enter into additional financing
                              that is not secured by the related mortgaged
                              property (or to retain unsecured debt existing at
                              the time of the origination of such loan) and/or
                              permit the owners of the borrower to enter into
                              financing that is secured by a pledge of equity
                              interests in the borrower. In general, borrowers
                              that have not agreed to certain special purpose
                              covenants in the related mortgage loan documents
                              may also be permitted to incur additional
                              financing that is not secured by the mortgaged
                              property. See "Description of the Mortgage
                              Pool--Material Terms and Characteristics of the
                              Mortgage Loans--Subordinate and Other Financing."

                              We make no representation as to whether any other
                              secured subordinate financing currently encumbers
                              any mortgaged property or whether a third-party
                              holds debt secured by a pledge of equity ownership
                              interests in a related borrower. Debt that is
                              incurred by the owner of equity in one or more
                              borrowers and is secured by a guaranty of the
                              borrower or by a pledge of the equity ownership
                              interests in such borrowers effectively reduces
                              the equity owners' economic stake in the related
                              mortgaged property. The existence of such debt may
                              reduce cash flow on the related borrower's
                              mortgaged property after the payment of debt
                              service and may increase the likelihood that the
                              owner of a borrower will permit the value or
                              income producing potential of a mortgaged property
                              to suffer by not making capital infusions to
                              support the mortgaged property.

                              Generally all of the mortgage loans also permit
                              the related borrower to incur other unsecured
                              indebtedness, including but not limited to trade
                              payables, in the ordinary course of business and
                              to incur indebtedness secured by equipment or
                              other personal property located at the mortgaged
                              property.

                              When a mortgage loan borrower, or its constituent
                              members, also has one or more other outstanding
                              loans, even if the loans are subordinated or are
                              mezzanine loans not directly secured by the
                              mortgaged property, the trust is subjected to the
                              following additional risks. For example, the
                              borrower may have difficulty servicing and
                              repaying multiple loans. Also, the existence of
                              another loan generally will make it more difficult
                              for the borrower to obtain refinancing of the
                              mortgage loan and may thus jeopardize the
                              borrower's ability to repay any balloon payment
                              due under the mortgage loan at maturity. Moreover,
                              the need to service additional debt may reduce the
                              cash flow available to the borrower to operate and
                              maintain the mortgaged property.

                              Additionally, if the borrower, or its constituent
                              members, are obligated to another lender, actions
                              taken by other lenders could impair the security
                              available to the trust. If a junior lender files
                              an involuntary

                                      S-47

                              bankruptcy petition against the borrower, or the
                              borrower files a voluntary bankruptcy petition to
                              stay enforcement by a junior lender, the trust's
                              ability to foreclose on the property will be
                              automatically stayed, and principal and interest
                              payments might not be made during the course of
                              the bankruptcy case. The bankruptcy of a junior
                              lender also may operate to stay foreclosure by the
                              trust.

                              Further, if another loan secured by the mortgaged
                              property is in default, the other lender may
                              foreclose on the mortgaged property, absent an
                              agreement to the contrary, thereby causing a delay
                              in payments and/or an involuntary repayment of the
                              mortgage loan prior to maturity. The trust may
                              also be subject to the costs and administrative
                              burdens of involvement in foreclosure proceedings
                              or related litigation.

                              Even if a subordinate lender has agreed not to
                              take any direct actions with respect to the
                              related subordinate debt, including any actions
                              relating to the bankruptcy of the borrower, and
                              that the holder of the mortgage loan will have all
                              rights to direct all such actions, there can be no
                              assurance that in the event of the borrower's
                              bankruptcy, a court will enforce such restrictions
                              against a subordinate lender. In its decision in
                              In re 203 North LaSalle Street Partnership, 246
                              B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
                              United States Bankruptcy Court for the Northern
                              District of Illinois refused to enforce a
                              provision of a subordination agreement that
                              allowed a first mortgagee to vote a second
                              mortgagee's claim with respect to a Chapter 11
                              reorganization plans on the grounds prebankruptcy
                              contracts cannot override rights expressly
                              provided by the Bankruptcy Code. This holding,
                              which at least one court has already followed,
                              potentially limits the ability of a senior lender
                              to accept or reject a reorganization plan or to
                              control the enforcement of remedies against a
                              common borrower over a subordinated lender's
                              objections.

                              For further information with respect to
                              subordinate and other financing, see Appendix II.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF
THE BORROWER AND THE
ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE RELATED
MORTGAGE LOAN                 Under the federal bankruptcy code, the filing of a
                              bankruptcy petition by or against a borrower will
                              stay the commencement or continuation of a
                              foreclosure action. In addition, if a court
                              determines that the value of the mortgaged
                              property is less than the principal balance of the
                              mortgage loan it secures, the court may reduce the
                              amount of secured indebtedness to the then current
                              value of the mortgaged property. Such an action
                              would make the lender a general unsecured creditor
                              for the difference between the then current value
                              and the amount of its outstanding mortgage
                              indebtedness. A bankruptcy court also may:

                              o   grant a debtor a reasonable time to cure a
                                  payment default on a mortgage loan;

                              o   reduce monthly payments due under a mortgage
                                  loan;

                              o   change the rate of interest due on a mortgage
                                  loan; or

                                      S-48

                              o   otherwise alter the mortgage loan's repayment
                                  schedule.

                              Additionally, the trustee of the borrower's
                              bankruptcy or the borrower, as
                              debtor-in-possession, has special powers to avoid,
                              subordinate or disallow debts. In some
                              circumstances, the claims of the mortgage lender
                              may be subordinated to financing obtained by a
                              debtor-in-possession subsequent to its bankruptcy.

                              The filing of a bankruptcy petition will also stay
                              the lender from enforcing a borrower's assignment
                              of rents and leases. The federal bankruptcy code
                              also may interfere with the trustee's ability to
                              enforce any lockbox requirements. The legal
                              proceedings necessary to resolve these issues can
                              be time consuming and costly and may significantly
                              delay or reduce the lender's receipt of rents. A
                              bankruptcy court may also permit rents otherwise
                              subject to an assignment and/or lock-box
                              arrangement to be used by the borrower to maintain
                              the mortgaged property or for other court
                              authorized expenses.

                              As a result of the foregoing, the recovery with
                              respect to borrowers in bankruptcy proceedings may
                              be significantly delayed, and the aggregate amount
                              ultimately collected may be substantially less
                              than the amount owed.

                              A number of the borrowers under the mortgage loans
                              are limited or general partnerships. Under some
                              circumstances, the bankruptcy of a general partner
                              of the partnership may result in the dissolution
                              of that partnership. The dissolution of a borrower
                              partnership, the winding up of its affairs and the
                              distribution of its assets could result in an
                              early repayment of the related mortgage loan.

                              In addition, certain of the mortgage loans may
                              have sponsors that have previously filed
                              bankruptcy or been a party to a foreclosure
                              proceeding or deed in lieu of foreclosure
                              transactions, which in some cases may have
                              involved the same property which currently secures
                              the mortgage loan. In the case of each previous
                              bankruptcy filing, the related entity or person
                              has emerged from bankruptcy. However, we cannot
                              assure you that such sponsors will not be more
                              likely than other sponsors to utilize their rights
                              in bankruptcy or avail themselves or cause a
                              borrower to avail itself of legal rights in the
                              event of any threatened action by the mortgagee to
                              enforce its rights under the related loan
                              documents.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND
THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                  While many of the borrowers have agreed to certain
                              special purpose covenants to limit the bankruptcy
                              risk arising from activities unrelated to the
                              operation of the property, some borrowers are not
                              special purpose entities, and these borrowers and
                              their owners generally do not have an independent
                              director whose consent would be required to file a
                              bankruptcy petition on behalf of such borrower.
                              One of the purposes of an independent director is
                              to avoid a bankruptcy petition filing that is
                              intended solely to benefit a borrower's affiliate
                              and is not justified by the borrower's own
                              economic circumstances. Borrowers that are not
                              special purpose entities may be more likely to
                              file or be subject to

                                      S-49

                              voluntary or involuntary bankruptcy petitions
                              which may adversely affect payments on your
                              certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT
UPON SUCCESSFUL MANAGEMENT    The successful operation of a real estate project
                              depends upon the property manager's performance
                              and viability. The property manager is generally
                              responsible for:

                              o   responding to changes in the local market;

                              o   planning and implementing the rental
                                  structure;

                              o   operating the property and providing building
                                  services;

                              o   managing operating expenses; and

                              o   assuring that maintenance and capital
                                  improvements are carried out in a timely
                                  fashion.

                              Properties deriving revenues primarily from
                              short-term sources are generally more
                              management-intensive than properties leased to
                              creditworthy tenants under long-term leases.

                              A property manager, by controlling costs,
                              providing appropriate service to tenants and
                              seeing to property maintenance and general upkeep,
                              can improve cash flow, reduce vacancy, leasing and
                              repair costs and preserve building value. On the
                              other hand, management errors can, in some cases,
                              impair short-term cash flow and the long-term
                              viability of an income producing property.

                              We make no representation or warranty as to the
                              skills of any present or future managers of the
                              mortgaged properties. Additionally, we cannot
                              assure you that the property managers will be in a
                              financial condition to fulfill their management
                              responsibilities throughout the terms of their
                              respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY
NOT BE ENFORCEABLE            Provisions requiring yield maintenance charges or
                              lock-out periods may not be enforceable in some
                              states and under federal bankruptcy law.
                              Provisions requiring yield maintenance charges
                              also may be interpreted as constituting the
                              collection of interest for usury purposes.
                              Accordingly, we cannot assure you that the
                              obligation to pay any yield maintenance charge
                              will be enforceable. Also, we cannot assure you
                              that foreclosure proceeds will be sufficient to
                              pay an enforceable yield maintenance charge.

                              Additionally, although collateral substitution
                              provisions related to defeasance do not have the
                              same effect on the certificateholders as
                              prepayment, we cannot assure you that a court
                              would not interpret those provisions as requiring
                              a yield maintenance charge. In certain
                              jurisdictions, collateral substitution provisions
                              might be deemed unenforceable under applicable law
                              or public policy, or usurious.

                                      S-50

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          Most of the mortgage loans in the trust do not
                              require the related borrower to cause rent and
                              other payments to be made into a lockbox account
                              maintained on behalf of the mortgagee. If rental
                              payments are not required to be made directly into
                              a lockbox account, there is a risk that the
                              borrower will divert such funds for purposes other
                              than the payment of the mortgage loan and
                              maintaining the mortgaged property.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION
PROVISIONS MAY BE
CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                  Six (6) groups of either cross-collateralized or
                              multi-property mortgage loans, representing 21.3%
                              of the initial outstanding pool balance, are
                              secured by multiple real properties, through
                              cross-collateralization with other mortgage loans
                              or otherwise. These arrangements attempt to reduce
                              the risk that one mortgaged real property may not
                              generate enough net operating income to pay debt
                              service. However, arrangements of this type
                              involving more than one borrower (i.e., in the
                              case of cross-collateralized mortgage loans) could
                              be challenged as a fraudulent conveyance if:

                              o   one of the borrowers were to become a debtor
                                  in a bankruptcy case, or were to become
                                  subject to an action brought by one or more of
                                  its creditors outside a bankruptcy case;

                              o   the related borrower did not receive fair
                                  consideration or reasonably equivalent value
                                  in exchange for allowing its mortgaged real
                                  property to be encumbered; and

                              o   at the time the lien was granted, the borrower
                                  was (i) insolvent, (ii) inadequately
                                  capitalized or (iii) unable to pay its debts.

                              Furthermore, when multiple real properties secure
                              a mortgage loan or group of cross-collateralized
                              mortgage loans, the amount of the mortgage
                              encumbering any particular one of those properties
                              may be less than the full amount of the related
                              mortgage loan or group of cross-collateralized
                              mortgage loans, generally, to minimize recording
                              tax. This mortgage amount may equal the appraised
                              value or allocated loan amount for the mortgaged
                              real property and will limit the extent to which
                              proceeds from the property will be available to
                              offset declines in value of the other properties
                              securing the same mortgage loan or group of
                              cross-collateralized mortgage loans.

                              Moreover, four (4) groups of either
                              cross-collateralized or multi-property mortgage
                              loans, representing 16.4% of the initial
                              outstanding pool balance, are secured by mortgaged
                              properties located in various states. Foreclosure
                              actions are brought in state court and the courts
                              of one state cannot exercise jurisdiction over
                              property in another state. Upon a default under
                              any of these mortgage loans, it may not be

                                      S-51

                              possible to foreclose on the related mortgaged
                              real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          Although many of the mortgage loans require that
                              funds be put aside for specific reserves, certain
                              mortgage loans do not require any reserves.
                              Furthermore, we cannot assure you that any reserve
                              amounts will be sufficient to cover the actual
                              costs of the items for which the reserves were
                              established. We also cannot assure you that cash
                              flow from the properties will be sufficient to
                              fully fund the ongoing monthly reserve
                              requirements or to enable the borrowers under the
                              related mortgage loans to fully pay for such
                              items.

INADEQUACY OF TITLE
INSURERS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                  Title insurance for a mortgaged property generally
                              insures a lender against risks relating to a
                              lender not having a first lien with respect to a
                              mortgaged property, and in some cases can insure a
                              lender against specific other risks. The
                              protection afforded by title insurance depends on
                              the ability of the title insurer to pay claims
                              made upon it. We cannot assure you that:

                              o   a title insurer will have the ability to pay
                                  title insurance claims made upon it;

                              o   the title insurer will maintain its present
                                  financial strength; or

                              o   a title insurer will not contest claims made
                                  upon it.

MORTGAGED PROPERTIES
SECURING THE MORTGAGE LOANS
THAT ARE NOT IN COMPLIANCE
WITH ZONING AND BUILDING
CODE REQUIREMENTS AND USE
RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          Noncompliance with zoning and building codes may
                              cause the borrower to experience cash flow delays
                              and shortfalls that would reduce or delay the
                              amount of proceeds available for distributions on
                              your certificates. The mortgage loan sellers have
                              taken steps to establish that the use and
                              operation of the mortgaged properties securing the
                              mortgage loans are in compliance in all material
                              respects with all applicable zoning, land-use and
                              building ordinances, rules, regulations, and
                              orders. Evidence of this compliance may be in the
                              form of legal opinions, confirmations from
                              government officials, title policy endorsements
                              and/or representations by the related borrower in
                              the related mortgage loan documents. These steps
                              may not have revealed all possible violations and
                              certain mortgaged properties that were in
                              compliance may not remain in compliance.

                              Some violations of zoning, land use and building
                              regulations may be known to exist at any
                              particular mortgaged property, but the mortgage
                              loan sellers generally do not consider those
                              defects known to them to be material or have
                              obtained policy endorsements and/or law and
                              ordinance insurance to mitigate the risk of loss
                              associated with any

                                      S-52

                              material violation or noncompliance. In some
                              cases, including with respect to the mortgaged
                              property securing the 75 Broad Mortgage Loan, the
                              use, operation and/or structure of a mortgaged
                              property constitutes a permitted nonconforming use
                              and/or structure as a result of changes in zoning
                              laws after such mortgaged properties were
                              constructed and the structure may not be rebuilt
                              to its current state or be used for its current
                              purpose if a material casualty event were to
                              occur. Insurance proceeds may not be sufficient to
                              pay the mortgage loan in full if a material
                              casualty event were to occur, or the mortgaged
                              property, as rebuilt for a conforming use, may not
                              generate sufficient income to service the mortgage
                              loan and the value of the mortgaged property or
                              its revenue producing potential may not be the
                              same as it was before the casualty. If a mortgaged
                              property could not be rebuilt to its current state
                              or its current use were no longer permitted due to
                              building violations or changes in zoning or other
                              regulations, then the borrower might experience
                              cash flow delays and shortfalls or be subject to
                              penalties that would reduce or delay the amount of
                              proceeds available for distributions on your
                              certificates.

                              Certain mortgaged properties may be subject to use
                              restrictions pursuant to reciprocal easement or
                              operating agreements which could limit the
                              borrower's right to operate certain types of
                              facilities within a prescribed radius. These
                              limitations could adversely affect the ability of
                              the borrower to lease the mortgaged property on
                              favorable terms.

CONDEMNATIONS WITH RESPECT
TO MORTGAGED PROPERTIES
SECURING THE MORTGAGE LOANS
COULD ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                  From time to time, there may be condemnations
                              pending or threatened against one or more of the
                              mortgaged properties. There can be no assurance
                              that the proceeds payable in connection with a
                              total condemnation will be sufficient to restore
                              the related mortgaged property or to satisfy the
                              remaining indebtedness of the related mortgage
                              loan. The occurrence of a partial condemnation may
                              have a material adverse effect on the continued
                              use of the affected mortgaged property, or on an
                              affected borrower's ability to meet its
                              obligations under the related mortgage loan.
                              Therefore, we cannot assure you that the
                              occurrence of any condemnation will not have a
                              negative impact upon the distributions on your
                              certificates.

IMPACT OF RECENT TERRORIST
ATTACKS AND MILITARY
OPERATIONS ON THE FINANCIAL
MARKETS AND YOUR INVESTMENT   On September 11, 2001, the United States was
                              subjected to multiple terrorist attacks, resulting
                              in the loss of many lives and massive property
                              damage and destruction in New York City, the
                              Washington, D.C. area and Pennsylvania. In its
                              aftermath, there was considerable uncertainty in
                              the world financial markets. The full impact of
                              these events on financial markets is not yet known
                              but could include, among other things, increased
                              volatility in the price of securities, including
                              the certificates. It is impossible to predict
                              whether, or the extent to which, future terrorist
                              activities may occur in the United States.
                              According to publicly available reports, the
                              financial markets have in the past responded to
                              the uncertainty with regard to the scope, nature
                              and timing of current and possible future military
                              responses led by the United States,

                                      S-53

                              as well as to the disruptions in air travel,
                              substantial losses reported by various companies
                              including airlines, insurance providers and
                              aircraft makers, the need for heightened security
                              across the country and decreases in consumer
                              confidence that can cause a general slowdown in
                              economic growth.

                              In addition, on March 19, 2003 the government of
                              the United States implemented full scale military
                              operations against Iraq. The military operations
                              against Iraq and the continued presence of United
                              States military personnel in Iraq may prompt
                              further terrorist attacks against the United
                              States.

                              It is uncertain what effects the aftermath of the
                              recent military operations of the United States in
                              Iraq, any future terrorist activities in the
                              United States or abroad and/or any consequent
                              actions on the part of the United States
                              Government and others, including military action,
                              will have on: (a) United States and world
                              financial markets, (b) local, regional and
                              national economies, (c) real estate markets across
                              the United States, (d) particular business
                              segments, including those that are important to
                              the performance of the mortgaged properties that
                              secure the mortgage loans and/or (e) insurance
                              costs and the availability of insurance coverage
                              for terrorist acts, particularly for large
                              mortgaged properties, which could adversely affect
                              the cash flow at such mortgaged properties. In
                              particular, the decrease in air travel may have a
                              negative effect on certain of the mortgaged
                              properties, including hotel mortgaged properties
                              and those mortgaged properties in tourist areas
                              which could reduce the ability of such mortgaged
                              properties to generate cash flow. As a result, the
                              ability of the mortgaged properties to generate
                              cash flow may be adversely affected. These
                              disruptions and uncertainties could materially and
                              adversely affect the value of, and your ability to
                              resell, your certificates.

THE ABSENCE OF OR
INADEQUACY OF INSURANCE
COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                  The mortgaged properties may suffer casualty
                              losses due to risks that are not covered by
                              insurance (including acts of terrorism) or for
                              which insurance coverage is not adequate or
                              available at commercially reasonable rates. In
                              addition, some of the mortgaged properties are
                              located in California and in other coastal areas
                              of certain states, which are areas that have
                              historically been at greater risk of acts of
                              nature, including earthquakes, fires, hurricanes
                              and floods. The mortgage loans generally do not
                              require borrowers to maintain earthquake,
                              hurricane or flood insurance and we cannot assure
                              you that borrowers will attempt or be able to
                              obtain adequate insurance against such risks. If a
                              borrower does not have insurance against such
                              risks and a casualty occurs at a mortgaged
                              property, the borrower may be unable to generate
                              income from the mortgaged property in order to
                              make payments on the related mortgage loan.

                              Moreover, if reconstruction or major repairs are
                              required following a casualty, changes in laws
                              that have occurred since the time of original
                              construction may materially impair the borrower's
                              ability to effect such reconstruction or major
                              repairs or may materially increase their cost.

                                      S-54

                              As a result of these factors, the amount available
                              to make distributions on your certificates could
                              be reduced.

                              In light of the September 11, 2001 terrorist
                              attacks in New York City, the Washington, D.C.
                              area and Pennsylvania, the comprehensive general
                              liability and business interruption or rent loss
                              insurance policies required by typical mortgage
                              loans, which are generally subject to periodic
                              renewals during the term of the related mortgage
                              loans, have been affected. To give time for
                              private markets to develop a pricing mechanism and
                              to build capacity to absorb future losses that may
                              occur due to terrorism, on November 26, 2002 the
                              Terrorism Risk Insurance Act of 2002 was enacted,
                              which established the Terrorism Insurance Program.
                              The Terrorism Insurance Program is administered by
                              the Secretary of the Treasury and through December
                              31, 2005 will provide some financial assistance
                              from the United States Government to insurers in
                              the event of another terrorist attack that results
                              in an insurance claim. The program applies to
                              United States risks only and to acts that are
                              committed by an individual or individuals acting
                              on behalf of a foreign person or foreign interest
                              as an effort to influence or coerce United States
                              civilians or the United States Government.

                              The Treasury Department will establish procedures
                              for the program under which the federal share of
                              compensation will be equal to 90 percent of that
                              portion of insured losses that exceeds an
                              applicable insurer deductible required to be paid
                              during each program year. The federal share in the
                              aggregate in any program year may not exceed $100
                              billion (and the insurers will not be liable for
                              any amount that exceeds this cap).

                              Through December 2004, insurance carriers are
                              required under the program to provide terrorism
                              coverage in their basic "all-risk" policies. On
                              June 18, 2004, the Secretary of the Treasury
                              announced its decision to extend this mandatory
                              participation through December 2005. Any
                              commercial property and casualty terrorism
                              insurance exclusion that was in force on November
                              26, 2002 is automatically voided to the extent
                              that it excludes losses that would otherwise be
                              insured losses. Any state approval of such types
                              of exclusions in force on November 26, 2002 are
                              also voided.

                              The Terrorism Insurance Program required that each
                              insurer for policies in place prior to November
                              26, 2002 provide its insureds with a statement of
                              the proposed premiums for terrorism coverage,
                              identifying the portion of the risk that the
                              federal government will cover, within 90 days
                              after November 26, 2002. Insureds then had 30 days
                              to accept the continued coverage and pay the
                              premium. If an insured did not pay the premium,
                              insurance for acts of terrorism may have been
                              excluded from the policy. All policies for
                              insurance issued after November 26, 2002 must make
                              similar disclosure. The Terrorism Risk Insurance
                              Act of 2002 does not require insureds to purchase
                              the coverage and does not stipulate the pricing of
                              the coverage.

                              There can be no assurance that upon its expiration
                              subsequent terrorism insurance legislation will be
                              passed. Furthermore, because this program has only
                              been recently passed into law, there can be no
                              assurance that it or state legislation will
                              substantially lower the cost of obtaining
                              terrorism insurance. Because it is a temporary
                              program, there

                                      S-55

                              is no assurance that it will create any long-term
                              changes in the availability and cost of such
                              insurance.

                              To the extent that uninsured or underinsured
                              casualty losses occur with respect to the related
                              mortgaged properties, losses on commercial
                              mortgage loans may result. In addition, the
                              failure to maintain such insurance may constitute
                              a default under a commercial mortgage loan, which
                              could result in the acceleration and foreclosure
                              of such commercial mortgage loan. Alternatively,
                              the increased costs of maintaining such insurance
                              could have an adverse effect on the financial
                              condition of the mortgage loan borrowers.

                              Certain of the mortgage loans are secured by
                              mortgaged properties that are not insured for acts
                              of terrorism. If such casualty losses are not
                              covered by standard casualty insurance policies,
                              then in the event of a casualty from an act of
                              terrorism, the amount available to make
                              distributions on your certificates could be
                              reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          Some of the mortgaged properties are covered by
                              blanket insurance policies which also cover other
                              properties of the related borrower or its
                              affiliates. In the event that such policies are
                              drawn on to cover losses on such other properties,
                              the amount of insurance coverage available under
                              such policies may thereby be reduced and could be
                              insufficient to cover each mortgaged property's
                              insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                      Licensed engineers or consultants generally
                              inspected the mortgaged properties and prepared
                              engineering reports in connection with the
                              origination or securitization of the mortgage
                              loans to assess items such as structure, exterior
                              walls, roofing, interior construction, mechanical
                              and electrical systems and general condition of
                              the site, buildings and other improvements.
                              However, we cannot assure you that all conditions
                              requiring repair or replacement were identified.
                              In those cases where a material and adverse
                              condition was disclosed, such condition has been
                              or is required to be remedied to the related
                              seller's satisfaction, or funds as deemed
                              necessary by such seller, or the related engineer
                              or consultant have been reserved to remedy the
                              material and adverse condition or other resources
                              for such repairs were available at origination. No
                              additional property inspections were conducted by
                              us in connection with the issuance of the
                              certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES          A FIRREA appraisal was conducted in respect of
                              each mortgaged property in connection with the
                              origination or securitization of the related
                              mortgage loan. The resulting estimates of value
                              are the basis of the March 1, 2005 loan-to-value
                              ratios referred to in this prospectus supplement.
                              Those estimates represent the analysis and opinion
                              of the person performing the appraisal or market
                              analysis and are not guarantees of present or
                              future values. The appraiser may have reached a
                              different conclusion of value than the conclusion
                              that would be

                                      S-56

                              reached by a different appraiser appraising the
                              same property. Moreover, the values of the
                              mortgaged properties may have changed
                              significantly since the appraisal or market study
                              was performed. In addition, appraisals seek to
                              establish the amount a typically motivated buyer
                              would pay a typically motivated seller. Such
                              amount could be significantly higher than the
                              amount obtained from the sale of a mortgaged
                              property under a distress or liquidation sale. The
                              estimates of value reflected in the appraisals and
                              the related loan-to-value ratios are presented for
                              illustrative purposes only in Appendix I and
                              Appendix II to this prospectus supplement. In each
                              case the estimate presented is the one set forth
                              in the most recent appraisal available to us as of
                              March 1, 2005, although we generally have not
                              obtained updates to the appraisals. There is no
                              assurance that the appraised values indicated
                              accurately reflect past, present or future market
                              values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL
CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          As principal payments or prepayments are made on
                              mortgage loans, the remaining mortgage pool may be
                              subject to increased concentrations of property
                              types, geographic locations and other pool
                              characteristics of the mortgage loans and the
                              mortgaged properties, some of which may be
                              unfavorable. Classes of certificates that have a
                              lower payment priority are more likely to be
                              exposed to this concentration risk than are
                              certificate classes with a higher payment
                              priority. This occurs because realized losses are
                              allocated to the class outstanding at any time
                              with the lowest payment priority and principal on
                              the certificates entitled to principal is
                              generally payable in sequential order or
                              alphabetical order, with such classes generally
                              not being entitled to receive principal until the
                              preceding class or classes entitled to receive
                              principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON
YOUR CERTIFICATES             As described in this prospectus supplement, the
                              rights of the holders of each class of subordinate
                              certificates to receive payments of principal and
                              interest otherwise payable on their certificates
                              will be subordinated to such rights of the holders
                              of the more senior certificates having an earlier
                              alphabetical class designation. Losses on the
                              mortgage loans will be allocated to the Class Q,
                              Class P, Class O, Class N, Class M, Class L, Class
                              K, Class J, Class H, Class G, Class F, Class E,
                              Class D, Class C, Class B and Class A-J
                              Certificates, in that order, reducing amounts
                              otherwise payable to each class. Any remaining
                              losses would then be allocated or cause shortfalls
                              to the Class A-1 Certificates, Class A-2
                              Certificates, Class A-3 Certificates, Class A-AB
                              Certificates and the Class A-4 Certificates, pro
                              rata, and, solely with respect to losses of
                              interest, to the Class X Certificates, in
                              proportion to the amounts of interest or principal
                              payable thereon.

                                      S-57

THE OPERATION OF THE
MORTGAGED PROPERTY
FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF
THE TRUST AND MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                  If the trust acquires a mortgaged property as a
                              result of a foreclosure or deed in lieu of
                              foreclosure, the special servicer will generally
                              retain an independent contractor to operate the
                              property. Any net income from operations other
                              than qualifying "rents from real property", or any
                              rental income based on the net profits derived by
                              any person from such property or allocable to a
                              non-customary service, will subject the trust to a
                              federal tax on such income at the highest marginal
                              corporate tax rate, which is currently 35%, and,
                              in addition, possible state or local tax. In this
                              event, the net proceeds available for distribution
                              on your certificates will be reduced. The special
                              servicer may permit the trust to earn such above
                              described "net income from foreclosure property"
                              but only if it determines that the net after-tax
                              benefit to certificateholders is greater than
                              under another method of operating or leasing the
                              mortgaged property. In addition, if the trust were
                              to acquire one or more mortgaged properties
                              pursuant to a foreclosure or deed in lieu of
                              foreclosure, upon acquisition of those mortgaged
                              properties, the trust may in certain
                              jurisdictions, particularly in New York, be
                              required to pay state or local transfer or excise
                              taxes upon liquidation of such mortgaged
                              properties. Such state or local taxes may reduce
                              net proceeds available for distribution to the
                              certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY
AFFECT THE TIMING OF
PAYMENTS ON YOUR
CERTIFICATES                  Some states, including California, have laws
                              prohibiting more than one "judicial action" to
                              enforce a mortgage obligation. Some courts have
                              construed the term "judicial action" broadly. In
                              the case of any mortgage loan secured by mortgaged
                              properties located in multiple states, the master
                              servicer or special servicer may be required to
                              foreclose first on mortgaged properties located in
                              states where these "one action" rules apply (and
                              where non-judicial foreclosure is permitted)
                              before foreclosing on properties located in states
                              where judicial foreclosure is the only permitted
                              method of foreclosure. As a result, the ability to
                              realize upon the mortgage loans may be limited by
                              the application of state laws.

THE BANKRUPTCY OR
INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          Four (4) groups of mortgage loans, representing
                              2.4%, 1.7%, 1.4% and 1.1%, respectively of the
                              initial outstanding pool balance, were made to
                              borrowers that are affiliated through common
                              ownership of partnership or other equity interests
                              and where, in general, the related mortgaged
                              properties are commonly managed.

                              The bankruptcy or insolvency of any such borrower
                              or respective affiliate could have an adverse
                              effect on the operation of all of the related
                              mortgaged properties and on the ability of such
                              related mortgaged properties to produce sufficient
                              cash flow to make required payments on the related
                              mortgage loans. For example, if a person that

                                      S-58

                              owns or controls several mortgaged properties
                              experiences financial difficulty at one such
                              property, it could defer maintenance at one or
                              more other mortgaged properties in order to
                              satisfy current expenses with respect to the
                              mortgaged property experiencing financial
                              difficulty, or it could attempt to avert
                              foreclosure by filing a bankruptcy petition that
                              might have the effect of interrupting monthly
                              payments for an indefinite period on all the
                              related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          In certain jurisdictions, if tenant leases are
                              subordinate to the liens created by the mortgage
                              and do not contain attornment provisions which
                              require the tenant to recognize a successor owner,
                              following foreclosure, as landlord under the
                              lease, the leases may terminate upon the transfer
                              of the property to a foreclosing lender or
                              purchaser at foreclosure. Not all leases were
                              reviewed to ascertain the existence of these
                              provisions. Accordingly, if a mortgaged property
                              is located in such a jurisdiction and is leased to
                              one or more desirable tenants under leases that
                              are subordinate to the mortgage and do not contain
                              attornment provisions, such mortgaged property
                              could experience a further decline in value if
                              such tenants' leases were terminated. This is
                              particularly likely if such tenants were paying
                              above-market rents or could not be replaced.

                              Some of the leases at the mortgaged properties
                              securing the mortgage loans included in the trust
                              may not be subordinate to the related mortgage. If
                              a lease is not subordinate to a mortgage, the
                              trust will not possess the right to dispossess the
                              tenant upon foreclosure of the mortgaged property
                              unless it has otherwise agreed with the tenant. If
                              the lease contains provisions inconsistent with
                              the mortgage, for example, provisions relating to
                              application of insurance proceeds or condemnation
                              awards, or which could affect the enforcement of
                              the lender's rights, for example, a right of first
                              refusal to purchase the property, the provisions
                              of the lease will take precedence over the
                              provisions of the mortgage.

                              Additionally, with respect to certain of the
                              mortgage loans, the related borrower may have
                              granted certain tenants a right of first refusal
                              in the event a sale is contemplated or a purchase
                              option to purchase all or a portion of the
                              mortgaged property. Such provisions, if not waived
                              or subordinated, may impede the lender's ability
                              to sell the related mortgaged property at
                              foreclosure or adversely affect the foreclosure
                              bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY               Certain of the mortgage loans have borrowers that
                              own, or in the future may own, the related
                              mortgaged real properties as tenants-in-common.
                              The bankruptcy, dissolution or action for
                              partition by one or more of the tenants-in-common
                              could result in an early repayment of the related
                              mortgage loan, a significant delay in recovery
                              against the tenant-in-common mortgagors, a
                              material impairment in property management and a
                              substantial decrease in the amount recoverable
                              upon the related mortgage loan.

                                      S-59

                              Not all tenants-in-common for these types of
                              mortgage loans will be special purpose entities.
                              In general, with respect to a tenant-in-common
                              ownership structure, each tenant-in-common owns an
                              undivided share in the property and if such
                              tenant-in-common desires to sell his interest in
                              the property (and is unable to find a buyer or
                              otherwise needs to force a partition), such
                              tenant-in-common has the ability to request that a
                              court order a sale of the property and distribute
                              the proceeds to each tenant-in-common borrower
                              proportionally. In some cases, the related
                              tenant-in-common waived its right to partition,
                              reducing the risk of partition. However, there can
                              be no assurance that, if challenged, this waiver
                              would be enforceable.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          There may be pending or threatened legal actions,
                              suits or proceedings against the borrowers and
                              managers of the mortgaged properties and their
                              respective affiliates arising out of their
                              ordinary business. We cannot assure you that any
                              such actions, suits or proceedings would not have
                              a material adverse effect on your certificates.

RISKS RELATING TO
COMPLIANCE WITH THE
AMERICANS WITH DISABILITIES
ACT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                  Under the Americans with Disabilities Act of 1990,
                              public accommodations are required to meet certain
                              federal requirements related to access and use by
                              disabled persons. Borrowers may incur costs
                              complying with the Americans with Disabilities
                              Act. In addition, noncompliance could result in
                              the imposition of fines by the federal government
                              or an award of damages to private litigants. If a
                              borrower incurs such costs or fines, the amount
                              available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY
HAVE AN ADVERSE EFFECT ON
YOUR CERTIFICATES             Conflicts between various certificateholders. The
                              special servicer is given considerable latitude in
                              determining whether and in what manner to
                              liquidate or modify defaulted mortgage loans. The
                              operating adviser will have the right to replace
                              the special servicer upon satisfaction of certain
                              conditions set forth in the Pooling and Servicing
                              Agreement. At any given time, the operating
                              adviser will be controlled generally by the
                              holders of the most subordinate, or, if its
                              certificate principal balance is less than 25% of
                              its original certificate balance, the next most
                              subordinate class of certificates, that is, the
                              controlling class outstanding from time to time
                              (or, in certain cases with respect to Mortgage
                              Loan No. 3, the holder of the related B Note), and
                              such holders may have interests in conflict with
                              those of the holders of the other certificates.
                              For instance, the holders of certificates of the
                              controlling class (or the holder of a B Note, if
                              applicable), might desire to mitigate the
                              potential for loss to that class from a troubled
                              mortgage loan by deferring enforcement in the hope
                              of maximizing future proceeds. However, the
                              interests of the trust may be better served by
                              prompt action, since delay followed by a market
                              downturn could result in less proceeds to the
                              trust than would have been realized if earlier
                              action had been taken. In general, no servicer is
                              required to act in a

                                      S-60

                              manner more favorable to the offered certificates
                              than to the non-offered certificates. The initial
                              operating adviser under the Pooling and Servicing
                              Agreement will be CWCapital Investments LLC or an
                              affiliate, the seller of certain of the mortgage
                              loans and the sub-servicer with respect thereto.

                              The master servicer, the special servicer or an
                              affiliate of any of them may acquire certain of
                              the most subordinated certificates, including
                              those of the initial controlling class. Under such
                              circumstances, the master servicer and the special
                              servicer may have interests that conflict with the
                              interests of the other holders of the
                              certificates. However, the Pooling and Servicing
                              Agreement provides that the mortgage loans are to
                              be serviced in accordance with the servicing
                              standard and without regard to ownership of any
                              certificates by the master servicer or the special
                              servicer, as applicable.

                              In addition, a B Note, any mezzanine loans and/or
                              any future mezzanine loans related to certain of
                              the mortgage loans may be held by the respective
                              sellers of such mortgage loan or affiliates
                              thereof. The holders of such B Notes or mezzanine
                              loans may have interests that conflict with the
                              interests of the holders of the certificates.

                              Conflicts between certificateholders and the
                              Non-Serviced Mortgage Loan Master Servicer and/or
                              the Non-Serviced Mortgage Loan Special Servicer.
                              Any Non-Serviced Mortgage Loan will be serviced
                              and administered pursuant to the related
                              Non-Serviced Mortgage Loan Pooling and Servicing
                              Agreement, which provides for servicing
                              arrangements that are similar but not identical to
                              those under the Pooling and Servicing Agreement.
                              Consequently, Non-Serviced Mortgage Loans will not
                              be serviced and administered pursuant to the terms
                              of the Pooling and Servicing Agreement. In
                              addition, the legal and/or beneficial owners of
                              the other mortgage loans secured by the mortgaged
                              property securing Non-Serviced Mortgage Loans,
                              directly or through representatives, have certain
                              rights under the related Non-Serviced Mortgage
                              Loan Pooling and Servicing Agreement and the
                              related intercreditor agreement that affect such
                              mortgage loans, including with respect to the
                              servicing of such mortgage loans and the
                              appointment of a special servicer with respect to
                              such mortgage loans. In addition, the holders of
                              any related B Notes may have certain rights under
                              the related intercreditor agreements, including,
                              in certain cases, with respect to the servicing
                              thereof and/or appointment of a special servicer
                              with respect thereto. Those legal and/or
                              beneficial owners may have interests that conflict
                              with your interests.

                              Conflicts between borrowers and property managers.
                              It is likely that many of the property managers of
                              the mortgaged properties, or their affiliates,
                              manage additional properties, including properties
                              that may compete with the mortgaged properties.
                              Affiliates of the managers, and managers
                              themselves, also may own other properties,
                              including competing properties. The managers of
                              the mortgaged properties may accordingly
                              experience conflicts of interest in the management
                              of such mortgaged properties.

                              Conflicts between the trust and sellers. The
                              activities of the sellers and their affiliates may
                              involve properties which are in the same markets
                              as the mortgaged properties underlying the
                              certificates. In such case, the interests of each
                              of the sellers or such affiliates may differ from,
                              and

                                      S-61

                              compete with, the interests of the trust, and
                              decisions made with respect to those assets may
                              adversely affect the amount and timing of
                              distributions with respect to the certificates.
                              Conflicts of interest may arise between the trust
                              and each of the sellers or their affiliates that
                              engage in the acquisition, development, operation,
                              financing and disposition of real estate if such
                              sellers acquire any certificates. In particular,
                              if certificates held by a seller are part of a
                              class that is or becomes the controlling class,
                              the seller, as part of the holders of the
                              controlling class, would have the ability to
                              influence certain actions of the special servicer
                              under circumstances where the interests of the
                              trust conflict with the interests of the seller or
                              its affiliates as acquirors, developers,
                              operators, financers or sellers of real estate
                              related assets.

                              The sellers or their affiliates may acquire a
                              portion of the certificates. Under such
                              circumstances, they may become the controlling
                              class, and as such have interests that may
                              conflict with their interests as a seller of the
                              mortgage loans.

PREPAYMENTS MAY REDUCE THE
YIELD ON YOUR CERTIFICATES    The yield to maturity on your certificates will
                              depend, in significant part, upon the rate and
                              timing of principal payments on the mortgage
                              loans. For this purpose, principal payments
                              include both voluntary prepayments, if permitted,
                              and involuntary prepayments, such as prepayments
                              resulting from casualty or condemnation of
                              mortgaged properties, defaults and liquidations by
                              borrowers, or repurchases as a result of a
                              seller's breach of representations and warranties
                              or material defects in a mortgage loan's
                              documentation.

                              The investment performance of your certificates
                              may vary materially and adversely from your
                              expectations if the actual rate of prepayment is
                              higher or lower than you anticipate.

                              Voluntary prepayments under some of the mortgage
                              loans require payment of a prepayment premium or a
                              yield maintenance charge unless the prepayment
                              occurs within generally one (1) to seven (7)
                              payments prior to and including the anticipated
                              repayment date or the stated maturity date, as the
                              case may be. Nevertheless, we cannot assure you
                              that the related borrowers will refrain from
                              prepaying their mortgage loans due to the
                              existence of a prepayment premium or a yield
                              maintenance charge or that the amount of such
                              premium or charge will be sufficient to compensate
                              you for shortfalls in payments on your
                              certificates on account of such prepayments. We
                              also cannot assure you that involuntary
                              prepayments will not occur. The rate at which
                              voluntary prepayments occur on the mortgage loans
                              will be affected by a variety of factors,
                              including:

                              o   the terms of the mortgage loans;

                              o   the length of any prepayment lock-out period;

                              o   the level of prevailing interest rates;

                              o   the availability of mortgage credit;

                              o   the applicable yield maintenance charges or
                                  prepayment premiums and the ability of the
                                  master servicer or special servicer to enforce
                                  the related provisions;

                                      S-62

                              o   the failure to meet requirements for release
                                  of escrows/reserves that result in a
                                  prepayment;

                              o   the occurrence of casualties or natural
                                  disasters; and

                              o   economic, demographic, tax or legal factors.

                              Generally, no yield maintenance charge or
                              prepayment premium will be required for
                              prepayments in connection with a casualty or
                              condemnation unless an event of default has
                              occurred. In addition, if a seller repurchases any
                              mortgage loan from the trust due to the material
                              breach of a representation or warranty or a
                              material document defect or such mortgage loan is
                              otherwise purchased from the trust (including
                              certain purchases by the holder of a B Note or
                              mezzanine loan), the repurchase price paid will be
                              passed through to the holders of the certificates
                              with the same effect as if the mortgage loan had
                              been prepaid in part or in full, except that no
                              yield maintenance charge or prepayment premium
                              will be payable. Such a repurchase or purchase
                              may, therefore, adversely affect the yield to
                              maturity on your certificates.

                              Although all of the mortgage loans have prepayment
                              protection in the form of lock-out periods,
                              defeasance provisions, yield maintenance
                              provisions and/or prepayment premium provisions,
                              there can be no assurance that borrowers will
                              refrain from prepaying mortgage loans due to the
                              existence of a yield maintenance charge or
                              prepayment premium or that involuntary prepayments
                              or repurchases will not occur.

                              Also, the description in the mortgage notes of the
                              method of calculation of prepayment premiums and
                              yield maintenance charges is complex and subject
                              to legal interpretation and it is possible that
                              another person would interpret the methodology
                              differently from the way we did in estimating an
                              assumed yield to maturity on your certificates as
                              described in this prospectus supplement. See
                              Appendix II attached to this prospectus supplement
                              for a description of the various prepayment
                              provisions.

THE YIELD ON YOUR
CERTIFICATE WILL BE
AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE                   The yield on any certificate will depend on (1)
                              the price at which such certificate is purchased
                              by you and (2) the rate, timing and amount of
                              distributions on your certificate. The rate,
                              timing and amount of distributions on any
                              certificate will, in turn, depend on, among other
                              things:

                              o   the interest rate for such certificate;

                              o   the rate and timing of principal payments
                                  (including principal prepayments) and other
                                  principal collections (including loan
                                  purchases in connection with breaches of
                                  representations and warranties) on or in
                                  respect of the mortgage loans and the extent
                                  to which such amounts are to be applied or
                                  otherwise result in a reduction of the
                                  certificate balance of such certificate;

                              o   the rate, timing and severity of losses on or
                                  in respect of the mortgage loans or
                                  unanticipated expenses of the trust;

                                      S-63

                              o   the rate and timing of any reimbursement of
                                  the master servicer, the special servicer or
                                  the trustee, as applicable, out of the
                                  Certificate Account of nonrecoverable advances
                                  or advances remaining unreimbursed on a
                                  modified mortgage loan on the date of such
                                  modification;

                              o   the timing and severity of any interest
                                  shortfalls resulting from prepayments to the
                                  extent not offset by a reduction in master
                                  servicer compensation as described in this
                                  prospectus supplement;

                              o   the timing and severity of any reductions in
                                  the appraised value of any mortgaged property
                                  in a manner that has an effect on the amount
                                  of advancing required on the related mortgage
                                  loan; and

                              o   the method of calculation of prepayment
                                  premiums and yield maintenance charges and the
                                  extent to which prepayment premiums and yield
                                  maintenance charges are collected and, in
                                  turn, distributed on such certificate.

                              In addition, any change in the weighted average
                              life of a certificate may adversely affect yield.
                              Prepayments resulting in a shortening of weighted
                              average lives of certificates may be made at a
                              time of lower interest rates when you may be
                              unable to reinvest the resulting payment of
                              principal at a rate comparable to the effective
                              yield anticipated when making the initial
                              investment in certificates. Delays and extensions
                              resulting in a lengthening of the weighted average
                              lives of the certificates may occur at a time of
                              higher interest rates when you may have been able
                              to reinvest principal payments that would
                              otherwise have been received by you at higher
                              rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS             The rate and timing of delinquencies or defaults
                              on the mortgage loans could affect the following
                              aspects of the offered certificates:

                              o   the aggregate amount of distributions on them;

                              o   their yields to maturity;

                              o   their rates of principal payments; and

                              o   their weighted average lives.

                              The rights of holders of each class of subordinate
                              certificates to receive payments of principal and
                              interest otherwise payable on their certificates
                              will be subordinated to such rights of the holders
                              of the more senior certificates having an earlier
                              alphabetical class designation. Losses on the
                              mortgage loans will be allocated to the Class Q,
                              Class P, Class O, Class N, Class M, Class L, Class
                              K, Class J, Class H, Class G, Class F, Class E,
                              Class D, Class C, Class B and Class A-J
                              Certificates, in that order, reducing amounts
                              otherwise payable to each class. Any remaining
                              losses would then be allocated to the Class A-1
                              Certificates, Class A-2 Certificates, Class A-3
                              Certificates, Class A-AB Certificates and Class
                              A-4 Certificates, pro rata and, with respect to
                              losses of interest only, the Class X Certificates
                              based on their respective entitlements.

                              If losses on the mortgage loans exceed the
                              aggregate certificate balance of the classes of
                              certificates subordinated to a particular class,
                              that

                                      S-64

                              particular class will suffer a loss equal to the
                              full amount of that excess up to the outstanding
                              certificate balance of such class.

                              If you calculate your anticipated yield based on
                              assumed rates of default and losses that are lower
                              than the default rate and losses actually
                              experienced and such losses are allocable to your
                              certificates, your actual yield to maturity will
                              be lower than the assumed yield. Under extreme
                              scenarios, such yield could be negative. In
                              general, the earlier a loss is borne by your
                              certificates, the greater the effect on your yield
                              to maturity.

                              Additionally, delinquencies and defaults on the
                              mortgage loans may significantly delay the receipt
                              of distributions by you on your certificates,
                              unless advances are made to cover delinquent
                              payments or the subordination of another class of
                              certificates fully offsets the effects of any such
                              delinquency or default.

                              Also, if the related borrower does not repay a
                              mortgage loan with a hyperamortization feature by
                              its anticipated repayment date, the effect will be
                              to increase the weighted average life of your
                              certificates and may reduce your yield to
                              maturity.

                              Furthermore, if P&I Advances and/or Servicing
                              Advances are made with respect to a mortgage loan
                              after default and the mortgage loan is thereafter
                              worked out under terms that do not provide for the
                              repayment of those advances in full at the time of
                              the workout, then any reimbursements of those
                              advances prior to the actual collection of the
                              amount for which the advance was made may also
                              result in reductions in distributions of principal
                              to the holders of the offered certificates for the
                              current month.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL
SERVICER AND THE TRUSTEE
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR
CERTIFICATES                  To the extent described in this prospectus
                              supplement, the master servicer, the special
                              servicer or the trustee (and the related master
                              servicer, the special servicer or the trustee in
                              respect of any Non-Serviced Mortgage Loans) will
                              be entitled to receive interest at the "Prime
                              Rate" on unreimbursed advances they have made with
                              respect to defaulted monthly payments or that are
                              made with respect to the preservation and
                              protection of the related mortgaged property. This
                              interest will generally accrue from the date on
                              which the related advance is made or the related
                              expense is incurred to the date of reimbursement.
                              This interest may be offset in part by default
                              interest and late payment charges paid by the
                              borrower or by certain other amounts. In addition,
                              under certain circumstances, including
                              delinquencies in the payment of principal and
                              interest, a mortgage loan will be serviced by a
                              special servicer, and the special servicer is
                              entitled to compensation for special servicing
                              activities. The right to receive interest on
                              advances and special servicing compensation is
                              senior to the rights of certificateholders to
                              receive distributions. The payment of interest on
                              advances and the payment of compensation to the
                              special servicer may result in shortfalls in
                              amounts otherwise distributable on certificates.

                                      S-65

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          Ten (10) mortgaged properties, securing mortgage
                              loans representing 9.0% of the initial outstanding
                              pool balance, are subject to a first mortgage lien
                              on a leasehold interest under a ground lease.

                              Two (2) mortgaged properties, securing mortgage
                              loans representing 0.9% of the initial outstanding
                              pool balance, are subject to a first mortgage lien
                              on a fee interest in a portion of the property and
                              a leasehold interest in the remaining portion of
                              the property.

                              Leasehold mortgage loans are subject to certain
                              risks not associated with mortgage loans secured
                              by a lien on the fee estate of the borrower. The
                              most significant of these risks is that if the
                              borrower's leasehold were to be terminated upon a
                              lease default, the lender would lose its security.
                              Generally, each related ground lease requires the
                              lessor to give the lender notice of the borrower's
                              defaults under the ground lease and an opportunity
                              to cure them, permits the leasehold interest to be
                              assigned to the lender or the purchaser at a
                              foreclosure sale, in some cases only upon the
                              consent of the lessor, and contains certain other
                              protective provisions typically included in a
                              "mortgageable" ground lease.

                              Upon the bankruptcy of a lessor or a lessee under
                              a ground lease, the debtor entity has the right to
                              assume or reject the lease. If a debtor lessor
                              rejects the lease, the lessee has the right to
                              remain in possession of its leased premises for
                              the rent otherwise payable under the lease for the
                              term of the lease (including renewals). If a
                              debtor lessee/borrower rejects any or all of the
                              lease, the leasehold lender could succeed to the
                              lessee/borrower's position under the lease only if
                              the lessor specifically grants the lender such
                              right. If both the lessor and the lessee/borrowers
                              are involved in bankruptcy proceedings, the
                              trustee may be unable to enforce the bankrupt
                              lessee/borrower's right to refuse to treat a
                              ground lease rejected by a bankrupt lessor as
                              terminated. In such circumstances, a lease could
                              be terminated notwithstanding lender protection
                              provisions contained therein or in the mortgage.

                              Most of the ground leases securing the mortgaged
                              properties provide that the ground rent increases
                              during the term of the lease. These increases may
                              adversely affect the cash flow and net income of
                              the borrower from the mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY
LAWS THAT MAY AFFECT THE
TRUST'S OWNERSHIP OF THE
MORTGAGE LOANS                In the event of the insolvency of any seller, it
                              is possible the trust's right to payment from or
                              ownership of the mortgage loans could be
                              challenged, and if such challenge were successful,
                              delays or reductions in payments on your
                              certificates could occur.

                              Based upon opinions of counsel that the conveyance
                              of the mortgage loans would generally be respected
                              in the event of insolvency of the sellers, which
                              opinions are subject to various assumptions and

                                      S-66

                              qualifications, the sellers believe that such a
                              challenge will be unsuccessful, but there can be
                              no assurance that a bankruptcy trustee, if
                              applicable, or other interested party will not
                              attempt to assert such a position. Even if actions
                              seeking such results were not successful, it is
                              possible that payments on the certificates would
                              be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND
MARKET VALUE MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                  Your certificates will not be listed on any
                              securities exchange or traded on any automated
                              quotation systems of any registered securities
                              association, and there is currently no secondary
                              market for the certificates. While the
                              Underwriters currently intend to make a secondary
                              market in the certificates, none of them is
                              obligated to do so. Accordingly, you may not have
                              an active or liquid secondary market for your
                              certificates, which could result in a substantial
                              decrease in the market value of your certificates.
                              The market value of your certificates also may be
                              affected by many other factors, including
                              then-prevailing interest rates. Furthermore, you
                              should be aware that the market for securities of
                              the same type as the certificates has in the past
                              been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON
RATE ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          The interest rates on one or more classes of
                              certificates may be based on a weighted average of
                              the mortgage loan interest rates net of the
                              administrative cost rate, which is calculated
                              based upon the respective principal balances of
                              the mortgage loans. Alternatively, the interest
                              rate on one or more classes of the certificates
                              may be capped at such weighted average rate. This
                              weighted average rate is further described in this
                              prospectus supplement under the definition of
                              "Weighted Average Net Mortgage Rate." Any class of
                              certificates that is either fully or partially
                              based upon the weighted average net mortgage rate
                              may be adversely affected by disproportionate
                              principal payments, prepayments, defaults and
                              other unscheduled payments on the mortgage loans.
                              Because some mortgage loans will amortize their
                              principal more quickly than others, the rate may
                              fluctuate over the life of those classes of your
                              certificates.

                              In general, mortgage loans with relatively high
                              mortgage interest rates are more likely to prepay
                              than mortgage loans with relatively low mortgage
                              interest rates. For instance, varying rates of
                              unscheduled principal payments on mortgage loans
                              which have interest rates above the weighted
                              average net mortgage rate may have the effect of
                              reducing the interest rate of your certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-67

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached to this prospectus supplement.

GENERAL

     The Series 2005-HQ5 Commercial Mortgage Pass-Through Certificates will be issued on or about March , 2005 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer and the trustee.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o    any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

     o    certain rights of the Depositor under, or assigned to the Depositor pursuant to, the Mortgage Loan Purchase Agreement relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related seller (or the representations and warranties assigned by the related seller)
          regarding its mortgage loans.

     The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

     The certificates will consist of various classes, to be designated as:

     o    the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
          Certificates, the Class A-AB Certificates and the Class A-4
          Certificates;

     o    the Class X-1 Certificates and the Class X-2 Certificates;

     o    the Class A-J Certificates, the Class B Certificates, the Class C
          Certificates, the Class D Certificates, the Class E Certificates, the
          Class F Certificates, the Class G Certificates, the Class H
          Certificates, the Class J Certificates, the Class K Certificates, the
          Class L Certificates, the Class M Certificates, the Class N
          Certificates, the Class O Certificates, the Class P Certificates, the
          Class Q Certificates, and the Class S Certificates; and

     o    the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

     The Class A Senior and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D and Class E
Certificates will be issued in denominations of $100,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount. The Class
X-2 Certificates will be issued in denominations of $1,000,000 initial Notional
Amount and in any whole dollar denomination in excess of that amount.

                                      S-68

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Offered Certificates--Reports to Certificateholders; Available Information--Book
Entry." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of
DTC, in the United States, and may be made through the facilities of Clearstream
Bank or Euroclear Bank, as operator of the Euroclear system, in Europe.
Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and
Euroclear Bank, respectively.

     Because of time-zone differences, credits of securities received in
Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear
Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or
Euroclear Bank cash account only as of the business day following settlement in
DTC.

                                      S-69

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class X-2, Class A-J, Class B, Class C, Class D and Class E
Certificates will have the following aggregate Certificate Balances or Notional
Amount. In each case, the Certificate Balance or Notional Amount on the Closing
Date may vary by up to 5%:

            APPROXIMATE INITIAL      APPROXIMATE
            CERTIFICATE BALANCE   PERCENT OF INITIAL   RATINGS     APPROXIMATE
   CLASS     OR NOTIONAL AMOUNT      POOL BALANCE    (FITCH/S&P)  CREDIT SUPPORT
   -----     ------------------      ------------    -----------  --------------
Class A-1          $121,000,000         7.92%          AAA/AAA       20.000%
Class A-2          $161,100,000         10.54%         AAA/AAA       20.000%
Class A-3          $159,400,000         10.43%         AAA/AAA       20.000%
Class A-AB          $67,500,000         4.42%          AAA/AAA       20.000%
Class A-4          $713,941,000         46.70%         AAA/AAA       20.000%
Class X-2        $1,491,246,000          N/A           AAA/AAA         N/A
Class A-J          $112,740,000         7.38%          AAA/AAA       12.625%
Class B             $30,574,000         2.00%           AA/AA        10.625%
Class C             $19,108,000         1.25%          AA-/AA-        9.375%
Class D             $15,287,000         1.00%           A+/A+         8.375%
Class E             $17,198,000         1.13%            A/A          7.250%

     The percentages indicated under the columns "Approximate Credit Support"
with respect to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates represent the approximate credit support for the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of such certificate on such Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class X-2
Certificates will equal:

     o    during the period from the Closing Date through and including the
          Distribution Date occurring in March 2006, the sum of (a) the lesser of $112,232,000 and the Certificate Balance of the Class A-1
          Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-AB,
          Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F,
          Class G, Class H, Class J, Class K, Class L and Class M Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in March
          2006 through and including the Distribution Date occurring in March
          2007, the sum of (a) the lesser of $47,267,000 and the Certificate
          Balance of the Class A-1 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-2, Class
          A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K and Class L
          Certificates outstanding from time to

                                      S-70

          time and (c) the lesser of $4,968,000 and the Certificate Balance of the Class M Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in March
          2007 through and including the Distribution Date occurring in March
          2008, the sum of (a) the lesser of $141,205,000 and the Certificate
          Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-3, Class
          A-AB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class
          F, Class G and Class H Certificates outstanding from time to time and
          (c) the lesser of $7,395,000 and the Certificate Balance of the Class
          J Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in March
          2008 through and including the Distribution Date occurring in March
          2009, the sum of (a) the lesser of $24,409,000 and the Certificate
          Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-3, Class
          A-AB, Class A-4, Class A-J, Class B, Class C, Class D, Class E and
          Class F Certificates outstanding from time to time and (c) the lesser of $8,126,000 and the Certificate Balance of the Class G Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in March
          2009 through and including the Distribution Date occurring in March
          2010, the sum of (a) the lesser of $4,618,000 and the Certificate
          Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-AB, Class
          A-4, Class A-J, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $15,659,000 and the
          Certificate Balance of the Class E Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in March
          2010 through and including the Distribution Date occurring in March
          2011, the sum of (a) the lesser of $18,530,000 and the Certificate
          Balance of the Class A-AB Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-4, Class
          A-J, Class B and Class C Certificates outstanding from time to time and (c) the lesser of $10,249,000 and the Certificate Balance of the
          Class D Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in March
          2011 through and including the Distribution Date occurring in March
          2012, the sum of (a) the lesser of $578,823,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-J and
          Class B Certificates outstanding from time to time and (c) the lesser of $10,682,000 and the Certificate Balance of the Class C Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in March
          2012 through and including the Distribution Date occurring in March
          2013, the sum of (a) the lesser of $539,252,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-J
          Certificates outstanding from time to time and (c) the lesser of
          $25,720,000 and the Certificate Balance of the Class B Certificates
          outstanding from time to time; and

     o    following the Distribution Date occurring in March 2013, $0.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. The Notional
Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and
Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in March 2013. Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,528,677,433 and
$1,491,246,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional

                                      S-71

Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Class S Certificates and the Residual Certificates will not have
Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

     The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J,
Class B, Class C, Class D and Class E Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which may be zero.

     The Pass-Through Rate applicable to the Class X-1 Certificates for the
initial Distribution Date will equal approximately   % per annum. The
Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of one of the classes of the Principal Balance Certificates.
In general, the Certificate Balance of each class of Principal Balance
Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the
Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate
Balance will represent one or more other separate components of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date. For any Distribution Date occurring in or before March 2013, on any particular component of the total Notional Amount of the Class X-1
Certificates immediately prior to the related Distribution Date, the applicable
Class X-1 Strip Rate will be calculated as follows:

     o    if such particular component consists of the entire Certificate
          Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire
          Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule A attached to this prospectus supplement and (ii) the Pass-Through Rate for such
          Distribution Date for such class of Principal Balance Certificates;
          and

     o    if such particular component consists of the entire Certificate
          Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire
          Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class X-2
          Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
          (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after March 2013, the Certificate
Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such class of Principal Balance
Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

                                      S-72

          The Pass-Through Rate applicable to the Class X-2 Certificates for the
initial Distribution Date will equal approximately    % per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution
Date subsequent to the initial Distribution Date and on or before the
Distribution Date in March 2013 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal
Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total
Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before March 2013, on any particular component of the total
Notional Amount of the Class X-2 Certificates immediately prior to the related
Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o    the lesser of (a) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule A attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o    the Pass-Through Rate for such Distribution Date for the class of
          Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

          Under no circumstances will any Class X-2 Strip Rate be less than zero.

          The Class F, Class G, Class H and Class J Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or
(iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which may be zero. The Pass-Through Rate applicable to the Class K,
Class L, Class M, Class N, Class O, Class P and Class Q Certificates will, at
all times, equal to the lesser of   % per annum and the Weighted Average Net
Mortgage Rate. The Class S Certificates do not have a pass-through rate and are entitled to receive only Excess Interest on ARD Loans held by the trust only following the Anticipated Repayment Date of such ARD Loans.

          The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

          Distributions on or with respect to the certificates will be made by the trustee, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in April 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

          The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any

                                      S-73

distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

          With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

          With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the trustee will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution
Date.

Application of the Available Distribution Amount

          On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the trustee will apply the Available Distribution Amount other than
Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

          (i)     to the holders of the Class A-1, Class A-2, Class A-3, Class
                  A-AB, Class A-4, Class X-1 and Class X-2 Certificates, the
                  Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata, in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

          (ii)    to the holders of the Class A-AB Certificates, the Principal
                  Distribution Amount for such Distribution Date until the
                  aggregate Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such
                  Distribution Date;

          (iii)   upon payment to the Class A-AB Certificates of the above
                  distribution, to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1
                  Certificates has been reduced to zero; the portion of the
                  Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
                  Distribution Amount distributed to the holders of the Class
                  A-AB Certificates (in respect of the Planned Principal
                  Balance);

          (iv)    upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A-AB (in respect of the Planned Principal Balance)
                  and Class A-1 Certificates;

                                      S-74

          (v)     upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A-AB (in respect of the Planned Principal Balance),
                  Class A-1 and Class A-2 Certificates;

          (vi)    upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-AB
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-AB Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A-AB (in respect of the Planned Principal Balance),
                  Class A-1, Class A-2 and Class A-3 Certificates;

          (vii)   upon payment in full of the aggregate Certificate Balance of the Class A-AB and Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount
                  for such Distribution Date until the aggregate Certificate
                  Balance of the Class A-4 Certificates has been reduced to
                  zero; the portion of the Principal Distribution Amount
                  distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class
                  A-AB Certificates;

          (viii)  to the holders of the Class A Senior Certificates and the
                  Class X Certificates, pro rata in proportion to their
                  respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense
                  Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or
                  Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or
                  Expense Losses, at one-twelfth the applicable Pass-Through
                  Rate;

          (ix)    to the holders of the Class A-J Certificates, the
                  Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

          (x)     upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class A-J
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior Certificates;

          (xi)    to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                  allocated to such class of certificates and for which
                  reimbursement has not previously been fully paid, plus
                  interest on such Realized Losses or Expense Losses, at
                  one-twelfth the applicable Pass-Through Rate;

          (xii)   to the holders of the Class B Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

          (xiii)  upon payment in full of the aggregate Certificate Balance of the Class A-J Certificates, to the holders of the Class B
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior and Class A-J Certificates;

                                      S-75

          (xiv)   to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate;

          (xv)    to the holders of the Class C Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

          (xvi)   upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior, Class A-J and Class B Certificates;

          (xvii)  to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate;

          (xviii) to the holders of the Class D Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

          (xix)   upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior, Class A-J, Class B and Class C
                  Certificates;

          (xx)    to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate;

          (xxi)   to the holders of the Class E Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

          (xxii)  upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior, Class A-J, Class B, Class C and Class D
                  Certificates;

          (xxiii) to the holders of the Class E Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate; and

          (xxiv)  to make payments to the holders of the private certificates
                  (other than the Class X Certificates) as contemplated below.

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the

                                      S-76

aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the
Principal Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate
     Certificate Balance of each such Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense
     Losses, at one-twelfth the applicable Pass-Through Rate.

          On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual
Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class
F Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O, Class P and Class Q Certificates:

          (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other class of
               Subordinate Certificates, if any, with an earlier alphabetical
               Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate
               Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such Distribution
               Date; and

          (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such class of
               certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at
               one-twelfth the Pass-Through Rate of such Classes.

          Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class S Certificates.

          Excess Liquidation Proceeds will be deposited into the Reserve
Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance
Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on
Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Class A-AB Planned Principal Balance

          On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each

                                      S-77

Distribution Date would be reduced to the balance indicated for such
Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, there can be no assurance that the Certificate Balance of the Class
A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule A. In general, once the
Certificate Balances of the Class A-1, Class A-2, Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the
Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the trustee on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H and Class J Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest
Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution
Date, % of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1
Certificates and % of the Prepayment Premiums or Yield Maintenance Charges
remaining after those distributions will be distributed to the holders of the
Class X-2 Certificates.

          No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class K, Class L, Class M, Class N, Class O, Class
P, Class Q and Class S Certificates or the Residual Certificates. Any Prepayment
Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

          Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions"
below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are
intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

          Not later than the earliest Appraisal Event with respect to any mortgage loan or Loan Pair serviced under the Pooling and Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled
Principal Balance of the mortgage loan or Loan Pair is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan or
Loan Pair is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the
Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.

                                      S-78

Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

          As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan or Loan Pair is brought current under the then current terms of the mortgage loan or Loan Pair for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan or
Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain --at the Operating
Adviser's expense-- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

          The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make
P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

          Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I
Advances (including any advances to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

          As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of
Class A Senior Certificates of principal in an amount equal to the entire
Certificate Balance of the Class A Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of
Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class Q Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with

                                      S-79

a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective
Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

          Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of
Class designation, in each case until such Class is paid in full, of the entire
Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

          Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J,
Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J
Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the
Class X-1 and Class X-2 Certificates, pro rata with each other and with the
Class A Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon.

          Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" to this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed
(from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that collection period.

          Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

          Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

          Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

          Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid; first out of collections on, and other proceeds of, the related B note and then out of collections on, and other proceeds of, the A Note.

                                      S-80

Prepayment Interest Shortfalls and Prepayment Interest Excesses

          If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

          Any Net Aggregate Prepayment Interest Shortfall for a Distribution
Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

          On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

          In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower) after the
Determination Date but on or before the third business day prior to the related
Distribution Date.

OPTIONAL TERMINATION

          The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1% of the Initial Pool Balance.

          The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. Provided that the aggregate principal balances of the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of the all the then-outstanding certificates, including the Class X Certificates, but excluding the Class S Certificates and the Residual Certificates, for mortgage loans remaining in the trust, but all of the holders of outstanding certificates of such classes would have to voluntarily participate in such exchange and at the holders option.

          Any optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code. Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee.

                                      S-81

          ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

          On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

          In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

          With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and any other servicing fees payable from such Assumed
Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

          The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

          P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

          Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any

                                      S-82

mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the master servicer.

          Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer or trustee for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such
Non-Serviced Mortgage Loan Group. The securitization documents for a
Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of
P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

          Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

          With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o    items such as real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o    other costs and expenses necessary to maintain, manage or operate such REO
     Property.

          Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

          The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, subject to the same limitations, and with the same rights, as described above for the master servicer.

                                      S-83

          In general, none of the master servicer, the special servicer or the trustee will be required to make any Servicing Advances with respect to any
Non-Serviced Mortgage Loan under the Pooling and Servicing Agreement. Those advances will be made by the applicable Non-Serviced Mortgage Loan Master
Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or
another party under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement on generally the same terms and conditions as are applicable under the
Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

          Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)). To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the certificates on the related distribution date will be reduced. Any provision in the Pooling and Servicing Agreement for any
Servicing Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

          The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable
(subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer (in the case of any such determination by the master servicer) or the master servicer (in the case of any such determination by the special servicer), the operating adviser, the Rating Agencies, and us (and the holders of the Serviced Companion Mortgage Loan if the Servicing Advance relates to a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. For the avoidance of doubt, the special servicer will not have any right to revise any determination that an advance is nonrecoverable that may have been made by the master servicer or the trustee.
Each of the master servicer, and the trustee will be entitled to rely on any determination of nonrecoverability that is made by the special servicer as aforesaid. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

                                      S-84

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Trustee Reports

          Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or make available to each Certificateholder on each Distribution Date:

          (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

               (i)    the amount, if any, of such distributions to the holders
                      of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance of such class;

               (ii)   the amount of such distribution to holders of each class
                      of certificates allocable to (A) interest and (B)
                      Prepayment Premiums or Yield Maintenance Charges;

               (iii)  the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                      mortgage loans at the close of business on the related
                      Determination Date;

               (iv)   the number and aggregate Scheduled Principal Balance of
                      mortgage loans:

                      (A)  delinquent 30 to 59 days,

                      (B)  delinquent 60 to 89 days,

                      (C)  delinquent 90 days or more,

                      (D)  as to which foreclosure proceedings have been
                           commenced, or

                      (E)  as to which bankruptcy proceedings have been
                           commenced;

               (v)    with respect to any REO Property included in the trust,
                      the principal balance of the related mortgage loan as of
                      the date of acquisition of the REO Property and the
                      Scheduled Principal Balance of the mortgage loan;

               (vi)   as of the related Determination Date:

                      (A)  as to any REO Property sold during the related
                           Collection Period, the date of the related
                           determination by the special servicer that it has
                           recovered all payments which it expects to be finally
                           recoverable and the amount of the proceeds of such
                           sale deposited into the Certificate Account, and

                      (B)  the aggregate amount of other revenues collected by
                           the special servicer with respect to each REO
                           Property during the related Collection Period and
                           credited to the Certificate Account, in each case
                           identifying such REO Property by the loan number of
                           the related mortgage loan;

               (vii)  the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect
                      to the distribution made on such Distribution Date;

               (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

               (ix)   the Pass-Through Rate applicable to each class of
                      certificates for such Distribution Date;

                                      S-85

               (x)    the aggregate amount of servicing fees paid to the master
                      servicer and the special servicer and the holders of the
                      rights to Excess Servicing Fees;

               (xi)   the amount of Unpaid Interest, Realized Losses or Expense
                      Losses, if any, incurred with respect to the mortgage
                      loans, including a break out by type of such Expense
                      Losses on an aggregate basis;

               (xii)  the aggregate amount of Servicing Advances and P&I
                      Advances outstanding, separately stated, that have been
                      made by the master servicer, the special servicer and the
                      trustee and the aggregate amount of Servicing Advances and
                      P&I Advances made by the applicable Non-Serviced Mortgage
                      Loan Master Servicer in respect of the Non-Serviced
                      Mortgage Loans;

               (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                      total Appraisal Reductions in effect as of such
                      Distribution Date; and

               (xiv)  such other information and in such form as will be
                      specified in the Pooling and Servicing Agreement.

          (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
               Appendix I.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

          The trustee will make the foregoing reports and certain other information available each month to any interested party (including the holder of a B Note) via the trustee's website, which shall initially be located at
www.ctslink.com/cmbs. In addition, the trustee will also make certain other additional reports available via the trustee's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the
Rating Agencies, the parties to the Pooling and Servicing Agreement, the
Underwriters, Certificateholders, a holder of a B Note and any prospective investors or beneficial owners of certificates who provide the trustee with an investor certification in the form attached to the pooling and servicing agreement (which form may be submitted electronically via the trustee's website). For assistance with the trustee's website, investors may call (301)
815-6600. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information of which it is not the original source.

          In connection with providing access to the trustee's website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the
Pooling and Servicing Agreement.

          On an annual basis, the master servicer is required to deliver the
Annual Report to the trustee, which will make such report available as described above to the Underwriters, the Certificateholders, the Depositor and anyone the
Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

          The trustee shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the

                                      S-86

holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items, to the extent such items are in its possession: (i) the most recent property inspection reports in the possession of the trustee in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the trustee, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the trustee shall be permitted to require payment by the requesting party (other than either Rating
Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the trustee of providing access or copies
(including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

          The Pooling and Servicing Agreement generally requires that the trustee make available, at its corporate trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the
Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the trustee since the Closing Date;

o    all accountants' reports delivered to the trustee since the Closing Date;

o    the mortgage loan files;

o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o    any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

          Copies of any and all of the foregoing items and any servicer reports will be available from the trustee upon request; however, the trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the trustee). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

          Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such
Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The master servicer, the special servicer, the trustee and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written

                                      S-87

certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

          The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in March 2005:

                 The close of business on

                 March 1               (A)  Cut-off Date.

                 March 31              (B)  Record Date for all Classes of
                                            Certificates.

                 March 2  - April 8    (C)  The Collection Period. The master
                                            servicer receives Scheduled Payments
                                            due after the Cut-off Date and any
                                            Principal Prepayments made after the
                                            Cut-off Date and on or prior to
                                            April 8.

                 April 8               (D)  Determination Date.

                 April 13              (E)  Master Servicer Remittance Date.

                 April 14              (F)  Distribution Date.

          Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to April 8, 2005 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

          (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) The master servicer will remit to the trustee no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

          (F) The trustee will make distributions to Certificateholders on the
14th day of each month or, if such day is not a business day, the next succeeding business day.

                                      S-88

THE TRUSTEE

          Wells Fargo Bank, N.A. will act as the trustee. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United
States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located for certificate transfer purposes at Wells Fargo Center, Sixth
Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate
Trust Services (CMBS)--Morgan Stanley Capital I Inc., Commercial Mortgage
Pass-Through Certificates, Series 2005-HQ5, and for all other purposes, at 9062
Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust
Services (CMBS)--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-HQ5. See "Description of the Pooling and Servicing
Agreements--Duties of the Trustee", "Description of the Agreements--Matters
Regarding the Trustee" and "Description of the Agreements--Resignation and
Removal of the Trustee" in the prospectus.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

          The Rated Final Distribution Date of each class of certificates is the
Distribution Date in January 2042.

          The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing
     Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust created from the related portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o    to modify, add to or eliminate the provisions in the Pooling and Servicing
     Agreement relating to transfers of Residual Certificates;

                                      S-89

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o    to modify the provisions relating to the timing of reimbursements of
     Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents) and with respect to the A/B Mortgage Loan, the interests of the related holder of the B Note (unless such holder consents).

          No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or any B Note holder (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust created from the related portion of the trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

          The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph and provided that such amendment does not adversely affect the B Note holder. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

          The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement) and the consent of the B
Note holder, if adversely affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate or B Note without the consent of the Holder of such certificate or the B Note holder if applicable;

o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o    no such amendment may eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the
     Code and related Treasury Regulations and rulings promulgated under the
     Code

o    adversely affect the status of the grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class S Certificateholders; or

o    adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class
     R-I, Class R-II and Class R-III Certificateholders but excluding the Class
     S Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                                      S-90

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o    the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
     Material Breaches of representations and warranties and Material Document
     Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
     Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o    the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
     Distributable Certificate Interest Amount payable on such certificate.

          In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable
Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 14th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

          The interest rates on one or more classes of certificates (including the Class X-2 Certificates) may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

          The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each
Distribution Date will be distributable entirely in respect of the Class A
Senior Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal
Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer,

                                      S-91

the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

          Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay an ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD
Loan documents.

          Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

          The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class X-2 Certificates should fully consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in the failure of such investors to fully recoup their initial investments. With respect to the Class A Senior, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class X-1 and
Class X-2 Certificates, the allocation of a portion of collected Prepayment
Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in
"Appendix II - Certain Characteristics of the Mortgage Loans."

          Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

                                      S-92

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

          If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

          The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class Q
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending -- from the Class P Certificates to the Class B
Certificates, then the Class A-J Certificates, then pro rata among the Class
A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the
Certificate Balance of such class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (ii) second, Unpaid
Interest owing to such class and (iii) third, Distributable Certificate Interest
Amounts owing to such class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-AB Certificates and Class A-4 Certificates and, as to
their interest entitlements only, the Class X-1 Certificates and Class X-2
Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest
Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon.
Shortfalls arising from delinquencies and defaults, to the extent the master servicer, the trustee determines that P&I Advances would be nonrecoverable,
Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

          The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

          The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

                                      S-93

          We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lockout, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

          The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates (other than the Class X-2
Certificates) after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

          The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

          For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

          The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                                      S-94

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%       25%       50%      75%      100%
-----------------------------      ----     ----      ----     ----      ----
Closing Date                       100%     100%      100%     100%      100%
March 2006                          92%      92%      92%       92%       92%
March 2007                          82%      82%      82%       82%       82%
March 2008                          71%      71%      71%       71%       71%
March 2009                          7%       7%        7%       7%        7%
March 2010                          0%       0%        0%       0%        0%
Weighted average life (years)      3.17     3.15      3.13     3.10      2.93

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%       25%      50%       75%      100%
-----------------------------      ----     ----      ----     ----      ----
Closing Date                       100%     100%      100%     100%      100%
March 2006                         100%     100%      100%     100%      100%
March 2007                         100%     100%      100%     100%      100%
March 2008                         100%     100%      100%     100%      100%
March 2009                         100%     100%      100%     100%      100%
March 2010                          0%       0%        0%       0%        0%
Weighted average life (years)      4.86     4.85      4.83     4.81      4.62

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%       25%      50%       75%      100%
-----------------------------      ----     ----      ----     ----      ----
Closing Date                       100%     100%      100%     100%      100%
March 2006                         100%     100%      100%     100%      100%
March 2007                         100%     100%      100%     100%      100%
March 2008                         100%     100%      100%     100%      100%
March 2009                         100%     100%      100%     100%      100%
March 2010                         100%     100%      100%     100%      100%
March 2011                         100%     100%      100%      99%       97%
March 2012                          0%       0%        0%       0%        0%
Weighted average life (years)      6.68     6.66      6.65     6.62      6.42

                                      S-95

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%       25%      50%       75%      100%
-----------------------------      ----     ----      ----     ----      ----
Closing Date                       100%     100%      100%     100%      100%
March 2006                         100%     100%      100%     100%      100%
March 2007                         100%     100%      100%     100%      100%
March 2008                         100%     100%      100%     100%      100%
March 2009                         100%     100%      100%     100%      100%
March 2010                         100%     100%      100%     100%      100%
March 2011                          76%      76%      76%       76%       76%
March 2012                          53%      53%      53%       53%       53%
March 2013                          27%      27%      27%       27%       27%
March 2014                          0%       0%        0%       0%        0%
Weighted average life (years)      7.01     7.00      7.00     7.00      7.01

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%       25%      50%       75%      100%
-----------------------------      ----     ----      ----     ----      ----
Closing Date                       100%     100%      100%     100%      100%
March 2006                         100%     100%      100%     100%      100%
March 2007                         100%     100%      100%     100%      100%
March 2008                         100%     100%      100%     100%      100%
March 2009                         100%     100%      100%     100%      100%
March 2010                         100%     100%      100%     100%      100%
March 2011                         100%     100%      100%     100%      100%
March 2012                         100%     100%      100%     100%      100%
March 2013                         100%     100%      100%     100%      100%
March 2014                          95%      94%      92%       90%       65%
March 2015                          0%       0%        0%       0%        0%
Weighted average life (years)      9.47     9.45      9.43     9.41      9.23

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%       25%      50%       75%      100%
-----------------------------      ----     ----      ----     ----      ----
Closing Date                       100%     100%      100%     100%      100%
March 2006                         100%     100%      100%     100%      100%
March 2007                         100%     100%      100%     100%      100%
March 2008                         100%     100%      100%     100%      100%
March 2009                         100%     100%      100%     100%      100%
March 2010                         100%     100%      100%     100%      100%
March 2011                         100%     100%      100%     100%      100%
March 2012                         100%     100%      100%     100%      100%
March 2013                         100%     100%      100%     100%      100%
March 2014                         100%     100%      100%     100%      100%
March 2015                          0%       0%        0%       0%        0%
Weighted average life (years)      9.79     9.79      9.79     9.77      9.54

                                      S-96

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%       25%      50%       75%      100%
-----------------------------      ----     ----      ----     ----      ----
Closing Date                       100%     100%      100%     100%      100%
March 2006                         100%     100%      100%     100%      100%
March 2007                         100%     100%      100%     100%      100%
March 2008                         100%     100%      100%     100%      100%
March 2009                         100%     100%      100%     100%      100%
March 2010                         100%     100%      100%     100%      100%
March 2011                         100%     100%      100%     100%      100%
March 2012                         100%     100%      100%     100%      100%
March 2013                         100%     100%      100%     100%      100%
March 2014                         100%     100%      100%     100%      100%
March 2015                          0%       0%        0%       0%        0%
Weighted average life (years)      9.79     9.79      9.79     9.79      9.56

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%       25%      50%       75%      100%
-----------------------------      ----     ----      ----     ----      ----
Closing Date                       100%     100%      100%     100%      100%
March 2006                         100%     100%      100%     100%      100%
March 2007                         100%     100%      100%     100%      100%
March 2008                         100%     100%      100%     100%      100%
March 2009                         100%     100%      100%     100%      100%
March 2010                         100%     100%      100%     100%      100%
March 2011                         100%     100%      100%     100%      100%
March 2012                         100%     100%      100%     100%      100%
March 2013                         100%     100%      100%     100%      100%
March 2014                         100%     100%      100%     100%      100%
March 2015                          0%       0%        0%       0%        0%
Weighted average life (years)      9.80     9.79      9.79     9.79      9.67

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%       25%      50%       75%      100%
-----------------------------      ----     ----      ----     ----      ----
Closing Date                       100%     100%      100%     100%      100%
March 2006                         100%     100%      100%     100%      100%
March 2007                         100%     100%      100%     100%      100%
March 2008                         100%     100%      100%     100%      100%
March 2009                         100%     100%      100%     100%      100%
March 2010                         100%     100%      100%     100%      100%
March 2011                         100%     100%      100%     100%      100%
March 2012                         100%     100%      100%     100%      100%
March 2013                         100%     100%      100%     100%      100%
March 2014                         100%     100%      100%     100%      100%
March 2015                          0%       0%        0%       0%        0%
Weighted average life (years)      9.89     9.85      9.81     9.79      9.71

                                      S-97

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%       25%      50%       75%      100%
-----------------------------      ----     ----      ----     ----      ----
Closing Date                       100%     100%      100%     100%      100%
March 2006                         100%     100%      100%     100%      100%
March 2007                         100%     100%      100%     100%      100%
March 2008                         100%     100%      100%     100%      100%
March 2009                         100%     100%      100%     100%      100%
March 2010                         100%     100%      100%     100%      100%
March 2011                         100%     100%      100%     100%      100%
March 2012                         100%     100%      100%     100%      100%
March 2013                         100%     100%      100%     100%      100%
March 2014                         100%     100%      100%     100%      100%
March 2015                          0%       0%        0%       0%        0%
Weighted average life (years)      9.96     9.93      9.89     9.83      9.71

CLASS X-2 CERTIFICATES

          The yield to maturity on the Class X-2 Certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments) on the mortgage loans and to the default and loss experience on the mortgage loans. Accordingly, investors in the Class X-2
Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment of the mortgage loans could result in the failure of such investors to recoup their initial investments. Any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the
Class X-2 Certificates as described herein may be insufficient to offset fully the adverse effects on the yield on such class of certificates that the related prepayments may otherwise have. Moreover, because the mortgage loans represent non-recourse obligations of the borrowers, no assurance can be given that the borrowers will have sufficient funds available to pay all or any portion of any required Prepayment Premium or Yield Maintenance Charge in the case of a default, or that, in the case of a foreclosure, foreclosure proceeds will be sufficient or available to permit recovery of the Prepayment Premium or Yield
Maintenance Charge. No assurances are given that the obligation to pay any
Prepayment Premium or Yield Maintenance Charge will be enforceable. The yield to maturity on the Class X-2 Certificates will also be adversely affected by the trust's receipt of insurance proceeds in connection with a casualty loss on a mortgaged property (for which no Prepayment Premium or Yield Maintenance Charge will be due). In addition, the yield to maturity on the Class X-2 Certificates may be adversely affected if an optional termination of the trust occurs.

          The following tables indicate the approximate pre-tax yield to maturity on the Class X-2 Certificates for the specified CPR and Constant
Default Rate ("CDR") percentages, stated on a corporate bond equivalent ("CBE")
basis. For purposes of preparing the tables it was assumed that (i) unless otherwise indicated, the Structuring Assumptions referred to above apply and the initial Notional Amount and initial Pass-Through Rate of the Class X- 2
Certificates are as set forth herein and (ii) the purchase price (excluding accrued interest) for the Class X-2 Certificates, expressed as a percentage of the Notional Amount thereof, is as specified below. In addition, all of the following scenarios assume (i) the immediate occurrence of defaults, (ii) the immediate recovery of 65% of the defaulted amount and (iii) that the right of optional termination is exercised.

                                      S-98

                         PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X-2 CERTIFICATES

PREPAYMENT ASSUMPTION              100% CPR         100% CPR         100% CPR
DEFAULT RATE ASSUMPTION              0% CDR           6% CDR          10% CDR
--------------------------------------------------------------------------------

ASSUMED TOTAL PURCHASE
PRICE (EXCLUDING ACCRUED
INTEREST)
           %                           %                 %               %

          The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X-2 Certificates (that is, interest and Prepayment Premiums, if any, collected as described above), would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2
Certificates and consequently do not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered.

          Notwithstanding the assumed prepayment and default rates reflected in the foregoing table, it is highly unlikely that the mortgage loans will be prepaid or default according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X-2 Certificates is likely to differ from those shown in the table, even if all of the mortgage loans prepay at the indicated
CPRs and default at the indicated CDRs over any given time period or over the entire life of the Class X-2 Certificates. CDR represents an assumed constant rate of default each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

          As described herein, the amounts payable with respect to the Class X-2
Certificates consist only of interest. If all of the mortgage loans were to prepay in the initial month, with the result that holders of the Class X-2
Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the
"AAA/AAA" ratings received on the Class X-2 Certificates. The related Notional
Amount upon which interest in respect of the Class X-2 Certificates is calculated will be reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount of such
Certificates as so reduced from time to time. Accordingly, the ratings of the
Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

                                      S-99

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of eighty-nine (89) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,528,677,433, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $1,440,000 to $119,705,000, and the mortgage loans have an average Cut-off Date Balance of $17,176,151. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of
Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

          The mortgage loans were originated between December 3, 1998 and March
8, 2005. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

          One hundred and two (102) mortgaged properties, securing mortgage loans representing 90.1% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Ten (10) mortgaged properties, securing mortgage loans representing 9.0% of the Initial Pool
Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged property. Two (2) mortgaged properties, securing mortgage loans representing 0.9% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of that same property.

          On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans"
below. The 111 Eighth Avenue Pari Passu Loan has previously been deposited into a REMIC (the "111 Eighth Avenue Pari Passu Loan REMIC") whose assets consist primarily of the 111 Eighth Avenue Pari Passu Loan. On the Closing Date, we will acquire the regular interest in the 111 Eighth Avenue Pari Passu Loan REMIC and transfer such regular interest, without recourse, to the trustee for the benefit of the Certificateholders. See "--The 111 Eighth Avenue Pari Passu Loan" and
"--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

          The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Eighty-seven (87)
mortgage loans, representing 95.4% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.
Two (2) mortgage loans, representing 4.6% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                     S-100

Property Types

          The mortgage loans consist of the following property types:

o    Office - Forty (40) of the mortgaged properties, which secure 54.3% of the
     Initial Pool Balance, are office properties;

o    Retail - Forty-seven (47) of the mortgaged properties, which secure 35.3%
     of the Initial Pool Balance, are retail properties;

o    Industrial - Seven (7) of the mortgaged properties, which secure 3.3% of the Initial Pool Balance, are industrial properties;

o    Mixed Use - Two (2) of the mortgaged properties, which secure 2.5% of the
     Initial Pool Balance, are mixed use properties;

o    Hospitality - One (1) of the mortgaged properties, which secures 1.6% of the Initial Pool Balance, is a hospitality property;

o    Self Storage - Ten (10) of the mortgaged properties, which secure 1.3% of the Initial Pool Balance, are self storage properties;

o    Multifamily - Five (5) of the mortgaged properties, which secure 0.9% of the Initial Pool Balance, are multifamily properties; and

o    Other - Two (2) of the mortgaged properties, which secure 0.7% of the
     Initial Pool Balance, are other types of properties.

Property Location

          The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, California, Texas, the District of Columbia, Kansas, New Jersey and Pennsylvania.

o    Eight (8) mortgaged properties, representing security for 18.8% of the
     Initial Pool Balance are located in New York;

o    Twenty (20) mortgaged properties, representing security for 16.0% of the
     Initial Pool Balance are located in California. Of the mortgaged properties located in California, sixteen (16) of such mortgaged properties, representing security for 13.9% of the Initial Pool Balance, are located in
     Southern California, and four (4) mortgaged properties, representing security for 2.1% of the Initial Pool Balance, are located in Northern
     California;

o    Eleven (11) mortgaged properties, representing security for 14.0% of the
     Initial Pool Balance are located in Texas;

o    Three (3) mortgaged properties, representing security for 12.0% of the
     Initial Pool Balance are located in the District of Columbia;

o    Four (4) mortgaged properties, representing security for 6.0% of the
     Initial Pool Balance are located in Kansas;

o    Seven (7) mortgaged properties, representing security for 5.7% of the
     Initial Pool Balance are located in New Jersey; and

                                     S-101

o    Eight (8) mortgaged properties, representing security for 4.0% of the
     Initial Pool Balance are located in Pennsylvania.

Due Dates

          Seventy (70) of the mortgage loans, representing 53.5% of the Initial
Pool Balance, have Due Dates on the 1st day of each calendar month. Six (6) of the mortgage loans, representing 31.9% of the Initial Pool Balance, have Due
Dates on the 7th day of each calendar month. Eight (8) of the mortgage loans representing 11.5% of the Initial Pool Balance have Due Dates on the 8th day of each calendar month. One (1) of the mortgage loans representing 0.4% of the
Initial Pool Balance has a Due Date on the 9th day of each calendar month. Four
(4) of the mortgage loans representing 2.6% of the Initial Pool Balance have Due
Dates on the 11th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges including eighty-seven (87) mortgage loans, representing 99.4% of the Initial Pool
Balance, with grace periods prior to the imposition of late payment charges of either 0 to 5 calendar days or 5 business days, one (1) mortgage loan, representing 0.3% of the Initial Pool Balance with a grace period of 10 days and one (1) mortgage loan, representing 0.4% of the Initial Pool Balance, with a grace period of 15 days.

Amortization

          The mortgage loans have the following amortization features:

          o    Eighty-nine (89) of the mortgage loans, representing 100.0% of the Initial Pool Balance, are Balloon Loans. Six (6) of these mortgage loans, representing 10.2% of the Initial Pool Balance, are ARD loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a
               360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See
               "Risk Factors."

Prepayment Restrictions

          As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

          o    Eighty (80) mortgage loans, representing 84.5% of the Initial
               Pool Balance, prohibit voluntary principal prepayments during the
               Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    One (1) mortgage loan, representing 7.8% of the Initial Pool
               Balance, permits the related borrower to defease the loan after a
               Lock-out Period or prepay after such Lock-out Period with payment of the greater of a yield maintenance and 1% of the amount prepaid.

          o    One (1) mortgage loan, representing 3.1% of the Initial Pool
               Balance, provides for a Prepayment Premium or Yield Maintenance
               Charge calculated on the basis of the greater of a yield
               maintenance formula and 5.0% of the amount prepaid during the first five month payment period, 4.5% during the next twelve month payment period, 4.0% during the next twelve month payment period, 3.5% during the next twelve month payment and 3.0% during the next seven month payment period.

          o    Four (4) mortgage loans, representing 1.9% of the Initial Pool
               Balance, prohibits voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period provides for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    One (1) mortgage loan, representing 1.5% of the Initial Pool
               Balance, provides for a Prepayment Premium or Yield Maintenance
               Charge calculated on the basis of the greater of a yield
               maintenance formula and 2.0% of the amount prepaid during the first twelve monthly payment periods after a Lock-

                                     S-102

               out Period, 1.5% during the next twelve monthly payment periods, and 1.0% during the next fifty-four month payment period.

          o    Two (2) mortgage loans, representing 1.3% of the Initial Pool
               Balance, prohibits voluntary principal prepayments during a
               Lock-out Period, but permit the related borrower, after an initial period of less than two years following the date of issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

          With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

          o    One (1) mortgage loan, representing 3.3% of the Initial Pool
               Balance, is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage upon defeasance of an amount equal to 110% of the allocated amount of the mortgaged property being released or if three other properties have been released, the mortgage loan permits release of any of the remaining mortgaged properties from the lien of the mortgage upon defeasance of an amount equal to
               125% of the allocated amount of the mortgaged property being released.

          o    Three (3) mortgage loans, representing 7.3% of the Initial Pool
               Balance, permit the release of a portion of the collateral upon prepayment or defeasance in an amount ranging from 120% to 125%
               of the allocated loan amount and, if prepaid, upon payment of the applicable Yield Maintenance Charge.

          o    Three (3) mortgage loans, representing 1.4% of the Initial Pool
               Balance, permit the release of a portion of the collateral upon prepayment of an amount ranging from 115% to 125% of the
               allocated loan amount of the collateral being released and, if prepaid, upon payment of the applicable yield maintenance charge.

          The method of calculation of any Prepayment Premium or Yield
Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

          The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, and the Operating Adviser, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage

                                     S-103

Loan or B Note documents and/or as determined by the master servicer. Subject to the Operating Adviser's right to consent, the master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the
Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan (other than with respect to a Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B
Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing
Agreement.

Subordinate and Other Financing

          Seven (7) of the mortgage loans, representing 34.7% of the Initial
Pool Balance, currently have additional financing in place which is secured by the mortgaged property or properties related to such mortgage loan. Mortgage
Loan Nos. 1-9 (the "Wells REF Portfolio Pari Passu Loan") is secured by the related mortgaged properties on a pari passu basis with other notes that had an aggregate unpaid original principal balance of $205,000,000. Mortgage Loan No.
10 (the "Houston Center Pari Passu Loan") is secured by the related mortgaged property on a pari passu basis with other notes that had an aggregate original unpaid principal balance of $150,000,000. Mortgage Loan No. 12 (the "75 Broad
Loan Group") is secured by a mortgage on the related mortgaged property that also secures a subordinated mortgage loan with an original principal balance of
$48,700,000. Mortgage Loan No. 13 (the "1370 Avenue of the Americas") is secured by the related mortgaged property on a pari passu basis with other notes that had an aggregate original principal balance of $67,500,000. Mortgage Loan No. 15
(the "111 Eighth Avenue Pari Passu Loan") is secured by the related mortgaged property on a pari passu basis with other notes that had an aggregate original unpaid principal balance of $375,000,000. In addition, two other notes that had an aggregate original principal balance of $50,000,000 are subordinate in right of payment to the 111 Eighth Avenue Pari Passu Loan and the related 111 Eighth
Avenue Companion Loans. See "Servicing of the Mortgage Loans--Servicing of the
Wells REF Portfolio Loan Group, the Houston Center Loan Group, the 75 Broad Loan
Group, the 1370 Avenue of the Americas Loan Group and the 111 Eighth Avenue Loan
Group" in this prospectus supplement.

          Three (3) of the mortgage loans, representing 6.7% of the Initial Pool
Balance, is secured by mortgaged property that currently has additional financing in place that is not secured by that mortgaged property. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

          Five (5) of the mortgage loans, representing 16.3% of the Initial Pool
Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower (either currently or upon a sale of the mortgaged property or an assumption of the related mortgage loan). In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

          We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans and the Leases--Subordinate
Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May
Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely
Affect Payment On Your Certificates" in this prospectus supplement.

          Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

          Two (2) of the mortgage loans, representing 5.1% of the Initial Pool
Balance, permit the substitution of one of the related mortgaged properties in accordance with the conditions set forth in the related mortgage loan documents.

                                     S-104

Cash Management Agreements/Lockboxes

          Thirty-nine (39) of the mortgage loans, representing 75.5% of the
Initial Pool Balance, generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related
               borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain
               transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
               forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust
               according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the
               Closing Date, and no lockbox is contemplated to be established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter"

                                     S-105

receipts may be deposited into the lockbox account by the property manager.
Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

          In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.
There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the
Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

          An environmental site assessment was performed with respect to each mortgaged property generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves, payment recourse or stand-alone environmental insurance policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for certain land only properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

          In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic

                                     S-106

upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

          Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

          In the case of one (1) mortgaged property, securing a mortgage loan representing 0.3% of the Initial Pool Balance, the related mortgage loan has the benefit of a stand-alone environmental insurance policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects of the Mortgage Loans and the Leases" in
the prospectus.

          For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
               currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for
               any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects
               (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu
               Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage
               Loan and the related Non-Serviced Companion Mortgage Loan.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial

                                     S-107

               statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and
               information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated and/or rents were averaged over certain time periods. For purposes of
               calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
               mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
               borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

               The Debt Service Coverage Ratios are presented herein for
               illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the
               Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the
               "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV"
               or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
               Terms" in this prospectus supplement. For purposes of the
               information presented in this prospectus supplement, the
               loan-to-value ratio reflects (i) with respect to any Serviced
               Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced
               Companion Mortgage Loan, and (ii) with respect to any
               Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced
               Companion Mortgage Loan.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals."

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (3)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

                                     S-108

          The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

          The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the mortgagor maintains, or (subject to the provisions set forth below) the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

          If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

          If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO
Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

                                     S-109

          In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property (other than with respect to a Non-Serviced Mortgage Loan) so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage if the trustee, as mortgagee, does not have an insurable interest or beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard; provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan), obtain the approval or disapproval of the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement (or solely with respect to an A/B Mortgage Loan, the related holder of the B Note but only so long as the holder of such B Note is the directing or controlling holder as defined in the related Intercreditor Agreement). Subject to the servicing standard, the master servicer and the special servicer, as applicable, will be entitled to conclusively rely on the determination of the
Operating Adviser (or a B Note holder, as applicable) made in connection with such approval or disapproval to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing Agreement. If any such approval has not been expressly denied within 7 business days of receipt by the
Operating Adviser from the master servicer or the special servicer of the master servicer's or the special servicer's determination, as applicable, and analysis and all information reasonably requested thereby and reasonably available to the master servicer and the special servicer, as applicable, in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

                                     S-110

THE SELLERS

Morgan Stanley Mortgage Capital Inc.

          MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC
Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at
1585 Broadway, New York, New York 10036. MSMC's telephone number is (212)
761-4700.

CWCapital LLC

          CWCapital is an affiliate of the Caisse de Depot et Placement du
Quebec and was formed as a Massachusetts limited liability company to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the CWCapital Loans was originated or purchased by CWCapital, and all of the CWCapital Loans were underwritten by CWCapital underwriters.
CWCapital will act as sub-servicer of the CWCapital Loans. CWCapital is an affiliate of the initial operating adviser. The principal offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham,
Massachusetts 02494. CWCapital's telephone number is (781) 707-9300.

SALE OF THE MORTGAGE LOANS

          On the Closing Date, each seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. With respect to the 111
Eighth Avenue Pari Passu Loan, the seller will sell the regular interest in the
111 Eighth Avenue Pari Passu Loan REMIC, without recourse, to the Depositor, and the Depositor, in turn, will sell such regular interest, without recourse and will assign the representations and warranties made by the related mortgage loan seller in respect of the 111 Eighth Avenue Pari Passu Loan and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase
Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

          The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 90 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term
"Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

          The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

          In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans (except in the case of certain of the mortgage loans sold by CWCapital Mortgage Securities
II LLC with respect to which it will assign to the depositor the representations and warranties made by CWCapital LLC in connection with the sale of such mortgage loans to CWCapital Mortgage Securities II LLC), subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

                                     S-111

          (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

          (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

          (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

          (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

          (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan
Purchase Agreement;

                                     S-112

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

          (16) the related borrower is not, a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

          (18) there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

          (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

          If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

                                     S-113

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related seller will be obligated, not later than the last day of such Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the trust at the
               Purchase Price; or,

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

          The related seller must cure any Material Document Defect or Material
Breach within the Permitted Cure Period, provided, however, that if such
Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

          The foregoing obligations of any seller to cure a Material Document
Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material
Document Defect or Material Breach; and none of us, the other seller or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by the other seller.

          With respect to the mortgage loans sold to the trust by CWCapital
Mortgage Securities II LLC and originated by CWCapital, the sole recourse to cure a Material Document Defect or a Material Breach in respect of such mortgage loans or repurchase or replace the defective mortgage loan, shall be against
CWCapital and CWCapital Mortgage Securities II LLC will in no event be obligated to repurchase or replace such mortgage loans if CWCapital defaults in its obligations to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

          With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered.
Instead, the related Seller will be required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the
Trustee will be required to take all actions necessary to confirm that the
Trustee on behalf of the Trust is shown as, the owner of the related Mortgage
Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages

                                     S-114

maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the
Servicing Standard. The applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement).
Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is
substantially similar to the Servicing Standard under the Pooling and Servicing
Agreement.

          Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

          Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

          Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and
Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

          The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

          o    a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

                                     S-115

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

          Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the
Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

          The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

          The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

          The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

          Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" in this prospectus supplement (generally regarded as "Servicing Transfer
Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the trustee and prepare reports for the trustee with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially Serviced Mortgage
Loan" in the "Glossary of Terms" to this prospectus supplement.

          A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

          The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

          The master servicer and the special servicer and any director, officer, employee or agent of either of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans
(and, if and to the extent that the matter relates to a Serviced Companion
Mortgage Loan or B Note, out of collections on, and other proceeds of, the
Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

                                     S-116

          The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE WELLS REF PORTFOLIO LOAN GROUP, THE HOUSTON CENTER LOAN GROUP,
THE 75 BROAD LOAN GROUP, THE 1370 AVENUE OF THE AMERICAS LOAN GROUP AND THE 111
EIGHTH AVENUE LOAN GROUP

THE WELLS REF PORTFOLIO LOAN GROUP

          Mortgage Loan Nos. 1-9 (the "Wells REF Portfolio Pari Passu Loan"),
which have an aggregate outstanding principal balance as of the Cut-Off Date of
$145,000,000, representing 9.5% of the initial pool balance, are secured by the same mortgaged property on a pari passu basis with two other groups of notes
(collectively, the "Wells REF Portfolio Companion Loans"), which are not included in the trust and have an aggregate unpaid principal balance as of the
Cut-off Date of $205,000,000. The Wells REF Portfolio Companion Loans have the same interest rate as the Wells REF Portfolio Pari Passu Loan. In addition, each of the Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion
Loans have the same maturity date and amortization term. The Wells REF Portfolio
Pari Passu Loan and the Wells REF Portfolio Companion Loans are collectively referred to herein as the "Wells REF Portfolio Loan Group."

          The Wells REF Portfolio Loan Group had outstanding principal balances as of the Cut-off Date as follows:

                Note Group                     Principal Balance
                ----------                     -----------------
                  Group 1                         $125,000,000
                  Group 2                          $80,000,000
                  Group 3                         $145,000,000

          Only the Wells REF Portfolio Pari Passu Loan is included in the trust.
One of the Wells REF Portfolio Companion Loans is included in a securitization known as the Morgan Stanley Capital I Trust 2004-HQ4 ("MSCI 2004-HQ4")
securitization. The other Wells REF Portfolio Companion Loan is included in a securitization known as the Morgan Stanley Capital I Trust 2005-TOP17 securitization. The Wells REF Portfolio Pari Passu Loan and the Wells REF
Portfolio Companion Loans will be serviced pursuant to the MSCI 2004-HQ4 Pooling and Servicing Agreement. For purposes of the information presented in this prospectus supplement with respect to the Wells REF Portfolio Pari Passu Loan, the DSCR, LTV and Cut-off Date Balance per SF reflect the aggregate indebtedness evidenced by the Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio
Companion Loans.

          General. The Wells REF Portfolio Loan Group is being serviced under the MSCI 2004-HQ4 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Wells REF
Portfolio Pari Passu Loan or the Wells REF Portfolio Companion Loans will be effected in accordance with the MSCI 2004-HQ4 Pooling and Servicing Agreement)
and therefore the MSCI 2004-HQ4 Master Servicer will make servicing advances
(and if it fails to make such advances, the MSCI 2004-HQ4 Trustee or the MSCI
2004-HQ4 Fiscal Agent will be required to make such servicing advances) and remit collections on the Wells REF Portfolio Pari Passu Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the Wells REF Portfolio Pari Passu Loan. The master servicer will be required to make advances with respect to monthly P&I payments on the Wells REF Portfolio
Pari Passu Loan, unless it has determined that such advance would not be recoverable from collections on the Wells REF Portfolio Pari Passu Loan. If the
MSCI 2004-HQ4 Master Servicer notifies the master servicer that any proposed advance of scheduled principal and interest payments on the Wells REF Portfolio
Companion Loans would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I Advances with respect to the Wells REF
Portfolio Pari Passu Loan, unless the master servicer has consulted with the
MSCI 2004-HQ4 Master Servicer relating to the Wells REF Portfolio Companion
Loans and they agree that circumstances with respect to such loans have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. The MSCI 2004-HQ4 Pooling and Servicing
Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the
MSCI 2004-HQ4 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing
Agreement.

                                     S-117

          The holders of the Wells REF Portfolio Pari Passu Loan and the Wells
REF Portfolio Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides, among other things, for the following:

          o    the Wells REF Portfolio Pari Passu Loan and the Wells REF
               Portfolio Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

          o    the Wells REF Portfolio Pari Passu Loan and the Wells REF
               Portfolio Companion Loans will be serviced under the MSCI
               2004-HQ4 Pooling and Servicing Agreement, in general, as if each loan was a mortgage loan in the MSCI 2004-HQ4 trust;

          o    the holders of a majority of the Wells REF Portfolio Loan Group
               (at the direction of the related operating adviser) will have consultation rights with respect to certain proposed actions of the MSCI 2004-HQ4 Master Servicer and the MSCI 2004-HQ4 Special
               Servicer;

          o    the MSCI 2004-HQ4 Pooling and Servicing Agreement will govern the servicing and administration of the Wells REF Portfolio Pari
               Passu Loan and the Wells REF Portfolio Companion Loans and all
               decisions, consents, waivers, approvals and other actions on the part of the holder of the Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion Loans will be effected in accordance with the MSCI 2004-HQ4 Pooling and Servicing
               Agreement;

          o    all payments, proceeds and other recoveries on or in respect of the Wells REF Portfolio Pari Passu Loan and/or the Wells REF
               Portfolio Companion Loans (in each case, subject to the rights of the MSCI 2004-HQ4 Master Servicer, the MSCI 2004-HQ4 Special
               Servicer, the MSCI 2004-HQ4 Depositor, the MSCI 2004-HQ4 Paying
               Agent, the MSCI 2004-HQ4 Fiscal Agent or the MSCI 2004-HQ4
               Trustee to payments and reimbursements pursuant to and in
               accordance with the terms of the MSCI 2004-HQ4 Pooling and
               Servicing Agreement) will be applied to the Wells REF Portfolio
               Pari Passu Loan and the Wells REF Portfolio Companion Loans on a
               pari passu basis; and

          o    the transfer of the ownership of the Wells REF Portfolio
               Companion Loans to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the
               proceeds of such loans is generally prohibited.

          Sale of Defaulted Mortgage Loan. Under the MSCI 2004-HQ4 Pooling and
Servicing Agreement, if the Wells REF Portfolio Pari Passu Loan is subject to a fair value purchase option, the MSCI 2004-HQ4 Special Servicer will be required to determine the purchase price for the Wells REF Portfolio Pari Passu Loan.
Pursuant to the MSCI 2004-HQ4 Pooling and Servicing Agreement, the holder of the
Wells REF Companion Loan (or its designee) will have an option to purchase the
Wells REF Portfolio Pari Passu Loan, at the purchase price determined by the
MSCI 2004-HQ4 Special Servicer under the MSCI 2004-HQ4 Pooling and Servicing
Agreement.

          Termination of the Master Servicer or Special Servicer Generally. If
an event of default under the MSCI 2004-HQ4 Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the MSCI 2004-HQ4 Depositor or the MSCI 2004-HQ4 Trustee may, and upon written direction from the holders of at least 51% of all of the certificates issued pursuant to the MSCI 2004-HQ4
Pooling and Servicing Agreement shall or, to the extent that it is affected by such event of default, a holder of the Wells REF Portfolio Pari Passu Loan may terminate the MSCI 2004-HQ4 Master Servicer or the MSCI 2004-HQ4 Special
Servicer with respect to the Wells REF Loan Group, as applicable, if such party is the defaulting party.

          In addition to the provisions set forth above, the MSCI 2004-HQ4
Pooling and Servicing Agreement provides that if, with respect to a particular matter, a rating agency confirmation is required that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned to any class of certificates issued pursuant to the MSCI
2004-HQ4 Pooling and Servicing Agreement, then with respect to any matter affecting any Serviced Companion Mortgage Loan (as such term is defined in the
MSCI 2004-HQ4 Pooling and Servicing Agreement, which would include the Wells REF
Portfolio Pari Passu Loan), such confirmation shall also be required from the

                                     S-118

nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations'
respective ratings of such securities.

THE HOUSTON CENTER LOAN GROUP

          Mortgage Loan No. 10 (the "Houston Center Pari Passu Loan"), which have an aggregate outstanding principal balance as of the Cut-Off Date of
$119,705,000, representing 7.8% of the initial pool balance, are secured by the same mortgaged property on a pari passu basis with two other notes
(collectively, the "Houston Center Companion Loans"), which are not included in the trust and have an aggregate unpaid principal balance as of the Cut-off Date of $150,000,000. The Houston Center Companion Loans have the same interest rate as the Houston Center Pari Passu Loan. In addition, each of the Houston Center
Pari Passu Loan and the Houston Center Companion Loans have the same maturity date and amortization term. The Houston Center Pari Passu Loan and the Houston
Center Companion Loan are collectively referred to herein as the "Houston Center
Loan Group."

          The Houston Center Companion Loans are owned by the trust fund established pursuant to the GMAC 2004-C3 Pooling and Servicing Agreement and are
included in a securitization known as the GMAC Commercial Mortgage Securities,
Inc. 2003-C3 ("GMAC 2004-C3") securitization. The Houston Center Companion Loans are not an asset of the trust.

          The Houston Center Pari Passu Loan and the Houston Center Companion
Loans will be serviced pursuant to the GMAC 2004-C3 Pooling and Servicing
Agreement. For purposes of the information presented in this prospectus supplement with respect to the Houston Center Pari Passu Loan, the DSCR, LTV and
Cut-off Date Balance per SF reflect the aggregate indebtedness evidenced by the
Houston Center Pari Passu Loan and the Houston Center Companion Loan.

          General. The Houston Center Loan Group is being serviced under the
GMAC 2004-C3 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Houston
Center Pari Passu Loan or the Houston Center Companion Loan will be effected in accordance with the GMAC 2004-C3 Pooling and Servicing Agreement) and therefore the GMAC 2004-C3 Master Servicer or the GMAC 2004-C3 Trustee, as applicable will make servicing advances and remit collections on the Houston Center Pari Passu
Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the Houston Center Pari Passu Loan. The master servicer will be required to make advances with respect to monthly P&I payments on the
Houston Center Pari Passu Loan, unless it has determined that such advance would not be recoverable from collections on the Houston Center Pari Passu Loan.

          The holders of the Houston Center Pari Passu Loan and the Houston
Center Companion Loan entered into an intercreditor agreement (the "Houston
Center Intercreditor Agreement"). The Houston Center Intercreditor Agreement
provides, among other things, for the following:

          o    the Houston Center Pari Passu Loan and the Houston Center
               Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

          o    the GMAC 2004-C3 Pooling and Servicing Agreement will govern the servicing and administration of the Houston Center Pari Passu
               Loan and the Houston Center Companion Loan and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Houston Center Pari Passu Loan and the Houston
               Center Companion Loan will be effected in accordance with the
               GMAC 2004-C3 Pooling and Servicing Agreement;

          o    all payments, proceeds and other recoveries on or in respect of the Houston Center Pari Passu Loan and/or the Houston Center
               Companion Loan (in each case, subject to the rights of the GMAC
               2004-C3 Master Servicer, the GMAC 2004-C3 Special Servicer, the
               GMAC 2004-C3 Depositor, the GMAC 2004-C3 Paying Agent, the GMAC
               2004-C3 Fiscal Agent or the GMAC 2004-C3 Trustee to payments and reimbursements pursuant to and in accordance with the terms of the GMAC 2004-C3 Pooling and Servicing Agreement) will be applied to the Houston Center Pari Passu Loan and the Houston Center
               Companion Loan on a pari passu basis; and

                                     S-119

          o    the transfer of the ownership of the Houston Center Companion
               Loan to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

          Sale of Defaulted Mortgage Loan. Under the GMAC 2004-C3 Pooling and
Servicing Agreement, if the Houston Center Companion Loan is subject to a fair value purchase option, the GMAC 2004-C3 Special Servicer will be required to determine the purchase price for the Houston Center Companion Loan. Pursuant to the GMAC 2004-C3 Pooling and Servicing Agreement, the holder of the Houston
Center Companion Loans (or their designees) will have an option to purchase the
Houston Center Companion Loan, at the purchase price determined by the GMAC
2004-C3 Special Servicer under the GMAC 2004-C3 Pooling and Servicing Agreement.

          Termination of the Master Servicer or Special Servicer Generally. If
an event of default under the GMAC 2004-C3 Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the GMAC 2004-C3 Depositor or the GMAC 2004-C3 Trustee may, and upon written direction from the holders of at least 51% of all of the certificates issued pursuant to the GMAC 2004-C3 Pooling and Servicing Agreement shall or, to the extent that it is affected by such event of default, a holder of the Houston Center Pari Passu Loan may terminate the GMAC 2004-C3 Master Servicer or the GMAC 2004-C3 Special Servicer with respect to the Houston Center Loan Group, as applicable, if such party is the defaulting party.

          Consultation Rights. The GMAC 2004-C3 Special Servicer is required to consult with the special servicer of the Houston Center Pari Passu Loan who will consult with the majority certificateholder of the controlling class of such loan prior to taking certain actions with respect to the Houston Center Loan
Group requiring the approval of the majority certificateholder of the controlling class. The special servicer and the majority certificateholder of the controlling class will have two fifteen (15) day business periods to consult with the GMAC 2004-C3 Special Servicer, after which if no agreement is reached, the GMAC 2004-C3 Special Servicer shall, in accordance with the servicing standard, decide on a course of action.

THE 75 BROAD LOAN GROUP

          Mortgage Loan No. 12 (the "75 Broad Mortgage Loan") is evidenced by a note (the "75 Broad A Note") that is secured by the mortgaged property. The 75
Broad A Note had an original principal balance of $108,000,000, representing
7.1% of the initial pool balance. The mortgage on the related mortgaged property also secures a subordinated B Note (the "75 Broad B Note"). The 75 Broad B Note
had an original principal balance of $48,700,000.

          The 75 Broad B Note is currently held by an affiliate of CWCapital.
The 75 Broad B Note or a portion of such note may be included in a future securitization. The 75 Broad A Note and the 75 Broad B Note are collectively referred to herein as the "75 Broad Loan Group." The 75 Broad A Note is included in the trust. The 75 Broad Loan Group will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the mortgaged property securing the 75 Broad Loan Group, but will make P&I Advances only in respect of the 75 Broad Mortgage Loan, and will remit collections on the 75 Broad Mortgage Loan to, or on behalf of, the trust.

          The 75 Broad B Note has the same maturity date as the 75 Broad
Mortgage Loan and has a fixed interest rate. On the seventh day of each month
(or the preceding business day if such eighth day is not a business day) ending prior to the stated maturity date, the related borrower is required to make a payment of interest only in arrears on the 75 Broad Mortgage Loan and the 75
Broad B Note. Such payments will be applied in accordance with the intercreditor agreement entered into by the 75 Broad Loan Group lenders (the "75 Broad
Intercreditor Agreement") described below.

          Distributions. Under the terms of the 75 Broad Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the 75
Broad Loan Group (and, after such a default has occurred, so long as the holder of the 75 Broad B Note has cured such a default), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement
(either to such parties or to the holder of the 75 Broad A Note if such amounts were already paid to such

                                     S-120

parties by the holder of the 75 Broad A Note, such as in connection with a nonrecoverable advance), payments and proceeds received with respect to the 75
Broad Loan Group will generally be paid in the following manner, in each case to the extent of available funds:

          First, to the holder of the 75 Broad A Note, accrued and unpaid interest (excluding default interest) with respect to the 75 Broad A Note;

          Second, to the holder of the 75 Broad A Note, scheduled principal payments in respect of the 75 Broad A Note;

          Third, to the holder of the 75 Broad B Note, accrued and unpaid interest (excluding default interest) with respect to the 75 Broad B Note;

          Fourth, to the holder of the 75 Broad B Note, scheduled principal payments in respect of the 75 Broad B Note;

          Fifth, to the holder of the 75 Broad A Note, unscheduled principal payments until such time as the principal balance of the 75 Broad A Note has been paid in full;

          Sixth, to the holder of the 75 Broad B Note, unscheduled principal payments until such time as the principal balance of the 75 Broad B Note has been paid in full;

          Seventh, to the holder of the 75 Broad A Note, any prepayment premium actually received in respect thereof;

          Eighth, to the holder of the 75 Broad B Note, any prepayment premium actually received in respect thereof;

          Ninth, to the holder of the 75 Broad A Note, any unreimbursed costs and expenses paid or advanced by such holder with respect to the 75 Broad Loan
Group;

          Tenth, to the holder of the 75 Broad B Note, any unreimbursed costs and expenses paid or advanced by such holder with respect to the 75 Broad Loan
Group;

          Eleventh, to the holder of the 75 Broad A Note and then to the holder of the 75 Broad B Note, any late payment charges and default interest attributable thereto (except to the extent applied to pay interest on advances or retained by the Servicer or Special Servicer); and

          Twelfth, any remaining amount allocated among the holders of the 75
Broad A Note and the 75 Broad B Note, pro rata, in accordance with the initial principal balance of the 75 Broad A Note and the initial principal balance of the 75 Broad B Note, respectively.

          Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the 75 Broad Loan Group (unless the holder of the 75 Broad B Note has cured such a default), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement (either to such parties or to the holder of the 75 Broad A Note if such amounts were already paid to such parties by the holder of the 75 Broad A Note, such as in connection with a nonrecoverable advance), Liquidation Proceeds and other collections with respect to the 75 Broad Loan Group will generally be applied in the following manner, in each case to the extent of available funds:

          First, to the holder of the 75 Broad A Note, accrued and unpaid interest (excluding default interest) with respect to the 75 Broad A Note;

          Second, to the holder of the 75 Broad A Note, in an amount equal to the principal balance of the 75 Broad A Note, until paid in full;

                                     S-121

          Third, to the holder of the 75 Broad A Note, any unreimbursed costs and expenses paid or advanced by such holder with respect to the 75 Broad Loan
Group;

          Fourth, to the holder of the 75 Broad B Note, accrued and unpaid interest (excluding default interest) with respect to the 75 Broad B Note;

          Fifth, to the holder of the 75 Broad B Note, in an amount equal to the principal balance of the 75 Broad B Note, until paid in full;

          Sixth, to the holder of the 75 Broad A Note, any prepayment premium actually received in respect thereof;

          Seventh, to the holder of the 75 Broad B Note, any prepayment premium actually received in respect thereof;

          Eighth, to the holder of the 75 Broad B Note, any unreimbursed costs and expenses (including any cure payments) paid or advanced by such holder with respect to the 75 Broad Loan Group;

          Ninth, to the holder of the 75 Broad A Note, any late payment charges and default interest attributable thereto (except to the extent applied to pay interest on advances or retained by the Servicer or Special Servicer);

          Tenth, to the holder of the 75 Broad B Note, any late payment charges and default interest attributable thereto (except to the extent applied to pay interest on advances or retained by the Servicer or Special Servicer);

          Eleventh, to the holder of the 75 Broad A Note, any other amount paid by the related borrower and due in respect of the 75 Broad A Note;

          Twelfth, to the holder of the 75 Broad B Note, any other amount paid by the related borrower and due in respect of the 75 Broad B Note; and

          Thirteenth, any remaining amount allocated among the holders of the 75
Broad A Note and the 75 Broad B Note, pro rata, in accordance with the initial principal balance of the 75 Broad A Note and the initial principal balance of the 75 Broad B Note, respectively.

Rights of the Holder of the 75 Broad B Note

          The holder of the 75 Broad B Note has certain rights under the 75
Broad Intercreditor Agreement, including, among others, the following:

          Option to Cure Defaults Under 75 Broad Loan Group. The holder of the
75 Broad B Note has the right to cure monetary events of default with respect to the 75 Broad Mortgage Loan, within 5 business days of the later of (a) receipt by the holder of the 75 Broad B Note of notice of the subject event of default and (b) the expiration of any applicable grace period for the subject event of default. The holder of the 75 Broad B Note (a) may not cure a monetary event of default more than three times over the life of such loan, (b) no single cure may exceed three consecutive months and (c) there shall be at least 6 months between cure events.

          Option to Purchase the 75 Broad A Notes. The holder of the 75 Broad B
Note has the right, (i) at any time that a scheduled monthly payment on the 75
Broad Loan Group is at least 90 days past due and the 75 Broad Loan Group is accelerated as a result thereof or (ii) upon the failure to repay the 75 Broad
Loan Group at maturity and the 75 Broad Loan Group becoming a Specially Serviced
Mortgage Loan as a result thereof, to purchase the 75 Broad A Note, at a price generally equal to the unpaid principal balance of the 75 Broad A Note, plus accrued and unpaid interest on the 75 Broad A Note at the mortgage interest rate
(other than default interest), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances and any liquidation fee payable with respect to the 75 Broad Loan Group pursuant to the Pooling and Servicing Agreement.

          Consent Rights of the Holder of the 75 Broad B Note. Pursuant to the
75 Broad Intercreditor Agreement, the "Controlling Holder" is entitled to consent to the master servicer's or the special servicer's taking (as the case

                                     S-122

may be), subject to the servicing standard under the Pooling and Servicing
Agreement, certain actions with respect to the 75 Broad Loan Group, including, without limitation:

          o    any proposed or actual foreclosure upon or comparable conversion or any other enforcement action under the related loan documents
               (which may include acquisitions of an REO Property) of the ownership of the mortgaged property securing the mortgage loan if they come into and continue in default;

          o    any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material
               non-monetary term of the related mortgage loan;

          o    with respect to notice only, any proposed sale of the related mortgage loan;

          o    any proposed sale of the related mortgaged property after it becomes an REO Property;

          o    any acceptance of a discounted payoff of the related mortgage loan;

          o    any determination to bring the related mortgaged property into compliance with environmental laws after it becomes REO Property;

          o    any release of collateral for the related mortgage loan (other than in accordance with the terms of, or upon satisfaction of, the related mortgage loan), other than releases in the nature of a non-material easement, a right-of-way or other non-material portion of the collateral securing the related mortgage loan;

          o    any acceptance of substitute or additional collateral for the related mortgage loan (other than in accordance with the terms of the related loan documents);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the related mortgage loan;

          o    any acceptance of an assumption agreement releasing a borrower from liability under the related loan documents;

          o    any termination or replacement of the property manager or any approval, modification or termination of the property management agreement;

          o    any approval of the incurrence of additional indebtedness secured by the related mortgaged property, if approval is required by the related loan documents; and

          o    any extension of the original maturity date by two years or more.

          The foregoing consent rights of the 75 Broad B Note will terminate at the time that the holder of the 75 Broad B Note ceases to be the "Controlling
Holder." The "Controlling Holder" will be the holder of the 75 Broad B Note until such time as the initial unpaid principal balance of the 75 Broad B Note minus the sum of any appraisal reductions and realized losses allocated thereto is less than 25% of the initial unpaid principal balance of the 75 Broad B Note.

          Notwithstanding the foregoing, if the applicable servicer determines that immediate action is necessary to protect the interest of the holders of any loan in the 75 Broad Loan Group (as a collective whole), then such applicable servicer may take any such action without waiting for the response of the
Controlling Holder.

          In addition, no advice, direction or objection from or by the
Controlling Holder, as contemplated by the 75 Broad Intercreditor Agreement, may
(and the applicable servicer is obligated to ignore and act without regard to any

                                     S-123

such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause the applicable servicer to violate any provision of the 75 Broad Intercreditor Agreement, the applicable servicing agreement or the terms of the 75 Broad Loan Group documents , including such servicer's obligation to act in accordance with the Servicing
Standard or the REMIC provisions of the Pooling and Servicing Agreement. The applicable servicer will not be obligated to seek approval from the Controlling
Holder, as contemplated above, for any actions to be taken by such servicer if
(i) such servicer has, as described above, notified the Controlling Holder in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the 75 Broad Loan Group and (ii) for 60 days following the first such notice, the Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable servicer considers to be consistent with the Servicing Standard.

          Exercise of Controlling Class Representative Rights. For so long as the holder of the 75 Broad B Note is the Controlling Holder of the 75 Broad Loan
Group, the holder of the 75 Broad B Note (and not the controlling class representative) will generally be entitled to exercise (with respect to the 75
Broad Loan Group only) the rights and powers granted to the controlling class representative under the Pooling and Servicing Agreement.

          Appointment and Replacement of Special Servicer. For so long as the holder of the 75 Broad B Note is the Controlling Holder of the 75 Broad Loan
Group, the holder of the 75 Broad B Note will have the right (i) to appoint the
Special Servicer with respect to the 75 Broad Loan Group, provided that such
Special Servicer meets certain rating requirements and subject to rating agency approval and (ii) to remove the Special Servicer with respect to the 75 Broad
Loan Group for any reason upon at least 30 days notice.

THE 1370 AVENUE OF THE AMERICAS LOAN GROUP

          Mortgage Loan No. 13 (referred to herein as the "1370 Avenue of the
Americas Pari Passu Loan"), which has an outstanding principal balance as of the cut-off date of $82,500,000 and represents 5.4% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the 1370
Avenue of the Americas Companion Loan that is not included in the trust and that had an original principal balance of $67,500,000. Each of the 1370 Avenue of the
Americas Pari Passu Loan and the 1370 Avenue of the Americas Companion Loan has
the same interest rate, maturity date and amortization term. For purposes of the information presented in this prospectus supplement with respect to the 1370
Avenue of the Americas Pari Passu Loan, the DSCR, LTV and Cut-off Date Balance
Per SF reflect the aggregate indebtedness evidenced by the 1370 Avenue of the
Americas Pari Passu Loan and the 1370 Avenue of the Americas Companion Loan. The
1370 Avenue of the Americas Pari Passu Loan and the 1370 Avenue of the Americas
Companion Loan are collectively referred to herein as (the "1370 Avenue of the
Americas Loan Group").

          The 1370 Avenue of the Americas Loan Group noteholders entered into an agreement, the ("1370 Avenue of the Americas Co-Lender Agreement") which governs the respective rights and powers of the noteholders of the 1370 Avenue of the
Americas Loan Group. The 1370 Avenue of the Americas Co-Lender Agreement
provides, in general, that:

     o    the 1370 Avenue of the Americas Pari Passu Loan and the 1370 Avenue of
          the Americas Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o    the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the 1370 Avenue of the Americas Pari
          Passu Loan and the 1370 Avenue of the Americas Companion Loan (and all
          decisions, consents, waivers, approvals and other actions on the part of the holder of the 1370 Avenue of the Americas Pari Passu Loan and
          the 1370 Avenue of the Americas Companion Loan will be effected in accordance with the pooling and servicing agreement);

     o    all payments, proceeds and other recoveries on or in respect of the
          1370 Avenue of the Americas Pari Passu Loan and/or the 1370 Avenue of
          the Americas Companion Loan (in each case, subject to the rights of the master servicer, the special servicer, the depositor or the trustee to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement) will be applied to the 1370

                                     S-124

          Avenue of the Americas Pari Passu Loan and the 1370 Avenue of the
          Americas Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o    the transfer of the ownership of the 1370 Avenue of the Americas Pari
          Passu Loan and the 1370 Avenue of the Americas Companion Loan not
          included in the trust to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited, provide however, that each holder may transfer up to 49% of its beneficial interest in its Note whether or not the related transferee is a Qualified
          Transferee.

THE 111 EIGHTH AVENUE LOAN GROUP

          Mortgage Loan No. 15 (referred to herein as the "111 Eighth Avenue
Pari Passu Loan"), which has an outstanding principal balance as of the cut-off date of $75,000,000 and represents 4.9% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the 111 Eighth Avenue
Companion Loans that are not included in the trust and that had an aggregate original unpaid principal balance of $375,000,000. The mortgaged property that secures the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue
Companion Loans also secures each of the two 111 Eighth Avenue B Notes, which are subordinate to the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth
Avenue Companion Loans, and have an original principal balance of $50,000,000.
Each of the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue
Companion Loans have the same interest rate, maturity date and amortization term. For purposes of the information presented in this prospectus supplement with respect to the 111 Eighth Avenue Pari Passu Loan, the DSCR, LTV and Cut-off
Date Balance Per SF reflect the aggregate indebtedness evidenced by the 111
Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loan. The 111
Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111
Eighth Avenue B Notes are collectively referred to herein as (the "111 Eighth
Avenue Loan Group").

          The 111 Eighth Avenue B Notes and one (1) of the four (4) 111 Eighth
Avenue Companion Loans are owned by the trust fund established pursuant to the
GCCFC 2004-GG1 Pooling and Servicing Agreement. One (1) of the four (4) 111
Eighth Avenue Companion Loans is included in a securitization known as the GMAC
Commercial Mortgage Securities, Inc. 2004-C2 securitization. One (1) of the four
(4) 111 Eighth Avenue Companion Loans is included in a securitization known as the GS Mortgage Securities Corporation II 2004-GG2 ("GS 2004-GG2")
securitization. One (1) of the four (4) 111 Eighth Avenue Companion Loans is included in a securitization known as the Morgan Stanley Capital I Trust
2004-IQ7 ("MSCI 2004-IQ7") securitization. Neither the 111 Eighth Avenue
Companion Loans nor the 111 Eighth Avenue B Notes are an asset of the trust.

          The 111 Eighth Avenue Companion Loans, the 111 Eighth Avenue B Notes
and the 111 Eighth Avenue Pari Passu Loan will be serviced pursuant to the GCCFC
2004-GG1 Pooling and Servicing Agreement, and, therefore, the GCCFC 2004-GG1
Master Servicer will remit collections on the 111 Eighth Avenue Pari Passu Loan to or on behalf of the trust and will make servicing advances in respect of the mortgaged property securing the 111 Eighth Avenue Loan Group. The master servicer will be required to make advances with respect to monthly P&I payments in respect of the 111 Eighth Avenue Pari Passu Loan, unless the master servicer determines that such an advance would not be recoverable from collections on the
111 Eighth Avenue Pari Passu Loan.

          For purposes of the information presented in this prospectus supplement with respect to the 111 Eighth Avenue Pari Passu Loan, the debt service coverage ratios and loan-to-value ratio reflect the aggregate indebtedness evidenced by the 111 Eighth Avenue Pari Passu Loan and the 111
Eighth Avenue Companion Loans (but not the 111 Eighth Avenue B Notes).

          The 111 Eighth Avenue Loan Group noteholders have entered into an intercreditor agreement (the "111 Eighth Avenue Intercreditor Agreement") that governs the respective rights and powers of the noteholders of the 111 Eighth
Avenue Loan Group. The 111 Eighth Avenue Intercreditor Agreement provides, in general, that:

     o    the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue
          Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

                                     S-125

     o    all payments, proceeds and other recoveries on or in respect of the
          111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion
          Loans (in each case, subject to the rights of the master servicer, the special servicer and the trustee to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement and any other party making back-up advances for any such party, in accordance with the terms of the pooling and service agreement) will be applied to the 111 Eighth Avenue Pari Passu
          Loan and the 111 Eighth Avenue Companion Loans on a pari passu basis according to their respective outstanding principal balances;

     o    the right of the holders of the 111 Eighth Avenue B Notes to receive scheduled payments of principal and interest is subordinate to the rights of the holders of the 111 Eighth Avenue Pari Passu Loan and the
          111 Eighth Avenue Companion Loans to receive scheduled payments of principal and interest;

     o    the GCCFC 2004-GG1 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the 111 Eighth Avenue Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 111 Eighth Avenue Loan Group will be effected in accordance with the related intercreditor agreement and the GCCFC
          2004-GG1 Pooling and Servicing Agreement). The GCCFC 2004-GG1 Trustee
          has the exclusive right to exercise remedies with respect to the 111
          Eighth Avenue Loan Group, including, without limitation, seeking foreclosure;

     o    prior to the occurrence of a monetary event of default or of a material non-monetary event of default with respect to the 111 Eighth
          Avenue Loan Group, the holders of the 111 Eighth Avenue B Notes will generally be entitled to receive scheduled payments of interest after the holders of the 111 Eighth Avenue Pari Passu Loan and the 111
          Eighth Avenue Companion Loans in respect of their scheduled payments of interest (other than default interest) and to receive scheduled payments of principal after the holders of the 111 Eighth Avenue Pari
          Passu Loan and the 111 Eighth Avenue Companion Loans in respect of their scheduled payment of principal and unscheduled prepayments;

     o    upon the occurrence and continuance of a monetary event of default that is uncured or an event of default that results in acceleration of the related indebtedness or upon the 111 Eighth Avenue Loan Group becoming a specially serviced mortgage loan, the holders of the 111
          Eighth Avenue B Notes will not be entitled to receive payments of principal and interest until the holders of the 111 Eighth Avenue Pari
          Passu Loan and the 111 Eighth Avenue Companion Loans receive all their accrued scheduled interest (other than default interest) and outstanding principal in full.

     o    the holders of the 111 Eighth Avenue B Notes have the option to cure a default of the borrower under the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans within 10 days in the case of a monetary default (or within 30 days in the case of a non-monetary default other than a bankruptcy of the borrower) on the part of the borrower, after the later of receipt of notice of such default and the expiration of any grace period (this cure option may only be exercised for up to three (3) consecutive months (each such exercise for up to three (3) consecutive months, a "111 Eighth Avenue Cure Event"), provided that no more than six (6) 111 Eighth Avenue Cure Events may be exercised and that there shall be at least six (6) months between cure events);

     o    the holders of the 111 Eighth Avenue B Notes have the option of purchasing the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth
          Avenue Companion Loans from their related holders in the event that
          (a) any payment of principal or interest becomes ninety (90) or more days delinquent, (b) the loan has been accelerated, (c) the principal balance is not paid at maturity or (d) the borrower files a petition in bankruptcy. The purchase price will generally equal the outstanding principal balance of the 111 Eighth Avenue Pari Passu Loan and the 111
          Eighth Avenue Companion Loans, together with accrued and unpaid interest thereon; any unreimbursed advances, together with unreimbursed interest thereon, relating to the 111 Eighth Avenue Pari
          Passu Loan and the 111 Eighth Avenue Companion Loans; and any other additional expenses allocable to the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans;

                                     S-126

     o    the GCCFC 2004-GG1 Master Servicer or the GCCFC 2004-GG1 Special
          Servicer, as the case may be, is subject to the servicing standard under the GCCFC 2004-GG1 Pooling and Servicing Agreement, and is
          required to consult with and obtain the consent of the holders of the
          111 Eighth Avenue B Notes prior to taking certain actions with respect to the 111 Eighth Avenue Loan Group, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the 111 Eighth Avenue
          Loan Group, release of any collateral, acceptance of a discounted payoff of the 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue
          Companion Loans or 111 Eighth Avenue B Notes, and any waiver of a
          "due-on-sale" or "due-on-encumbrance" clause. However, the foregoing consultation rights of the holders of the 111 Eighth Avenue B Notes will terminate at the time that the holders of the 111 Eighth Avenue B
          Notes cease to be the "directing holder," which is defined as the holders of the B Notes unless a control appraisal event occurs when the then initial aggregate unpaid original principal balance of the B
          Notes, minus (a) any principal payments allocated to and received on the B Notes, (b) the amount of any appraisal reductions to the 111
          Eighth Avenue Loan Group allocated to the B Notes, and (c) any
          "realized losses" (as defined in the pooling and servicing agreement)
          allocable to the 111 Eighth Avenue Loan Group and allocated to the B
          Notes, is less than 25% of the initial aggregate unpaid original principal balance of the B Notes;

     o    Pursuant to the GCCFC-GG1 Pooling and Servicing Agreement, the holder of more than 50% of the controlling class of certificates will have the right to terminate and replace the GCCFC 2004-GG1 Special Servicer without cause; provided however, that such replacement must be approved by the holder of the B Notes for so long as the holders of the 111 Eighth Avenue B Notes are the "directing holders";

     o    the transfer of the ownership of the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loan not included in the GCCFC
          2004-GG1 Trust to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited, provide however, that each holder may transfer up to 49% of its beneficial interest in its Note whether or not the related transferee is a Qualified
          Transferee.

          Consultation Rights. The GCCFC 2004-GG1 Special Servicer is required to consult with the holder of a 50% or greater interest in the 111 Eighth Avenue
Pari Passu Loan and the holders of a 50% or greater interest in the 111 Eighth
Avenue Companion Loans prior to taking certain actions with respect to the 111
Eighth Avenue Loan Group. The holder of the 111 Eighth Avenue Pari Passu Loan and each holder of the 111 Eighth Avenue Companion Loans will be permitted to provide the GCCFC 2004-GG1 Special Servicer with its own proposal with respect to the course of action proposed by the GCCFC 2004-GG1 Special Servicer. Such proposals by the holder of the 111 Eighth Avenue Pari Passu Loan and the 111
Eighth Avenue Companion Loans will not be binding on the GCCFC 2004-GG1 Special
Servicer.

          Sale of Defaulted Mortgage Loan. Under the GCCFC 2004-GG1 Pooling and
Servicing Agreement, if the 111 Eighth Avenue Companion Loan that is owned by the GCCFC 2004-GG1 trust is subject to a fair value purchase option, then the majority certificateholder of the controlling class thereunder will have the option to purchase the 111 Eighth Avenue Pari Passu Loan at a price determined by the GCCFC 2004-GG1 Special Servicer under the GCCFC 2004-GG1 Pooling and
Servicing Agreement. Such rights are subject to a purchase option of the holders of the 111 Eighth Avenue B Notes.

          The 111 Eighth Avenue Pari Passu Loan REMIC. The 111 Eighth Avenue
Pari Passu Loan has previously been deposited into the 111 Eighth Avenue Pari
Passu Loan REMIC. On the Closing Date, we will acquire the regular interest in the 111 Eighth Avenue Pari Passu Loan REMIC and transfer such regular interest, without recourse, to the trustee for the benefit of the Certificateholders. See
"Description of the Mortgage Pool--Sale of the Mortgage Loans" above.

                                     S-127

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

          Midland Loan Services, Inc. ("Midland") will be appointed as the initial master servicer of the mortgage loans. Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland's address is 10851 Mastin, Suite 700, Building 82, Overland Park, Kansas 66210.

          As of December 31, 2004, Midland was servicing approximately 14,452 commercial and multifamily loans with a total principal balance of approximately
$98.4 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,711 of
the loans, with a total principal balance of approximately $72.3 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

          Midland Loan Services, Inc., is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from
Fitch and S&P.

          Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight(R) through Midland's website at
www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight(R).
Specific questions about portfolio, loan and property performance may be sent to
Midland via e-mail at askmidland@askmidlandls.com.

          The information presented herein concerning Midland has been provided by them. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

          GMAC Commercial Mortgage Corporation, a California corporation, will initially be appointed as special servicer under the Pooling and Servicing
Agreement. The principal executive offices of the special servicer are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

          As of January 31, 2005, GMAC Commercial Mortgage Corporation was
responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $95.6 billion in aggregate outstanding principal balance. GMAC Commercial Mortgage Corporation will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Series 2005-HQ5 certificates, the mortgage loans or this prospectus supplement.

          The information presented herein concerning GMAC Commercial Mortgage
Corporation has been provided by GMAC Commercial Mortgage Corporation.
Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

          The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan

                                     S-128

documents, and--in each case to the extent not payable to the special servicer or any sub-servicer as provided in the Pooling and Servicing Agreement or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

          The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

          In the event that Midland Loan Services, Inc. resigns or is no longer master servicer for any reason, Midland Loan Services, Inc. will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

          If an Event of Default described under the third, fourth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the
Certificate Balance of all certificates so direct the trustee.

          The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the master servicer occurs that affects a Serviced Companion Mortgage Loan or
(ii) any Serviced Companion Mortgage Loan is included in a securitization that is rated by Fitch and the trustee receives notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion
Mortgage Loan or the master servicer has been downgraded below a specified rating level by Fitch, and in either case, the master servicer is not otherwise terminated, then, at the request of the holder of such affected Serviced
Companion Mortgage Loan, the trustee shall require the master servicer to appoint a sub-servicer with respect to the related mortgage loan.

          Upon termination of the master servicer under the Pooling and
Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification and unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating
Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the
Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions

                                     S-129

specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

          However, if the master servicer is terminated solely due to an Event of Default described in the eighth or ninth bullet of the definition of Event of
Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the
Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing
Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

          The special servicer will oversee the resolution of Specially Serviced
Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer.

Special Servicer Compensation

          The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

          The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage
Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

          The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

          In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation. The special servicer will be entitled to, and the master servicer shall forward to the special servicer, 50% of any modification fees or extension fees collected with respect to a consent, waiver, modification, amendment or extension executed
or

                                     S-130

granted by the master servicer if the approval or consent of the special servicer was required in connection therewith. The special servicer will also be entitled to 100% of the extension fees for any extensions of non-Specially
Serviced Mortgage Loans granted by the special servicer.

          As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

          If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

          The trustee may terminate the special servicer upon a Special Servicer
Event of Default. However, if the special servicer is terminated solely due to a
Special Servicer Event of Default described in the eighth or ninth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. If the Special Servicer
is not otherwise replaced by the Operating Adviser, the trustee will have thirty days to sell the rights and obligations of the special servicer under the
Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement.

          The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above. If (i)
any Event of Default on the part of the Special Servicer occurs that affects a
Serviced Companion Mortgage Loan or (ii) any Serviced Companion Mortgage Loan is
included in a securitization that is rated by Fitch and the Trustee receives notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that
Serviced Companion Mortgage Loan, and in either case, the Special Servicer is not otherwise terminated, then, subject to the applicable consultation rights of any particular related Serviced Companion Mortgage Loan under the related Loan
Pair Intercreditor Agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to appoint, the trustee will appoint) a replacement special servicer with respect to the related Loan Pair.

          In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

          With respect to the 75 Broad Loan Group, for so long as the related B
Note holder is the Controlling Holder (as defined in the related intercreditor agreement) it may remove the special servicer (solely with respect to the servicing of the 75 Broad Loan Group) at any time for any reason whatsoever or no reason with at least 30 days prior notice to the special servicer and appoint a successor special servicer for the 75 Broad Loan Group in accordance with the
75 Broad Intercreditor Agreement. The related B Note holder will pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

                                     S-131

THE OPERATING ADVISER

          Notwithstanding any provision of the Pooling and Servicing Agreement, an Operating Adviser appointed by the holders of a majority of the Controlling
Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take or consent to the master servicer taking any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice and any reasonably requested information in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii) within ten
(10) business days of receiving notice and any reasonably requested information in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

          o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term or other material term of a mortgage loan or an extension of the original maturity date;

          o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

          o    any proposed sale of a defaulted mortgage loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
               Certificates--Optional Termination";

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any release of or acceptance of substitute or additional
               collateral for a mortgage loan;

          o    any acceptance of a discounted payoff;

          o    any waiver or consent to a waiver of a "due-on-sale" or
               "due-on-encumbrance" clause;

          o    any acceptance or consent to acceptance of an assumption
               agreement releasing a borrower from liability under a mortgage loan;

          o    any release of collateral for a mortgage loan (other than upon satisfaction of, such mortgage loan);

          o    any franchise changes or management company changes to which the special servicer is required to consent;

          o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

          o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

          In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

                                     S-132

          At any time, the holders of a majority of the Controlling Class may direct the trustee in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

The Operating Adviser shall be responsible for its own expenses.

          In the case of the 75 Broad Loan Group, all rights of the Operating
Adviser will initially be exercised by the holder of the related B Note. See
"Servicing of the Wells REF Portfolio Loan Group, the Houston Center Loan Group,
the 75 Broad Loan Group, the 1370 Avenue of the Americas Loan Group and the 111
Eighth Avenue Loan Group - The 75 Broad Loan Group" above.

          Except as may be described in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

          Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the Master Servicer may, without the consent of any other person, extend the maturity date of any Balloon Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than
60 days following the original maturity date if in the master servicer's sole judgment exercised in good faith (and evidenced by an officer's certificate), a default in the payment of the balloon payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the certificateholders and the holders of a related Serviced Companion Mortgage Loan
(as a collective whole) on a net present value basis than liquidation of such mortgage loan and the mortgagor has obtained an executed written commitment
(subject only to satisfaction of conditions set forth therein) for refinancing of the mortgage loan or purchase of the related mortgaged property. In addition and subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term
(other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or any B Note that is not a Specially Serviced Mortgage Loan and may otherwise
(with the consent of the Operating Adviser) extend the maturity date of any
Balloon Loan, other than a Specially Serviced Mortgage Loan, for up to one year
(but for no more than two (2) such one-year extensions). Following any such two extensions of the maturity of any mortgage loan that is not a Specially Serviced
Mortgage Loan, the special servicer, and not the master servicer, shall be responsible for determining whether to further extend and, if so, processing the extension of, the maturity of such mortgage loan, provided that it will not be a
Servicing Transfer Event with respect to any such extension (if at such time no other circumstance referred to in the definition of "Servicing Transfer Event"
then exists) unless and until the special servicer has approved three (3) such extensions (of up to one year each) and the borrower has defaulted at the end of such third extension.

          Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

          o    accept a Principal Prepayment during any Lock-out Period;

                                     S-133

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders (or if the related mortgage loan relates to a Serviced Companion Mortgage Loan or B Note, increase the recovery to Certificateholders and the holders of such Serviced Companion
Mortgage Loan or B Note, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee.

          In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
               Distribution Date; and

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

          Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

          The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

          The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally similar to the comparable provisions of the Pooling and Servicing
Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

          The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling
Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase
Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

          The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

          In addition, anyone exercising the Option with respect to the 1370
Avenue of the Americas Pari Passu Loan under the Pooling and Servicing Agreement must also purchase the 1370 Avenue of the Americas Companion Loan.

                                     S-134

          The Option is subject to any rights of the holder of a B Note, as applicable, with respect to the related Mortgage Loan. See "Servicing of the 75
Broad Loan Group, the Wells REF Portfolio Loan Group, the Houston Center Loan
Group, the 111 Eighth Avenue Loan Group and the 1370 Avenue of the Americas Loan
Group" above

FORECLOSURES

          The special servicer may at any time, with notification to and consent of the Operating Adviser (or the B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing
Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

          If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its efforts consistent with the Servicing
Standard to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

          If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing
Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to

                                     S-135

consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

          For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the trust. Upon the issuance of the offered certificates, Latham & Watkins
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o    the accuracy of all representations made with respect to the mortgage loans;

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them;

          o    ongoing compliance with the Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

          o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III and (3)
the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III.

          The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Material Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

          The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

                                     S-136

          Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

          The offered certificates will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the
REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

          We anticipate that the offered certificates (other than the Class X-2
Certificates) will not be issued with original issue discount for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. The
Class S Certificates will evidence only undivided beneficial interests in the portion of the trust consisting of any Excess Interest collected on the ARD loans held by the trust. Those beneficial interests will constitute beneficial interests in a grantor trust for federal income tax purposes.

          The Class X-2 Certificates are being treated as issued with OID because they are "interest only" Certificates. If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of any Class X-2 Certificate, the amount of original issue discount allocable to such period would be zero and such
Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Class X-2
Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the
Mortgage Loans. Any such loss might be treated as a capital loss.

          The IRS has issued regulations (the "OID Regulations") under Sections
1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

          Moreover, the OID Regulations include an anti-abuse rule allowing the
IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions.
No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

          To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in

                                     S-137

the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
and "--Sale, Exchange or Redemption" in the prospectus.

          Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the prospectus.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity (provided that any ARD Loan is assumed to be prepaid in full on its Anticipated Repayment Date) and assuming no maturity date is extended.
For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in
this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance
Charges.

ADDITIONAL CONSIDERATIONS

          The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

          Under certain circumstances, as described under the headings "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for
Certificates as to Which No REMIC Election is Made--Reporting Requirements and
Backup Withholding" and "Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates--Non-U.S. Persons" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

          For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal
Income Tax Consequences" and "State Tax Considerations" in the prospectus.

                                     S-138

                         LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 16.0% of the Initial
Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

          Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

          ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in
Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

          Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
2510.3-101) concerning the definition of what constitutes the assets of a Plan.
The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

          Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing
Plans. In the absence of an applicable exemption, "prohibited transactions"--
within the meaning of ERISA and

                                     S-139

Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          The offered certificates may be eligible for relief from specified prohibited transaction and conflict of interest provisions of ERISA and the Code in reliance on administrative exemptions granted by the DOL to specified underwriters. The DOL has granted to the Underwriters individual prohibited transaction exemptions (the "Exemptions"), which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

          The Exemptions apply only if specific conditions are met. Among other conditions, the Exemptions set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or Fitch;

          o    the trustee is a substantial financial institution and cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property, any insurer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

          Before purchasing any certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the
Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its

                                     S-140

own determination as to the availability of the exemptive relief provided in the
Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of certificates to a Plan is in no respect a representation that such investment meets all the relevant legal requirements with respect to investment by Plans generally or by a particular Plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties referred to above, and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                     S-141

                                 USE OF PROCEEDS

          We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

          We have entered into an Underwriting Agreement with the Underwriters.
Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance of each class of offered certificates presented below.

     UNDERWRITERS        CLASS A-1        CLASS A-2        CLASS A-3       CLASS A-AB      CLASS A-4
---------------------  ------------     -------------    ------------     -----------    ------------

Morgan Stanley & Co.
  Incorporated         $                $                $                $              $

Bear, Stearns & Co.
  Inc.                 $                $                $                $              $

Greenwich Capital
  Markets, Inc.        $                $                $                $              $

    Total...........   $121,000,000     $161,100,000     $159,400,000     $67,500,000    $713,941,000

     UNDERWRITERS        CLASS X-2        CLASS A-J       CLASS B        CLASS C       CLASS D       CLASS E
---------------------  ------------     -------------   ------------   -----------   ------------  ------------

Morgan Stanley & Co.
   Incorporated        $                $               $              $             $             $

Bear, Stearns & Co.
   Inc.                $                $               $              $             $             $

Greenwich Capital
   Markets, Inc.       $                $               $              $             $             $

     Total...........  $1,491,246,000   $112,740,000    $30,574,000    $19,108,000   $15,287,000   $17,198,000

          Morgan Stanley & Co. Incorporated will act as sole manager and sole bookrunner with respect to the offered certificates.

          The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will
be approximately $         , plus accrued interest.

          The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

                                     S-142

          The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the
facilities of DTC against payment therefor on or about March   , 2005, which is
the     business day following the date of pricing of the certificates.

          Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

          The Underwriters and any dealers that participate with the
Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

          We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

          The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

          The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital Inc., a seller.

                                  LEGAL MATTERS

          The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain
legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Morgan Stanley Mortgage Capital Inc. by Latham &
Watkins LLP, New York, New York and for CWCapital LLC by Cadwalader, Wickersham
& Taft LLP, New York, New York.

                                     S-143

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                                                FITCH             S&P
-------------------------------------------      -------------    -------------
Class A-1..................................           AAA              AAA
Class A-2..................................           AAA              AAA
Class A-3..................................           AAA              AAA
Class A-AB.................................           AAA              AAA
Class A-4..................................           AAA              AAA
Class X-2..................................           AAA              AAA
Class A-J..................................           AAA              AAA
Class B....................................           AA                AA
Class C....................................           AA-              AA-
Class D....................................           A+                A+
Class E....................................            A                A

          The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. Generally, that date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

          The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                     S-144

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

          "75 Broad B Note" means, with respect to the 75 Broad Mortgage Loan, the related subordinate note, which is not included in the trust and which is subordinated in right of payment to the 75 Broad Mortgage Loan to the extent set forth in the applicable intercreditor agreement. The 75 Broad B Note is not a
"mortgage loan."

          "75 Broad Controlling Holder" has the meaning assigned to that term under "Servicing of the Mortgage Loans--Servicing of the Wells REF Portfolio
Loan Group, the Houston Center Loan Group, the 75 Broad Loan Group, the 1370
Avenue of the Americas Loan Group, and the 111 Eighth Avenue Loan Group - The 75
Broad Loan Group" in this prospectus supplement.

          "75 Broad Intercreditor Agreement" has the meaning assigned to that term under "Servicing of the Mortgage Loans--Servicing of the Wells REF
Portfolio Loan Group, the Houston Center Loan Group, the 75 Broad Loan Group,
the 1370 Avenue of the Americas Loan Group, and the 111 Eighth Avenue Loan Group
- The 75 Broad Loan Group" in this prospectus supplement.

          "75 Broad Loan Group" means the 75 Broad Mortgage Loan and the 75
Broad B Note.

          "75 Broad Mortgage Loan" means the mortgage loan designated as
Mortgage Loan No. 12, which is secured on a senior basis with the 75 Broad B
Note pursuant to the related loan documents.

          "111 Eighth Avenue B Notes" means, with respect to the 111 Eighth
Avenue Pari Passu Loan, the 111 Eighth Avenue B Notes, which are comprised of two subordinated mortgage notes that are not included in the trust and are not serviced under the Pooling and Servicing Agreement.

          "111 Eighth Avenue Companion Loan" means the loans secured by the 111
Eighth Avenue Pari Passu Mortgage on a pari passu basis with the 111 Eighth
Avenue Pari Passu Loan.

          "111 Eighth Avenue Loan Group" means, collectively, the 111 Eighth
Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth
Avenue B Notes.

          "111 Eighth Avenue Pari Passu Loan" means Mortgage Loan No. 15, which is secured on a pari passu basis with the 111 Eighth Avenue Companion Loans pursuant to the 111 Eighth Avenue Pari Passu Mortgage.

          "111 Eighth Avenue Pari Passu Mortgage" means the mortgage securing the 111 Eighth Avenue Companion Loans, the 111 Eighth Avenue Pari Passu Loan and
the 111 Eighth Avenue B Notes.

          "1370 Avenue of the Americas Companion Loan" means the loan that is secured by the 1370 Avenue of the Americas Pari Passu Mortgage on a pari passu basis with the 1370 Avenue of the Americas Pari Passu Loan.

          "1370 Avenue of the Americas Pari Passu Loan" means Mortgage Loan No.
13, which is secured on a pari passu basis with the 1370 Avenue of the Americas
Companion Loan pursuant to the 1370 Avenue of the Americas Pari Passu Mortgage.

                                     S-145

          "1370 Avenue of the Americas Pari Passu Mortgage" means the mortgage securing the 1370 Avenue of the Americas Pari Passu Loan and the 1370 Avenue of
the Americas Companion Loan.

          "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

          "A/B Mortgage Loan" means, the 75 Broad Loan Group or any other mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the trust. References herein to an A/B Mortgage
Loan shall be construed to refer to the aggregate indebtedness under the related
A Note and the related B Note.

          "Accrued Certificate Interest" means, in respect of each class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate set
forth in the Pooling and Servicing Agreement (and in the case of a Non-Serviced
Mortgage Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively)
for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix II.

          "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

          "Advances" means Servicing Advances and P&I Advances, collectively.

          "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

          "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

          "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

          "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

                                     S-146

     the sum, as of the first Determination Date that is at least 15 days after the date on which the appraisal or internal valuation is obtained or performed, of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o    to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
     (but were not deposited) in respect of the related mortgaged property or
     REO Property, as the case may be, over

o    90% of the value (net of any prior mortgage liens), subject to any downward adjustments, that the special servicer may make (without implying any obligation to do so) based upon its review of the appraisal or such other information that it deems appropriate, of such mortgaged property or REO
     Property as determined by such appraisal or internal valuation minus any downward adjustments that the special servicer may deem reasonable based upon its review of the appraisal and any other information, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.

          "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a specified date prior to stated
maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO
Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the

                                     S-147

trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the
last Due Date prior to the acquisition of such REO Property.

          "Available Distribution Amount" means in general, for any Distribution
Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
               represents one or more of the following:

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer and the trustee as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

               o    amounts deposited in the Certificate Account in error;

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts with respect to the Interest Reserve Loans to be
                    deposited into the Interest Reserve Account;

               o    in the case of the REO Property related to an A/B Mortgage
                    Loan, all amounts received with respect to such A/B Mortgage
                    Loan that are required to be paid to the holder of the
                    related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

               o    any portion of such amounts payable to the holders of any
                    Serviced Companion Mortgage Loan or B Note;

          (2)  to the extent not already included in clause (1), any P&I
               Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year
               (commencing in 2006), the aggregate of the Interest Reserve
               Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

          "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or anticipated repayment date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

          "Balloon LTV" - See "Balloon LTV Ratio."

          "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. "Balloon Payment"

                                     S-148

means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

          "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to the principal prepayment (or the current
Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to that principal prepayment (or the current
Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the
Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

          "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

          "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

          "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

          "Certificate Owner" means an entity acquiring an interest in an offered certificate.

          "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

          "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates
and the Class A-4 Certificates.

          "Class X Certificates" means the Class X-1 Certificates and Class X-2
Certificates.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

          "Closing Date" means March , 2005.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

          "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents or enforce such terms, involuntary Principal Prepayments

                                     S-149

during the related Collection Period over (ii) the aggregate of Prepayment
Interest Excesses incurred in respect of the mortgage loans resulting from
Principal Prepayments on the mortgage loans (but not including any B Note,
Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note,
Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan),
provided, however, that if a Prepayment Interest Shortfall on a mortgage loan
(but not including any B-Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) results due to the master servicer's failure to enforce the terms of the applicable loan documents, the two (2) basis point limitation shall not be applicable with respect to such mortgage loan and in such event, the amount specified in clause (B) above shall also include any investment income earned on the amount prepaid with respect to such mortgage loan prior to such Distribution Date.

          "Compensating Interest Payment" means any payment of Compensating
Interest.

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

          "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of certificates.

          "CPR" - See "Constant Prepayment Rate" above.

          "Cut-off Date" means March 1, 2005. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in March 2005 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on March 1, 2005, not the actual day which such scheduled payments were due.

          "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

          "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of

                                     S-150

which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

          "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

          "CWCapital" means CWCapital LLC.

          "CWCapital Loans" means the mortgage loans that were originated or purchased by CWCapital.

          "Debt Service Coverage Ratio" or "DSCR" means, the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio"
or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

          "Depositor" means Morgan Stanley Capital I Inc.

          "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 9th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 4th business day prior to the related Distribution Date.

          "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

          "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

               o    any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

               o    Realized Losses and Expense Losses, in each case
                    specifically allocated with respect to such Distribution
                    Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the
                    terms of the Pooling and Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution
     Date, plus one month's interest thereon at the applicable Pass-Through
     Rate.

          "Distribution Account" means the distribution account maintained by the trustee, in accordance with the Pooling and Servicing Agreement.

          "Distribution Date" means the 14th day of each month, or if any such
14th day is not a business day, on the next succeeding business day.

          "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

                                     S-151

          "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

          "DSCR" - See "Debt Service Coverage Ratio."

          "DTC" means The Depository Trust Company.

          "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Account" means one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing
Agreement.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

          "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the trustee or a holder of a
     B Note any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required
     Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account or the A/B Loan Custodial Account that continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
     provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

                                     S-152

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer is removed from S&P's approved servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o    the trustee has received written notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any ratings then assigned by Fitch to any
     Class of Certificates and the notice is not withdrawn, terminated or rescinded within 60 days following the trustee's receipt of the notice.

          "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received.

          "Excess Servicing Fee" means an additional fee payable to Midland Loan
Services, Inc. that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

          "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

          "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

          "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer, the trustee in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust; o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

                                     S-153

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

          "FASIT" means a financial asset securitization investment trust.

          "Financial Market Publishers" means TREPP, LLC, Intex Solutions, Inc.
and Standard and Poor's Conquest.

          "Fitch" means Fitch, Inc.

          "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "GCCFC 2004-GG1 Fiscal Agent" means the "fiscal agent" under the GCCFC
2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is ABN
AMRO Bank N.V.

          "GCCFC 2004-GG1 Master Servicer" means the "master servicer" under the
GCCFC 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is
Wachovia Bank, National Association.

          "GCCFC 2004-GG1 Operating Adviser" means the "operating adviser"
appointed under the GCCFC 2004-GG1 Pooling and Servicing Agreement.

          "GCCFC 2004-GG1 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between Greenwich Capital Commercial Funding
Corp., as depositor, the GCCFC 2004-GG1 Master Servicer, the GCCFC 2004-GG1
Special Servicer, the GCCFC 2004-GG1 Trustee and the GCCFC 2004-GG1 Fiscal
Agent.

          "GCCFC 2004-GG1 Special Servicer" means the "special servicer" under the GCCFC 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

          "GCCFC 2004-GG1 Trustee" means the "trustee" under the GCCFC 2004-GG1
Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank,
National Association, a national banking association.

          GMAC 2004-C3 Master Servicer" means the "master servicer" under the
GMAC 2004-C3 Pooling and Servicing Agreement, which as of the date hereof is
GMAC Commercial Mortgage Corporation.

          "GMAC 2004-C3 Operating Adviser" means the operating adviser appointed under the GMAC 2004-C3 Pooling and Servicing Agreement.

          "GMAC 2004-C3 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between GMAC Commercial Mortgage Securities,
Inc., as depositor, the GMAC 2004-C3 Master Servicer, the GMAC 2004-C3 Special
Servicer and the GMAC 2004-C3 Trustee.

          "GMAC 2004-C3 Special Servicer" means the "special servicer" under the
GMAC 2004-C3 Pooling and Servicing Agreement, which as of the date hereof is
GMAC Commercial Mortgage Corporation.

          "GMAC 2004-C3 Trustee" means the "trustee" under the GMAC 2004-C3
Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo
Bank, National Association., a national banking association.

          "Houston Center Companion Loans" means the loans secured by the
Houston Center Pari Passu Mortgage on a pari passu basis with the Houston Center
Pari Passu Loan.

          "Houston Center Loan Group" means, collectively, the Houston Center
Pari Passu Loan, the Houston Center Companion Loans.

                                     S-154

          "Houston Center Pari Passu Loan" means Mortgage Loan No. 10, which is secured on a pari passu basis with the Houston Center Companion Loans pursuant to the Houston Center Pari Passu Mortgage.

          "Houston Center Pari Passu Mortgage" means the mortgage securing the
Houston Center Companion Loans and the Houston Center Pari Passu Loan.

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,528,677,433.

          "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

          "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower.
With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the
Certificateholders.

          "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Only Certificates" means the Class X Certificates.

          "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

          "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

          "Interest Reserve Loan" - See "Non-30/360 Loan" below.

          "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust
(other than Liquidation Proceeds received in connection with any Non-Serviced
Mortgage Loan) for distribution to the Certificateholders and the holders of any
Serviced Companion Mortgage Loans and B Notes in connection with a Specially
Serviced Mortgage Loan or related REO Property; provided, however, that (i) in the case of a final disposition consisting of the repurchase of a mortgage loan by a mortgage loan seller due to the breach of a representation and warranty or document defect, such fee will only be paid by the applicable mortgage loan seller if such loan is repurchased after the date that is 180 days after the applicable mortgage loan seller receives notice of the breach causing the repurchase, (ii) in the case of an A/B Mortgage Loan, such fee will not be payable if the holder of the related B Note, exercises its option to purchase the A Note pursuant to the related Loan Pair intercreditor agreement; provided, that this clause (ii) shall not be applicable if the holder of the related B
Note has exercised its right to cure three consecutive monetary defaults under the Loan Pair intercreditor agreement and a monetary default occurs in the following month.

          "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, Serviced Companion Mortgage Loan or B Note or related REO
Property, net of liquidation expenses. With respect to any Non-Serviced Mortgage
Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

          "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

                                     S-155

          "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

          "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled to compensation with respect to the mortgage loans, any Serviced Companion Mortgage Loan, any B
Note and any Non-Serviced Mortgage Loans.

          "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan, any Non-Serviced Mortgage Loan, any
Serviced Companion Mortgage Loan and any B Note in connection with the Master
Servicing Fee as set forth in the Pooling and Servicing Agreement.

          "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

          "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

          "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit and indemnity), endorsed
     (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

          "Mortgage Loan Purchase Agreement" means the agreement entered into between the Depositor and the respective seller, as the case may be.

                                     S-156

          "Mortgage Pool" means the eighty-nine (89) mortgage loans with an aggregate principal balance, as of March 1, 2005, of approximately
$1,528,677,433, which may vary on the Closing Date by up to 5%.

          "MSCI 2004-HQ4 Fiscal Agent" means the "fiscal agent" under the MSCI
2004-HQ4 Pooling and Servicing Agreement, which as of the date hereof is ABN
AMRO Bank N.V.

          "MSCI 2004-HQ4 Master Servicer" means the "master servicer" under the
MSCI 2004-HQ4 Pooling and Servicing Agreement, which as of the date hereof is
Wells Fargo Bank, National Association.

          "MSCI 2004-HQ4 Operating Adviser" means the operating adviser appointed under the MSCI 2004-HQ4 Pooling and Servicing Agreement.

          "MSCI 2004-HQ4 Paying Agent" means the "paying agent" under the MSCI
2004-HQ4 Pooling and Servicing Agreement, which as of the date hereof is Wells
Fargo Bank, National Association.

          "MSCI 2004-HQ4 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between Morgan Stanley Capital I Inc., as depositor, the MSCI 2004-HQ4 Master Servicer, the MSCI 2004-HQ4 Special
Servicer, the MSCI 2004-HQ4 Trustee, the MSCI 2004-HQ4 Paying Agent and the MSCI
2004-HQ4 Fiscal Agent.

          "MSCI 2004-HQ4 Special Servicer" means the "special servicer" under the MSCI 2004-HQ4 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

          "MSCI 2004-HQ4 Trustee" means the "trustee" under the MSCI 2004-HQ4
Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank
National Association, a national banking association.

          "MSMC" means Morgan Stanley Mortgage Capital Inc.

          "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

          "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

          "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each
Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable
     Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year (commencing in 2006) will be adjusted to take into account the related withdrawal from the Interest
     Reserve Account for the preceding January (if applicable) and February.

                                     S-157

          "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Wells REF
Portfolio Companion Loans, the Houston Center Companion Loans and the 111 Eighth
Avenue Companion Loans.

          "Non-Serviced Mortgage Loans" means the mortgage loans included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the Wells REF Portfolio Pari Passu Loan, the Houston Center Pari
Passu Loan and the 111 Eighth Avenue Pari Passu Loan.

          "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

          "Non-Serviced Mortgage Loan Group" means the Wells REF Portfolio Loan
Group, the Houston Center Loan Group and the 111 Eighth Avenue Loan Group.

          "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Mortgage" means the Wells REF Portfolio
Pari Passu Mortgage, the Houston Center Pari Passu Mortgage and the 111 Eighth
Avenue Pari Passu Mortgage.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreements" mean the
MSCI 2004-HQ4 Pooling and Servicing Agreement, the GMAC 2004-C3 Pooling and
Service Agreement and the GCCFC 2004-GG1 Pooling and Servicing Agreement.

          "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

          "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

          "OID" means original issue discount.

          "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent that such rights and powers relate to the related A/B Mortgage Loan
(but only so long as their holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement).

          "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees and other servicing fees payable from such Scheduled Payments or Assumed
Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding
Determination Date.

          "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

                                     S-158

          "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Participants" means DTC's participating organizations.

          "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code).

          "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

          "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller
(or originator with respect to 2 mortgage loans) or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller (or originator with respect to 2 mortgage loans) is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a
Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

          "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

          "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

          "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of March 1, 2005, between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, Inc., as master servicer, GMAC Commercial
Mortgage Corporation, as special servicer, and Wells Fargo bank, N.A., as trustee.

          "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Servicing Fee, the pari passu loan servicing fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special
Servicing Fee.

          "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall

                                     S-159

resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Excess Servicing Fee, the Pari
     Passu Loan Servicing Fee payable in connection with any Non-Serviced
     Mortgage Loan, the Special Servicing Fee, if the related mortgage loan is a
     Specially Serviced Mortgage Loan, and the Trustee Fee).

          "Prepayment Premium" means, with respect to any mortgage loan,
Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion
Mortgage Loan or B Note.

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P and Class Q Certificates.

          "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced
     Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

          The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

                                     S-160

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the
     Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

          "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

          "PTCE" means a DOL Prohibited Transaction Class Exemption.

          "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan
Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

          "Rated Final Distribution Date" means, generally, the first
Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

          "Rating Agencies" means Fitch and S&P.

          "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

                                     S-161

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

          If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. Reimbursements and payments made during any collection period may result in the allocation of those amounts as Realized
Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the Principal Balance
Certificates upon the final liquidation of that mortgage loan or related REO
Property.

          "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

          "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

          "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

          "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

          "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

          "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

          "Reserve Account" means an account in the name of the trustee for the deposit of any Excess Liquidation Proceeds.

                                     S-162

          "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

          "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

          "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

          "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

          "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The
Serviced Companion Mortgage Loan serviced under the Pooling and Servicing
Agreement is the 1370 Avenue of the Americas Companion Loan.

          "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The Serviced Pari Passu Mortgage Loan included in the trust is the 1370 Avenue of the Americas Pari Passu Loan.

          "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any
Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. There are no
Serviced Pari Passu Mortgage Loan B Notes serviced under the pooling and servicing agreement.

          "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

          "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective mortgage loans, any Serviced

                                     S-163

Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties (with respect to the master servicer, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing similar mortgage loans) or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related
     B Note or a Loan Pair, the maximization of recovery thereon to the
     Certificateholders and the holder of the related B Note or the Serviced
     Companion Mortgage Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at a rate taking into account the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note and the risk of collection, in the case of any A/B Mortgage Loan and its related B Note, and on the Serviced Pari
     Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

          i.   any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

          ii.  the ownership of any certificate or any interest in any Serviced
               Companion Mortgage Loan, any Non-Serviced Companion Mortgage
               Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

          iii. the master servicer's obligation to make Advances;

          iv.  the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive
               reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

          v.   any obligation of the master servicer (or any of its affiliates)
               to repurchase any mortgage loan from the trust.

          "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to a Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a
Servicing Transfer Event occurs with respect to a Serviced Companion Mortgage
Loan, it will be deemed to have occurred also with respect to the related
Serviced Pari Passu Mortgage Loan. Under any applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, if a Servicing Transfer Event occurs with respect to a Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

                                     S-164

          "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan or Non-Serviced Mortgage
     Loan), Serviced Companion Mortgage Loan or B Note as to which a Balloon
     Payment is past due; provided, however, that pursuant to the terms of the
     Pooling and Servicing Agreement, the master servicer shall have the right
     (without the Operating Adviser's consent) to extend the maturity date of any Balloon Loan for not more than 60 days beyond the original maturity date if the borrower has obtained a written commitment for refinancing of the mortgage loan or purchase of the related mortgaged property and provided, further that (a) the master servicer (with the consent of the special servicer, after consultation with the Operating Adviser) and the special servicer, in certain other circumstances set forth in the Pooling and Servicing Agreement, will have the authority to otherwise extend the maturity date of any Balloon Loan and, in the case of such an extension, a
     Servicing Transfer Event will not occur with respect to such Balloon Loan and (b) if the mortgagor makes the Assumed Scheduled Payments with respect to such Balloon Loan and the master servicer or the special servicer, as applicable, is considering an extension pursuant to the terms of the
     Pooling and Servicing Agreement, a Servicing Transfer Event will not occur as a result of such default unless and until such Balloon Payment remains past due for a period of 30 days and such Balloon Loan has not been extended pursuant to the terms of the Pooling and Servicing Agreement;

o    any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which any other payment of principal and/or interest is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which the master servicer or the special servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer or the special servicer (with the consent of the
     Operating Adviser in the case of a determination by the special servicer), materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o    any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer or the special servicer (with the consent of the Operating
     Adviser in the case of a determination by the special servicer), (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or the special servicer (with the consent of the
     Operating Adviser in the case of a determination by the special servicer)
     is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan (as the case may be); or

                                     S-165

o    with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month),
     (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

          "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the trustee or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

                                     S-166

o    the special servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal;

o    a servicing officer of the special servicer receives actual knowledge that
     Fitch has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Fitch within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action; or

          "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

          "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is March 31, 2005;

o    distributions on the certificates are made on the 14th day of each month, commencing in April 2005;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    each mortgage loan that has its first payment in May 2005, pays interest-only during the first Interest Accrual Period relating to the
     Distribution Date in April 2005 and we have assumed one additional month of a Lock-out Period;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no maturity dates on any Mortgage Loans are extended;

o    no Prepayment Interest Shortfalls occur;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

                                     S-167

o    no holder of a B Note exercises its option to purchase any mortgage loan;

o    each ARD loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

          "Subordinate Certificates" means the Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P and Class Q Certificates.

          "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (or
Anticipated Repayment Date, if applicable), one longer and one shorter, most nearly approximating the maturity date of the mortgage loan prepaid. If Release
H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

          "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee as compensation for the performance of their duties.

          "UCF" - See "Underwritable Cash Flow."

          "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Morgan Stanley & Co. Incorporated, Bear, Stearns
& Co. Inc. and Greenwich Capital Markets, Inc.

          "Underwriting Agreement" means that agreement, dated March , 2005, entered into by the Depositor and the Underwriters.

          "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

          "WAC" - See "Weighted Average Net Mortgage Rate."

          "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

          "Wells REF Portfolio Companion Loans" means the loans that, in the aggregate, are secured by the Wells REF Portfolio Pari Passu Mortgage on a pari passu basis with the Wells REF Portfolio Pari Passu Loan.

          "Wells REF Portfolio Loan Group" means, collectively, the Wells REF
Portfolio Pari Passu Loan and the Wells REF Portfolio Companion Loans.

                                     S-168

          "Wells REF Portfolio Pari Passu Loan" means Mortgage Loan Nos. 1-9, which is secured on a pari passu basis with the Wells REF Portfolio Companion
Loans pursuant to the Wells REF Portfolio Pari Passu Mortgage.

          "Wells REF Portfolio Pari Passu Mortgage" means the mortgage securing the Wells REF Portfolio Companion Loans and Wells REF Portfolio Pari Passu Loan.

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

          "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                     S-169

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS
------------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY  WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                 AGGREGATE     AGGREGATE   AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
                                 NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
LOAN SELLER                 MORTGAGE LOANS      BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley
  Mortgage Capital Inc.                 73   1,302,797,731          85.2     5.515          105       1.80          68.4       61.4
CWCapital                               16     225,879,702          14.8     5.714           93       1.85          62.0       55.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  89  $1,528,677,433         100.0%    5.544%         104       1.81X         67.4%      60.5%
====================================================================================================================================

CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED  WEIGHTED
                             NUMBER OF       AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE   AVERAGE
                              MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)         LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                4       6,815,331           0.4      5.891          129       1.38          70.0      56.1
2,000,001 - 3,000,000                6      15,561,656           1.0      5.511          107       1.45          71.2      60.2
3,000,001 - 4,000,000                8      30,056,562           2.0      5.749          116       1.36          73.6      62.0
4,000,001 - 5,000,000               16      73,461,940           4.8      5.586          117       1.56          72.9      60.6
5,000,001 - 6,000,000                8      45,450,745           3.0      5.567          103       1.56          70.9      61.9
6,000,001 - 7,000,000                9      58,275,209           3.8      5.651          106       1.40          74.5      63.1
7,000,001 - 8,000,000                3      23,317,357           1.5      5.640          118       1.64          71.6      61.2
8,000,001 - 9,000,000                4      33,405,487           2.2      5.473          108       1.53          74.6      65.3
9,000,001 - 10,000,000               2      18,880,000           1.2      5.223          119       1.71          80.0      71.3
10,000,001 - 15,000,000              9     112,701,181           7.4      5.431          119       1.42          75.2      63.3
15,000,001 - 20,000,000              2      36,395,314           2.4      5.927          118       1.26          76.9      61.2
20,000,001 - 30,000,000              3      70,894,352           4.6      5.975           94       1.36          65.1      53.9
30,000,001 >=                       15   1,003,462,299          65.6      5.501          100       1.99          64.6      60.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              89  $1,528,677,433         100.0%     5.544%         104       1.81X         67.4%     60.5%
====================================================================================================================================

Minimum: $1,440,000
Maximum: $119,705,000
Weighted Average: $17,176,151

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------

                                                           PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                             NUMBER OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED       AVERAGE    AVERAGE
                             MORTGAGED     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE  CUT-OFF DATE    BALLOON
STATE                       PROPERTIES      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                             8      286,951,046          18.8      5.680           92        1.88          62.8       60.3
California - Southern               16      212,839,268          13.9      5.329          118        1.58          72.5       63.4
California - Northern                4       32,190,993           2.1      5.647          117        1.44          71.9       62.5
Texas                               11      213,320,485          14.0      5.217           87        2.12          65.4       61.2
District of Columbia                 3      182,780,000          12.0      5.551          115        2.20          64.2       61.1
Kansas                               4       92,295,138           6.0      6.547           60        1.32          58.9       51.3
New Jersey                           7       86,568,681           5.7      5.103          111        2.55          58.4       51.8
Pennsylvania                         8       61,044,698           4.0      5.637          111        1.39          76.8       64.6
Virginia                             4       50,165,866           3.3      5.765          114        1.22          78.6       66.7
Arizona                              3       36,558,046           2.4      5.555          102        1.50          77.7       67.6
Florida                              6       30,643,425           2.0      5.660          117        1.49          72.2       60.9
Ohio                                 2       25,292,488           1.7      5.507          117        1.33          76.5       63.9
Michigan                             4       21,021,238           1.4      5.387          108        1.48          76.1       63.1
Georgia                             10       20,016,924           1.3      5.414          102        1.62          72.6       65.2
Indiana                              1       19,947,671           1.3      6.090          118        1.31          75.8       61.7
Nevada                               2       19,560,000           1.3      5.405          118        1.65          79.9       70.0
South Carolina                       1       14,568,219           1.0      5.867          180        1.40          77.1       56.1
Tennessee                            2       13,815,693           0.9      4.956          112        3.12          48.5       46.1
Washington                           2       12,110,135           0.8      6.097          116        1.44          67.3       57.5
Missouri                             2       12,065,687           0.8      5.637          117        1.51          71.4       58.6
North Carolina                       2       11,740,516           0.8      5.415          117        1.42          79.1       66.2
Illinois                             2       10,998,092           0.7      5.510          120        1.57          66.9       51.1
Maryland                             1        9,600,000           0.6      5.148          120        1.69          80.0       72.7
New Mexico                           1        8,600,000           0.6      5.650          118        1.56          76.8       65.4
Massachusetts                        1        8,368,571           0.5      4.840          111        3.55          41.9       41.9
Nebraska                             2        8,338,025           0.5      5.510          120        1.57          66.9       51.1
Louisiana                            2        7,304,413           0.5      5.705          158        1.42          73.8       54.6
Wisconsin                            1        6,750,000           0.4      5.960          120        1.30          73.4       56.9
Connecticut                          1        6,734,524           0.4      5.640          118        1.29          77.4       65.2
Minnesota                            1        6,487,591           0.4      5.250           59        1.63          56.9       51.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             114   $1,528,677,433         100.0%     5.544%         104        1.81X         67.4%      60.5%
====================================================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                                          PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                            NUMBER OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED       AVERAGE    AVERAGE
                            MORTGAGED     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE  CUT-OFF DATE    BALLOON
PROPERTY TYPE              PROPERTIES      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Office
  Urban                            15      648,324,279          42.4      5.491          100        2.07          64.1       61.1
  Suburban                         15      120,975,930           7.9      5.138          108        2.47          59.0       54.0
  Medical                          10       61,392,848           4.0      5.768          117        1.52          76.0       64.7
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                      40     $830,693,057          54.3%     5.460%         103        2.09X         64.3%      60.3%

Retail
  Anchored                         13      332,695,316          21.8      5.736           97        1.46          69.9       61.0
  Free Standing                    15       93,273,096           6.1      5.431          110        1.52          70.7       59.1
  Unanchored                       13       81,857,307           5.4      5.536          115        1.57          73.0       61.9
  Shadow Anchored                   6       31,207,973           2.0      5.743          116        1.42          71.4       59.2
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                      47     $539,033,692          35.3%     5.653%         103        1.48X         70.6%      60.7%

Industrial
  Flex Industrial                   2       20,914,433           1.4      5.739          117        1.22          77.5       59.9
  Warehouse                         3       18,594,714           1.2      5.727           97        1.46          74.1       64.8
  Light Industrial                  2       11,314,371           0.7      5.563          118        1.33          75.9       63.3
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL:                          7      $50,823,518         330.0%   569.500%         110        1.33X       7590.0%    6250.0%

Mixed Use
  Retail/Office                     1       32,826,768           2.1      5.610          115        1.34          78.9       66.6
  Multifamily/Retail                1        5,282,157           0.3      5.500          108        1.28          73.4       62.2
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       2      $38,108,925           2.5%     5.595%         114        1.33X         78.1%      66.0%

Hospitality
  Full-Service                      1       24,919,695           1.6      5.640          118        1.47          64.7       49.8
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       1      $24,919,695           1.6%     5.640%         118        1.47X         64.7%      49.8%

Self Storage
  Self Storage                     10       20,422,793           1.3      5.641          117        1.53          71.6       60.4
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                      10      $20,422,793           1.3%     5.641%         117        1.53X         71.6%      60.4%

Multifamily
  Garden                            4       10,394,761           0.7      5.544          117        1.75          78.0       65.9
  Mid-Rise                          1        3,428,402           0.2      5.680          114        1.31          74.5       63.1
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       5      $13,823,163           0.9%     5.578%         116        1.64X         77.2%      65.2%
------------------------------------------------------------------------------------------------------------------------------------
Other
  Parking Lot                       1        6,487,591           0.4      5.250           59        1.63          56.9       51.0
  RV Resort                         1        4,365,000           0.3      5.360           56        1.96          74.0       70.8
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       2      $10,852,591           0.7%     5.294%          58        1.76X         63.8%      59.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            114   $1,528,677,433         100.0%     5.544%         104        1.81X         67.4%      60.5%
====================================================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------

                                                           PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                                              AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED       AVERAGE    AVERAGE
                             NUMBER OF     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE  CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)       MORTGAGE LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000                        4      150,632,129           9.9      4.842          110        3.49          42.9       42.7
5.001 - 5.500                       30      548,779,667          35.9      5.257          101        1.83          69.5       62.6
5.501 - 6.000                       46      712,318,530          46.6      5.739          109        1.52          72.0       63.8
6.001 - 6.500                        7       46,917,857           3.1      6.130          116        1.35          73.2       61.4
6.501 - 7.000                        2       70,029,250           4.6      6.937           46        1.27          54.4       48.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              89   $1,528,677,433         100.0%     5.544%         104        1.81X         67.4%      60.5%
====================================================================================================================================

Minimum: 4.840%
Maximum: 7.000%
Weighted Average: 5.544%

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------

                                                             PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
ORIGINAL TERM TO STATED         NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
MATURITY (MOS.)            MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 - 60                                  7     206,273,334          13.5      6.034           56       1.90          56.3       53.5
61 - 120                               78   1,296,992,033          84.8      5.462          110       1.80          69.0       61.7
121 - 180                               4      25,412,066           1.7      5.792          169       1.40          76.5       56.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 89  $1,528,677,433         100.0%     5.544%         104       1.81X         67.4%      60.5%
====================================================================================================================================

Minimum: 54 mos.
Maximum: 180 mos.
Weighted Average: 109 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------

                                                             PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
REMAINING TERM TO STATED        NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
MATURITY (MOS.)            MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 - 60                                  8     229,323,803          15.0      6.112           55       1.84          56.1       53.0
61 - 120                               78   1,278,521,411          83.6      5.437          111       1.81          69.3       61.9
121 - 180                               3      20,832,219           1.4      5.867          180       1.40          77.1       56.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 89  $1,528,677,433         100.0%     5.544%         104       1.81X         67.4%      60.5%
====================================================================================================================================

Minimum: 46 mos.
Maximum: 180 mos.
Weighted Average: 104 mos.

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                             PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
ORIGINAL AMORTIZATION           NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
TERM (MOS.)                MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                         6     455,205,000          29.8      5.266           92       2.50          57.5       57.5
  181 - 240                             1      46,978,780           3.1      7.000           46       1.27          54.4       48.4
  241 - 300                            16     191,807,335          12.5      5.539          107       1.58          68.3       54.5
  301 - 360                            66     834,686,318          54.6      5.616          113       1.51          73.4       64.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 89  $1,528,677,433         100.0%     5.544%         104       1.81X         67.4%      60.5%
====================================================================================================================================

Minimum: 214 mos.
Maximum: 360 mos.
Weighted Average: 341 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                             PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED  WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE   AVERAGE
REMAINING AMORTIZATION         NUMBER OF     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
TERM (MOS.)               MORTGAGE LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                        6      455,205,000          29.8      5.266           92       2.50          57.5      57.5
  181 - 240                            1       46,978,780           3.1      7.000           46       1.27          54.4      48.4
  241 - 300                           17      214,857,804          14.1      5.676          100       1.54          66.8      53.8
  301 - 360                           65      811,635,848          53.1      5.582          115       1.52          74.0      64.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                89   $1,528,677,433         100.0%     5.544%         104       1.81X         67.4%     60.5%
====================================================================================================================================

Minimum: 206 mos.
Maximum: 360 mos.
Weighted Average: 338 mos.

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                          PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                             AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
DEBT SERVICE COVERAGE        NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
RATIO (X)               MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.20                                 1      36,769,278           2.4      5.700          114       1.20          79.1       67.0
1.21 - 1.30                         23     276,613,700          18.1      5.928           97       1.28          71.7       64.3
1.31 - 1.40                         20     281,661,165          18.4      5.765          120       1.37          77.2       67.0
1.41 - 1.50                         13      99,656,877           6.5      5.659          113       1.46          70.5       59.6
1.51 - 1.60                         11     233,259,461          15.3      5.361          118       1.55          71.9       61.5
1.61 - 1.70                          7      74,847,102           4.9      5.563          108       1.64          75.4       66.8
1.71 - 1.80                          3      23,765,732           1.6      5.276          104       1.75          71.8       64.6
1.81 >=                             11     502,104,116          32.8      5.270           88       2.61          54.7       52.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              89  $1,528,677,433         100.0%     5.544%         104       1.81X         67.4%      60.5%
====================================================================================================================================

Minimum: 1.20x
Maximum: 3.55x
Weighted Average: 1.81x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                             PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
                                NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)    MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

40.1 - 50.0                             3     145,000,000           9.5      4.840          111       3.55          41.9       41.9
50.1 - 60.0                             7     268,091,037          17.5      6.049           71       1.93          54.3       50.5
60.1 - 70.0                            17     293,583,598          19.2      5.291           94       1.95          65.8       58.7
70.1 - 80.0                            62     822,002,798          53.8      5.595          116       1.41          76.8       67.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 89  $1,528,677,433         100.0%     5.544%         104       1.81X         67.4%      60.5%
====================================================================================================================================

Minimum: 41.9%
Maximum: 80.0%
Weighted Average: 67.4%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                           PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                                              AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED       AVERAGE    AVERAGE
BALLOON LOAN-TO-VALUE        NUMBER OF     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE  CUT-OFF DATE    BALLOON
RATIO (%)               MORTGAGE LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

40.1 - 50.0                         10      337,454,433          22.1      5.527           98        2.50          50.6       45.9
50.1 - 60.0                         23      286,312,692          18.7      5.713           92        1.81          62.4       54.0
60.1 - 70.0                         47      656,389,017          42.9      5.429          109        1.61          74.3       65.6
70.1 - 80.0                          9      248,521,291          16.3      5.680          110        1.38          78.1       74.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              89   $1,528,677,433         100.0%     5.544%         104        1.81X         67.4%      60.5%
====================================================================================================================================

Minimum: 41.9%
Maximum: 78.9%
Weighted Average: 60.5%

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

--------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                              MAR-05                 MAR-06                MAR-07                 MAR-08
--------------------------------------------------------------------------------------------------------------------------------

Locked Out                                           95.42%                 95.51%                86.32%                 86.36%
Yield Maintenance Total                               4.58%                  4.49%                13.68%                 13.64%
Open                                                  0.00%                  0.00%                 0.00%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                              100.00%                100.00%               100.00%                100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $1,528,677,433         $1,518,867,684        $1,507,462,183         $1,494,121,313
% Initial Pool Balance                              100.00%                 99.36%                98.61%                 97.74%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                              MAR-09                 MAR-10                MAR-11                 MAR-12
--------------------------------------------------------------------------------------------------------------------------------

Locked Out                                           90.15%                 88.23%                87.70%                 97.53%
Yield Maintenance Total                               9.85%                 11.77%                11.89%                  2.47%
Open                                                  0.00%                  0.00%                 0.41%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                              100.00%                100.00%               100.00%                100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $1,416,159,599         $1,246,368,090        $1,230,261,872         $1,055,139,512
% Initial Pool Balance                               92.64%                 81.53%                80.48%                 69.02%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                              MAR-13                 MAR-14                MAR-15                 MAR-16
--------------------------------------------------------------------------------------------------------------------------------

Locked Out                                           97.54%                 74.92%                 0.00%                  0.00%
Yield Maintenance Total                               2.46%                  2.54%                52.84%                100.00%
Open                                                  0.00%                 22.54%                47.16%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                              100.00%                100.00%               100.00%                100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $1,037,932,293           $984,754,552           $33,308,159            $17,159,610
% Initial Pool Balance                               67.90%                 64.42%                 2.18%                  1.12%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                              MAR-17                 MAR-18                MAR-19                 MAR-20
--------------------------------------------------------------------------------------------------------------------------------

Locked Out                                            0.00%                  0.00%                 0.00%                  0.00%
Yield Maintenance Total                             100.00%                100.00%               100.00%                  0.00%
Open                                                  0.00%                  0.00%                 0.00%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                              100.00%                100.00%               100.00%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                        $16,690,452            $16,192,612           $15,664,338                     $0
% Initial Pool Balance                                1.09%                  1.06%                 1.02%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance
(3)  Def/YM1 loans have been modeled as Yield Maintenance

                                      I-8

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE
LOAN NO.  LOAN SELLER(1) PROPERTY NAME(2)                                         STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1     MSMC           Wells REF Portfolio: Independence Square Two (I) (A)     300 E Street SW
    2     MSMC           Wells REF Portfolio: Independence Square One (I) (A)     250 E Street SW
    3     MSMC           Wells REF Portfolio: Keybank Building (II) (A)           2 Gatehall Drive
    4     MSMC           Wells REF Portfolio: Bridgewater Crossing II (II) (A)    200 Crossing Boulevard
    5     MSMC           Wells REF Portfolio: Citicorp Building (II) (A)          111 Sylvan Avenue
    6     MSMC           Wells REF Portfolio: Caterpillar Building (II) (A)       2120 West End Avenue
    7     MSMC           Wells REF Portfolio: State Street Building (II) (A)      1200 Crown Colony Drive
    8     MSMC           Wells REF Portfolio: Harcourt Building (II) (A)          10801 North MoPac Expressway,
    9     MSMC           Wells REF Portfolio: Continental Casualty (A)            675 Placentia Avenue
   10     MSMC           Houston Center                                           909 Fannin Street
   11     MSMC           1401 H Street                                            1401 H Street, NW
   12     CWCapital      75 Broad                                                 75 Broad Street
   13     MSMC           1370 Avenue of the Americas                              1370 Avenue of the Americas
   14     MSMC           Camino Real Marketplace                                  6900 - 7095 Marketplace Drive
   15     MSMC           111 Eighth Avenue                                        111 Eighth Avenue
   16     MSMC           Towne East Square Mall - Note 1 *                        7700 E Kellogg Dr
   17     MSMC           Towne East Square Mall - Note 2 *                        7700 E Kellogg Dr
   18     MSMC           Pacific Coast Plaza                                      NEC 1-5 & Highway 78
   19     MSMC           AVG Portfolio - Overland Park (III)                      12075 Metcalf Avenue
   20     MSMC           AVG Portfolio - Melrose Park (III)                       841-1001 West North Avenue
   21     MSMC           AVG Portfolio - Dallas (III)                             11100 North Central Expressway
   22     MSMC           AVG Portfolio - Oceanside (III)                          4655 Frazee Road
   23     MSMC           AVG Portfolio - Omaha (118th Street) (III)               2718 North 118th Street
   24     MSMC           AVG Portfolio - Gilbert (III)                            97 South Val Vista Drive
   25     MSMC           AVG Portfolio - Independence (III)                       3850 S. Crackerneck Road
   26     MSMC           AVG Portfolio - Shawnee (III)                            11311 West 64th Street
   27     MSMC           AVG Portfolio - Omaha (147th Street) (III)               3935 South 147th Street
   28     MSMC           AVG Portfolio - Franklin Park (III)                      10205 Grand Avenue
   29     MSMC           Plaza America Shopping Center                            1600 Plaza America Drive
   30     MSMC           Pacific Medical Portfolio 4 - McAuley Building (IV)      500 W. Thomas Road
   31     MSMC           Pacific Medical Portfolio 4 - Marian Medical Cente (IV)  525 East Plaza Drive
   32     MSMC           Pacific Medical Portfolio 4 - North Pavillion (IV)       300 Old River Road
   33     MSMC           Pacific Medical Portfolio 4 - South Pavilion (IV)        500 Old River Road
   34     MSMC           Pacific Medical Portfolio 4 - Marian Hancock Bldg (IV)   116 South Palisade Drive
   35     MSMC           Rodin Place                                              2000 Hamilton Street & 2001 Pennsylvania Avenue
   36     MSMC           Sharpstown Mall                                          7500 Bellaire Boulevard
   37     CWCapital      Hotel ZaZa                                               2332 Leonard Street
   38     MSMC           55 Public Square                                         55 Public Square
   39     CWCapital      GPT - Charleston (B)                                     85-87 Broad Street
   40     CWCapital      GPT - Baton Rouge (B)                                    7968 Essen Park Avenue
   41     CWCapital      GPT - Bakersfield (B)                                    7400 Schirra Court
   42     MSMC           Richmond Square Mall                                     3801 National Road East
   43     MSMC           Brunswick Park                                           2525 Brunswick Avenue
   44     MSMC           Talbots - Walnut Creek                                   1201 & 1231  South Main Street
   45     CWCapital      Plaza de Oro                                             17157-17253 Ventura Boulevard
   46     MSMC           Echelon Village Plaza                                    1120 White Horse Road
   47     MSMC           3255 Wilshire Boulevard                                  3255 Wilshire Blvd
   48     MSMC           Corporate Center                                         10400 N. 25th Avenue
   49     MSMC           Borders Books - Pasadena                                 475 South Lake Avenue
   50     MSMC           Lowes - Topeka                                           1621 Southwest Arvonia Place
   51     MSMC           Rainbow Design Center                                    1200 S. Rainbow Boulevard
   52     CWCapital      Buckeystown Pike Office Center                           5301 Buckeystown Pike
   53     MSMC           Flamingo Business Centre                                 4850 - 4870 W. Flamingo Road
   54     MSMC           111 Lomas Office Building                                111 Lomas Boulevard NW
   55     CWCapital      Satellite Place Buildings                                2450 and 2425 Commerce Avenue
   56     MSMC           Summit Medical Center                                    7509 State Road 52
   57     MSMC           8500 Valcour                                             8500 Valcour Avenue
   58     MSMC           The Shoppes at Lake Bryan                                12444 South Apopka Vineland Road
   59     MSMC           Storage Etc. - Hancock                                   2150 Hancock Street
   60     MSMC           Parkpoint Business Center                                1211 1221 1229 1235 Dutton Ave,
                                                                                    405 W College Avenue
   61     CWCapital      The Village at Noble Farms                               1105-1185 Peachtree Industrial Boulevard
   62     MSMC           Timmerman Plaza                                          10220-10448 Silver Spring Drive
   63     MSMC           33 Platt Road                                            33 Platt Road
   64     MSMC           Park N Go                                                7901 International Drive
   65     MSMC           Haggerty Building                                        21333 Haggerty Road
   66     MSMC           Princess Anne Marketplace                                2052, 2072, 2076 and 2080 S. Independence Blvd.
   67     MSMC           Hilltop Plaza                                            1667 Hilltop Drive
   68     MSMC           Bridgeport Shopping Center                               316 SE 123rd Avenue
   69     MSMC           Lowes - Midland                                          1918 Airport Road
   70     CWCapital      Memorial Clinic                                          500 Lilly Road NE
   71     CWCapital      Boulevard Shops                                          9631 Reseda Boulevard
   72     MSMC           Legion Crossing                                          3037 Legion Road
   73     MSMC           Pavilion Shopping Center                                 2431 Spring Forest Road
   74     MSMC           802-848 Georgia Avenue                                   802-848 Georgia Avenue
   75     MSMC           Levitz Home Furnishing                                   651 State Highway 18
   76     MSMC           7501-7509 Fifth Avenue                                   7501-7509 Fifth Avenue
   77     MSMC           Stonegate Shopping Center                                9740 Barker Cypress Road
   78     CWCapital      Silver Square Shopping Center                            1100 5th Street
   79     MSMC           6717 Fourth Avenue                                       6717 Fourth Avenue
   80     CWCapital      Cedar Park Medical Plaza                                 701 and 801B East Whitestone Boulevard
   81     MSMC           701 Martinsville Road                                    701 Martinsville Road
   82     MSMC           2045 Wheatsheaf Lane                                     2045 Wheatsheaf Lane
   83     MSMC           Carduff - Igloo                                          30603 Katy-Brookshire Road
   84     MSMC           Turton Portfolio - 1928 Whiddon Mill Rd. (V)             1928 Whiddon Mill Road
   85     MSMC           Turton Portfolio - 1212 13th Avenue (V)                  1212 13th Avenue
   86     MSMC           Turton Portfolio - 1128 Felder Street (V)                1128 Felder Street
   87     MSMC           Turton Portfolio - 1500 13th Avenue D (V)                1500 13th Avenue D
   88     MSMC           Turton Portfolio - 302 24th Ave. (V)                     302 East 24th Avenue
   89     MSMC           Turton Portfolio - 110 Highway 19 North (V)              110 Highway 19 North
   90     MSMC           Turton Portfolio - 112 North Pecan Street (V)            112 N. Pecan Street
   91     MSMC           Turton Portfolio - 1219 Houston Lake Rd. (V)             1219 Houston Lake Road
   92     MSMC           605 Self Storage                                         16015 Piuma Avenue
   93     CWCapital      Orchard Ridge Apartments                                 1910 W. Pierson Road
   94     MSMC           SoHo South Office/Flex                                   3500 Scotts Lane
   95     MSMC           Appalachian Resort                                       60 Motel Drive
   96     MSMC           Marsh Lane Plaza                                         10031 - 10053 Marsh Lane
   97     MSMC           Winchester Pavilion                                      700-750 Winchester Blvd.
   98     MSMC           University Park Shopping Center                          1425 Scalp Avenue
   99     MSMC           Emerson Manor                                            6111 5th Avenue
   100    CWCapital      Chelsea Shopping Center                                  1040 South Main Street
   101    MSMC           Storage King                                             2235 Colonial Boulevard
   102    MSMC           Corporate Center at Lake Osprey                          6751 Professional Parkway West
   103    MSMC           Newport News Retail Center                               12266 Jefferson Avenue
   104    MSMC           Pennhurst Building                                       103 Gamma Drive
   105    MSMC           86 West 183rd Street                                     86 West 183rd Street
   106    MSMC           300 N. Washington St.                                    300 & 306 N. Washington Street
   107    CWCapital      Plaza at Riata                                           12221 Riata Trace Parkway
   108    MSMC           Cool Springs Retail Center                               1945 Mallory Lane
   109    MSMC           Wachovia Value Warehouse                                 320 Oregon Avenue & 2710 - 2744 South Third Street
   110    MSMC           New Forest Shopping Center                               5805 E. Sam Houston Parkway North
   111    MSMC           St. Lukes Surgery Center                                 42144 Veterans Avenue
   112    MSMC           Van Roy Building                                         2900 Detroit Avenue
   113    MSMC           166-33 Jamaica Avenue                                    166-33 Jamaica Avenue
   114    MSMC           Fountain Court                                           1001 Tower Way
   115    MSMC           Riverside Apartments                                     650 Dixon Boulevard

                         TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE
LOAN NO.  LOAN SELLER(1) CITY               STATE   ZIP CODE   PROPERTY TYPE    PROPERTY SUB-TYPE      UNITS/SF(3)    YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------------

    1     MSMC           Washington DC        DC      20024    Office           Urban                    579,733         1992
    2     MSMC           Washington DC        DC      20024    Office           Urban                    337,794         1991
    3     MSMC           Parsippany           NJ      07054    Office           Suburban                 404,515         1986
    4     MSMC           Bridgewater          NJ      08807    Office           Suburban                 297,380         2002
    5     MSMC           Englewood Cliffs     NJ      07632    Office           Suburban                 410,000      1953 - 1962
    6     MSMC           Nashville            TN      37203    Office           Urban                    312,297         2000
    7     MSMC           Quincy               MA      02169    Office           Suburban                 234,668         1989
    8     MSMC           Austin               TX      78758    Office           Urban                    195,234         2001
    9     MSMC           Brea                 CA      92835    Office           Suburban                 133,943         2002
   10     MSMC           Houston              TX      77010    Office           Urban                  2,956,225      1974 - 1983
   11     MSMC           Washington           DC      20005    Office           Urban                    353,219         1992
   12     CWCapital      New York             NY      10004    Office           Urban                    650,680         1928
   13     MSMC           New York             NY      10019    Office           Urban                    332,955         1971
   14     MSMC           Goleta               CA      93117    Retail           Anchored                 497,084      1998 / 2000
   15     MSMC           New York             NY      10011    Office           Urban                  2,921,914         1932
   16     MSMC           Wichita              KS      67207    Retail           Anchored               1,171,048         1974
   17     MSMC           Wichita              KS      67207    Retail           Anchored               1,171,048         1974
   18     MSMC           Oceanside            CA      92054    Retail           Anchored                 312,313         1997
   19     MSMC           Overland Park        KS      66209    Retail           Shadow Anchored           51,412         1993
   20     MSMC           Melrose Park         IL      60160    Retail           Free Standing             72,238         1998
   21     MSMC           Dallas               TX      75243    Retail           Free Standing             50,000         1993
   22     MSMC           Oceanside            CA      92057    Retail           Free Standing             40,000         2000
   23     MSMC           Omaha                NE      68164    Retail           Free Standing             39,950         1998
   24     MSMC           Gilbert              AZ      85296    Retail           Free Standing             37,000         2002
   25     MSMC           Independence         MO      64055    Retail           Free Standing             36,995         2001
   26     MSMC           Shawnee              KS      66203    Retail           Free Standing             36,700         1990
   27     MSMC           Omaha                NE      68144    Retail           Free Standing             35,000         1999
   28     MSMC           Franklin Park        IL      60131    Retail           Free Standing             96,268         1975
   29     MSMC           Reston               VA      20190    Retail           Anchored                 164,998         1995
   30     MSMC           Phoenix              AZ      85013    Office           Medical                  170,124         1994
   31     MSMC           Santa Maria          CA      93454    Office           Medical                   43,944         1994
   32     MSMC           Bakersfield          CA      93311    Office           Medical                   38,809         1992
   33     MSMC           Bakersfield          CA      93311    Office           Medical                   27,187         1992
   34     MSMC           Santa Maria          CA      93454    Office           Medical                   33,438         1995
   35     MSMC           Philadelphia         PA      19130    Mixed Use        Retail/Office            305,031         1929
   36     MSMC           Houston              TX      77036    Retail           Anchored                 632,701         1961
   37     CWCapital      Dallas               TX      75201    Hospitality      Full-Service                 147         2002
   38     MSMC           Cleveland            OH      44113    Office           Urban                    423,821         1958
   39     CWCapital      Charleston           SC      29401    Office           Urban                     44,250      1795 / 1999
   40     CWCapital      Baton Rouge          LA      70809    Office           Medical                   30,000         2004
   41     CWCapital      Bakersfield          CA      93313    Office           Urban                      9,800         2000
   42     MSMC           Richmond             IN      47374    Retail           Anchored                 306,326         1966
   43     MSMC           Linden               NJ      07036    Industrial       Flex Industrial          536,160         1910
   44     MSMC           Walnut Creek         CA      94596    Retail           Free Standing             19,072         2004
   45     CWCapital      Encino               CA      91316    Retail           Unanchored                83,229      1972 - 1973
   46     MSMC           Voorhees             NJ      08043    Retail           Anchored                  89,021         1987
   47     MSMC           Los Angeles          CA      90010    Office           Urban                    212,224         1971
   48     MSMC           Phoenix              AZ      85021    Office           Suburban                 109,332         1996
   49     MSMC           Pasadena             CA      91101    Retail           Free Standing             40,000         1958
   50     MSMC           Topeka               KS      66615    Retail           Free Standing            132,850         1997
   51     MSMC           Las Vegas            NV      89146    Retail           Unanchored                64,488      1988 / 1990
   52     CWCapital      Frederick            MD      21704    Office           Suburban                  80,236      1985 / 1999
   53     MSMC           Las Vegas            NV      89103    Retail           Unanchored                69,369         1986
   54     MSMC           Albuquerque          NM      87102    Office           Urban                     97,724         1989
   55     CWCapital      Duluth               GA      30096    Office           Suburban                 112,017         1998
   56     MSMC           Bayonet Point        FL      34667    Office           Medical                   49,925      2000 / 2004
   57     MSMC           St. Louis            MO      63123    Industrial       Warehouse                490,000      1961 / 1964
   58     MSMC           Lake Buena Vista     FL      32819    Retail           Unanchored                33,125         2003
   59     MSMC           San Diego            CA      92110    Self Storage     Self Storage              75,129         2003
   60     MSMC           Santa Rosa           CA      95401    Office           Suburban                  67,869         1981
   61     CWCapital      Suwanee              GA      30024    Retail           Anchored                  43,393  1997 / 1998 / 1999
   62     MSMC           Milwaukee            WI      53225    Retail           Anchored                 205,679      1968 - 1983
   63     MSMC           Shelton              CT      06484    Industrial       Light Industrial         125,794         1972
   64     MSMC           Bloomington          MN      55425    Other            Parking Lot              552,342      1995 - 1997
   65     MSMC           Novi                 MI      48375    Office           Suburban                  60,371         1980
   66     MSMC           Virginia Beach       VA      23456    Retail           Shadow Anchored           33,147         1998
   67     MSMC           Redding              CA      96002    Retail           Shadow Anchored           68,827         1985
   68     MSMC           Vancouver            WA      98683    Retail           Unanchored                54,904         1990
   69     MSMC           Midland              MI      48542    Retail           Free Standing            114,734         1997
   70     CWCapital      Olympia              WA      98506    Office           Medical                   69,016      1971 / 1985
   71     CWCapital      Northridge           CA      91324    Retail           Unanchored                39,270         1979
   72     MSMC           Fayetteville         NC      28306    Retail           Anchored                  73,445      1994 - 2001
   73     MSMC           Raleigh              NC      27615    Retail           Unanchored                93,268         1988
   74     MSMC           Brooklyn             NY      11207    Industrial       Warehouse                 87,900         1962
   75     MSMC           East Brunswick       NJ      08816    Retail           Free Standing             48,018         1967
   76     MSMC           Brooklyn             NY      11209    Mixed Use        Multifamily/Retail            16         1930
   77     MSMC           Cypress              TX      77433    Retail           Unanchored                31,570         2004
   78     CWCapital      Miami Beach          FL      33139    Retail           Unanchored                14,032      1996 / 2003
   79     MSMC           Brooklyn             NY      11220    Retail           Unanchored                16,800         1951
   80     CWCapital      Cedar Park           TX      78613    Office           Medical                   24,084      2003 - 2004
   81     MSMC           Basking Ridge        NJ      07946    Office           Suburban                  32,000         1985
   82     MSMC           Philadelphia         PA      19124    Industrial       Warehouse                187,238         1970
   83     MSMC           Katy                 TX      77494    Industrial       Light Industrial         501,223         1980
   84     MSMC           Tifton               GA      31793    Self Storage     Self Storage              42,600      1999 - 2001
   85     MSMC           Cordele              GA      31015    Self Storage     Self Storage              41,944      2000 - 2001
   86     MSMC           Americus             GA      31709    Self Storage     Self Storage              21,600      1999 - 2000
   87     MSMC           Cordele              GA      31015    Multifamily      Garden                        10         2001
   88     MSMC           Cordele              GA      31015    Self Storage     Self Storage              14,000         1997
   89     MSMC           Americus             GA      31709    Self Storage     Self Storage              22,000      2000 - 2001
   90     MSMC           Cordele              GA      31015    Self Storage     Self Storage              13,000         1999
   91     MSMC           Warner Robins        GA      31088    Self Storage     Self Storage              23,400         2001
   92     MSMC           Cerritos             CA      90703    Self Storage     Self Storage              59,475         1988
   93     CWCapital      Flint                MI      48504    Multifamily      Garden                       248         1966
   94     MSMC           Philadelphia         PA      19129    Industrial       Flex Industrial          163,238      1952 / 1967
   95     MSMC           Shartlesville        PA      19554    Other            RV Resort                    375         1964
   96     MSMC           Dallas               TX      75229    Retail           Anchored                  75,843      1961 / 1983
   97     MSMC           San Jose             CA      95128    Retail           Shadow Anchored           17,509         1990
   98     MSMC           Johnstown            PA      15904    Retail           Anchored                  91,047         1964
   99     MSMC           Pittsburgh           PA      15219    Multifamily      Garden                        19         1900
   100    CWCapital      Chelsea              MI      48118    Retail           Anchored                  88,312      1988 - 1989
   101    MSMC           Fort Myers           FL      33907    Self Storage     Self Storage              72,175         1978
   102    MSMC           Sarasota             FL      34240    Office           Suburban                  28,600         2002
   103    MSMC           Newport News         VA      23602    Retail           Shadow Anchored            9,728         2004
   104    MSMC           Pittsburgh           PA      15238    Office           Suburban                  32,722         2001
   105    MSMC           Bronx                NY      10453    Multifamily      Mid-Rise                      41         1920
   106    MSMC           Falls Church         VA      22046    Office           Suburban                  26,677  1870 / 1986 / 1989
   107    CWCapital      Austin               TX      78727    Retail           Unanchored                14,744      2003 - 2004
   108    MSMC           Franklin             TN      37067    Retail           Unanchored                18,385         2001
   109    MSMC           Philadelphia         PA      19148    Retail           Free Standing             46,757      1964 / 1965
   110    MSMC           Houston              TX      77049    Retail           Shadow Anchored           21,320         2001
   111    MSMC           Hammond              LA      70403    Office           Medical                   12,034         1996
   112    MSMC           Cleveland            OH      44113    Office           Urban                     24,041         1895
   113    MSMC           Jamaica              NY      11432    Retail           Unanchored                 4,000         1931
   114    MSMC           Bakersfield          CA      93309    Office           Suburban                  32,036         1983
   115    MSMC           Cocoa                FL      32922    Multifamily      Garden                        52      1963 / 1970

---------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE                             PERCENT    PERCENT LEASED                                        RELATED
LOAN NO.  LOAN SELLER(1)   YEAR RENOVATED     LEASED(4)    AS OF DATE(4)     SECURITY TYPE(5) LIEN POSITION  BORROWER LIST
---------------------------------------------------------------------------------------------------------------------------

    1     MSMC                  NAP             100.0%      12/01/2003       Fee                  First           NAP
    2     MSMC                  NAP             100.0%      12/01/2003       Fee                  First           NAP
    3     MSMC                  NAP             100.0%      12/01/2003       Fee                  First           NAP
    4     MSMC                  NAP             100.0%      12/01/2003       Fee                  First           NAP
    5     MSMC                  1998            100.0%      12/01/2003       Fee                  First           NAP
    6     MSMC                  NAP             100.0%      12/01/2003       Fee                  First           NAP
    7     MSMC                  NAP             100.0%      12/01/2003       Fee                  First           NAP
    8     MSMC                  NAP             100.0%      12/01/2003       Fee                  First           NAP
    9     MSMC                  NAP             100.0%      12/01/2003       Fee                  First           NAP
   10     MSMC                  2003             91.1%      10/31/2004       Fee                  First           NAP
   11     MSMC                  NAP              95.9%      01/10/2005       Fee                  First           NAP
   12     CWCapital         1999 - 2001          76.0%      12/16/2004       Fee                  First           NAP
   13     MSMC                  2002             91.6%      10/31/2004       Fee                  First           NAP
   14     MSMC                  NAP              99.3%      10/31/2004       Leasehold            First           NAP
   15     MSMC                  1998             91.8%      12/31/2004       Fee                  First           NAP
   16     MSMC           1987 / 1992 / 2001      93.8%      11/30/2004       Fee                  First           NAP
   17     MSMC           1987 / 1992 / 2001      93.8%      11/30/2004       Fee                  First           NAP
   18     MSMC                  NAP             100.0%      01/31/2005       Fee                  First           NAP
   19     MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   20     MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   21     MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   22     MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   23     MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   24     MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   25     MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   26     MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   27     MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   28     MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   29     MSMC                  NAP             100.0%      11/01/2004       Fee                  First           NAP
   30     MSMC                  NAP             100.0%      11/30/2004       Leasehold            First           NAP
   31     MSMC                  NAP              96.1%      09/30/2004       Leasehold            First           NAP
   32     MSMC                  NAP              91.5%      11/30/2004       Leasehold            First           NAP
   33     MSMC                  NAP              53.5%      11/30/2004       Leasehold            First           NAP
   34     MSMC                  NAP              98.2%      11/30/2004       Leasehold            First           NAP
   35     MSMC                  1996             95.3%      10/31/2004       Fee                  First          35, 94
   36     MSMC                  1993             81.1%      01/05/2005       Fee                  First           NAP
   37     CWCapital             NAP              83.0%      11/30/2004       Fee                  First           NAP
   38     MSMC                  NAP              72.0%      11/01/2004       Fee                  First           NAP
   39     CWCapital             NAP             100.0%      09/22/2004       Fee                  First        39, 40, 41
   40     CWCapital             NAP             100.0%      09/22/2004       Fee                  First        39, 40, 41
   41     CWCapital             NAP             100.0%      09/22/2004       Fee                  First        39, 40, 41
   42     MSMC                  1997             94.9%      11/16/2004       Fee                  First           NAP
   43     MSMC                  1990             94.3%      12/21/2004       Fee                  First           NAP
   44     MSMC                  NAP             100.0%      01/01/2005       Fee                  First          44, 49
   45     CWCapital         Early 1980's         98.7%      01/13/2005       Fee                  First           NAP
   46     MSMC                  2002             97.2%      02/15/2005       Fee                  First           NAP
   47     MSMC                  NAP              85.7%      01/01/2005       Leasehold            First           NAP
   48     MSMC                  NAP              92.4%      11/09/2004       Fee                  First           NAP
   49     MSMC                  2001            100.0%      12/01/2004       Fee                  First          44, 49
   50     MSMC                  NAP             100.0%      12/29/2004       Fee                  First          50, 69
   51     MSMC                  NAP              99.7%      01/01/2005       Fee                  First           NAP
   52     CWCapital             NAP              97.0%      02/01/2005       Fee                  First           NAP
   53     MSMC                  NAP              96.3%      11/08/2004       Fee                  First           NAP
   54     MSMC                  NAP             100.0%      11/19/2004       Fee / Leasehold      First           NAP
   55     CWCapital             NAP              91.0%      09/01/2004       Fee                  First           NAP
   56     MSMC                  NAP              94.1%      10/27/2004       Fee                  First           NAP
   57     MSMC                  2004            100.0%      09/01/2004       Fee                  First           NAP
   58     MSMC                  NAP             100.0%      12/03/2004       Fee                  First           NAP
   59     MSMC                  NAP              81.4%      11/30/2004       Fee                  First           NAP
   60     MSMC              1997 / 1998          93.9%      01/14/2005       Fee                  First           NAP
   61     CWCapital             NAP              93.5%      01/13/2005       Fee                  First           NAP
   62     MSMC                  NAP              83.0%      11/01/2004       Fee                  First           NAP
   63     MSMC                  1983            100.0%      11/01/2004       Fee                  First           NAP
   64     MSMC                  2002             75.7%      12/31/2004       Fee                  First           NAP
   65     MSMC                  2003             88.7%      11/01/2004       Fee                  First           NAP
   66     MSMC                  NAP             100.0%      12/31/2004       Fee                  First           NAP
   67     MSMC                  NAP              98.1%      11/01/2004       Fee                  First           NAP
   68     MSMC                  NAP              91.7%      12/25/2004       Fee                  First           NAP
   69     MSMC                  NAP             100.0%      01/12/2005       Leasehold            First          50, 69
   70     CWCapital             NAP              95.0%      12/06/2004       Fee                  First           NAP
   71     CWCapital             NAP             100.0%      12/09/2004       Fee                  First           NAP
   72     MSMC                  NAP              97.3%      11/01/2004       Fee                  First           NAP
   73     MSMC                  NAP              85.7%      10/31/2004       Fee                  First           NAP
   74     MSMC                  NAP             100.0%      10/28/2004       Fee                  First           NAP
   75     MSMC                  2003            100.0%      03/01/2005       Fee                  First           NAP
   76     MSMC                  2001            100.0%      10/31/2004       Fee                  First           NAP
   77     MSMC                  NAP             100.0%      11/17/2004       Fee                  First           NAP
   78     CWCapital             NAP             100.0%      06/01/2004       Fee                  First           NAP
   79     MSMC                  NAP             100.0%      02/15/2005       Fee                  First           NAP
   80     CWCapital             NAP             100.0%      12/27/2004       Fee / Leasehold      First           NAP
   81     MSMC                  NAP             100.0%      12/29/2004       Fee                  First           NAP
   82     MSMC                  NAP             100.0%      09/01/2004       Fee                  First           NAP
   83     MSMC                  NAP             100.0%      10/25/2004       Leasehold            First           NAP
   84     MSMC                  NAP              90.0%      02/17/2005       Fee                  First           NAP
   85     MSMC                  NAP              57.7%      02/17/2005       Fee                  First           NAP
   86     MSMC                  NAP              88.7%      02/17/2005       Fee                  First           NAP
   87     MSMC                  NAP             100.0%      10/28/2004       Fee                  First           NAP
   88     MSMC                  NAP              92.9%      02/17/2005       Fee                  First           NAP
   89     MSMC                  NAP              68.2%      02/17/2005       Fee                  First           NAP
   90     MSMC                  NAP              83.3%      02/17/2005       Fee                  First           NAP
   91     MSMC                  NAP              72.6%      02/17/2005       Fee                  First           NAP
   92     MSMC                  NAP              81.9%      10/31/2004       Fee                  First           NAP
   93     CWCapital         2002 - 2004          99.6%      02/07/2005       Fee                  First           NAP
   94     MSMC                  2000             98.5%      12/31/2004       Fee                  First          35, 94
   95     MSMC                  2003            100.0%      10/01/2004       Fee                  First           NAP
   96     MSMC                  NAP              96.2%      11/18/2004       Fee                  First           NAP
   97     MSMC                  NAP             100.0%      10/29/2004       Fee                  First           NAP
   98     MSMC                  1992             87.7%      09/30/2004       Fee                  First           NAP
   99     MSMC                  2000             89.5%      11/30/2004       Fee                  First           NAP
   100    CWCapital             2003            100.0%      12/31/2004       Fee                  First           NAP
   101    MSMC                  2002             90.1%      11/03/2004       Fee                  First           NAP
   102    MSMC                  NAP             100.0%      09/09/2004       Fee                  First           NAP
   103    MSMC                  NAP             100.0%      12/13/2004       Fee                  First           NAP
   104    MSMC                  NAP             100.0%      10/01/2004       Fee                  First           NAP
   105    MSMC                  NAP             100.0%      07/23/2004       Fee                  First           NAP
   106    MSMC                  1989             75.6%      01/31/2005       Fee                  First           NAP
   107    CWCapital             NAP              91.1%      02/23/2005       Leasehold            First           NAP
   108    MSMC                  NAP              78.7%      11/12/2004       Fee                  First           NAP
   109    MSMC                  NAP             100.0%      12/01/2004       Fee                  First           NAP
   110    MSMC                  NAP             100.0%      12/16/2004       Fee                  First           NAP
   111    MSMC                  NAP             100.0%      11/01/2004       Fee                  First           NAP
   112    MSMC                  2004            100.0%      12/06/2004       Fee                  First           NAP
   113    MSMC                  NAP             100.0%      03/01/2005       Fee                  First           NAP
   114    MSMC                  NAP             100.0%      11/19/2004       Fee                  First           NAP
   115    MSMC                  1998             92.3%      09/01/2004       Fee                  First           NAP

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE          ORIGINAL       CUT-OFF DATE   CUT-OFF DATE BALANCE                 FIRST PAYMENT     FIRST PAYMENT
LOAN NO.  LOAN SELLER(1)     BALANCE          BALANCE(6)        PER UNIT OR SF  NOTE DATE      DATE (P&I)(7)       Date (IO)
--------------------------------------------------------------------------------------------------------------------------------

    1     MSMC              $43,833,276     $43,833,276                  $50    05/21/2004          NAP            07/07/2004
    2     MSMC              $23,946,724     $23,946,724                  $50    05/21/2004          NAP            07/07/2004
    3     MSMC              $17,690,000     $17,690,000                  $50    05/21/2004          NAP            07/07/2004
    4     MSMC              $16,654,286     $16,654,286                  $50    05/21/2004          NAP            07/07/2004
    5     MSMC              $12,138,571     $12,138,571                  $50    05/21/2004          NAP            07/07/2004
    6     MSMC              $11,102,857     $11,102,857                  $50    05/21/2004          NAP            07/07/2004
    7     MSMC               $8,368,571      $8,368,571                  $50    05/21/2004          NAP            07/07/2004
    8     MSMC               $6,835,714      $6,835,714                  $50    05/21/2004          NAP            07/07/2004
    9     MSMC               $4,430,000      $4,430,000                  $50    05/21/2004          NAP            07/07/2004
   10     MSMC             $119,705,000    $119,705,000                  $40    11/10/2004          NAP            01/07/2005
   11     MSMC             $115,000,000    $115,000,000                 $326    11/29/2004      01/07/2010         01/07/2005
   12     CWCapital        $108,000,000    $108,000,000                 $166    01/28/2005          NAP            03/07/2005
   13     MSMC              $82,500,000     $82,500,000                 $248    11/09/2004          NAP            01/08/2005
   14     MSMC              $76,860,000     $76,860,000                 $155    12/14/2004      02/01/2008         02/01/2005
   15     MSMC              $75,000,000     $75,000,000                  $26    03/04/2004      05/01/2006         05/01/2004
   16     MSMC              $47,902,401     $46,978,780                  $60    07/16/2004      08/01/2004            NAP
   17     MSMC              $25,000,000     $23,050,469                  $60    12/03/1998      02/01/1999            NAP
   18     MSMC              $52,000,000     $52,000,000                 $167    02/23/2005      04/01/2008         04/01/2005
   19     MSMC               $7,859,614      $7,859,614                 $102    02/23/2005      04/01/2005            NAP
   20     MSMC               $7,785,902      $7,785,902                 $102    02/23/2005      04/01/2005            NAP
   21     MSMC               $5,809,280      $5,809,280                 $102    02/23/2005      04/01/2005            NAP
   22     MSMC               $4,989,146      $4,989,146                 $102    02/23/2005      04/01/2005            NAP
   23     MSMC               $4,579,079      $4,579,079                 $102    02/23/2005      04/01/2005            NAP
   24     MSMC               $4,374,046      $4,374,046                 $102    02/23/2005      04/01/2005            NAP
   25     MSMC               $4,032,324      $4,032,324                 $102    02/23/2005      04/01/2005            NAP
   26     MSMC               $4,032,324      $4,032,324                 $102    02/23/2005      04/01/2005            NAP
   27     MSMC               $3,758,946      $3,758,946                 $102    02/23/2005      04/01/2005            NAP
   28     MSMC               $3,212,190      $3,212,190                 $102    02/23/2005      04/01/2005            NAP
   29     MSMC              $37,000,000     $36,769,278                 $223    08/23/2004      10/08/2004            NAP
   30     MSMC              $20,104,000     $20,104,000                 $111    02/17/2004      04/01/2007         04/01/2004
   31     MSMC               $4,960,000      $4,960,000                 $111    02/17/2004      04/01/2007         04/01/2004
   32     MSMC               $4,054,500      $4,054,500                 $111    02/17/2004      04/01/2007         04/01/2004
   33     MSMC               $3,204,500      $3,204,500                 $111    02/17/2004      04/01/2007         04/01/2004
   34     MSMC               $2,557,000      $2,557,000                 $111    02/17/2004      04/01/2007         04/01/2004
   35     MSMC              $33,000,000     $32,826,768                 $108    09/28/2004      11/01/2004            NAP
   36     MSMC              $32,000,000     $31,939,622                  $50    01/19/2005      03/01/2005            NAP
   37     CWCapital         $25,000,000     $24,919,695             $169,522    12/08/2004      02/01/2005            NAP
   38     MSMC              $23,000,000     $22,924,187                  $54    11/16/2004      01/08/2005            NAP
   39     CWCapital         $14,568,219     $14,568,219                 $248    02/14/2005      04/01/2005            NAP
   40     CWCapital          $4,824,000      $4,824,000                 $248    02/14/2005      04/01/2005            NAP
   41     CWCapital          $1,440,000      $1,440,000                 $248    02/14/2005      04/01/2005            NAP
   42     MSMC              $20,000,000     $19,947,671                  $65    12/21/2004      02/01/2005            NAP
   43     MSMC              $16,500,000     $16,447,643                  $31    12/28/2004      02/01/2005            NAP
   44     MSMC              $14,200,000     $14,200,000                 $745    12/15/2004      02/08/2008         02/08/2005
   45     CWCapital         $14,000,000     $13,931,292                 $167    11/17/2004      01/11/2005            NAP
   46     MSMC              $13,100,000     $13,067,720                 $147    12/22/2004      02/01/2005            NAP
   47     MSMC              $12,500,000     $12,500,000                  $59    03/02/2005      05/01/2005            NAP
   48     MSMC              $12,080,000     $12,080,000                 $110    02/15/2005      04/01/2005            NAP
   49     MSMC              $11,700,000     $11,700,000                 $293    12/08/2004      01/11/2008         01/11/2005
   50     MSMC              $10,400,000     $10,373,950                  $78    12/30/2004      02/01/2005            NAP
   51     MSMC              $10,280,000     $10,280,000                 $159    01/26/2005      03/01/2007         03/01/2005
   52     CWCapital          $9,600,000      $9,600,000                 $120    02/14/2005      04/01/2009         04/01/2005
   53     MSMC               $9,280,000      $9,280,000                 $134    11/16/2004      01/01/2007         01/01/2005
   54     MSMC               $8,600,000      $8,600,000                  $88    12/22/2004      02/01/2008         02/01/2005
   55     CWCapital          $8,500,000      $8,500,000                  $76    11/29/2004      01/11/2010         01/11/2005
   56     MSMC               $8,300,000      $8,272,124                 $166    11/01/2004      01/01/2005            NAP
   57     MSMC               $8,075,000      $8,033,363                  $16    09/22/2004      11/01/2004            NAP
   58     MSMC               $8,000,000      $7,982,365                 $241    12/09/2004      02/01/2005            NAP
   59     MSMC               $7,852,500      $7,852,500                 $105    11/09/2004      01/08/2007         01/08/2005
   60     MSMC               $7,500,000      $7,482,492                 $110    12/08/2004      02/01/2005            NAP
   61     CWCapital          $7,000,000      $7,000,000                 $161    11/01/2004      01/01/2008         01/01/2005
   62     MSMC               $6,750,000      $6,750,000                  $33    03/08/2005      05/01/2005            NAP
   63     MSMC               $6,750,000      $6,734,524                  $54    12/15/2004      02/01/2005            NAP
   64     MSMC               $6,500,000      $6,487,591                  $12    01/27/2005      03/01/2005            NAP
   65     MSMC               $6,500,000      $6,450,334                 $107    09/30/2004      11/01/2004            NAP
   66     MSMC               $6,400,000      $6,357,640                 $192    07/13/2004      09/01/2004            NAP
   67     MSMC               $6,320,000      $6,272,855                  $91    06/24/2004      08/08/2004            NAP
   68     MSMC               $6,160,000      $6,122,264                 $112    08/25/2004      10/09/2004            NAP
   69     MSMC               $6,100,000      $6,100,000                  $53    02/10/2005      04/01/2005            NAP
   70     CWCapital          $6,000,000      $5,987,870                  $87    12/10/2004      02/01/2005            NAP
   71     CWCapital          $6,000,000      $5,985,732                 $152    01/03/2005      02/11/2005            NAP
   72     MSMC               $5,900,000      $5,879,394                  $80    11/23/2004      01/01/2005            NAP
   73     MSMC               $5,880,000      $5,861,122                  $63    11/05/2004      01/01/2005            NAP
   74     MSMC               $5,800,000      $5,782,341                  $66    11/22/2004      01/01/2005            NAP
   75     MSMC               $5,700,000      $5,632,129                 $117    04/26/2004      06/01/2004            NAP
   76     MSMC               $5,350,000      $5,282,157             $330,135    02/12/2004      04/01/2004            NAP
   77     MSMC               $5,040,000      $5,040,000                 $160    12/08/2004      02/01/2010         02/01/2005
   78     CWCapital          $5,000,000      $4,983,550                 $355    11/19/2004      01/01/2005            NAP
   79     MSMC               $5,000,000      $4,967,318                 $296    07/15/2004      09/01/2004            NAP
   80     CWCapital          $4,960,000      $4,948,440                 $205    12/29/2004      02/01/2005            NAP
   81     MSMC               $4,950,000      $4,938,330                 $154    12/29/2004      02/01/2005            NAP
   82     MSMC               $4,800,000      $4,779,010                  $26    10/13/2004      12/01/2004            NAP
   83     MSMC               $4,687,063      $4,579,847                   $9    10/25/2004      11/01/2004            NAP
   84     MSMC               $1,220,000      $1,217,823                  $24    01/11/2005      03/01/2005            NAP
   85     MSMC                 $735,000        $733,688                  $24    01/11/2005      03/01/2005            NAP
   86     MSMC                 $670,000        $668,804                  $24    01/11/2005      03/01/2005            NAP
   87     MSMC                 $420,000        $419,250                  $24    01/11/2005      03/01/2005            NAP
   88     MSMC                 $405,568        $404,844                  $24    01/11/2005      03/01/2005            NAP
   89     MSMC                 $370,000        $369,340                  $24    01/11/2005      03/01/2005            NAP
   90     MSMC                 $364,432        $363,782                  $24    01/11/2005      03/01/2005            NAP
   91     MSMC                 $340,000        $339,393                  $24    01/11/2005      03/01/2005            NAP
   92     MSMC               $4,500,000      $4,485,607                  $75    12/01/2004      01/01/2005            NAP
   93     CWCapital          $4,480,000      $4,480,000              $18,065    02/10/2005      04/01/2007         04/01/2005
   94     MSMC               $4,500,000      $4,466,790                  $27    09/29/2004      11/01/2004            NAP
   95     MSMC               $4,365,000      $4,365,000              $11,640    12/21/2004      12/01/2006         01/01/2005
   96     MSMC               $4,250,000      $4,236,560                  $56    12/01/2004      01/01/2005            NAP
   97     MSMC               $4,250,000      $4,235,646                 $242    11/19/2004      01/01/2005            NAP
   98     MSMC               $4,250,000      $4,224,918                  $46    10/15/2004      12/01/2004            NAP
   99     MSMC               $4,000,000      $4,000,000             $210,526    07/07/2004      09/01/2006         09/01/2004
   100    CWCapital          $4,000,000      $3,990,904                  $45    12/16/2004      02/01/2005            NAP
   101    MSMC               $4,000,000      $3,987,012                  $55    11/22/2004      01/01/2005            NAP
   102    MSMC               $3,950,000      $3,922,863                 $137    07/12/2004      09/01/2004            NAP
   103    MSMC               $3,920,000      $3,895,891                 $400    08/05/2004      10/01/2004            NAP
   104    MSMC               $3,700,000      $3,688,434                 $113    12/29/2004      02/01/2005            NAP
   105    MSMC               $3,450,000      $3,428,402              $83,620    08/09/2004      10/08/2004            NAP
   106    MSMC               $3,150,000      $3,143,056                 $118    12/01/2004      02/01/2005            NAP
   107    CWCapital          $2,720,000      $2,720,000                 $184    02/02/2005      04/01/2007         04/01/2005
   108    MSMC               $2,725,000      $2,712,836                 $148    10/19/2004      12/01/2004            NAP
   109    MSMC               $2,700,000      $2,693,779                  $58    12/20/2004      02/01/2005            NAP
   110    MSMC               $2,590,000      $2,586,326                 $121    01/13/2005      03/01/2005            NAP
   111    MSMC               $2,500,000      $2,480,413                 $206    10/08/2004      11/08/2004            NAP
   112    MSMC               $2,375,000      $2,368,301                  $99    12/22/2004      02/01/2005            NAP
   113    MSMC               $2,000,000      $1,990,828                 $498    11/15/2004      01/01/2005            NAP
   114    MSMC               $1,900,000      $1,888,992                  $59    08/30/2004      10/01/2004            NAP
   115    MSMC               $1,500,000      $1,495,511              $28,760    11/15/2004      01/01/2005            NAP

                         $1,533,427,034  $1,528,677,433

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE                            GRACE                LOCKBOX            LOCKBOX         ORIGINAL TERM  REMAINING TERM
LOAN NO.  LOAN SELLER(1)  MATURITY DATE     PERIOD(8)   ARD LOAN    STATUS              TYPE           TO MATURITY     TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------

    1     MSMC              06/07/2014          0          No      In-Place             Hard               120             111
    2     MSMC              06/07/2014          0          No      In-Place             Hard               120             111
    3     MSMC              06/07/2014          0          No      In-Place             Hard               120             111
    4     MSMC              06/07/2014          0          No      In-Place             Hard               120             111
    5     MSMC              06/07/2014          0          No      In-Place             Hard               120             111
    6     MSMC              06/07/2014          0          No      In-Place             Hard               120             111
    7     MSMC              06/07/2014          0          No      In-Place             Hard               120             111
    8     MSMC              06/07/2014          0          No      In-Place             Hard               120             111
    9     MSMC              06/07/2014          0          No      In-Place             Hard               120             111
   10     MSMC              11/07/2011          0          No      In-Place             Hard               83              80
   11     MSMC              12/07/2014          0          No      In-Place             Hard               120             117
   12     CWCapital         02/01/2010          0          No      In-Place             Hard               60              59
   13     MSMC              12/08/2014          0          No      In-Place             Hard               120             117
   14     MSMC              01/01/2015          0          Yes     In-Place   Soft, Springing to Hard      120             118
   15     MSMC              04/01/2014          0          No      In-Place             Hard               120             109
   16     MSMC              01/01/2009          5          No        NAP                NAP                54              46
   17     MSMC              01/01/2009          5          No        NAP                NAP                120             46
   18     MSMC              03/01/2015          0          No      In-Place   Soft, Springing to Hard      120             120
   19     MSMC              03/01/2015          0          Yes     In-Place             Hard               120             120
   20     MSMC              03/01/2015          0          Yes     In-Place             Hard               120             120
   21     MSMC              03/01/2015          0          Yes     In-Place             Hard               120             120
   22     MSMC              03/01/2015          0          Yes     In-Place             Hard               120             120
   23     MSMC              03/01/2015          0          Yes     In-Place             Hard               120             120
   24     MSMC              03/01/2015          0          Yes     In-Place             Hard               120             120
   25     MSMC              03/01/2015          0          Yes     In-Place             Hard               120             120
   26     MSMC              03/01/2015          0          Yes     In-Place             Hard               120             120
   27     MSMC              03/01/2015          0          Yes     In-Place             Hard               120             120
   28     MSMC              03/01/2015          0          Yes     In-Place             Hard               120             120
   29     MSMC              09/08/2014          0          No      In-Place             Hard               120             114
   30     MSMC              03/01/2014          5          No      In-Place             Hard               120             108
   31     MSMC              03/01/2014          5          No      In-Place             Hard               120             108
   32     MSMC              03/01/2014          5          No      In-Place             Hard               120             108
   33     MSMC              03/01/2014          5          No      In-Place             Hard               120             108
   34     MSMC              03/01/2014          5          No      In-Place             Hard               120             108
   35     MSMC              10/01/2014          0          No      In-Place   Soft, Springing to Hard      120             115
   36     MSMC              02/01/2010          0          No      In-Place             Hard               60              59
   37     CWCapital         01/01/2015          5          No      In-Place   Soft, Springing to Hard      120             118
   38     MSMC              12/08/2014          0          No        NAP                NAP                120             117
   39     CWCapital         03/01/2020          0          No      In-Place   Soft, Springing to Hard      180             180
   40     CWCapital         03/01/2020          0          No      In-Place   Soft, Springing to Hard      180             180
   41     CWCapital         03/01/2020          0          No      In-Place   Soft, Springing to Hard      180             180
   42     MSMC              01/01/2015          5          No      In-Place   Soft, Springing to Hard      120             118
   43     MSMC              01/01/2015          5          No        NAP                NAP                120             118
   44     MSMC              01/08/2015          0          No      In-Place             Hard               120             118
   45     CWCapital         12/11/2014          0          No        NAP                NAP                120             117
   46     MSMC              01/01/2015          5          No        NAP                NAP                120             118
   47     MSMC              04/01/2015          5          No        NAP                NAP                120             120
   48     MSMC              03/01/2012          5          No     Springing      Springing to Hard         84              84
   49     MSMC              12/08/2014          0          No      In-Place             Hard               120             117
   50     MSMC              01/01/2012          5          Yes    Springing      Springing to Hard         84              82
   51     MSMC              02/01/2015          5          No        NAP                NAP                120             119
   52     CWCapital         03/01/2015          5          No        NAP                NAP                120             120
   53     MSMC              12/01/2014          5          No        NAP                NAP                120             117
   54     MSMC              01/01/2015          5          No        NAP                NAP                120             118
   55     CWCapital         12/11/2011          0          No      In-Place             Hard               84              81
   56     MSMC              12/01/2014          5          No        NAP                NAP                120             117
   57     MSMC              10/01/2014          5          No      In-Place             Hard               120             115
   58     MSMC              01/01/2015          5          No        NAP                NAP                120             118
   59     MSMC              12/08/2014          0          No        NAP                NAP                120             117
   60     MSMC              01/01/2015          5          No        NAP                NAP                120             118
   61     CWCapital         12/01/2014          0          No        NAP                NAP                120             117
   62     MSMC              04/01/2015          5          No      In-Place   Soft, Springing to Hard      120             120
   63     MSMC              01/01/2015          5          No     Springing      Springing to Hard         120             118
   64     MSMC              02/01/2010          5          Yes    Springing      Springing to Hard         60              59
   65     MSMC              10/01/2014          5          No        NAP                NAP                120             115
   66     MSMC              08/01/2014          5          No        NAP                NAP                120             113
   67     MSMC              07/08/2014          0          No      In-Place   Soft, Springing to Hard      120             112
   68     MSMC              09/09/2014          0          No        NAP                NAP                120             114
   69     MSMC              03/01/2012          5          Yes    Springing      Springing to Hard         84              84
   70     CWCapital         01/01/2015          0          No        NAP                NAP                120             118
   71     CWCapital         01/11/2015          0          No        NAP                NAP                120             118
   72     MSMC              12/01/2014         15          No        NAP                NAP                120             117
   73     MSMC              12/01/2014          5          No        NAP                NAP                120             117
   74     MSMC              12/01/2009          5          No        NAP                NAP                60              57
   75     MSMC              05/01/2011          5          No        NAP                NAP                84              74
   76     MSMC              03/01/2014          5          No        NAP                NAP                120             108
   77     MSMC              01/01/2015          5          No        NAP                NAP                120             118
   78     CWCapital         12/01/2014          5          Yes     In-Place             Hard               120             117
   79     MSMC              08/01/2014          5          No      In-Place             Hard               120             113
   80     CWCapital         01/01/2015          5          No        NAP                NAP                120             118
   81     MSMC              01/01/2015          5          No        NAP                NAP                120             118
   82     MSMC              11/01/2014          5          No      In-Place   Soft, Springing to Hard      120             116
   83     MSMC              12/01/2014          5          No      In-Place             Hard               122             117
   84     MSMC              02/01/2015          5          No        NAP                NAP                120             119
   85     MSMC              02/01/2015          5          No        NAP                NAP                120             119
   86     MSMC              02/01/2015          5          No        NAP                NAP                120             119
   87     MSMC              02/01/2015          5          No        NAP                NAP                120             119
   88     MSMC              02/01/2015          5          No        NAP                NAP                120             119
   89     MSMC              02/01/2015          5          No        NAP                NAP                120             119
   90     MSMC              02/01/2015          5          No        NAP                NAP                120             119
   91     MSMC              02/01/2015          5          No        NAP                NAP                120             119
   92     MSMC              12/01/2014          5          No        NAP                NAP                120             117
   93     CWCapital         03/01/2015          5          No        NAP                NAP                120             120
   94     MSMC              10/01/2014          5          No        NAP                NAP                120             115
   95     MSMC              11/01/2009          5          No        NAP                NAP                59              56
   96     MSMC              12/01/2014          5          No        NAP                NAP                120             117
   97     MSMC              12/01/2014          5          No        NAP                NAP                120             117
   98     MSMC              11/01/2014          5          No        NAP                NAP                120             116
   99     MSMC              08/01/2014          5          No        NAP                NAP                120             113
   100    CWCapital         01/01/2015         10          No        NAP                NAP                120             118
   101    MSMC              12/01/2014          5          No        NAP                NAP                120             117
   102    MSMC              08/01/2014          5          No      In-Place   Soft, Springing to Hard      120             113
   103    MSMC              09/01/2014          5          No        NAP                NAP                120             114
   104    MSMC              01/01/2015          5          No        NAP                NAP                120             118
   105    MSMC              09/01/2014          0          No        NAP                NAP                120             114
   106    MSMC              01/01/2015          5          No        NAP                NAP                120             118
   107    CWCapital         03/01/2010          5          No        NAP                NAP                60              60
   108    MSMC              11/01/2014          5          No        NAP                NAP                120             116
   109    MSMC              01/01/2015          5          No     Springing      Springing to Hard         120             118
   110    MSMC              02/01/2015          5          No        NAP                NAP                120             119
   111    MSMC              10/08/2014          0          No      In-Place   Soft, Springing to Hard      120             115
   112    MSMC              01/01/2015          5          No     Springing      Springing to Hard         120             118
   113    MSMC              12/01/2014          5          No        NAP                NAP                120             117
   114    MSMC              09/01/2014          5          No        NAP                NAP                120             114
   115    MSMC              12/01/2014          5          No        NAP                NAP                120             117

                                                                                                           109             104

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE          ORIGINAL      REMAINING  MORTGAGE        MONTHLY        MONTHLY    UNDERWRITABLE      UNDERWRITABLE
LOAN NO.  LOAN SELLER(1) AMORT. TERM(9)  AMORT. TERM     RATE   PAYMENT (P&I)   PAYMENT (IO)             NOI          CASH FLOW
--------------------------------------------------------------------------------------------------------------------------------

    1     MSMC                 IO            IO        4.840%            NAP       $179,250      $15,100,596        $14,048,587
    2     MSMC                 IO            IO        4.840%            NAP        $97,927       $8,827,858         $8,215,919
    3     MSMC                 IO            IO        4.840%            NAP        $72,341       $9,831,299         $9,609,581
    4     MSMC                 IO            IO        4.840%            NAP        $68,105       $7,427,519         $6,945,969
    5     MSMC                 IO            IO        4.840%            NAP        $49,639       $5,979,917         $5,519,596
    6     MSMC                 IO            IO        4.840%            NAP        $45,403       $6,421,874         $6,328,931
    7     MSMC                 IO            IO        4.840%            NAP        $34,222       $5,294,041         $4,812,662
    8     MSMC                 IO            IO        4.840%            NAP        $27,954       $3,710,818         $3,662,010
    9     MSMC                 IO            IO        4.840%            NAP        $18,116       $1,888,091         $1,763,978
   10     MSMC                 IO            IO        5.030%            NAP       $508,732      $36,498,002        $32,479,453
   11     MSMC                360            360       5.970%       $687,267       $580,071      $10,663,002         $9,751,697
   12     CWCapital            IO            IO        5.900%            NAP       $538,384      $14,856,386        $14,054,861
   13     MSMC                 IO            IO        5.526%            NAP       $384,910      $11,775,115        $10,916,360
   14     MSMC                360            360       5.180%       $421,098       $336,387       $6,457,322         $6,241,041
   15     MSMC                360            360       5.497%       $423,873       $338,840      $56,916,611        $56,332,228
   16     MSMC                214            206       7.000%       $392,547            NAP       $9,000,897         $8,464,207
   17     MSMC                360            286       6.810%       $163,148            NAP       $9,000,897         $8,464,207
   18     MSMC                360            360       5.260%       $287,468       $231,099       $4,379,902         $4,256,271
   19     MSMC                300            300       5.510%        $48,312            NAP         $807,888           $772,599
   20     MSMC                300            300       5.510%        $47,859            NAP       $1,049,063         $1,002,108
   21     MSMC                300            300       5.510%        $35,709            NAP         $730,177           $699,172
   22     MSMC                300            300       5.510%        $30,668            NAP         $571,560           $545,560
   23     MSMC                300            300       5.510%        $28,147            NAP         $546,861           $520,893
   24     MSMC                300            300       5.510%        $26,887            NAP         $576,809           $552,759
   25     MSMC                300            300       5.510%        $24,786            NAP         $532,895           $508,848
   26     MSMC                300            300       5.510%        $24,786            NAP         $528,645           $504,790
   27     MSMC                300            300       5.510%        $23,106            NAP         $467,661           $444,911
   28     MSMC                300            300       5.510%        $19,745            NAP         $337,908           $275,334
   29     MSMC                360            354       5.700%       $214,748            NAP       $3,254,741         $3,090,343
   30     MSMC                324            324       5.790%       $122,823        $98,349       $2,229,903         $2,140,520
   31     MSMC                324            324       5.790%        $30,303        $24,264         $502,269           $442,276
   32     MSMC                324            324       5.790%        $24,771        $19,835         $438,346           $409,924
   33     MSMC                324            324       5.790%        $19,578        $15,676         $137,023            $96,875
   34     MSMC                324            324       5.790%        $15,622        $12,509         $265,938           $223,294
   35     MSMC                360            355       5.610%       $189,654            NAP       $3,223,791         $3,051,882
   36     MSMC                300            299       5.370%       $194,031            NAP       $5,337,701         $4,768,258
   37     CWCapital           300            298       5.640%       $155,619            NAP       $3,356,585         $2,738,898
   38     MSMC                360            357       5.500%       $130,591            NAP       $2,628,202         $2,081,474
   39     CWCapital           360            360       5.867%        $86,102            NAP       $1,409,776         $1,395,310
   40     CWCapital           360            360       5.867%        $28,511            NAP         $487,153           $465,553
   41     CWCapital           360            360       5.867%         $8,511            NAP         $207,405           $203,387
   42     MSMC                324            322       6.090%       $125,923            NAP       $2,133,306         $1,980,142
   43     MSMC                300            298       5.730%       $103,603            NAP       $1,645,270         $1,505,024
   44     MSMC                360            360       5.600%        $81,519        $67,187       $1,192,620         $1,177,935
   45     CWCapital           300            297       5.200%        $83,482            NAP       $1,697,541         $1,586,600
   46     MSMC                360            358       5.200%        $71,934            NAP       $1,258,697         $1,191,931
   47     MSMC                360            360       5.530%        $71,209            NAP       $1,341,959         $1,113,713
   48     MSMC                360            360       5.180%        $66,183            NAP       $1,147,660         $1,012,180
   49     MSMC                360            360       5.600%        $67,167        $55,358       $1,001,999           $971,199
   50     MSMC                360            358       5.100%        $56,467            NAP         $926,775           $913,490
   51     MSMC                360            360       5.500%        $58,369        $47,771         $978,237           $903,472
   52     CWCapital           360            360       5.148%        $52,407        $41,756         $949,636           $848,463
   53     MSMC                360            360       5.300%        $51,532        $41,556         $935,848           $860,236
   54     MSMC                300            300       5.650%        $53,585        $41,054         $918,099           $770,534
   55     CWCapital           360            360       5.150%        $46,412        $36,986         $894,660           $773,441
   56     MSMC                360            357       5.400%        $46,607            NAP         $818,734           $749,837
   57     MSMC                360            355       5.700%        $46,867            NAP       $1,011,269           $832,546
   58     MSMC                360            358       5.880%        $47,349            NAP       $1,087,189         $1,053,070
   59     MSMC                360            360       5.500%        $44,586        $36,491         $723,329           $712,126
   60     MSMC                360            358       5.530%        $42,725            NAP         $785,239           $730,944
   61     CWCapital           360            360       5.390%        $39,263        $31,878         $676,383           $633,205
   62     MSMC                300            300       5.960%        $43,325            NAP         $789,147           $673,967
   63     MSMC                360            358       5.640%        $38,921            NAP         $683,752           $601,985
   64     MSMC                300            299       5.250%        $38,951            NAP         $825,595           $760,095
   65     MSMC                300            295       5.550%        $40,110            NAP         $710,564           $627,267
   66     MSMC                360            353       6.080%        $38,701            NAP         $589,382           $576,446
   67     MSMC                360            352       6.080%        $38,217            NAP         $739,552           $681,049
   68     MSMC                360            354       5.790%        $36,105            NAP         $651,516           $582,478
   69     MSMC                360            360       5.130%        $33,232            NAP         $531,495           $517,727
   70     CWCapital           360            358       6.410%        $37,570            NAP         $792,785           $700,069
   71     CWCapital           360            358       5.417%        $33,756            NAP         $764,183           $722,678
   72     MSMC                360            357       5.190%        $32,361            NAP         $533,954           $504,576
   73     MSMC                360            357       5.640%        $33,904            NAP         $691,389           $627,044
   74     MSMC                360            357       5.920%        $34,476            NAP         $624,308           $600,206
   75     MSMC                360            350       4.900%        $30,251            NAP         $749,588           $702,945
   76     MSMC                360            348       5.500%        $30,377            NAP         $480,426           $466,607
   77     MSMC                360            360       5.510%        $28,648        $23,463         $506,152           $470,794
   78     CWCapital           360            357       5.510%        $28,421            NAP         $450,438           $431,021
   79     MSMC                360            353       6.140%        $30,429            NAP         $457,433           $455,589
   80     CWCapital           360            358       5.540%        $28,287            NAP         $465,281           $438,630
   81     MSMC                360            358       5.470%        $28,012            NAP         $531,633           $486,833
   82     MSMC                360            356       5.540%        $27,374            NAP         $517,279           $468,001
   83     MSMC                360            355       5.450%        $26,466            NAP         $465,419           $439,606
   84     MSMC                300            299       5.950%         $7,823            NAP         $135,584           $129,194
   85     MSMC                300            299       5.950%         $4,713            NAP          $85,088            $79,493
   86     MSMC                300            299       5.950%         $4,296            NAP          $64,967            $61,295
   87     MSMC                300            299       5.950%         $2,693            NAP          $48,276            $45,726
   88     MSMC                300            299       5.950%         $2,601            NAP          $43,664            $41,284
   89     MSMC                300            299       5.950%         $2,373            NAP          $45,040            $41,740
   90     MSMC                300            299       5.950%         $2,337            NAP          $39,234            $37,095
   91     MSMC                300            299       5.950%         $2,180            NAP          $35,184            $31,584
   92     MSMC                360            357       5.660%        $26,004            NAP         $465,992           $457,070
   93     CWCapital           300            300       5.230%        $26,793        $19,797         $575,203           $510,723
   94     MSMC                300            295       5.770%        $28,364            NAP         $524,696           $428,386
   95     MSMC                348            348       5.360%        $24,744        $19,768         $482,679           $463,879
   96     MSMC                360            357       5.720%        $24,721            NAP         $447,989           $398,174
   97     MSMC                360            357       5.370%        $23,786            NAP         $391,511           $372,974
   98     MSMC                300            296       5.900%        $27,124            NAP         $489,700           $430,520
   99     MSMC                360            360       5.680%        $23,165        $19,196         $357,760           $353,010
   100    CWCapital           360            358       5.690%        $23,191            NAP         $411,917           $360,718
   101    MSMC                360            357       5.580%        $22,913            NAP         $456,735           $445,474
   102    MSMC                360            353       5.900%        $23,429            NAP         $412,154           $365,822
   103    MSMC                360            354       5.770%        $22,926            NAP         $372,142           $356,675
   104    MSMC                300            298       5.840%        $23,479            NAP         $384,649           $352,179
   105    MSMC                360            354       5.680%        $19,980            NAP         $323,611           $313,361
   106    MSMC                360            358       5.880%        $18,644            NAP         $323,636           $279,353
   107    CWCapital           360            360       5.667%        $15,730        $13,024         $255,188           $238,805
   108    MSMC                360            356       5.430%        $15,353            NAP         $263,375           $247,197
   109    MSMC                360            358       5.610%        $15,517            NAP         $292,773           $268,459
   110    MSMC                360            359       5.380%        $14,511            NAP         $290,140           $268,071
   111    MSMC                300            295       5.390%        $15,188            NAP         $285,210           $264,391
   112    MSMC                324            322       5.580%        $14,203            NAP         $261,763           $234,597
   113    MSMC                300            297       5.650%        $12,462            NAP         $215,243           $208,963
   114    MSMC                360            354       6.070%        $11,477            NAP         $235,416           $196,652
   115    MSMC                360            357       6.010%         $9,003            NAP         $151,151           $138,151

                              239            237       5.544%

-------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE         NOI        NCF       CUT-OFF DATE    BALLOON          BALLOON        APPRAISED     VALUATION
LOAN NO.  LOAN SELLER(1)   DSCR(10)   DSCR(10)           LTV        LTV          BALANCE            VALUE      DATE(11)
-------------------------------------------------------------------------------------------------------------------------

    1     MSMC             3.75       3.55             41.9%      41.9%      $43,833,276     $252,000,000     04/06/2004
    2     MSMC             3.75       3.55             41.9%      41.9%      $23,946,724     $138,000,000     04/06/2004
    3     MSMC             3.75       3.55             41.9%      41.9%      $17,690,000     $102,000,000     03/22/2004
    4     MSMC             3.75       3.55             41.9%      41.9%      $16,654,286      $96,000,000     04/14/2004
    5     MSMC             3.75       3.55             41.9%      41.9%      $12,138,571      $71,000,000     03/18/2004
    6     MSMC             3.75       3.55             41.9%      41.9%      $11,102,857      $64,000,000     04/01/2004
    7     MSMC             3.75       3.55             41.9%      41.9%       $8,368,571      $48,100,000     03/23/2004
    8     MSMC             3.75       3.55             41.9%      41.9%       $6,835,714      $39,500,000     03/17/2004
    9     MSMC             3.75       3.55             41.9%      41.9%       $4,430,000      $25,600,000     03/18/2004
   10     MSMC             2.65       2.36             65.8%      65.8%     $119,705,000     $410,000,000     10/22/2004
   11     MSMC             1.53       1.40             77.3%      72.4%     $107,682,549     $148,700,000     04/09/2004
   12     CWCapital        2.30       2.18             52.7%      52.7%     $108,000,000     $205,000,000     12/23/2004
   13     MSMC             1.40       1.30             78.9%      78.9%      $82,500,000     $190,000,000     12/01/2004
   14     MSMC             1.60       1.55             73.9%      65.8%      $68,421,431     $104,000,000     12/01/2004
   15     MSMC             2.27       2.25             56.3%      49.5%      $65,990,232     $800,000,000     02/01/2004
   16     MSMC             1.35       1.27             54.4%      48.4%      $40,900,851     $128,800,000     01/01/2005
   17     MSMC             1.35       1.27             54.4%      48.4%      $21,397,954     $128,800,000     01/01/2005
   18     MSMC             1.58       1.53             74.8%      66.7%      $46,385,826      $69,500,000     01/17/2005
   19     MSMC             1.65       1.57             66.9%      51.1%       $6,007,802      $11,500,000     12/08/2004
   20     MSMC             1.65       1.57             66.9%      51.1%       $5,951,458      $13,000,000     12/01/2004
   21     MSMC             1.65       1.57             66.9%      51.1%       $4,440,550       $8,500,000     12/01/2004
   22     MSMC             1.65       1.57             66.9%      51.1%       $3,813,649       $7,300,000     12/02/2004
   23     MSMC             1.65       1.57             66.9%      51.1%       $3,500,198       $6,700,000     12/04/2004
   24     MSMC             1.65       1.57             66.9%      51.1%       $3,343,472       $6,400,000     12/01/2004
   25     MSMC             1.65       1.57             66.9%      51.1%       $3,082,265       $5,900,000     12/08/2004
   26     MSMC             1.65       1.57             66.9%      51.1%       $3,082,265       $5,900,000     12/08/2004
   27     MSMC             1.65       1.57             66.9%      51.1%       $2,873,297       $5,500,000     12/04/2004
   28     MSMC             1.65       1.57             66.9%      51.1%       $2,455,362       $4,700,000     12/01/2004
   29     MSMC             1.26       1.20             79.1%      67.0%      $31,153,759      $46,500,000     08/07/2004
   30     MSMC             1.75       1.62             78.7%      69.0%      $17,622,417      $25,560,000     11/14/2003
   31     MSMC             1.75       1.62             78.7%      69.0%       $4,347,752       $6,200,000     12/03/2003
   32     MSMC             1.75       1.62             78.7%      69.0%       $3,554,023       $4,770,000     12/02/2003
   33     MSMC             1.75       1.62             78.7%      69.0%       $2,808,946       $3,870,000     12/02/2003
   34     MSMC             1.75       1.62             78.7%      69.0%       $2,241,371       $3,920,000     12/03/2003
   35     MSMC             1.42       1.34             78.9%      66.6%      $27,716,799      $41,600,000     08/28/2004
   36     MSMC             2.29       2.05             63.0%      56.6%      $28,703,975      $50,700,000     10/15/2004
   37     CWCapital        1.80       1.47             64.7%      49.8%      $19,179,714      $38,500,000     10/21/2004
   38     MSMC             1.68       1.33             76.2%      64.0%      $19,252,565      $30,100,000     09/30/2004
   39     CWCapital        1.42       1.40             77.1%      56.1%      $10,599,977      $19,200,000     09/03/2004
   40     CWCapital        1.42       1.40             77.1%      56.1%       $3,509,989       $6,030,000     12/08/2004
   41     CWCapital        1.42       1.40             77.1%      56.1%       $1,047,759       $1,800,000     12/09/2004
   42     MSMC             1.41       1.31             75.8%      61.7%      $16,239,025      $26,300,000     11/30/2004
   43     MSMC             1.32       1.21             78.3%      60.5%      $12,697,572      $21,000,000     09/01/2004
   44     MSMC             1.48       1.46             71.4%      64.1%      $12,750,654      $19,900,000     11/29/2004
   45     CWCapital        1.69       1.58             63.9%      48.5%      $10,579,716      $21,800,000     06/28/2004
   46     MSMC             1.46       1.38             79.2%      65.8%      $10,860,994      $16,500,000     10/27/2004
   47     MSMC             1.57       1.30             77.2%      64.6%      $10,472,645      $16,200,000     12/20/2004
   48     MSMC             1.45       1.27             80.0%      71.2%      $10,757,778      $15,100,000     01/04/2005
   49     MSMC             1.51       1.46             71.1%      63.8%      $10,508,045      $16,460,000     11/16/2004
   50     MSMC             1.37       1.35             79.8%      71.1%       $9,240,523      $13,000,000     12/01/2004
   51     MSMC             1.71       1.58             79.8%      70.0%       $9,019,656      $12,880,000     12/22/2004
   52     CWCapital        1.90       1.69             80.0%      72.7%       $8,721,437      $12,000,000     01/06/2005
   53     MSMC             1.88       1.73             80.0%      69.9%       $8,105,665      $11,600,000     09/22/2004
   54     MSMC             1.86       1.56             76.8%      65.4%       $7,329,534      $11,200,000     11/04/2004
   55     CWCapital        2.02       1.74             68.5%      66.7%       $8,272,947      $12,400,000     10/13/2004
   56     MSMC             1.46       1.34             79.5%      66.6%       $6,926,258      $10,400,000     07/28/2004
   57     MSMC             1.80       1.48             73.7%      62.4%       $6,800,685      $10,900,000     08/13/2004
   58     MSMC             1.91       1.85             66.5%      56.4%       $6,771,753      $12,000,000     11/12/2004
   59     MSMC             1.65       1.63             75.0%      65.8%       $6,891,742      $10,470,000     04/01/2005
   60     MSMC             1.53       1.43             73.4%      61.6%       $6,282,230      $10,200,000     11/10/2004
   61     CWCapital        1.77       1.66             76.1%      68.0%       $6,260,038       $9,200,000     09/22/2004
   62     MSMC             1.52       1.30             73.4%      56.9%       $5,236,416       $9,200,000     10/21/2004
   63     MSMC             1.46       1.29             77.4%      65.2%       $5,672,926       $8,700,000     10/14/2004
   64     MSMC             1.77       1.63             56.9%      51.0%       $5,819,260      $11,400,000     12/22/2004
   65     MSMC             1.48       1.30             75.0%      57.8%       $4,972,775       $8,600,000     07/29/2004
   66     MSMC             1.27       1.24             79.5%      68.1%       $5,449,961       $8,000,000     05/27/2004
   67     MSMC             1.61       1.49             74.2%      63.7%       $5,383,341       $8,450,000     06/14/2004
   68     MSMC             1.50       1.34             79.0%      67.1%       $5,200,646       $7,750,000     07/20/2004
   69     MSMC             1.33       1.30             79.2%      70.5%       $5,426,559       $7,700,000     12/01/2004
   70     CWCapital        1.76       1.55             55.4%      47.7%       $5,156,460      $10,800,000     09/15/2004
   71     CWCapital        1.89       1.78             63.7%      53.3%       $5,008,363       $9,400,000     08/17/2004
   72     MSMC             1.37       1.30             79.5%      66.1%       $4,891,164       $7,400,000     11/01/2004
   73     MSMC             1.70       1.54             78.7%      66.3%       $4,943,006       $7,450,000     06/17/2004
   74     MSMC             1.51       1.45             76.1%      71.4%       $5,427,288       $7,600,000     09/23/2004
   75     MSMC             2.06       1.94             69.5%      62.3%       $5,044,141       $8,100,000     03/31/2004
   76     MSMC             1.32       1.28             73.4%      62.2%       $4,480,488       $7,200,000     12/15/2003
   77     MSMC             1.80       1.67             72.0%      67.0%       $4,689,112       $7,000,000     10/18/2004
   78     CWCapital        1.32       1.26             72.2%      60.7%       $4,186,624       $6,900,000     06/01/2004
   79     MSMC             1.25       1.25             78.2%      67.2%       $4,265,142       $6,350,000     06/01/2004
   80     CWCapital        1.37       1.29             79.8%      67.0%       $4,155,917       $6,200,000     11/16/2004
   81     MSMC             1.58       1.45             79.7%      66.8%       $4,138,655       $6,200,000     11/03/2004
   82     MSMC             1.57       1.42             72.4%      60.9%       $4,021,947       $6,600,000     09/08/2004
   83     MSMC             1.47       1.38             73.6%      60.4%       $3,761,157       $6,225,000     06/24/2004
   84     MSMC             1.43       1.34             74.9%      58.2%         $945,721       $1,620,000     09/18/2004
   85     MSMC             1.43       1.34             74.9%      58.2%         $569,759         $970,000     09/18/2004
   86     MSMC             1.43       1.34             74.9%      58.2%         $519,373         $900,000     09/18/2004
   87     MSMC             1.43       1.34             74.9%      58.2%         $325,577         $560,000     09/18/2004
   88     MSMC             1.43       1.34             74.9%      58.2%         $314,389         $542,513     09/17/2004
   89     MSMC             1.43       1.34             74.9%      58.2%         $286,817         $500,000     09/18/2004
   90     MSMC             1.43       1.34             74.9%      58.2%         $282,502         $487,487     09/18/2004
   91     MSMC             1.43       1.34             74.9%      58.2%         $263,563         $450,000     09/18/2004
   92     MSMC             1.49       1.46             65.3%      55.1%       $3,785,200       $6,870,000     09/16/2004
   93     CWCapital        2.42       2.15             80.0%      65.3%       $3,659,596       $5,600,000     12/14/2004
   94     MSMC             1.54       1.26             74.4%      57.8%       $3,468,755       $6,000,000     08/04/2004
   95     MSMC             2.03       1.96             74.0%      70.8%       $4,176,979       $5,900,000     09/08/2004
   96     MSMC             1.51       1.34             79.2%      66.9%       $3,581,371       $5,350,000     10/22/2004
   97     MSMC             1.37       1.31             67.8%      56.7%       $3,543,274       $6,250,000     10/05/2004
   98     MSMC             1.50       1.32             72.8%      56.7%       $3,289,532       $5,800,000     10/05/2004
   99     MSMC             1.55       1.53             79.2%      69.8%       $3,525,002       $5,050,000     05/13/2004
   100    CWCapital        1.48       1.30             68.8%      58.0%       $3,366,799       $5,800,000     10/18/2004
   101    MSMC             1.66       1.62             68.7%      57.9%       $3,356,471       $5,800,000     10/13/2004
   102    MSMC             1.47       1.30             72.6%      62.0%       $3,346,047       $5,400,000     05/18/2004
   103    MSMC             1.35       1.30             77.9%      66.2%       $3,307,533       $5,000,000     07/12/2004
   104    MSMC             1.37       1.25             75.3%      58.3%       $2,857,964       $4,900,000     11/03/2004
   105    MSMC             1.35       1.31             74.5%      63.1%       $2,903,132       $4,600,000     06/02/2004
   106    MSMC             1.45       1.25             71.4%      60.6%       $2,666,377       $4,400,000     09/02/2004
   107    CWCapital        1.63       1.53             78.8%      75.9%       $2,618,704       $3,450,000     01/07/2005
   108    MSMC             1.43       1.34             75.4%      63.2%       $2,275,597       $3,600,000     09/07/2004
   109    MSMC             1.57       1.44             72.8%      61.3%       $2,267,113       $3,700,000     10/18/2004
   110    MSMC             1.67       1.54             53.9%      45.0%       $2,159,272       $4,800,000     12/10/2004
   111    MSMC             1.56       1.45             67.4%      51.7%       $1,901,987       $3,680,000     05/05/2004
   112    MSMC             1.54       1.38             78.9%      63.2%       $1,897,137       $3,000,000     10/19/2004
   113    MSMC             1.44       1.40             68.6%      52.9%       $1,535,321       $2,900,000     10/04/2004
   114    MSMC             1.71       1.43             66.3%      56.7%       $1,617,308       $2,850,000     04/23/2004
   115    MSMC             1.40       1.28             69.9%      59.6%       $1,274,891       $2,140,000     08/06/2004

                           1.94       1.81             67.4%      60.5%

---------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE                                                                   LEASE
LOAN NO.  LOAN SELLER(1) LARGEST TENANT(12)                                     EXPIRATION DATE         % NSF
---------------------------------------------------------------------------------------------------------------------

    1     MSMC           GSA NASA                                                  07/19/2012           98.2%
    2     MSMC           Comptroller of the Currency                               05/31/2006           98.1%
    3     MSMC           Gemini Technology Services                                12/31/2013           50.6%
    4     MSMC           Aventis                                                   03/31/2012          100.0%
    5     MSMC           Citicorp                                                  11/30/2010          100.0%
    6     MSMC           Caterpillar Financial Services                            02/28/2015           96.4%
    7     MSMC           State Street Bank                                         03/31/2011          100.0%
    8     MSMC           Harcourt Inc.                                             06/30/2016          100.0%
    9     MSMC           Continental Casualty                                      08/31/2013           84.5%
   10     MSMC           Lyondell Petrochemical                                    12/31/2013           12.4%
   11     MSMC           USA Department of Justice                                 10/31/2008           31.4%
   12     CWCapital      Internap Network Services Corporation                     12/31/2016           13.7%
   13     MSMC           PEB Associates / Liberty Partners                         03/01/2010            4.7%
   14     MSMC           Costco                                                    11/30/2018           27.7%
   15     MSMC           Wachovia/Prudential Securities                            02/28/2006            6.4%
   16     MSMC           JC Penney                                                 01/31/2015           18.1%
   17     MSMC           JC Penney                                                 01/31/2015           18.1%
   18     MSMC           Lucky / Stater Brothers                                   09/30/2022           19.9%
   19     MSMC           24 Hour Fitness USA, Inc.                                 10/31/2021          100.0%
   20     MSMC           Cinemark Theatre                                          03/31/2019           83.9%
   21     MSMC           24 Hour Fitness USA, Inc.                                 12/14/2020          100.0%
   22     MSMC           24 Hour Fitness USA, Inc.                                 10/15/2021          100.0%
   23     MSMC           24 Hour Fitness USA, Inc.                                 10/15/2019          100.0%
   24     MSMC           24 Hour Fitness USA, Inc.                                 02/28/2022          100.0%
   25     MSMC           24 Hour Fitness USA, Inc.                                 07/31/2021          100.0%
   26     MSMC           24 Hour Fitness USA, Inc.                                 01/11/2024          100.0%
   27     MSMC           24 Hour Fitness USA, Inc.                                 07/31/2020          100.0%
   28     MSMC           S.S. Kresge - Kmart                                       07/31/2011          100.0%
   29     MSMC           Michaels Stores                                           02/28/2011           19.3%
   30     MSMC           Arizona Cardiology Group, P.C.                            02/28/2006            8.6%
   31     MSMC           CHW, Marian Medical Center                                02/17/2016           34.3%
   32     MSMC           San Dimas Medical Group, Inc.                             09/14/2012           51.6%
   33     MSMC           Catholic Healthcare West dba Mercy Southwest Hospital     02/16/2011           13.9%
   34     MSMC           Central Coast Center for Womens Health                    06/30/2009           12.1%
   35     MSMC           Whole Foods                                               01/31/2017           10.7%
   36     MSMC           Finger's Furniture                                        02/29/2008            8.1%
   37     CWCapital      NAP                                                          NAP                 NAP
   38     MSMC           Mansour Gavin Gerlack                                     04/30/2009            3.5%
   39     CWCapital      GSA - Federal Court House                                 07/31/2019          100.0%
   40     CWCapital      Department of Veterans Affairs - VA Clinic                06/03/2019          100.0%
   41     CWCapital      GSA - Drug Enforcement Agency                             11/27/2010          100.0%
   42     MSMC           Sears                                                     08/31/2008           29.3%
   43     MSMC           Rocket II Distribution, Inc.                              05/31/2006           25.4%
   44     MSMC            The Talbots, Inc.                                        01/31/2020          100.0%
   45     CWCapital      Alexander Shvedov & L. Temkina                            08/09/2009            6.4%
   46     MSMC           Genuardi's                                                08/31/2021           54.8%
   47     MSMC           Leibman and Reiner                                        11/30/2005            4.5%
   48     MSMC           Hartford Life                                             01/31/2007           50.8%
   49     MSMC           Borders                                                   03/31/2016          100.0%
   50     MSMC           Lowes                                                     10/31/2017          100.0%
   51     MSMC           La Z Boy                                                  01/31/2006           23.1%
   52     CWCapital      Long & Foster Real Estate                                 12/31/2008           18.0%
   53     MSMC           Traffic-Power.com                                         07/31/2005           14.5%
   54     MSMC           LifeMasters Supported SelfCare Inc.                       10/31/2007           23.3%
   55     CWCapital      Lanier Worldwide, Inc.                                    11/30/2008           40.4%
   56     MSMC           Medical Associates of West Florida                        10/31/2010           30.9%
   57     MSMC           Schroeder & Tremayne, Inc.                                12/31/2014           60.4%
   58     MSMC           Ten-Four Grocery                                          12/31/2012           34.7%
   59     MSMC           NAP                                                          NAP                 NAP
   60     MSMC           Provident Funding Associates, L.P.                        06/30/2006           25.8%
   61     CWCapital      Pike Nurseries                                            10/01/2012           24.9%
   62     MSMC           J.C. Penney                                               12/31/2010           57.8%
   63     MSMC           Sikorsky Aircraft Corporation                             04/30/2013          100.0%
   64     MSMC           NAP                                                          NAP                 NAP
   65     MSMC           Child Time                                                04/30/2013           35.1%
   66     MSMC           Party City                                                01/31/2010           33.2%
   67     MSMC           Designworks Home & Garden                                 04/30/2007           12.8%
   68     MSMC           Vancouver Tire and Auto Center                            07/14/2007           10.7%
   69     MSMC           Lowe's                                                    12/31/2017          100.0%
   70     CWCapital      Horizon Medical                                           06/30/2006           14.9%
   71     CWCapital      Michael Kim                                               06/14/2014           13.2%
   72     MSMC           Food Lion                                                 06/30/2015           54.7%
   73     MSMC           Tuesday Morning                                           01/15/2011           10.7%
   74     MSMC           Worldwide Sales                                           10/31/2017           61.4%
   75     MSMC           Huffman Koos                                              04/30/2019          100.0%
   76     MSMC           NAP                                                          NAP                 NAP
   77     MSMC           Sports and More                                           09/30/2009           20.0%
   78     CWCapital      Pier One                                                  12/31/2013           60.6%
   79     MSMC           Duane Reade                                               01/31/2022           83.9%
   80     CWCapital      Department of Veterans Affairs                            09/30/2012           37.9%
   81     MSMC           Couch Braunsdorf Insurance Group                          11/01/2019          100.0%
   82     MSMC           Crown Boiler Company                                      05/31/2009           53.1%
   83     MSMC           Igloo Products Corp.                                      11/30/2024          100.0%
   84     MSMC           NAP                                                          NAP                 NAP
   85     MSMC           NAP                                                          NAP                 NAP
   86     MSMC           NAP                                                          NAP                 NAP
   87     MSMC           NAP                                                          NAP                 NAP
   88     MSMC           NAP                                                          NAP                 NAP
   89     MSMC           NAP                                                          NAP                 NAP
   90     MSMC           NAP                                                          NAP                 NAP
   91     MSMC           NAP                                                          NAP                 NAP
   92     MSMC           NAP                                                          NAP                 NAP
   93     CWCapital      NAP                                                          NAP                 NAP
   94     MSMC           Computer Expressions, Inc.                                02/28/2008           44.0%
   95     MSMC           NAP                                                          NAP                 NAP
   96     MSMC           Westlake Hardware                                         03/31/2007           30.8%
   97     MSMC           Aide Music                                                04/28/2009           17.3%
   98     MSMC           Big Lots                                                  01/31/2008           31.5%
   99     MSMC           NAP                                                          NAP                 NAP
   100    CWCapital      Pamida, Inc.                                              08/31/2008           64.4%
   101    MSMC           NAP                                                          NAP                 NAP
   102    MSMC           Miles Media                                               04/30/2008           53.7%
   103    MSMC           Vitamin Shoppe                                            05/31/2019           33.9%
   104    MSMC           Chromalox Corporation                                     07/31/2008           56.6%
   105    MSMC           NAP                                                          NAP                 NAP
   106    MSMC           WB II                                                     12/31/2008           29.6%
   107    CWCapital      Tuscany Market                                            02/28/2014           46.9%
   108    MSMC           Lenny's Subs                                              04/30/2011           10.9%
   109    MSMC           Value Warehouse Mattress & Furniture, LLC                 01/31/2014           87.7%
   110    MSMC           Trudy's Hallmark                                          02/28/2006           16.4%
   111    MSMC           Surgery Center of Hammond, LLC                            08/31/2016          100.0%
   112    MSMC           Recovery Resources                                        06/30/2019           58.4%
   113    MSMC           Popular Curtain Store                                     09/01/2011           57.5%
   114    MSMC           Owens Valley Career Development                           03/31/2009           28.8%
   115    MSMC           NAP                                                          NAP                 NAP

--------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE                                                                    LEASE
LOAN NO.  LOAN SELLER(1) SECOND LARGEST TENANT(12)                               EXPIRATION DATE         % NSF
--------------------------------------------------------------------------------------------------------------------

    1     MSMC           Grand Deli & Cafe                                          07/19/2012            1.3%
    2     MSMC           Market Inn                                                 04/24/2010            1.9%
    3     MSMC           Keybank                                                    02/28/2016           49.4%
    4     MSMC           NAP                                                           NAP                 NAP
    5     MSMC           NAP                                                           NAP                 NAP
    6     MSMC           Thoughtworks, Inc.                                         05/31/2005            2.0%
    7     MSMC           NAP                                                           NAP                 NAP
    8     MSMC           NAP                                                           NAP                 NAP
    9     MSMC           Phoenix American Insurance                                 07/31/2008           15.5%
   10     MSMC           Enron                                                      04/01/2009            8.1%
   11     MSMC           Investment Company Institute                               12/31/2013           20.7%
   12     CWCapital      Board of Education of the City                             09/03/2018           12.2%
   13     MSMC           US Realty Advisors                                         08/01/2014            4.0%
   14     MSMC           Home Depot                                                 01/31/2015           26.1%
   15     MSMC           CCH Legal Information                                      02/28/2019            5.5%
   16     MSMC           Steve & Barry's                                            01/31/2013            2.4%
   17     MSMC           Steve & Barry's                                            01/31/2013            2.4%
   18     MSMC           Best Buy                                                   02/28/2018           16.0%
   19     MSMC           NAP                                                           NAP                 NAP
   20     MSMC           Ruby Tuesday's                                             04/30/2019            8.3%
   21     MSMC           NAP                                                           NAP                 NAP
   22     MSMC           NAP                                                           NAP                 NAP
   23     MSMC           NAP                                                           NAP                 NAP
   24     MSMC           NAP                                                           NAP                 NAP
   25     MSMC           NAP                                                           NAP                 NAP
   26     MSMC           NAP                                                           NAP                 NAP
   27     MSMC           NAP                                                           NAP                 NAP
   28     MSMC           NAP                                                           NAP                 NAP
   29     MSMC           Fresh Fields Whole Markets                                 11/30/2015           15.2%
   30     MSMC           St. Jos Hosp. & Med. Ctr.- Barrow Neurology                02/17/2008            8.2%
   31     MSMC           Santa Maria Medical Associates, Inc.                       11/30/2005           13.4%
   32     MSMC           Javier Bustamante, M.D.                                    08/31/2014           12.5%
   33     MSMC           West Pacific Oncology-Hematology                           04/30/2007           10.2%
   34     MSMC           Marian Hancock Surgery Center, L.P.                        06/30/2011           10.8%
   35     MSMC           Free Library of Philadelphia                               06/30/2005            9.5%
   36     MSMC           Premiere Cinema                                            04/14/2007            5.5%
   37     CWCapital      NAP                                                           NAP                 NAP
   38     MSMC           Uhlinger, Keis & George                                    07/31/2012            2.7%
   39     CWCapital      NAP                                                           NAP                 NAP
   40     CWCapital      NAP                                                           NAP                 NAP
   41     CWCapital      NAP                                                           NAP                 NAP
   42     MSMC           JC Penney                                                  05/31/2006           28.1%
   43     MSMC           Aryanna Furniture                                          11/30/2007           21.2%
   44     MSMC           NAP                                                           NAP                 NAP
   45     CWCapital      Kaplan Educational Centers                                 07/31/2005            6.0%
   46     MSMC           Voorhees Veterinary                                        10/30/2013            5.0%
   47     MSMC           Coldwell Banker                                            04/30/2010            3.4%
   48     MSMC           Corinthian Colleges                                        01/31/2011           31.3%
   49     MSMC           NAP                                                           NAP                 NAP
   50     MSMC           NAP                                                           NAP                 NAP
   51     MSMC           Sofa Collection                                            02/28/2012           15.6%
   52     CWCapital      Aspen Publishers, Inc.                                     10/31/2009           12.9%
   53     MSMC           Inn Zone                                                   07/31/2006            6.9%
   54     MSMC           New Mexico Attorney General                                02/28/2011           22.8%
   55     CWCapital      OSI Portfolio Services                                     10/31/2010           36.8%
   56     MSMC           Peter D. Candelora                                         11/30/2010            8.1%
   57     MSMC           Miss Elaine, Inc.                                          09/30/2012           39.6%
   58     MSMC           Shell World Gifts                                          12/31/2007           21.8%
   59     MSMC           NAP                                                           NAP                 NAP
   60     MSMC           Sutter Health                                              06/30/2010           12.9%
   61     CWCapital      Ladies Workout Express                                     05/31/2005            9.7%
   62     MSMC           Thriftmart                                                 07/31/2008            5.8%
   63     MSMC           NAP                                                           NAP                 NAP
   64     MSMC           NAP                                                           NAP                 NAP
   65     MSMC           Option One                                                 05/31/2009           17.2%
   66     MSMC           Ruby Tuesday                                               01/31/2015           13.1%
   67     MSMC           Tuesday Morning, Inc.                                      07/15/2008           12.8%
   68     MSMC           Lindo Mexican Restaurant                                   06/30/2007            9.7%
   69     MSMC           NAP                                                           NAP                 NAP
   70     CWCapital      GNP                                                        06/30/2010           14.6%
   71     CWCapital      Berk's Office Furniture                                    01/31/2007           11.5%
   72     MSMC           Family Dollar (CVS Pharmacy)                               10/31/2010           11.5%
   73     MSMC           Parker-Raleigh Development XXIII, LP                       11/04/2007           10.7%
   74     MSMC           Excel Paint                                                10/31/2007           24.9%
   75     MSMC           NAP                                                           NAP                 NAP
   76     MSMC           NAP                                                           NAP                 NAP
   77     MSMC           Wired Java & Internet Cafe                                 07/31/2009           10.6%
   78     CWCapital      Burger King                                                12/31/2016           39.4%
   79     MSMC           6717 Fourth Avenue Dry Cleaner                             06/30/2023           16.1%
   80     CWCapital      Daughters of Charity Health Services of Austin             03/31/2018           20.8%
   81     MSMC           NAP                                                           NAP                 NAP
   82     MSMC           Southern Pennsylvania Transportaion Authority (S        EP 07/31/2006           46.9%
   83     MSMC           NAP                                                           NAP                 NAP
   84     MSMC           NAP                                                           NAP                 NAP
   85     MSMC           NAP                                                           NAP                 NAP
   86     MSMC           NAP                                                           NAP                 NAP
   87     MSMC           NAP                                                           NAP                 NAP
   88     MSMC           NAP                                                           NAP                 NAP
   89     MSMC           NAP                                                           NAP                 NAP
   90     MSMC           NAP                                                           NAP                 NAP
   91     MSMC           NAP                                                           NAP                 NAP
   92     MSMC           NAP                                                           NAP                 NAP
   93     CWCapital      NAP                                                           NAP                 NAP
   94     MSMC           Philadelphia Museum of Art                                 12/31/2006           14.9%
   95     MSMC           NAP                                                           NAP                 NAP
   96     MSMC           Dollar General (Eckerd Sublease)                           11/30/2007           18.0%
   97     MSMC           HONEYBAKED Hams                                            06/14/2010           16.0%
   98     MSMC           Pennsylvania National Race Track                           01/31/2007           20.4%
   99     MSMC           NAP                                                           NAP                 NAP
   100    CWCapital      Gina's Cafe, Inc.                                          06/30/2009            9.3%
   101    MSMC           NAP                                                           NAP                 NAP
   102    MSMC           Tech House                                                 04/30/2007           11.9%
   103    MSMC           Mattress Warehouse                                         10/31/2019           33.9%
   104    MSMC           CRA                                                        05/31/2008           13.4%
   105    MSMC           NAP                                                           NAP                 NAP
   106    MSMC           Duffy                                                      08/31/2008           11.7%
   107    CWCapital      Riata Bar and Grill                                        02/28/2009           17.0%
   108    MSMC           Pizza Hut                                                  05/31/2006            9.5%
   109    MSMC           Wachovia Bank                                              05/31/2014           12.3%
   110    MSMC           Radio Shack                                                05/31/2007           11.7%
   111    MSMC           NAP                                                           NAP                 NAP
   112    MSMC           Spectrum of Supportive Services                            08/31/2019           41.6%
   113    MSMC           Flashy Girl                                                12/31/2014           42.5%
   114    MSMC           National Mentor Healthcare                                 09/30/2008           25.9%
   115    MSMC           NAP                                                           NAP                 NAP

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE                                                                    LEASE                            INSURANCE
LOAN NO.  LOAN SELLER(1) THIRD LARGEST TENANT(12)                                EXPIRATION DATE           % NSF    ESCROW IN PLACE
------------------------------------------------------------------------------------------------------------------------------------

    1     MSMC           Global Sciences                                            12/01/2006              0.3%          No
    2     MSMC           NAP                                                           NAP                   NAP          No
    3     MSMC           NAP                                                           NAP                   NAP          No
    4     MSMC           NAP                                                           NAP                   NAP          No
    5     MSMC           NAP                                                           NAP                   NAP          No
    6     MSMC           Highwoods Properties                                       09/30/2005              1.6%          No
    7     MSMC           NAP                                                           NAP                   NAP          No
    8     MSMC           NAP                                                           NAP                   NAP          No
    9     MSMC           NAP                                                           NAP                   NAP          No
   10     MSMC           Shell Oil Company                                          07/31/2013              7.8%          No
   11     MSMC           GSA - Bureau of Alcohol, Tobacco, Firearms and Explosives  11/30/2009              8.7%          No
   12     CWCapital      AT&T Corp.                                                 02/28/2014              4.5%          Yes
   13     MSMC           JP Morgan Chase                                            09/01/2017              3.7%          Yes
   14     MSMC           Linen 'N Things                                            01/31/2015              7.0%          No
   15     MSMC           Mallah Parking                                             01/31/2019              5.4%          Yes
   16     MSMC           Old Navy Clothing Co                                       01/31/2006              2.0%          No
   17     MSMC           Old Navy Clothing Co                                       01/31/2006              2.0%          No
   18     MSMC           Sports Authority                                           08/31/2017             13.2%          No
   19     MSMC           NAP                                                           NAP                   NAP          No
   20     MSMC           Wendy's                                                    01/31/2009              7.8%          No
   21     MSMC           NAP                                                           NAP                   NAP          No
   22     MSMC           NAP                                                           NAP                   NAP          No
   23     MSMC           NAP                                                           NAP                   NAP          No
   24     MSMC           NAP                                                           NAP                   NAP          No
   25     MSMC           NAP                                                           NAP                   NAP          No
   26     MSMC           NAP                                                           NAP                   NAP          No
   27     MSMC           NAP                                                           NAP                   NAP          No
   28     MSMC           NAP                                                           NAP                   NAP          No
   29     MSMC           Books-A-Million                                            01/31/2006              9.1%          Yes
   30     MSMC           St. Jos Hosp. & Med. Ctr.-Womens Care Center               02/17/2011              7.4%          Yes
   31     MSMC           Central Coast Orthopedics                                  06/30/2006             12.7%          Yes
   32     MSMC           Michael C. Tivnon, M.D.                                    09/30/2005              9.3%          Yes
   33     MSMC           San Joaquin Family Medicine Inc.                           11/30/2005              9.7%          Yes
   34     MSMC           James Sweeney, Michael Lai, Frank Scott, MDs               12/31/2005             10.3%          Yes
   35     MSMC           City of Philadelphia                                       12/01/2024              7.9%          Yes
   36     MSMC           Palais Royal                                               01/31/2007              4.2%          Yes
   37     CWCapital      NAP                                                           NAP                   NAP          Yes
   38     MSMC           John Q's                                                   09/30/2010              2.5%          Yes
   39     CWCapital      NAP                                                           NAP                   NAP          No
   40     CWCapital      NAP                                                           NAP                   NAP          No
   41     CWCapital      NAP                                                           NAP                   NAP          No
   42     MSMC           Office Max                                                 05/31/2012              7.4%          No
   43     MSMC           Colavita USA, L.L.C.                                       01/31/2011             14.7%          Yes
   44     MSMC           NAP                                                           NAP                   NAP          No
   45     CWCapital      Fashion Design Inst.                                       02/28/2010              5.6%          Yes
   46     MSMC           Feelin' Great/Ceragen                                      08/31/2009              4.6%          No
   47     MSMC           Danny Lee & In Mo Kim (Otta Moa)                           12/31/2006              2.7%          No
   48     MSMC           Accredo Health Group                                       10/31/2010              5.4%          Yes
   49     MSMC           NAP                                                           NAP                   NAP          No
   50     MSMC           NAP                                                           NAP                   NAP          No
   51     MSMC           Dreamscape                                                 10/31/2006             15.6%          Yes
   52     CWCapital      Kaplan Higher Education, Inc.                              12/31/2010             12.8%          Yes
   53     MSMC           Church of Scientology                                      08/30/2005              6.0%          Yes
   54     MSMC           Federal Public Defender                                    02/24/2008             12.9%          Yes
   55     CWCapital      Keck & Wood                                                02/28/2010             13.9%          Yes
   56     MSMC           Pasco Hernando Surgical Associates                         03/31/2013              7.3%          Yes
   57     MSMC           NAP                                                           NAP                   NAP          Yes
   58     MSMC           International Lobster Feast                                12/31/2009             21.6%          Yes
   59     MSMC           NAP                                                           NAP                   NAP          No
   60     MSMC           Novacare Outpatient Rehabilitation                         07/31/2007              9.6%          No
   61     CWCapital      McDonald's                                                 12/31/2018              8.9%          Yes
   62     MSMC           Factory Card Outlet of America                             10/31/2005              5.4%          Yes
   63     MSMC           NAP                                                           NAP                   NAP          No
   64     MSMC           NAP                                                           NAP                   NAP          Yes
   65     MSMC           General Medicine                                           06/30/2015             15.3%          Yes
   66     MSMC           Sprint                                                     08/31/2009             11.2%          Yes
   67     MSMC           Chevy's Inc.                                               08/18/2011              9.9%          Yes
   68     MSMC           Excl. for Women                                            04/19/2010              9.5%          Yes
   69     MSMC           NAP                                                           NAP                   NAP          No
   70     CWCapital      Cardiology Associates                                      06/30/2009             13.3%          Yes
   71     CWCapital      NVS Tan LLC                                                01/31/2011              7.9%          Yes
   72     MSMC           Video Hut                                                  11/30/2012              7.6%          No
   73     MSMC           Office Express                                             01/31/2008              9.8%          Yes
   74     MSMC           West Side Judaica                                          10/31/2007             13.7%          Yes
   75     MSMC           NAP                                                           NAP                   NAP          Yes
   76     MSMC           NAP                                                           NAP                   NAP          Yes
   77     MSMC           Cypress Animal Clinic                                      07/31/2009              6.7%          Yes
   78     CWCapital      NAP                                                           NAP                   NAP          Yes
   79     MSMC           NAP                                                           NAP                   NAP          Yes
   80     CWCapital      Covenant Management Systems, L.P.                          07/31/2014             20.8%          Yes
   81     MSMC           NAP                                                           NAP                   NAP          No
   82     MSMC           NAP                                                           NAP                   NAP          Yes
   83     MSMC           NAP                                                           NAP                   NAP          No
   84     MSMC           NAP                                                           NAP                   NAP          No
   85     MSMC           NAP                                                           NAP                   NAP          No
   86     MSMC           NAP                                                           NAP                   NAP          No
   87     MSMC           NAP                                                           NAP                   NAP          No
   88     MSMC           NAP                                                           NAP                   NAP          No
   89     MSMC           NAP                                                           NAP                   NAP          No
   90     MSMC           NAP                                                           NAP                   NAP          No
   91     MSMC           NAP                                                           NAP                   NAP          No
   92     MSMC           NAP                                                           NAP                   NAP          Yes
   93     CWCapital      NAP                                                           NAP                   NAP          Yes
   94     MSMC           Self Storage                                                  NAP                  9.2%          Yes
   95     MSMC           NAP                                                           NAP                   NAP          Yes
   96     MSMC           Super Dollar Store                                         03/31/2014             12.4%          Yes
   97     MSMC           Unic International Inc. (dba Dollar Store)                 10/31/2009             11.0%          Yes
   98     MSMC           VA Medical Center                                          10/31/2007              9.6%          No
   99     MSMC           NAP                                                           NAP                   NAP          No
   100    CWCapital      Chelsea/Home Town Pharmacy                                 01/31/2009              9.0%          Yes
   101    MSMC           NAP                                                           NAP                   NAP          Yes
   102    MSMC           Bosshard RE                                                12/31/2005             11.0%          Yes
   103    MSMC           T Mobile                                                   06/30/2014             20.6%          Yes
   104    MSMC           Renaissance Medical                                        12/31/2014             12.1%          Yes
   105    MSMC           NAP                                                           NAP                   NAP          Yes
   106    MSMC           Value Medics                                               12/31/2008              9.8%          Yes
   107    CWCapital      TruWest Credit Union                                       04/30/2009              9.6%          Yes
   108    MSMC           Sake Restaurant                                            02/29/2012              8.9%          Yes
   109    MSMC           NAP                                                           NAP                   NAP          No
   110    MSMC           A-1 Dry Cleaners                                           05/31/2006              9.8%          Yes
   111    MSMC           NAP                                                           NAP                   NAP          No
   112    MSMC           NAP                                                           NAP                   NAP          No
   113    MSMC           NAP                                                           NAP                   NAP          No
   114    MSMC           Golden State Eye Medical                                   01/31/2006             13.8%          Yes
   115    MSMC           NAP                                                           NAP                   NAP          Yes

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE             TAX        CAPITAL EXPENDITURE         TI/LC                              OTHER
LOAN NO.  LOAN SELLER(1) ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)              ESCROW DESCRIPTION(15)
------------------------------------------------------------------------------------------------------------------------------------

    1     MSMC                 No                 No                   No                                 NAP
    2     MSMC                 No                 No                   No                                 NAP
    3     MSMC                 No                 No                   No                                 NAP
    4     MSMC                 No                 No                   No                                 NAP
    5     MSMC                 No                 No                   No                                 NAP
    6     MSMC                 No                 No                   No                                 NAP
    7     MSMC                 No                 No                   No                                 NAP
    8     MSMC                 No                 No                   No                                 NAP
    9     MSMC                 No                 No                   No                                 NAP
   10     MSMC                 No                 No                   No                    Unfunded Obligations Reserve
   11     MSMC                 Yes                Yes                  No                                 NAP
   12     CWCapital            Yes                Yes                  Yes            Rent Concession Reserve; Occupancy Reserve;
                                                                                            Tenant Security Deposit Reserve
   13     MSMC                 Yes                Yes                  Yes                        Holdback (earn out)
   14     MSMC                 No                 No                   No                                 NAP
   15     MSMC                 Yes                Yes                  Yes                       Lease Buy-Out Reserve
   16     MSMC                 Yes                No                   No                                 NAP
   17     MSMC                 Yes                No                   No                                 NAP
   18     MSMC                 Yes                Yes                  Yes                                NAP
   19     MSMC                 No                 Yes                  Yes                      Excess Cash Flow Funds
   20     MSMC                 No                 Yes                  Yes                      Excess Cash Flow Funds
   21     MSMC                 No                 Yes                  Yes                      Excess Cash Flow Funds
   22     MSMC                 No                 Yes                  Yes                      Excess Cash Flow Funds
   23     MSMC                 No                 Yes                  Yes                      Excess Cash Flow Funds
   24     MSMC                 No                 Yes                  Yes                      Excess Cash Flow Funds
   25     MSMC                 No                 Yes                  Yes                      Excess Cash Flow Funds
   26     MSMC                 No                 Yes                  Yes                      Excess Cash Flow Funds
   27     MSMC                 No                 Yes                  Yes                      Excess Cash Flow Funds
   28     MSMC                 No                 Yes                  Yes                      Excess Cash Flow Funds
   29     MSMC                 Yes                Yes                  No                                 NAP
   30     MSMC                 Yes                Yes                  Yes                                NAP
   31     MSMC                 Yes                Yes                  Yes                                NAP
   32     MSMC                 Yes                Yes                  Yes                                NAP
   33     MSMC                 Yes                Yes                  Yes                                NAP
   34     MSMC                 Yes                Yes                  Yes                                NAP
   35     MSMC                 Yes                Yes                  Yes                                NAP
   36     MSMC                 Yes                Yes                  Yes                                NAP
   37     CWCapital            Yes                Yes                  No                     Repair and Remediation Fund
   38     MSMC                 Yes                Yes                  Yes                          Special Reserve
   39     CWCapital            No                 No                   No                                 NAP
   40     CWCapital            No                 No                   No                                 NAP
   41     CWCapital            No                 No                   No                                 NAP
   42     MSMC                 Yes                Yes                  Yes                Major Tenant Reserve ($700,000);
                                                                                        Additional Tenant Reserve ($500,000)
   43     MSMC                 Yes                Yes                  No                       Aryanna/Rocket Reserve
   44     MSMC                 No                 No                   No                                 NAP
   45     CWCapital            Yes                Yes                  Yes                                NAP
   46     MSMC                 No                 No                   No                                 NAP
   47     MSMC                 Yes                Yes                  Yes                                NAP
   48     MSMC                 Yes                Yes                  Yes                          Accredo Reserve
   49     MSMC                 No                 No                   No                                 NAP
   50     MSMC                 No                 No                   No                                 NAP
   51     MSMC                 Yes                Yes                  Yes                                NAP
   52     CWCapital            Yes                Yes                  Yes                                NAP
   53     MSMC                 Yes                No                   Yes                                NAP
   54     MSMC                 Yes                Yes                  Yes                       Ground Lease Holdback
   55     CWCapital            Yes                Yes                  Yes                         Lanier Lease Fund
   56     MSMC                 Yes                Yes                  Yes                                NAP
   57     MSMC                 Yes                Yes                  Yes                                NAP
   58     MSMC                 Yes                Yes                  Yes                          Earnout Reserve
   59     MSMC                 Yes                Yes                  No                          Holdback Reserve
   60     MSMC                 Yes                Yes                  Yes                                NAP
   61     CWCapital            Yes                Yes                  Yes                    TI/LC Supplemental Payment
   62     MSMC                 Yes                Yes                  No                          JC Penney Reserve
   63     MSMC                 No                 Yes                  No                                 NAP
   64     MSMC                 Yes                No                   No                                 NAP
   65     MSMC                 Yes                No                   Yes                                NAP
   66     MSMC                 Yes                Yes                  Yes                                NAP
   67     MSMC                 Yes                Yes                  Yes                      Tuesday Morning Escrow
   68     MSMC                 Yes                Yes                  Yes                                NAP
   69     MSMC                 No                 No                   No                                 NAP
   70     CWCapital            Yes                Yes                  Yes                                NAP
   71     CWCapital            Yes                Yes                  Yes                       Earnout Reserve Fund
   72     MSMC                 Yes                Yes                  No                                 NAP
   73     MSMC                 Yes                Yes                  Yes              Master Lease Reserve; Casualty Reserve
   74     MSMC                 Yes                Yes                  Yes                                NAP
   75     MSMC                 Yes                Yes                  Yes                       Huffman Koos Reserve
   76     MSMC                 Yes                Yes                  Yes                                NAP
   77     MSMC                 Yes                Yes                  Yes                                NAP
   78     CWCapital            Yes                Yes                  No                            Pier 1 Escrow
   79     MSMC                 Yes                Yes                  Yes          CO Escrow Deposit; Buildings Violations Deposit
   80     CWCapital            Yes                No                   No                        Ground Lease Impound
   81     MSMC                 No                 Yes                  No                                 NAP
   82     MSMC                 No                 Yes                  Yes                                NAP
   83     MSMC                 No                 No                   No                                 NAP
   84     MSMC                 Yes                Yes                  No                                 NAP
   85     MSMC                 Yes                Yes                  No                                 NAP
   86     MSMC                 Yes                Yes                  No                                 NAP
   87     MSMC                 Yes                Yes                  No                                 NAP
   88     MSMC                 Yes                Yes                  No                                 NAP
   89     MSMC                 Yes                Yes                  No                                 NAP
   90     MSMC                 Yes                Yes                  No                                 NAP
   91     MSMC                 Yes                Yes                  No                                 NAP
   92     MSMC                 Yes                Yes                  No                                 NAP
   93     CWCapital            Yes                Yes                  No                                 NAP
   94     MSMC                 Yes                Yes                  Yes                                NAP
   95     MSMC                 Yes                Yes                  No                         Seasonality Reserve
   96     MSMC                 Yes                Yes                  Yes                                NAP
   97     MSMC                 Yes                Yes                  Yes                                NAP
   98     MSMC                 Yes                Yes                  Yes                                NAP
   99     MSMC                 No                 Yes                  No                                 NAP
   100    CWCapital            Yes                Yes                  Yes                                NAP
   101    MSMC                 Yes                Yes                  No                                 NAP
   102    MSMC                 Yes                Yes                  Yes                                NAP
   103    MSMC                 Yes                Yes                  Yes                                NAP
   104    MSMC                 Yes                Yes                  Yes                        Chromalox Holdback
   105    MSMC                 Yes                Yes                  No                                 NAP
   106    MSMC                 Yes                Yes                  Yes                Rent reserve; Vacant Space Reserve;
                                                                                         Beaconfire Rollover Reserve (earnout)
   107    CWCapital            Yes                Yes                  Yes                        Ground Lease Escrow
   108    MSMC                 Yes                Yes                  Yes                                NAP
   109    MSMC                 No                 No                   No                                 NAP
   110    MSMC                 Yes                Yes                  Yes                                NAP
   111    MSMC                 No                 No                   No                                 NAP
   112    MSMC                 Yes                Yes                  No                                 NAP
   113    MSMC                 Yes                Yes                  No                                 NAP
   114    MSMC                 Yes                Yes                  Yes                                NAP
   115    MSMC                 Yes                Yes                  No                                 NAP

-----------------------------------------------------------------------------------------------------------------------------------
                                                           INITIAL CAPITAL                                         CURRENT CAPITAL
MORTGAGE  MORTGAGE                  SPRINGING             EXPENDITURE ESCROW        MONTHLY CAPITAL EXPENDITURE    EXPENDITURE
LOAN NO.  LOAN SELLER(1)      ESCROW DESCRIPTION(16)        REQUIREMENT(17)              ESCROW REQUIREMENT(18) ESCROW BALANCE(19)
-----------------------------------------------------------------------------------------------------------------------------------

    1     MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
    2     MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
    3     MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
    4     MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
    5     MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
    6     MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
    7     MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
    8     MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
    9     MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
   10     MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
   11     MSMC               Insurance, TI/LC, Other              $28,909                                $5,782                $0
   12     CWCapital                    NAP                        $10,845                               $10,845           $10,845
   13     MSMC                        TI/LC                      $800,000                                $5,583          $805,583
   14     MSMC                  RE Tax, Insurance                      $0                                    $0                $0
   15     MSMC                        TI/LC                            $0                               $49,029           $49,029
   16     MSMC                         NAP                             $0                                    $0                $0
   17     MSMC                         NAP                             $0                                    $0                $0
   18     MSMC                      Insurance                          $0                                $3,069                $0
   19     MSMC              RE Tax, Insurance, Other                   $0                                  $799                $0
   20     MSMC              RE Tax, Insurance, Other                   $0                                  $903                $0
   21     MSMC              RE Tax, Insurance, Other                   $0                                  $596                $0
   22     MSMC              RE Tax, Insurance, Other                   $0                                  $500                $0
   23     MSMC              RE Tax, Insurance, Other                   $0                                  $499                $0
   24     MSMC              RE Tax, Insurance, Other                   $0                                  $463                $0
   25     MSMC              RE Tax, Insurance, Other                   $0                                  $462                $0
   26     MSMC              RE Tax, Insurance, Other                   $0                                  $459                $0
   27     MSMC              RE Tax, Insurance, Other                   $0                                  $438                $0
   28     MSMC              RE Tax, Insurance, Other                   $0                                $1,203                $0
   29     MSMC                        TI/LC                            $0                                $2,740           $10,979
   30     MSMC                         NAP                             $0                                $2,844           $28,443
   31     MSMC                         NAP                             $0                                  $735            $7,347
   32     MSMC                         NAP                             $0                                  $649            $6,489
   33     MSMC                         NAP                             $0                                  $455            $4,545
   34     MSMC                         NAP                             $0                                  $559            $5,591
   35     MSMC                        TI/LC                            $0                                $3,770           $11,325
   36     MSMC                        TI/LC                    $1,430,000                                $7,909        $1,430,000
   37     CWCapital                    NAP                        $52,261  1/12 4% Gross Income from Operations          $156,846
   38     MSMC                         NAP                             $0                                $6,710            $6,710
   39     CWCapital      RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
   40     CWCapital      RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
   41     CWCapital      RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
   42     MSMC                      Insurance                          $0                                $3,829                $0
   43     MSMC                         NAP                             $0                                $4,684                $0
   44     MSMC                  RE Tax, Insurance                      $0                                    $0                $0
   45     CWCapital                    NAP                         $1,028                                $1,028            $3,087
   46     MSMC                         NAP                             $0                                    $0                $0
   47     MSMC                      Insurance                          $0                                $3,427                $0
   48     MSMC                         NAP                             $0                                $1,822                $0
   49     MSMC                  RE Tax, Insurance                      $0                                    $0                $0
   50     MSMC              RE Tax, Insurance, CapEx                   $0                                    $0                $0
   51     MSMC                         NAP                             $0                                $1,128                $0
   52     CWCapital                   TI/LC                        $1,337                                $1,337            $1,337
   53     MSMC                         NAP                             $0                                  $867              $867
   54     MSMC                         NAP                             $0                                $1,629                $0
   55     CWCapital                    NAP                         $1,400                                $1,400            $4,201
   56     MSMC                         NAP                             $0                                  $832                $0
   57     MSMC                         NAP                             $0                                $8,359           $25,083
   58     MSMC                         NAP                             $0                                  $414                $0
   59     MSMC                      Insurance                          $0                                  $934              $934
   60     MSMC                      Insurance                          $0                                $1,697                $0
   61     CWCapital                    NAP                           $530                                  $530            $1,591
   62     MSMC                         NAP                             $0                                $2,571                $0
   63     MSMC              RE Tax, Insurance, TI/LC                   $0                                $1,048                $0
   64     MSMC                         NAP                             $0                                    $0                $0
   65     MSMC                         NAP                             $0                                $1,005            $5,025
   66     MSMC                         NAP                             $0                                  $331            $1,660
   67     MSMC                        TI/LC                            $0                                $1,147            $6,901
   68     MSMC                         NAP                             $0                                $1,498            $6,003
   69     MSMC                  RE Tax, Insurance                      $0                                    $0                $0
   70     CWCapital                    NAP                         $1,437                                $1,437            $2,876
   71     CWCapital                    NAP                           $491                                  $491              $982
   72     MSMC                      Insurance                          $0                                  $918              $918
   73     MSMC                         NAP                             $0                                $1,513            $1,513
   74     MSMC                         NAP                             $0                                  $725              $725
   75     MSMC                    TI/LC, Other                         $0                                  $720            $5,784
   76     MSMC                         NAP                             $0                                  $324            $3,240
   77     MSMC                         NAP                             $0                                  $395                $0
   78     CWCapital                    NAP                           $158                                  $158              $474
   79     MSMC                         NAP                             $0                                  $154              $768
   80     CWCapital               CapEx, TI/LC                         $0                                    $0                $0
   81     MSMC                        TI/LC                            $0                                  $827                $0
   82     MSMC                    RE Tax, TI/LC                        $0                                $1,560            $3,122
   83     MSMC              RE Tax, Insurance, CapEx                   $0                                    $0                $0
   84     MSMC                      Insurance                          $0                                  $608                $0
   85     MSMC                      Insurance                          $0                                  $367                $0
   86     MSMC                      Insurance                          $0                                  $334                $0
   87     MSMC                      Insurance                          $0                                  $209                $0
   88     MSMC                      Insurance                          $0                                  $202                $0
   89     MSMC                      Insurance                          $0                                  $185                $0
   90     MSMC                      Insurance                          $0                                  $182                $0
   91     MSMC                      Insurance                          $0                                  $170                $0
   92     MSMC                         NAP                             $0                                  $744                $0
   93     CWCapital                    NAP                         $5,373                                $5,373            $5,373
   94     MSMC                         NAP                             $0                                $2,040            $6,121
   95     MSMC                         NAP                             $0                                $1,567            $3,134
   96     MSMC                         NAP                             $0                                  $971              $971
   97     MSMC                         NAP                             $0                                  $219              $219
   98     MSMC                      Insurance                          $0                                $1,138            $2,278
   99     MSMC                  RE Tax, Insurance                      $0                                  $396            $1,980
   100    CWCapital                    NAP                         $1,472                                $1,472            $2,946
   101    MSMC                         NAP                             $0                                  $938              $938
   102    MSMC                         NAP                             $0                                  $477            $2,389
   103    MSMC                         NAP                             $0                                  $122              $487
   104    MSMC                         NAP                             $0                                  $409                $0
   105    MSMC                         NAP                        $35,700                                  $845           $39,251
   106    MSMC                         NAP                             $0                                  $445                $0
   107    CWCapital                    NAP                           $184                                  $184              $184
   108    MSMC                         NAP                             $0                                  $230              $460
   109    MSMC                        CapEx                            $0                                    $0                $0
   110    MSMC                         NAP                             $0                                  $265                $0
   111    MSMC           RE Tax, Insurance, CapEx, TI/LC               $0                                    $0                $0
   112    MSMC                  Insurance, TI/LC                       $0                                  $401                $0
   113    MSMC                        TI/LC                            $0                                  $103              $103
   114    MSMC                         NAP                             $0                                $1,175            $4,700
   115    MSMC                         NAP                             $0                                $1,083            $1,083

                                                               $2,371,125                              $180,592        $2,683,442

------------------------------------------------------------------------------------------------------------------------------
                           INITIAL TI/LC      MONTHLY TI/LC    CURRENT TI/LC
MORTGAGE  MORTGAGE            ESCROW             ESCROW           ESCROW      ENVIRONMENTAL       INTEREST
LOAN NO.  LOAN SELLER(1)  REQUIREMENT(20)    REQUIREMENT(21)    BALANCE(22)    INSURANCE      ACCRUAL METHOD   SEASONING(23)
------------------------------------------------------------------------------------------------------------------------------

    1     MSMC                        $0                 $0             $0         No           Actual/360                9
    2     MSMC                        $0                 $0             $0         No           Actual/360                9
    3     MSMC                        $0                 $0             $0         No           Actual/360                9
    4     MSMC                        $0                 $0             $0         No           Actual/360                9
    5     MSMC                        $0                 $0             $0         No           Actual/360                9
    6     MSMC                        $0                 $0             $0         No           Actual/360                9
    7     MSMC                        $0                 $0             $0         No           Actual/360                9
    8     MSMC                        $0                 $0             $0         No           Actual/360                9
    9     MSMC                        $0                 $0             $0         No           Actual/360                9
   10     MSMC                        $0                 $0             $0         No           Actual/360                3
   11     MSMC                        $0                 $0             $0         No           Actual/360                3
   12     CWCapital               $6,000             $6,000         $6,000         No           Actual/360                1
   13     MSMC                $3,700,000                 $0             $0         No           Actual/360                3
   14     MSMC                        $0                 $0             $0         No           Actual/360                2
   15     MSMC               $29,596,526                 $0    $29,596,526         No           Actual/360               11
   16     MSMC                        $0                 $0             $0         No             30/360                  8
   17     MSMC                        $0                 $0             $0         No             30/360                 74
   18     MSMC                        $0             $9,539             $0         No           Actual/360                0
   19     MSMC                        $0             $2,142             $0         No           Actual/360                0
   20     MSMC                        $0             $3,010             $0         No           Actual/360                0
   21     MSMC                        $0             $1,988             $0         No           Actual/360                0
   22     MSMC                        $0             $1,667             $0         No           Actual/360                0
   23     MSMC                        $0             $1,665             $0         No           Actual/360                0
   24     MSMC                        $0             $1,542             $0         No           Actual/360                0
   25     MSMC                        $0             $1,541             $0         No           Actual/360                0
   26     MSMC                        $0             $1,529             $0         No           Actual/360                0
   27     MSMC                        $0             $1,458             $0         No           Actual/360                0
   28     MSMC                        $0             $4,011             $0         No           Actual/360                0
   29     MSMC                        $0                 $0             $0         No           Actual/360                6
   30     MSMC                  $288,188            $16,212        $16,212         No           Actual/360               12
   31     MSMC                   $71,101             $4,302         $4,302         No           Actual/360               12
   32     MSMC                   $58,121             $3,529         $3,529         No           Actual/360               12
   33     MSMC                   $45,936             $2,552         $2,552         No           Actual/360               12
   34     MSMC                   $36,654             $3,405         $3,405         No           Actual/360               12
   35     MSMC                  $600,000                 $0       $602,005         No           Actual/360                5
   36     MSMC                $5,500,000                 $0     $5,500,000         No           Actual/360                1
   37     CWCapital                   $0                 $0             $0         No           Actual/360                2
   38     MSMC                        $0             $8,333         $8,333         No           Actual/360                3
   39     CWCapital                   $0                 $0             $0         No           Actual/360                0
   40     CWCapital                   $0                 $0             $0         No           Actual/360                0
   41     CWCapital                   $0                 $0             $0         No           Actual/360                0
   42     MSMC                        $0             $8,333             $0         No           Actual/360                2
   43     MSMC                        $0                 $0             $0         No           Actual/360                2
   44     MSMC                        $0                 $0             $0         No           Actual/360                2
   45     CWCapital              $10,010            $10,010        $30,044         No           Actual/360                3
   46     MSMC                        $0                 $0             $0         No           Actual/360                2
   47     MSMC                        $0            $13,750             $0         No           Actual/360                0
   48     MSMC                  $365,000             $6,832       $350,000         No           Actual/360                0
   49     MSMC                        $0                 $0             $0         No           Actual/360                3
   50     MSMC                        $0                 $0             $0         No           Actual/360                2
   51     MSMC                  $190,000             $5,361             $0         No           Actual/360                1
   52     CWCapital               $7,094             $7,094         $7,094         No           Actual/360                0
   53     MSMC                   $50,000             $4,167        $50,000         No           Actual/360                3
   54     MSMC                  $100,000             $4,167             $0         No           Actual/360                2
   55     CWCapital             $150,000             $8,702       $167,571         No           Actual/360                3
   56     MSMC                        $0             $3,120             $0         No           Actual/360                3
   57     MSMC                        $0             $8,333        $25,007         No           Actual/360                5
   58     MSMC                        $0             $1,667         $1,667         No           Actual/360                2
   59     MSMC                        $0                 $0             $0         No           Actual/360                3
   60     MSMC                  $350,000             $2,828             $0         No           Actual/360                2
   61     CWCapital             $100,000             $2,385       $104,926         No           Actual/360                3
   62     MSMC                        $0                 $0             $0         No           Actual/360                0
   63     MSMC                        $0                 $0             $0         No           Actual/360                2
   64     MSMC                        $0                 $0             $0         No           Actual/360                1
   65     MSMC                        $0             $5,025        $24,125         No           Actual/360                5
   66     MSMC                        $0             $1,105         $5,538         No           Actual/360                7
   67     MSMC                        $0             $4,302         $4,998         No           Actual/360                8
   68     MSMC                        $0             $3,405        $13,644         No           Actual/360                6
   69     MSMC                        $0                 $0             $0         No           Actual/360                0
   70     CWCapital             $155,000             $5,913       $161,088         No           Actual/360                2
   71     CWCapital               $2,968             $2,968         $5,937         No           Actual/360                2
   72     MSMC                        $0                 $0             $0         No           Actual/360                3
   73     MSMC                        $0             $5,833         $5,833         No           Actual/360                3
   74     MSMC                  $180,000             $7,250       $180,000         No           Actual/360                3
   75     MSMC                  $150,000                 $0       $151,023         No           Actual/360               10
   76     MSMC                        $0               $828         $8,280         No           Actual/360               12
   77     MSMC                        $0             $2,750             $0         No           Actual/360                2
   78     CWCapital                   $0                 $0             $0         No           Actual/360                3
   79     MSMC                        $0               $210             $0         No           Actual/360                7
   80     CWCapital                   $0                 $0             $0         No           Actual/360                2
   81     MSMC                        $0                 $0             $0         No           Actual/360                2
   82     MSMC                  $200,000                 $0       $200,546         No           Actual/360                4
   83     MSMC                        $0                 $0             $0         No           Actual/360                5
   84     MSMC                        $0                 $0             $0         No           Actual/360                1
   85     MSMC                        $0                 $0             $0         No           Actual/360                1
   86     MSMC                        $0                 $0             $0         No           Actual/360                1
   87     MSMC                        $0                 $0             $0         No           Actual/360                1
   88     MSMC                        $0                 $0             $0         No           Actual/360                1
   89     MSMC                        $0                 $0             $0         No           Actual/360                1
   90     MSMC                        $0                 $0             $0         No           Actual/360                1
   91     MSMC                        $0                 $0             $0         No           Actual/360                1
   92     MSMC                        $0                 $0             $0         No           Actual/360                3
   93     CWCapital                   $0                 $0             $0         No           Actual/360                0
   94     MSMC                        $0             $5,973        $17,918         No           Actual/360                5
   95     MSMC                        $0                 $0             $0        Yes           Actual/360                3
   96     MSMC                        $0            $10,000        $10,000         No           Actual/360                3
   97     MSMC                   $25,000             $1,460        $26,460         No           Actual/360                3
   98     MSMC                        $0             $7,587        $15,183         No           Actual/360                4
   99     MSMC                        $0                 $0             $0         No           Actual/360                7
   100    CWCapital             $300,000             $2,795       $303,101         No           Actual/360                2
   101    MSMC                        $0                 $0             $0         No           Actual/360                3
   102    MSMC                        $0             $3,456        $17,320         No           Actual/360                7
   103    MSMC                        $0               $405         $1,624         No           Actual/360                6
   104    MSMC                        $0             $2,727             $0         No           Actual/360                2
   105    MSMC                        $0                 $0             $0         No           Actual/360                6
   106    MSMC                        $0             $3,333             $0         No           Actual/360                2
   107    CWCapital               $1,181             $1,181         $1,181         No           Actual/360                0
   108    MSMC                        $0               $766         $1,532         No           Actual/360                4
   109    MSMC                        $0                 $0             $0         No           Actual/360                2
   110    MSMC                        $0               $884             $0         No           Actual/360                1
   111    MSMC                        $0                 $0             $0         No           Actual/360                5
   112    MSMC                        $0                 $0             $0         No           Actual/360                2
   113    MSMC                        $0                 $0             $0         No           Actual/360                3
   114    MSMC                  $175,000             $2,917       $140,000         No           Actual/360                6
   115    MSMC                        $0                 $0             $0         No           Actual/360                3

                             $42,413,779           $244,246    $37,774,504                                                5

--------------------------------------------------------------------------------------------------------------------------
                                                                PREPAYMENT CODE (24)
MORTGAGE  MORTGAGE        -----------------------------------------------------------------------------------------------
LOAN NO.  LOAN SELLER(1)   LO   DEF  DEF/YM1.00 YM5.00  YM4.50  YM4.00   YM3.50  YM3.00   YM2.00   YM1.50 YM1.00    OPEN
--------------------------------------------------------------------------------------------------------------------------

    1     MSMC             33    83                                                                                    4
    2     MSMC             33    83                                                                                    4
    3     MSMC             33    83                                                                                    4
    4     MSMC             33    83                                                                                    4
    5     MSMC             33    83                                                                                    4
    6     MSMC             33    83                                                                                    4
    7     MSMC             33    83                                                                                    4
    8     MSMC             33    83                                                                                    4
    9     MSMC             33    83                                                                                    4
   10     MSMC             27                52                                                                        4
   11     MSMC             27    89                                                                                    4
   12     CWCapital        25    31                                                                                    4
   13     MSMC             27    89                                                                                    4
   14     MSMC             26    90                                                                                    4
   15     MSMC             35    81                                                                                    4
   16     MSMC              0                        5      12      12       12       7                                6
   17     MSMC             35                                                                 12       12     54       7
   18     MSMC             24    92                                                                                    4
   19     MSMC             24    92                                                                                    4
   20     MSMC             24    92                                                                                    4
   21     MSMC             24    92                                                                                    4
   22     MSMC             24    92                                                                                    4
   23     MSMC             24    92                                                                                    4
   24     MSMC             24    92                                                                                    4
   25     MSMC             24    92                                                                                    4
   26     MSMC             24    92                                                                                    4
   27     MSMC             24    92                                                                                    4
   28     MSMC             24    92                                                                                    4
   29     MSMC             30    89                                                                                    1
   30     MSMC             36    80                                                                                    4
   31     MSMC             36    80                                                                                    4
   32     MSMC             36    80                                                                                    4
   33     MSMC             36    80                                                                                    4
   34     MSMC             36    80                                                                                    4
   35     MSMC             29    87                                                                                    4
   36     MSMC             25    31                                                                                    4
   37     CWCapital        26    90                                                                                    4
   38     MSMC             27    89                                                                                    4
   39     CWCapital        24                                                                                152       4
   40     CWCapital        24                                                                                152       4
   41     CWCapital        24                                                                                152       4
   42     MSMC             26    90                                                                                    4
   43     MSMC             26    87                                                                                    7
   44     MSMC             26    93                                                                                    1
   45     CWCapital        27    89                                                                                    4
   46     MSMC             26    90                                                                                    4
   47     MSMC             23    93                                                                                    4
   48     MSMC             24    56                                                                                    4
   49     MSMC             27    92                                                                                    1
   50     MSMC             26    54                                                                                    4
   51     MSMC             25    91                                                                                    4
   52     CWCapital        24    92                                                                                    4
   53     MSMC             27    89                                                                                    4
   54     MSMC             26    90                                                                                    4
   55     CWCapital        27    53                                                                                    4
   56     MSMC             27    89                                                                                    4
   57     MSMC             29    87                                                                                    4
   58     MSMC             26    90                                                                                    4
   59     MSMC             59                                                                                 57       4
   60     MSMC             26    90                                                                                    4
   61     CWCapital        27    89                                                                                    4
   62     MSMC             23    93                                                                                    4
   63     MSMC             26    90                                                                                    4
   64     MSMC             25    31                                                                                    4
   65     MSMC             29    87                                                                                    4
   66     MSMC             31    82                                                                                    7
   67     MSMC             32    84                                                                                    4
   68     MSMC             30    86                                                                                    4
   69     MSMC             24    56                                                                                    4
   70     CWCapital        26    90                                                                                    4
   71     CWCapital        26    90                                                                                    4
   72     MSMC             27    89                                                                                    4
   73     MSMC             27    89                                                                                    4
   74     MSMC             27    29                                                                                    4
   75     MSMC             34    46                                                                                    4
   76     MSMC             36    80                                                                                    4
   77     MSMC             26    90                                                                                    4
   78     CWCapital        27    89                                                                                    4
   79     MSMC             31    85                                                                                    4
   80     CWCapital        26    90                                                                                    4
   81     MSMC             26    90                                                                                    4
   82     MSMC             28    88                                                                                    4
   83     MSMC             29    86                                                                                    7
   84     MSMC             25    91                                                                                    4
   85     MSMC             25    91                                                                                    4
   86     MSMC             25    91                                                                                    4
   87     MSMC             25    91                                                                                    4
   88     MSMC             25    91                                                                                    4
   89     MSMC             25    91                                                                                    4
   90     MSMC             25    91                                                                                    4
   91     MSMC             25    91                                                                                    4
   92     MSMC             27    89                                                                                    4
   93     CWCapital        24    92                                                                                    4
   94     MSMC             29    87                                                                                    4
   95     MSMC             27    28                                                                                    4
   96     MSMC             27    89                                                                                    4
   97     MSMC             27    89                                                                                    4
   98     MSMC             28    88                                                                                    4
   99     MSMC             31    85                                                                                    4
   100    CWCapital        26    90                                                                                    4
   101    MSMC             27    89                                                                                    4
   102    MSMC             31    85                                                                                    4
   103    MSMC             30    86                                                                                    4
   104    MSMC             26    90                                                                                    4
   105    MSMC             30    86                                                                                    4
   106    MSMC             26    90                                                                                    4
   107    CWCapital        24    32                                                                                    4
   108    MSMC             28    88                                                                                    4
   109    MSMC             26    90                                                                                    4
   110    MSMC             25    91                                                                                    4
   111    MSMC             29    87                                                                                    4
   112    MSMC             26    87                                                                                    7
   113    MSMC             27    89                                                                                    4
   114    MSMC             30    86                                                                                    4
   115    MSMC             27    89                                                                                    4

-----------------------------------------------------

MORTGAGE  MORTGAGE            YM        ADMINISTRATIVE
LOAN NO.  LOAN SELLER(1)  FORMULA(25)   COST RATE(26)
-----------------------------------------------------

    1     MSMC                                  3.15
    2     MSMC                                  3.15
    3     MSMC                                  3.15
    4     MSMC                                  3.15
    5     MSMC                                  3.15
    6     MSMC                                  3.15
    7     MSMC                                  3.15
    8     MSMC                                  3.15
    9     MSMC                                  3.15
   10     MSMC                 A                3.15
   11     MSMC                                  3.15
   12     CWCapital                             5.15
   13     MSMC                                  4.15
   14     MSMC                                  3.15
   15     MSMC                                  2.15
   16     MSMC                 B                3.15
   17     MSMC                 C                3.15
   18     MSMC                                  3.15
   19     MSMC                                  3.15
   20     MSMC                                  3.15
   21     MSMC                                  3.15
   22     MSMC                                  3.15
   23     MSMC                                  3.15
   24     MSMC                                  3.15
   25     MSMC                                  3.15
   26     MSMC                                  3.15
   27     MSMC                                  3.15
   28     MSMC                                  3.15
   29     MSMC                                  3.15
   30     MSMC                                  3.15
   31     MSMC                                  3.15
   32     MSMC                                  3.15
   33     MSMC                                  3.15
   34     MSMC                                  3.15
   35     MSMC                                  3.15
   36     MSMC                                  3.15
   37     CWCapital                            28.15
   38     MSMC                                  3.15
   39     CWCapital            D                6.15
   40     CWCapital            D                8.15
   41     CWCapital            D                8.15
   42     MSMC                                  3.15
   43     MSMC                                  3.15
   44     MSMC                                  3.15
   45     CWCapital                             6.15
   46     MSMC                                  3.15
   47     MSMC                                  3.15
   48     MSMC                                  3.15
   49     MSMC                                  3.15
   50     MSMC                                  3.15
   51     MSMC                                  3.15
   52     CWCapital                             8.15
   53     MSMC                                  3.15
   54     MSMC                                  8.15
   55     CWCapital                             8.15
   56     MSMC                                  3.15
   57     MSMC                                 13.15
   58     MSMC                                  3.15
   59     MSMC                 E                3.15
   60     MSMC                                  3.15
   61     CWCapital                             8.15
   62     MSMC                                 15.15
   63     MSMC                                  3.15
   64     MSMC                                  3.15
   65     MSMC                                  8.15
   66     MSMC                                  3.15
   67     MSMC                                  3.15
   68     MSMC                                  3.15
   69     MSMC                                  3.15
   70     CWCapital                             8.15
   71     CWCapital                             8.15
   72     MSMC                                  3.15
   73     MSMC                                 13.15
   74     MSMC                                  3.15
   75     MSMC                                  3.15
   76     MSMC                                  3.15
   77     MSMC                                  3.15
   78     CWCapital                             8.15
   79     MSMC                                  3.15
   80     CWCapital                             8.15
   81     MSMC                                  3.15
   82     MSMC                                  3.15
   83     MSMC                                  3.15
   84     MSMC                                 13.15
   85     MSMC                                 13.15
   86     MSMC                                 13.15
   87     MSMC                                 13.15
   88     MSMC                                 13.15
   89     MSMC                                 13.15
   90     MSMC                                 13.15
   91     MSMC                                 13.15
   92     MSMC                                  3.15
   93     CWCapital                             8.15
   94     MSMC                                  3.15
   95     MSMC                                  3.15
   96     MSMC                                 13.15
   97     MSMC                                  3.15
   98     MSMC                                  3.15
   99     MSMC                                  3.15
   100    CWCapital                             8.15
   101    MSMC                                  3.15
   102    MSMC                                  3.15
   103    MSMC                                  3.15
   104    MSMC                                  3.15
   105    MSMC                                  3.15
   106    MSMC                                 13.15
   107    CWCapital                             8.15
   108    MSMC                                  3.15
   109    MSMC                                  3.15
   110    MSMC                                  3.15
   111    MSMC                                  3.15
   112    MSMC                                  8.15
   113    MSMC                                  3.15
   114    MSMC                                 13.15
   115    MSMC                                  3.15

                                               4.262

FOOTNOTES TO APPENDIX II

1           "MSMC" denotes Morgan Stanley Mortgage Capital Inc. and "CWCapital"
            denotes CWCapital LLC as Sellers.

2           The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding:
            Mortgage Loan Nos. 1-2, 3-8, 19-28, 30-34 and 84-91. For the purpose of the statistical information set forth in this Prospectus
            Supplement as to such mortgage loans, a portion of the aggregate
            Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values, and/or Underwritable Cash
            Flows or loan documents. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding:
            Mortgage Loan Nos. 1-9 and 39-41. The following loan pool represents cross-defaulted mortgage loans secured by the same property and is designated by identical asterisk coding: Mortgage Loan Nos. 16-17.
            For the purpose of the statistical information set forth in this
            Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon
            LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3           "Units/SF" refers to square feet, units, rooms or pads as applicable for each mortgaged property. Certain of the mortgage loans that are secured by retail and/or office properties include in-line and/or anchor ground lease parcels in the calculation of total property square footage.

4           In general for each mortgaged property, "Percent Leased" was determined based on a rent roll, occupancy report, operating statements, appraisals or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which
            "Percent Leased" was determined based on such information.

5           With respect to Mortgage Loan No. 35, Rodin Place, the fee owner has joined in the mortgage and pledged its fee interest to MSMC.

            With  respect to Mortgage Loan No. 80, Cedar Park Medical Plaza, the
            fee owner has joined in the mortgage and pledged its fee interest to
            CWCapital.

6           The Cut-off Date is March 1, 2005 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in March 2005 were due on March
            1, 2005, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan Nos. 1-9, 10, 11 and 12, which are due on the 7th of the month; Mortgage Loan Nos. 13, 29, 38, 44, 59,
            67, 105 and 111, which are due on the 8th of the month; Mortgage
            Loan No. 68 which is due on the 9th of the month; and Mortgage Loan
            Nos. 45, 49, 55 and 71, which are due on the 11th of the month.

            With respect to Mortgage Loan Nos. 1-9 (referred to herein as the
            "Wells REF Portfolio Loan" and the "Wells REF Portfolio Pari Passu
            Loan"), the loan is comprised of several notes with an aggregate balance of $145,000,000 that are secured by the mortgaged properties on a pari passu basis with several other notes (together, the "Wells
            REF Portfolio Companion Loan") that are not included in the Trust. A portion of the Wells REF Portfolio Companion Loan, which had an unpaid principal balance as of the Cut-Off Date of $125,000,000, is currently held in the MSCI 2004-HQ4 securitization trust. The other portion of the Wells REF Portfolio Companion Loan, which had an unpaid principal balance as of the Cut-Off Date of $80,000,000, is currently held in the MSCI 2005-TOP17 securitization trust. The
            Wells REF Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the Wells REF Portfolio Pari
            Passu Loan. For purposes of the information presented in this
            Prospectus Supplement with respect to the Wells REF Portfolio Loan, the DSCR, LTV, and Loan per SF reflect the aggregate indebtedness evidenced by the Wells REF Portfolio Pari Passu Loan and the Wells
            REF Portfolio Companion Loan.

            With respect to Mortgage Loan No. 10 (referred to herein as the
            "Houston Center Loan" and the "Houston Center Pari Passu Loan"), the
            loan is comprised of several notes with an aggregate balance of
            $119,705,000 that are secured by the mortgaged property on a pari passu basis with several other notes (together, the "Houston Center
            Companion Loan") that are not included in the Trust. The Houston
            Center Companion Loan had an unpaid principal balance as of the
            Cut-Off Date of $150,000,000 and is currently held in the GMAC
            2004-C3 securitization trust. The Houston Center Companion Loan has the same interest rate, maturity date and amortization term as the
            Houston Center Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Houston
            Center Loan, the DSCR, LTV, and Loan per SF reflect the aggregate indebtedness evidenced by the Houston Center Pari Passu Loan and the
            Houston Center Companion Loan.

                                      II-1

            With respect to Mortgage Loan No. 12, 75 Broad, the 75 Broad
            Property also secures a subordinated B Note in an original principal amount of $48,700,000, which is owned by CADIM Note Inc. and is not an asset of the Trust.

            With respect to Mortgage Loan No. 13 (referred to herein as the
            "1370 Avenue of the Americas Loan" and the "1370 Avenue of the
            Americas Pari Passu Loan"), the loan is comprised of several notes with an aggregate balance of $82,500,000 that are secured by the mortgaged property on a pari passu basis with several other notes
            (together, the "1370 Avenue of the Americas Companion Loan") that are not included in the Trust. The 1370 Avenue of the Americas
            Companion Loan had an unpaid principal balance as of the Cut-Off
            Date of $67,500,000 and is currently held in the GCCFC 2005-GG3 securitization trust. The 1370 Avenue of the Americas Companion Loan has the same interest rate, maturity date and amortization term as the 1370 Avenue of the Americas Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the 1370 Avenue of the Americas Loan, the DSCR, LTV, and Loan per SF
            reflect the aggregate indebtedness evidenced by the 1370 Avenue of the Americas Pari Passu Loan and the 1370 Avenue of the Americas
            Companion Loan.

            With respect to Mortgage Loan No. 15 (referred to herein as the "111
            Eighth Avenue Loan" and the "111 Eighth Avenue Pari Passu Loan"),
            the loan is comprised of several notes with an aggregate balance of
            $75,000,000 that are secured by the mortgaged properties on a pari passu basis with several other notes (together, the "111 Eighth
            Avenue Companion Loan") that are not included in the Trust. A portion of the 111 Eighth Avenue Companion Loan, which had an unpaid principal balance as of the Cut-Off Date of $149,500,000, is currently held in the GCCFC 2004-GG1 securitization trust. A second portion of the 111 Eighth Avenue Companion Loan, which had an unpaid principal balance as of the Cut-Off Date of $85,500,000, is currently held in the GMACC 2004-C2 securitization trust. A third portion of the 111 Eighth Avenue Companion Loan, which had an unpaid principal balance as of the Cut-Off Date of $80,000,000, is currently held in the GSMS 2004-GG2 securitization trust. A fourth portion of the 111 Eighth Avenue Companion Loan, which had an unpaid principal balance as of the Cut-Off Date of $60,000,000, is currently held in the MSCI 2004-IQ7 securitization trust. The 111
            Eighth Avenue Companion Loan has the same interest rate, maturity date and amortization term as the 111 Eighth Avenue Pari Passu Loan.
            For purposes of the information presented in this Prospectus
            Supplement with respect to the 111 Eighth Avenue Loan, the DSCR,
            LTV, and Loan per SF reflect the aggregate indebtedness evidenced by the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue
            Companion Loan.

            The 111 Eighth Avenue Mortgaged Property also secures two
            subordinated B-Notes. One of these B Notes, which had an unpaid principal balance as of the Cut-Off Date of $25,000,000, is currently held in the GCCFC 2004-GG1 securitization trust. The other such B Note, which had an unpaid principal balance as of the Cut-Off
            Date of $25,000,000, is not an asset of the Trust and is currently held by an entity that is not affiliated with any Seller.

            With respect to Mortgage Loan Nos. 16-17, Towne East Square Mall, the subject loan consists of 2 pari passu notes with cut-off balances of $46,978,780 and $23,050,469. The required monthly P&I payments are $392,547 and $163,148 respectively.

            With respect to Mortgage Loan No. 36, Sharpstown Mall, the
            Sharpstown Mall Property has total mezzanine financing in place of
            $8,000,000. The mezzanine financing is in the form of two separate loans; a $3,000,000 senior mezzanine loan and a $5,000,000 junior mezzanine loan.

            With respect to Mortgage Loan No. 10, Houston Center, the borrower may obtain mezzanine financing on the property provided that (i)
            such mezzanine financing is secured only by a pledge of ownership interests in the borrower and not secured by the property, (ii) the total amount of the mezzanine financing, together with the initial amount of the subject loan, does not exceed 75% of the appraised value of the property, (iii) the actual projected DSCR for the immediately succeeding twelve month period shall not be less than the actual DSCR as of the closing of the Houston Center Loan, (iv)
            the mezzanine loan is subject to the terms of an intercreditor agreement with the lender, and (v) the lender approves the mezzanine lender.

            With respect to Mortgage Loan No. 13, 1370 Avenue of the Americas,
            the borrower may obtain a mezzanine loan from a third party mezzanine lender acceptable to lender under terms and provisions acceptable to lender. Such mezzanine loan shall be subordinate in all respects to the subject mortgage and be subject to an
            intercreditor agreement acceptable to the lender and the rating agencies. The combined LTV may not exceed 80%.

                                      II-2

           With respect to Mortgage Loan No. 29, Plaza America Shopping Center,
           the borrower may obtain a mezzanine loan from a third party mezzanine lender acceptable to lender not to exceed $2,500,000 under terms and provisions acceptable to lender. Such mezzanine loan shall be subordinate in all respects to the subject mortgage and be subject to an intercreditor agreement acceptable to the lender and the rating agencies. The combined LTV may not exceed 80% and the combined DSCR may not be less than 1.25x.

           With respect to Mortgage Loan No. 83, Carduff - Igloo, the borrower may obtain mezzanine financing provided that such mezzanine financing is less than or equal to the budgeted property operating costs and/or re-tenanting costs as approved by the lender should the tenant default or terminate its lease.

           With respect to Mortgage Loan Nos. 1-9, Wells REF Portfolio, any property (except Independence Square One Property or Independence
           Square Two Property) may be released through a partial defeasance of the Wells REF Portfolio Loan in an amount equal to 120% of the allocated loan amount of the Wells REF Portfolio Property to be released provided (i) no event of default is then occurring and (ii)
           the DSCR (based on UCF and a 9.0% loan constant) immediately following the release must be at least equal to the greater of the
           DSCR immediately prior to release and 1.65x.

           With respect to Mortgage Loan Nos. 19-28, AVG Portfolio, after the lockout period, the borrower may obtain a release of an individual property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 110% or 125% of the allocated loan amount of the released property, depending on the property released, (ii) the DSCR of the remaining properties is not less than the greater of (a) 1.57x and (b) the DSCR immediately preceding the release and (iii) the LTV ratio of the remaining properties is not greater than the lesser of (a) 67% and (b) the LTV immediately preceding the release.

           With respect to Mortgage Loan Nos. 30-34, Pacific Medical Portfolio,
           after the lockout period, the borrower may obtain a release of an individual property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the DSCR of the remaining properties is not less than the greater of (a) 1.25x and
           (b) the DSCR immediately preceding the release, (iii) the LTV ratio of the remaining properties is not greater than the lesser of (a) 80%
           and (b) the LTV immediately preceding the release.

           Additionally, in the event that Catholic Healthcare West ("CHW")
           elects to close a hospital directly affiliated with a subject property at any time during the loan term, (i) CHW may assume the loan, subject to certain conditions, or (ii) the borrower may prepay the loan subject to defeasance, with all related penalties and fees paid by CHW. In either case, the collateral will be released subject to the above conditions.

           With respect to Mortgage Loan No. 35, Rodin Place, the borrower may release a portion of the collateral (currently unimproved land partially used for parking) so long as (i) the remaining property complies with all zoning and building codes, (ii) all tenant lease requirements are still met and (iii) such release does not give rise to any lease termination options, rent abatements, or create any material adverse effect upon any tenant.

           With respect to Mortgage Loan Nos. 39-41, GPT Portfolio, after the lockout period, the borrower may obtain a release of an individual property provided that, among other conditions, (i) no event of default has occurred and is continuing at the time of the release,
           (ii) the borrower prepays the mortgage loan in an amount equal to
           115% of the allocated loan amount for GPT - Charleston and 125% each for GPT - Baton Rouge and GPT - Bakersfield, (iii) the DSCR of the
           remaining properties is equal to the DSCR prior to such release, (iv)
           the LTV of the remaining properties is equal to or less than 76% and
           (v) rating agency confirmation is received.

           With respect to Mortgage Loan Nos. 1-9, Wells REF Portfolio, from and after the second anniversary of the final securitization of the Wells
           REF Portfolio Companion Loans, the borrower may substitute one or more of the mortgaged properties (other than the properties known as
           Independence Square One and Independence Square Two), that in aggregate, represent up to 30% of the principal amount of the Wells
           REF Portfolio, with substantially similar office propert(y)(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the Certificates, (ii) the DSCR after substitution is not less than the greater of (a) the DSCR as of the date immediately preceding the substitution or (b) 1.65x, (iii) the historic cash flow of the replacement property does not show a successive decrease over the three immediately preceding years, (iv)
           the appraised value of the replacement property may be no less than the value of the released property as of the closing date and (v) no substitution may occur after May 21, 2012.

                                      II-3

7          The "First Payment Date" with respect to Mortgage Loan No. 47, 3255
           Wilshire Boulevard, and Mortgage Loan No. 62, Timmerman Plaza, is in
           May 2005. The loans are assumed to pay interest-only on the Payment
           Date in April 2005.

8          The "Grace Period" shown is grace period to charge late interest.

9          The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

10         The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

11         "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

           With respect to Mortgage Loan No. 59, Storage Etc. - Hancock, the appraised value is based on stabilization of the subject property. A
           $1,582,500 holdback is in place until stabilization is achieved. The
           "as is" value is $10,350,000.

12         "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property,
           "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third
           Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same lease expiration date, and may not include minor spaces with different expiration dates.

13         For "Capital Expenditure Escrow in Place" identified as "Yes,"
           collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14         For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having
           TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, mixed use, other and self storage mortgaged properties.

           With respect to Mortgage Loan No. 52, Buckeystown Pike Office Center,
           for the first 22 months the borrower is required to pay $7,094 into the Leasing Escrow Fund, which requirement will be subject to a
           $150,000 cap. The borrower will be allowed to draw upon the funds only after the 36th month or after exhausting the $250,000 in the
           "Trustor-Controlled Leasing Escrow Deposit". Beginning on the 25th
           month and continuing through the 48th month, the borrower will be required to pay the difference between the fixed monthly debt service on the loan, based on a thirty-year amortization schedule, and the actual interest only debt service payments on the loan, which requirement will be subject to a $410,000 cap. The $410,000 cap will be reduced to $350,000 if American Association for Laboratory
           Accreditation or Long and Foster Real Estate or another tenant of similar credit (i) renews its lease or enters into a new lease extending beyond the term of the loan, (ii) the property maintains a minimum occupancy of 90%, and (iii) the DSCR based on a thirty-year amortization schedule is 1.35x. If both American Association for
           Laboratory Accreditation and Long and Foster Real Estate renew their leases and conditions (ii) and (iii) are satisfied, the cap will be reduced to $250,000.

15         "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than
           Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

           With respect to Mortgage Loan No. 12, 75 Broad, "Other Reserves"
           include a "Rent Concessions" reserve, an "Occupancy Reserve" and a
           "Tenant Security Deposit Reserve". The Rent Concessions reserve is in the amount of $477,186 to cover all rent concessions due to tenants from the commencement of the related lease to the date of rent commencement. The Occupancy Reserve is in the amount of $158,732 and covers those tenants expected to take occupancy between March and
           August 2005; to the extent that the tenants do not take occupancy, the borrower will be required to post each month's rent to the reserve account (which amount is expected to be $95,207) on a monthly basis. The borrower has established a Tenant Security Deposit
           Reserve, which is an eligible account with M&T Bank, in the name of the borrower and for the benefit of lender, into which $2,753,539 in cash, representing tenant security deposits, has been deposited.

                                      II-4

           With respect to Mortgage Loan No. 55, Satellite Place Office
           Buildings, from the first payment date through the payment date including November 1, 2008 the borrower will be required to pay
           $10,000 from excess cashflow into a "Lanier Lease Fund", which will be capped at $400,000. Funds will be released to the borrower if, among other conditions, Lanier has renewed their lease on terms and conditions substantially similar to the current Lanier lease and such renewal term has commenced, or a replacement tenant has been found for the Lanier space for at least a 5 year term on conditions no less favorable to the landlord than currently in place and such replacement tenant has accepted possession of the space, taken occupancy, opened for business and commenced paying rent.

           With respect to Mortgage Loan No. 61, The Village at Noble Farms, the
           borrower will be required to pay a "TI/LC Supplemental Payment" on each payment date through and including December 1, 2007. The TI/LC
           Supplemental Payment shall equal 50% of the principal portion of any debt service payment based on the actual interest rate and a 30-year amortization schedule, which amount shall change from month to month.
           The TI/LC Supplemental Payment may be discontinued on December 1,
           2006 if the following conditions, are met: (i) no event of default exists, (ii) the property is 92% leased to tenants who are in good standing and are open for business, (iii) the DSCR is not less than
           1.50x and (iv) Pike Nursery is in good standing, open for business and has maintained a minimum net worth of $10,000,000 and minimum sales of $3,250,000 at the subject property.

16         "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17         "Initial Capital Expenditure Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18         "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19         "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the March
           2005 due dates.

20         "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.

21         "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in
           the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22         "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the March 2005 due dates.

23         "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date
           (IO)" to the Cut-off Date.

24         The "Prepayment Code" includes the number of loan payments from the first two Due Dates to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.00%. "YM"
           represents yield maintenance. "YM1" represents the greater of yield maintenance and 1.00%. "YM1.5" represents the greater of yield maintenance and 1.50%. "YM2" represents the greater of yield maintenance and 2.00%. "YM3" represents the greater of yield maintenance and 3.00%. "YM3.5" represents the greater of yield maintenance and 3.50%. "YM4" represents the greater of yield maintenance and 4.00%. "YM4.5" represents the greater of yield maintenance and 4.50%. "YM5" represents the greater of yield maintenance and 5.00%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code"
           represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 24 and 26 for additional prepayment information.

                                      II-5

25         Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 5 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D" and "E". Any exceptions to these formulas are shown below such formulas. Summaries of the five formulas are listed beginning on page II-8.

26         The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

27         Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-6, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans that permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                           Escrowed
 Mtg.                                                     Holdback or                           Partial
Loan                                  Escrow or LOC    Letter of Credit   Outside Date    Prepayment Premium
 No.       Property Name           Release Conditions   Initial Amount    for Release         Provisions
-------------------------------------------------------------------------------------------------------------

   58      The Shoppes at Lake Bryan         1          $2,000,000        12/09/2006      Yield Maintenance
   59      Storage Etc. - Hancock            2          $1,582,500        11/09/2007      Yield Maintenance
   71      Boulevard Shops                   3          $1,522,500        01/03/2006      Yield Maintenance
  84-91    Turton Portfolio                  4             $75,000            NAP         Yield Maintenance
   104     Pennhurst Building                5            $300,000        12/31/2008      Yield Maintenance
   106     300 N. Washington St.             6            $400,000        12/01/2006      Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-6

RELEASE CONDITIONS

1.         The holdback is released upon satisfaction of the following conditions within 24 months of loan origination:

           (a) DSCR of 1.45x (based on contract interest rate and full loan amount) and 1.0x (based on 10.09% loan constant), (b) minimum occupancy of 95% including Blackout Billiards Inc., and International
           Lobster House (Brightstars Enterprises Inc.), (c) maximum LTV of 75%
           and (d) Lucy Cafe is open for business or Lender has received an acceptable revised tenant estoppel certificate ("Lucy Criteria").

           In the event that all conditions except the Lucy Criteria are satisfied, the lender shall only release up to $1,500,000.

2.         The holdback is released upon satisfaction of the following conditions within 36 months of the loan origination:

           (a) the actual DSCR is at least 1.25x, (b) the DSCR on a 10.09%
           constant is at least 0.90x and (c) the LTV is no greater than 75%.

3.         Funds in the earnout reserve are required to be released if the following conditions are satisfied prior to January 3, 2006:

           (a) the space leased to Michael Kim is occupied, the tenant is open for business and has delivered a satisfactory estoppel certificate and (b) after such release the resulting DSCR is 1.03x based on a debt service constant of 11.33%.

4.         The holdback is released upon satisfaction of the following conditions:

           (a) the DSCR is greater than or equal to 1.05x on an 11.33% constant,
           (b) the borrower principals report liquidity of at least $300,000 for a trailing 12 month period, (c) collateral portfolio occupancy is greater than or equal to 80% and (d) the borrower principals have sold the Comfort Inn Hotel in Tifton, GA.

5.         The holdback is released upon the satisfaction of the following conditions prior to 12/31/2008:

           (a) Chromalox renews its lease (18,562 SF) on terms approved by lender; or a replacement tenant executes a lease for the Chromalox space at market rate, subject to lender's approval, (b) LTV of no more than 80%, (c) DSCR of at least 1.25x based on the actual contract interest rate and (d) DSCR of at least 0.90x based on a loan constant of 10.09%.

6.         The holdback is released if the borrower satisfies the following conditions prior to 12/01/2006:

           (a) DSCR of 1.25x based on the loan's contract interest rate and a
           DSCR of at least 0.87x based on a 10.09% loan constant, (b) Effective
           Gross Income ("EGI") of at least $468,747 and (c) an occupancy of at least 84%.

                                      II-7

YIELD MAINTENANCE FORMULAS

A.         On or after the Release Date, Borrower shall have the right to prepay the Indebtedness in whole (but not in part) (a "Prepayment") on any
           Business Day that is not less than thirty (30) days following
           Lender's receipt of written notice (a "Prepayment Notice"); provided that any prepayment under this clause shall be accompanied by interest accrued on the amount prepaid plus, if such prepayment does not occur on a Payment Date, the amount of interest that would have accrued thereon if the Loan had remained outstanding through the end of the Interest Accrual Period in which such prepayment occurs, and if such Prepayment occurs before the third Payment Date prior to the
           Maturity Date, the prepayment shall also be accompanied by a payment equal to the greater of (i) 1% of the principal amount of the Loan being prepaid and (ii) the Yield Maintenance Premium. "Yield
           Maintenance Premium" shall mean, with respect to any voluntary prepayment of the Loan after the Release Date and any payment of principal during the continuance of an Event of Default, the product of (a) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Loan before giving effect to such payment and (b) the excess of (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest at the Interest Rate with respect to the Loan (assuming no acceleration of the Loan and assuming that the Loan is prepaid on the third Payment Date prior to the Maturity Date, and treating such prepayment as if it were a scheduled payment of principal), determined by discounting such payments to the date on which such payments are made at the Treasury Constant Yield plus fifty (50)
           basis points, over (2) the outstanding principal balance of the Loan on such date immediately prior to such payment.

B.         There shall be no prepayment of this Note during the first 5 years of the loan term. Thereafter the privilege is reserved to prepay this
           Note in full, but not in part, on any Payment Date commencing with
           January 1, 2002, upon 30 days prior written notice and upon a payment of a premium (the "Prepayment Premium") equal to the greater of: (1)
           the excess, if any, of (i) the present value on the date of prepayment of all interest payments that would have been payable from the date of prepayment through the maturity date (the period from the date of prepayment through the maturity date being hereinafter referred to as "calculation period") calculated by multiplying the interest rate of seven (7%) percent per annum payable on the Note by the outstanding balance of the Note on the date of prepayment, dividing this product by 12 and discounting such monthly payments at the "Discount Rate" over (ii) the present value on the date of prepayment of all hypothetical interest payments that would have been payable during the calculation period had the fixed interest rate on the Note been the "Assumed Reinvestment Rate" calculated by multiplying the Assumed Reinvestment Rate by the outstanding balance of the Note at the time of prepayment, dividing this product by 12 and discounting such monthly payments at the Discount Rate (it being understood that all present value calculations are made on a monthly basis); or (2) commencing with January 1, 2002, six percent (6%) of the outstanding balance of this Note, with the required percentage of the outstanding balance declining one half of one percent (0.50%) per annum thereafter to a minimum of one percent (1%), which minimum payment shall continue thereafter to maturity; provided, however, that in the event the Maker prepays this Note during the last 120 days of the loan term, prepayment shall be made at par with no prepayment charges assessed or due.

           For the purposes of this Note the following definitions shall apply:

           "Discount Rate" shall mean the then current Treasury discount rate charged on loans to depositary institutions by the New York Federal
           Reserve Bank on the date of prepayment.

           "Assumed Reinvestment Rate" shall mean one-half of one percent
           (0.50%) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical
           Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term of this Note. If no maturity exactly corresponds to such remaining term, yields for the two published maturities most closely corresponding to such remaining term shall be calculated pursuant to the immediately preceding sentence and the Reinvestment
           Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each such relevant periods to the nearest month. For the purposes of calculating the Assumed
           Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the premium hereunder shall be used.

                                      II-8

           "Statistical Release" shall mean the statistical release designated
           "H.14 (519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index as may be designated by the Holder.

C.         There shall be no prepayment of this Note during the period ending
           December 31, 2001. Thereafter, the privilege is reserved to prepay this Note in full, but not in part, on any Payment Date commencing with January 1, 2002, upon 30 days prior written notice and upon payment of a premium (the "Prepayment Premium") equal to the greater of (i) the amount by which the sum of the Discounted Values of Note
           Payments, calculated at the Discount Rate (as both such terms are defined below) exceeds the Prepayment Date Principal (as defined below); or (ii) an amount equal to 1% of the outstanding principal balance of this Note on the date of prepayment (the "Prepayment Date
           Principal"). Notwithstanding the foregoing, (i) this Note may be prepaid in full, but not in part, without payment of a premium, on any installment payment date beginning with July 1, 2008, and (ii) no prepayment premium shall be payable in the event that prepayment of the indebtedness evidenced by this Note is made by application of insurance proceeds in the event of a casualty or a condemnation award in the event of a condemnation (or transfer in lieu thereof). In addition to the prepayment premium set forth above, it is a condition of prepayment that all accrued and unpaid interest under this Note shall be paid, together with any other sums due hereunder or under the Loan Documents. Further, prepayment of this Note shall not be permitted without simultaneous prepayment of (x) that Note-C (the
           "Note-C") dated June 3, 1994, in the original principal amount of
           $59,000,000 from Maker to Holder and also secured by the herein described Mortgage, and (y) the Related Notes, as described in the herein described Towne East Second Amendment.

           For the purposes of this Note the following definitions shall apply:

           "Discount Rate" means the yield on a U.S. Treasury issue selected by
           Holder, as publicized by The Bloomberg News Service as near as possible to two (2) weeks prior to the date of prepayment having a scheduled maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date plus 50 basis points.

           "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

           Np/(1 +R/12)n = Discounted Value

           NP = Amount of Note Payment

           R = Discount Rate or Default Discount Rate as the case may be.

           N = The number of months between the date of prepayment and the scheduled date of the Note Payment in question, rounded to the nearest integer.

           "Note Payments" means the scheduled payments required by the terms of this Note for the period between the date of prepayment and the
           Maturity Date and the scheduled repayment of principal, if any, at the Maturity Date.

D.         Yield maintenance premium shall mean an amount equal to the greater of (A) one percent (1%) of the principal amount being prepaid, and
           (B) the present value of a series of payments each equal to the
           "Payment Differential" and payable on each payment date over the remaining original term of the Mortgage Loan and on the maturity date of the Mortgage Loan, discounted at the "Reinvestment Yield" for the number of months remaining as of the date of such prepayment to each such payment date and the maturity date of the Mortgage Loan. The term "Payment Differential" shall mean an amount equal to (i) the interest rate of such Mortgage Loan less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under the related note after application of the constant monthly payment due under the related note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue with a maturity date closest to the maturity date of the mortgage loan, or
           (ii) the yield on the U.S. Treasury issue with a term equal to the remaining average life of the indebtedness evidenced by the related note, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

                                      II-9

E.         "Yield Maintenance Premium" shall mean an amount equal to the greater of (i) 1% of the principal balance of the Note as of the Prepayment
           Date or (ii) the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments (hereinafter defined) from the
           Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
           "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
           Maintenance Treasury Rate. As used in this definition, the term
           "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
           Interest Rates under the heading U.S. Government Securities/Treasury
           Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury
           Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-10

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 1-9 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

                      [WELLS REF PORTFOLIO PICTURE OMITTED]

                      [WELLS REF PORTFOLIO PICTURE OMITTED]

                                      III-1

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 1-9 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

                        [WELLS REF PORTFOLIO MAP OMITTED]

                                      III-2

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 1-9 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):           $145,000,000

CUT-OFF DATE BALANCE(1):       $145,000,000

SHADOW RATING (FITCH/S&P):     AAA/AAA

FIRST PAYMENT DATE:            07/07/2004

INTEREST RATE:                 4.840%

AMORTIZATION:                  Interest Only

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 06/07/2014

EXPECTED MATURITY BALANCE:     $145,000,000

SPONSOR:                       Wells Real Estate Funds

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Locked out until 2 years after the REMIC
                               "start-up" date of the last securitization, with
                               U.S. Treasury defeasance thereafter. Prepayable
                               without penalty from and after 03/07/2014.

LOAN PER SF(1):                $49.90

UP-FRONT RESERVES:             None

ONGOING RESERVES:              CapEx:                Springing

                               RE Tax:               Springing

                               Insurance:            Springing

                               TI/LC:                Springing

 LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        9 properties

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Urban and Suburban

LOCATION:                      See table

YEAR BUILT/RENOVATED:          See table

OCCUPANCY(2):                  100.0%

SQUARE FOOTAGE:                2,905,564

THE COLLATERAL:                See table

OWNERSHIP INTEREST:            Fee

PROPERTY MANAGEMENT:           See below

U/W NET OP. INCOME:            $64,482,014

U/W NET CASH FLOW:             $60,907,232

U/W OCCUPANCY:                 100.0%

APPRAISED VALUE:               $836,200,000

CUT-OFF DATE LTV(1):           41.9%

MATURITY DATE LTV(1):          41.9%

DSCR(1):                       3.55x

POST IO DSCR(1):               NAP
--------------------------------------------------------------------------------
(1)  The subject $145,000,000 loan represents a 41.4% pari passu interest in a
     $350,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $350,000,000 financing, and on a combined-property basis.

(2)  Occupancy is based on the rent roll dated 12/01/2003.

                                     III-3

THE WELLS REF PORTFOLIO LOAN

     THE LOAN. The largest loan (the "Wells REF Portfolio Loan") as evidenced by the Promissory Notes (collectively, the "Wells REF Portfolio Note") is secured by a first priority Fee Mortgage and Security Agreement or Deed of Trust and
Security Agreement (collectively, the "Wells REF Portfolio Mortgage")
encumbering each of the nine office properties identified below, located in
Bridgewater, New Jersey; Parsippany, New Jersey; Englewood Cliffs, New Jersey;
Quincy, Massachusetts; Washington, DC (two properties); Nashville, Tennessee;
Austin, Texas; and Brea, California (collectively, the "Wells REF Portfolio
Property"). The Wells REF Portfolio Loan was originated on May 21, 2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrowers are Wells REIT - Orange County, CA, L.P. and
Wells REIT - Austin, TX, L.P., each a Delaware limited partnership; Wells REIT -
Independence Square, LLC; Wells REIT - Multi-State Owner, LLC; Wells REIT -
Nashville, TN, LLC; and Wells REIT - Bridgewater, NJ, LLC, each a Delaware limited liability company (collectively, the "Wells REF Portfolio Borrower")
each of which owns no material asset other than its particular Wells REF
Portfolio Property and related interests. The Wells REF Portfolio Borrower is a wholly-owned subsidiary of Wells Real Estate Funds, the sponsor of the Wells REF
Portfolio Loan. Wells Real Estate Funds is a national real estate investment management firm.

     THE PROPERTIES.

     The Keybank Building Property is located in Parsippany, New Jersey, bounded by New Jersey State Route 10 and Gatehall Drive. The Keybank Building Property
was originally constructed in 1986 and consists of a 404,515 SF, 4-story Class A office building. The largest tenant in the property is Gemini Technology
Services. The building is located in the Gatehall corporate complex, which includes two other multi-tenant buildings and is a full service park with a hotel and other amenities. The Keybank Building Property is situated on approximately 18.72 acres and includes 1,062 parking spaces.

     The Citicorp Building Property is located in Englewood Cliffs, New Jersey, situated between Charlotte Place and Van Nostrand Avenue. The Citicorp Building
Property was originally constructed in 1953 through 1962 and renovated in 1998.
It consists of a 410,000 SF Class A office building, with four-interconnected structures ranging between one and three-stories. The sole tenant in the property is Citicorp. The Citicorp Building Property is situated on approximately 27.02 acres and includes 1,052 parking spaces.

     The Bridgewater Crossing II Property is located in Bridgewater, New Jersey, bounded by Highway Route 22 and Commons Way. The Bridgewater Crossing II
Property was originally constructed in 2002 and consists of a 297,380 SF,
8-story Class A office building. The sole tenant in the property is Aventis. The
Bridgewater Crossing II Property is situated on approximately 10.47 acres and includes 999 parking spaces.

     The Caterpillar Building Property is located in Nashville, Tennessee, situated between Louise Avenue and 21st Avenue. The Caterpillar Building
Property is an 11-story, Class A office building constructed in 2000 with
312,297 SF and 1,153 parking spaces. The largest tenant in the property is
Caterpillar Financial Services. The Caterpillar Building Property is situated on approximately 2.48 acres.

     The State Street Building Property is located in Quincy, Massachusetts, bounded by Crown Colony Drive and Southerly Access Drive. The State Street
Building Property is a Class A, 7-story office building that was constructed in
1989 and contains 234,668 SF. The sole tenant in the property is State Street
Bank. The property is part of the Crown Colony Office Park, and is close to major highways and mass transit. The State Street Building Property is situated on approximately 10.76 acres and includes 850 parking spaces.

     The Harcourt Building Property is located in Austin, Texas, bounded by
North MoPac Expressway and Braker Lane. The Harcourt Building Property is a
seven-story Class A office building totaling 195,234 SF. The building was constructed in 2001 and features a two-story parking garage with 104 parking spaces. The property has an additional 611 parking spaces around the perimeter of the office tower, for a total of 715 spaces. The sole tenant in the property is Harcourt Inc. The Harcourt Building Property is situated on approximately
8.41 acres.

     The Independence Square One Property is located in Washington, DC, situated in the southwest quadrant of Washington, a few blocks south of the Capital and the Mall. The Independence Square One Property was originally

                                     III-4

constructed in 1991 and consists of a 337,794 SF, 9-story Class A office building. The largest tenant in the property is the Comptroller of the Currency.
The Independence Square One Property is situated on approximately 1.32 acres and includes 404 parking spaces. The property features a 236-seat, 2-story auditorium with television studio.

     The Independence Square Two Property is located in Washington, DC, situated in the southwest quadrant of Washington, a few blocks south of the Capital and the Mall. The Independence Square Two Property was originally constructed in
1992 and consists of a 579,733 SF, 9-story Class A office building. The largest tenant in the property is GSA NASA. The Independence Square Two Property is
situated on approximately 2.26 acres and includes 501 parking spaces. The property features a fitness center and lower level concourse.

     The Continental Casualty Building Property is located in Brea, California, situated on Placentia Avenue. The Continental Casualty Building Property was
originally constructed in 2002, and consists of a three-story Class A office building totaling 133,943 SF. The largest tenant in the property is Continental
Casualty. The Continental Casualty Building Property is situated on approximately 6.35 acres and includes a two-story parking garage with 1,109 parking spaces.

---------------------------------------------------------------------------------------------------------------------------------
                                                                        OWNERSHIP      YEAR BUILT/                     SQUARE
            PROPERTY                LOCATION          PROPERTY TYPE      INTEREST       RENOVATED       OCCUPANCY      FOOTAGE
---------------------------------------------------------------------------------------------------------------------------------

Keybank Building               Parsippany, NJ             Office            Fee          1986/NAP        100.0%        404,515
---------------------------------------------------------------------------------------------------------------------------------
Citicorp Building              Englewood Cliffs, NJ       Office            Fee       1953-1962/1998     100.0%        410,000
---------------------------------------------------------------------------------------------------------------------------------
Bridgewater Crossing II        Bridgewater, NJ            Office            Fee          2002/NAP        100.0%        297,380
---------------------------------------------------------------------------------------------------------------------------------
Caterpillar Building           Nashville, TN              Office            Fee          2000/NAP        100.0%        312,297
---------------------------------------------------------------------------------------------------------------------------------
State Street Building          Quincy, MA                 Office            Fee          1989/NAP        100.0%        234,668
---------------------------------------------------------------------------------------------------------------------------------
Harcourt Building              Austin, TX                 Office            Fee          2001/NAP        100.0%        195,234
---------------------------------------------------------------------------------------------------------------------------------
Independence Square Two        Washington, DC             Office            Fee          1992/NAP        100.0%        579,733
---------------------------------------------------------------------------------------------------------------------------------
Independence Square One        Washington, DC             Office            Fee          1991/NAP        100.0%        337,794
---------------------------------------------------------------------------------------------------------------------------------
Continental Casualty           Brea, CA                   Office            Fee          2002/NAP        100.0%        133,943
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                                        AVERAGE TOTAL                                            % OF          CUMULATIVE % OF
                          # OF LEASES     RENT PER SF       % OF TOTAL     CUMULATIVE %      TOTAL RENTAL        TOTAL RENTAL
          YEAR              ROLLING         ROLLING         SF ROLLING     OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------

         Vacant                 0           $0.00                 0%             0%                0%                  0%
---------------------------------------------------------------------------------------------------------------------------------
          MTM                   2          $29.80                 0%             0%                0%                  0%
---------------------------------------------------------------------------------------------------------------------------------
          2005                  2          $27.03                 0%             0%                0%                  0%
---------------------------------------------------------------------------------------------------------------------------------
          2006                  2          $38.90                11%            12%               14%                 15%
---------------------------------------------------------------------------------------------------------------------------------
          2007                  0           $0.00                 0%            12%                0%                 15%
---------------------------------------------------------------------------------------------------------------------------------
          2008                  1          $24.00                 1%            13%                1%                 15%
---------------------------------------------------------------------------------------------------------------------------------
          2009                  0           $0.00                 0%            13%                0%                 15%
---------------------------------------------------------------------------------------------------------------------------------
          2010                  2          $14.32                14%            27%                7%                 22%
---------------------------------------------------------------------------------------------------------------------------------
          2011                  1          $35.43                 8%            35%                9%                 31%
---------------------------------------------------------------------------------------------------------------------------------
          2012                  3          $37.08                30%            65%               36%                 67%
---------------------------------------------------------------------------------------------------------------------------------
          2013                  2          $30.03                11%            76%               11%                 78%
---------------------------------------------------------------------------------------------------------------------------------
          2014                  0           $0.00                 0%            76%                0%                 78%
---------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond              3          $28.29                24%           100%               22%                100%
---------------------------------------------------------------------------------------------------------------------------------

                                     III-5

The following table presents certain information relating to the largest tenant in each of the properties by annualized underwritten total rent in the Wells REF
Portfolio:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                                CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                   (FITCH/         TENANT     % OF     UNDERWRITTEN    UNDERWRITTEN    TOTAL RENT        LEASE
TENANT NAME (PROPERTY NAME)    MOODY'S/S&P)(1)      NRSF      NRSF    TOTAL RENT($)     TOTAL RENT    ($ PER NRSF)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

GSA NASA                         AAA/Aaa/AAA      569,337      20%     $22,045,018          25%           $38.72      07/19/2012
(Independence Square Two)
---------------------------------------------------------------------------------------------------------------------------------
Comptroller of the Currency      AAA/Aaa/AAA      331,518      11%     $12,895,781          14%           $38.90      05/31/2006
(Independence Square One)
---------------------------------------------------------------------------------------------------------------------------------
Aventis (Bridgewater               A+/A2/-        297,380      10%     $10,290,634          11%           $34.60      03/31/2012
Crossing II)
---------------------------------------------------------------------------------------------------------------------------------
Caterpillar Financial              A+/A2/A        300,901      10%      $8,381,570           9%           $27.85      02/28/2015
Services (Caterpillar
Building)
---------------------------------------------------------------------------------------------------------------------------------
State Street Bank                AA-/Aa3/AA-      234,668       8%      $8,313,795           9%           $35.43      03/31/2011
(State Street Building)
---------------------------------------------------------------------------------------------------------------------------------
Gemini Technology Services       AA-/Aa3/AA-      204,515       7%      $6,779,943           8%           $33.15      12/31/2013
(Keybank Building)
---------------------------------------------------------------------------------------------------------------------------------
Citicorp (Citicorp Building)     AA+/Aa1/AA-      410,000      14%      $5,945,000           7%           $14.50      11/30/2010
---------------------------------------------------------------------------------------------------------------------------------
Harcourt Inc. (Harcourt           A-/--/A-        195,234       7%      $5,519,401           6%           $28.27      06/30/2016
Building)
---------------------------------------------------------------------------------------------------------------------------------
Continental Casualty           BBB-/Baa3/BBB-     113,133       4%      $2,757,622           3%           $24.38      08/31/2013
(Continental Casualty)
---------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease. GSA leases are assumed to be AAA or equivalent credit.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a lockbox trigger period (see lockbox discussion, below), the borrower is required to deposit into a reserve account funds for insurance premiums, real estate taxes, capital expenditure funds and tenant improvement/leasing commissions. The monthly deposit to the insurance reserve will be 1/12 of the annual payments.
The monthly deposit to the tax reserve will be 1/12 of estimated annual taxes.
The monthly deposit to the capital expenditure reserve will be 1/12 of the product of (a) $0.25 multiplied by (b) the number of square feet in the improvements at each property. The monthly deposit to the tenant improvement/leasing reserve will be 1/12 of the product of (a) $1.25 multiplied by (b) the number of square feet in the improvements at each property. If a loan event of default occurs, the lender may apply all funds on reserve to repayment of the loan. All reserve funds may also be made in the form of letters of credit.

     LOCKBOX AND CASH MANAGEMENT. A lockbox trigger period will occur upon: (a)
the occurrence and continuance of an event of default, and terminating upon the cure of such default; or (b) the DSCR with respect to all properties combined is less than 1.50x, until such time that the Wells REF Portfolio Property achieves a DSCR equal to or greater than 1.50x for 6 consecutive months.

     PROPERTY MANAGEMENT. The Independence Square One Property and the
Independence Square Two Property are managed by Boston Properties Limited
Partnership. The Keybank Building Property is managed by The Gale Management
Company, L.L.C. The Citicorp Building Property is managed by the Wells
Management Company, Inc., which is an affiliate of Wells Real Estate Funds. The
Bridgewater Crossing II Property is managed by Hines Interests Limited
Partnership. The Caterpillar Building Property is managed by Highwoods Realty
Limited Partnership. The State Street Building Property is managed by Nordblom
Management Company, Inc. The Harcourt Building Property is managed by
Carramerica Real Estate Services, LLC. The Continental Casualty Building
Property is managed by PM Realty Group, L.P. Each management agreement is subordinate to the Wells REF Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed. However, the Wells REF Portfolio Property also secures, on a pari passu basis, the Wells
REF Portfolio Companion Loans. Various matters regarding the respective rights and obligations of the trust, as the holder of the Wells REF Portfolio Loan, and the holders of the Wells REF Portfolio Companion

                                     III-6

Loans are governed by an intercreditor agreement that is described in the prospectus supplement under "Description of the Mortgage Pool--The Wells REF
Portfolio Pari Passu Loan".

     SUBSTITUTION/RELEASE OF PARCELS. From and after 2 years after the REMIC
"start-up" day, the Wells REF Portfolio Borrower may substitute one or more properties of like kind and quality for one or more of the current Wells REF
Portfolio Properties that, in the aggregate, represent less than 30% of the principal amount of the Wells REF Portfolio Loan. The Wells REF Portfolio
Borrower must satisfy certain conditions to substitute, including but not limited to:

     (i)    The appraised value of the replacement property may be no less than the value of the released property as of the loan closing date;

     (ii)   The DSCR for the replacement property must be equal to the greater of (a) 1.65x and (b) the DSCR immediately prior to the substitution;

     (iii)  Rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the substitution;

     (iv)   Acceptable environmental, engineering and, if applicable, seismic reports, together with acceptable reserves based on the findings in such reports; and

     (v)    In no event may the Independence Square One Property or Independence
            Square Two be substituted out of the portfolio.

Any property (except Independence Square One Property or Independence Square Two
Property) may also be released through a partial defeasance of the Wells REF
Portfolio Loan in an amount equal to 120% of the allocated loan amount of the
Wells REF Portfolio Property to be released provided (a) no event of default is then occurring and (b) the DSCR immediately following the release must be at least equal to the greater of the DSCR immediately prior to release and 1.65x.

     Certain additional information regarding the Wells REF Portfolio Loan and the Wells REF Portfolio Property is set forth on Appendix II hereto.

                                     III-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - HOUSTON CENTER
--------------------------------------------------------------------------------

                        [HOUSTON CENTER PICTURE OMITTED]

                                     III-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - HOUSTON CENTER
--------------------------------------------------------------------------------

                          [HOUSTON CENTER MAP OMITTED]

                                     III-9

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - HOUSTON CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $119,705,000

CUT-OFF DATE BALANCE(1):      $119,705,000

SHADOW RATING (FITCH/S&P):    BBB-/BBB-

FIRST PAYMENT DATE:           01/07/2005

INTEREST RATE:                5.030%

AMORTIZATION:                 Interest Only

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                11/07/2011

EXPECTED MATURITY BALANCE:    $119,705,000

SPONSOR(S):                   Crescent Real Estate Equities Ltd, JP Morgan
                              Fleming Asset Management and GE Pension Trust Ltd.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until earlier of 11/10/2007 or 2 years
                              after the REMIC "start-up" date of last
                              securitization, with U.S. Treasury defeasance
                              thereafter. Prepayable without penalty on or
                              after 08/07/2011

LOAN PER SF(1):               $40.49

UP-FRONT RESERVES:            None

ONGOING RESERVES:             CapEx:                      Springing

                              RE Tax:                     Springing

                              Insurance:                  Springing

                              TI/LC:                      Springing

                              Unfunded Obligations:       1/12 of Unfunded
                                                          Obligations payable
                                                          during the next
                                                          ensuing fiscal year
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     Houston, TX

YEAR BUILT/RENOVATED:         1974-1983/2003

OCCUPANCY(2):                 91.1%

SQUARE FOOTAGE:               2,956,225

THE COLLATERAL:               Three Class A office buildings, a retail center
                              and five parking garages

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Crescent Property Services, Inc., an affiliate of
                              the Sponsor

U/W NET OP. INCOME:           $36,498,002

U/W NET CASH FLOW:            $32,479,453

U/W OCCUPANCY:                91.1%

APPRAISED VALUE:              $410,000,000

CUT-OFF DATE LTV(1):          65.8%

MATURITY DATE LTV(1):         65.8%

DSCR(1):                      2.36x

POST IO DSCR(1):              NAP
--------------------------------------------------------------------------------

(1)  The subject $119,705,000 loan represents a 44.4% interest (three pari passu notes) in a $269,705,000 first mortgage whole loan.

(2)  Occupancy is based on the rent roll dated 10/31/2004.

                                     III-10

THE HOUSTON CENTER LOAN

     THE LOAN. The second largest loan (the "Houston Center Loan") is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing (the "Houston Center Mortgage") encumbering the
2,956,225 SF office and retail complex known as Houston Center, located in
Houston, Texas (the "Houston Center Property"). The Houston Center Loan was
originated on November 10, 2004 by or on behalf of Morgan Stanley Mortgage
Capital Inc. The Houston Center Loan comprises three pari passu loans, as evidenced by three notes in the amounts of $70,000,000, $30,000,000 and
$19,705,000, respectively, which together with two other pari passu loans, total
$269,705,000 (such other loans are referred to as the "Houston Center Companion
Loans" and together with the Houston Center Loan, the Houston Center Whole
Loan"). The Houston Center Companion Loans have original principal balances of
$90,000,000 and $60,000,000, respectively, and have the same interest rate, maturity date and amortization as the Houston Center Loan. Only the Houston
Center Loan is included in the trust.

     THE BORROWER. The borrower is Crescent HC Investors, L.P., a Delaware limited partnership (the "Houston Center Borrower") that owns no material asset other than the Houston Center Property and related interests. The Houston Center
Borrower is sponsored by (i) Crescent Real Estate Equities LTD, (ii) JPMorgan
Fleming Asset Management and (iii) GE Pension Trust.

     THE PROPERTY. The Houston Center Property is located in Houston, Texas, at
909 Fannin Street. The Houston Center Property was originally constructed in
1974 through 1983 and renovated in 2003. It consists of three Class A office buildings (1 Houston Center, 2 Houston Center, 4 Houston Center), a retail center (Houston Center Shops) and five parking garages, interconnected by skywalks.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF       AVERAGE TOTAL                                       % OF TOTAL       CUMULATIVE % OF
                            LEASES       RENT PER SF       % OF TOTAL     CUMULATIVE %    ENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING         SF ROLLING     OF SF ROLLING      ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant               63             $0.00              9%             9%                0%                 0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                 61            $17.24              6%            15%                6%                 6%
------------------------------------------------------------------------------------------------------------------------------
          2005                52            $20.91              8%            23%                8%                13%
------------------------------------------------------------------------------------------------------------------------------
          2006                39            $22.99              7%            30%                8%                22%
------------------------------------------------------------------------------------------------------------------------------
          2007                36            $23.98              6%            36%                7%                29%
------------------------------------------------------------------------------------------------------------------------------
          2008                33            $23.32              5%            40%                6%                34%
------------------------------------------------------------------------------------------------------------------------------
          2009                36            $20.08             16%            56%               16%                50%
------------------------------------------------------------------------------------------------------------------------------
          2010                16            $23.45              4%            60%                5%                54%
------------------------------------------------------------------------------------------------------------------------------
          2011                11            $24.31              6%            66%                8%                62%
------------------------------------------------------------------------------------------------------------------------------
          2012                 2            $24.07              0%            67%                0%                63%
------------------------------------------------------------------------------------------------------------------------------
          2013                27            $22.04             26%            93%               29%                91%
------------------------------------------------------------------------------------------------------------------------------
          2014                 6            $22.30              3%            95%                3%                94%
------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond            11            $23.75              5%           100%                6%               100%
------------------------------------------------------------------------------------------------------------------------------

                                     III-11

The following table presents certain information relating to the top 10 tenants by underwritten total rent at the Houston Center Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL     ANNUALIZED
                         CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            (FITCH/        TENANT       % OF       UNDERWRITTEN    UNDERWRITTEN     TOTAL RENT         LEASE
TENANT NAME             MOODY'S/S&P)(1)     NRSF        NRSF       TOTAL RENT($)    TOTAL RENT     ($ PER NRSF)     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Lyondell Petrochemical     B+/B2/B+       366,517       12%         8,547,910          15%           $23.32        12/31/2013
---------------------------------------------------------------------------------------------------------------------------------
Shell Oil Company          --/Aa2/AA      230,704       8%          5,152,729          9%            $22.33        07/31/2013(2)
---------------------------------------------------------------------------------------------------------------------------------
Enron                      --/--/--       240,678       8%          4,499,136          8%            $18.69        04/01/2009
---------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch             AA-/Aa3/A+       93,382       3%          2,363,614          4%            $25.31       08/31/2008 &
                                                                                                                  08/31/2011(3)
---------------------------------------------------------------------------------------------------------------------------------
Bank One                   A+/Aa3/A+       88,745       3%          2,182,172          4%            $24.59       12/01/2009 &
                                                                                                                  05/01/2001 &
                                                                                                                  05/31/2011(4)
---------------------------------------------------------------------------------------------------------------------------------
Haynes & Boone             --/--/--        92,703       3%          2,018,333          3%            $21.77        05/31/2019
---------------------------------------------------------------------------------------------------------------------------------
Powers & Frost             --/--/--        47,040       2%          1,267,427          2%            $26.94        04/30/2009
---------------------------------------------------------------------------------------------------------------------------------
Caminus                  --/Baa2/BBB+      57,375       2%          1,099,010          2%            $19.15        07/01/2009
---------------------------------------------------------------------------------------------------------------------------------
Sheehy Sherwood            --/--/--        46,452       2%          1,072,129          2%            $23.08        01/31/2010
---------------------------------------------------------------------------------------------------------------------------------
McKinsey & Company         --/--/--        71,655       2%          1,067,017          2%            $14.89        01/31/2013
---------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  630 SF expired on 12/15/2004 and is now occupied on a MTM basis. 230,074 SF expires on 07/31/2013.

(3)  2,947 SF expired on 12/01/2004 and is now occupied on a MTM basis. 20,573
     SF expires on 08/31/2008 and 69,862 SF expires on 08/31/2011.

(4)  3,043 SF expires on 12/01/2009, 25,285 SF expires on 05/01/2011 and 60,417
     SF expires on 05/31/2011.

     ESCROWS AND RESERVES. At origination, the Houston Center Borrower was not required to make any deposits to reserve accounts. Beginning on the first payment date, the Houston Center Borrower is obligated to make monthly deposits into an unfunded obligations account in an amount equal to 1/12 of (a) for the period through January 7, 2006, the sum of the unfunded obligations for the 2005 and 2006 fiscal years, and (b) for each year thereafter, the unfunded obligations for the next ensuing fiscal year (i.e. beginning on January 7, 2006,
1/12 of the unfunded obligations for the 2007 fiscal year). In addition, if (a)
an event of default occurs under the related loan documents or (b) net operating income for a test period (as described in the loan documents) is less than
$25,548,601 (an "NOI Trigger Event") (each, a "Cash Trap Trigger Event"), then the Houston Center Borrower will be required to make monthly deposits equal to the following: (i) 1/12 of projected annual real estate taxes and insurance premiums (ii) with respect to the TI/LC reserve, the product of (x) $1.11 times
(y) 1/12 times (z) the property square footage and (iii) with respect to the replacement reserve, the product of (x) $0.25 times (y) 1/12 times (z) the property square footage, provided the Houston Center Borrower will not be required to make such deposit in the replacement reserve account once the balance of such reserve equals or exceeds $1,182,480. In lieu of making the cash deposits required to be made in (i)-(iii) above, the Houston Center Borrower will have the right to deliver to the lender a letter of credit. The cash trap period will end on the first payment date after: (a) if the Cash Trap Trigger
Event was the result of an event of default, such event of default no longer exists and/or (b) if the Cash Trap Trigger Event was an NOI Trigger Event,
servicer's determination that the actual net operating income for two consecutive fiscal quarters following the occurrence of such Cash Trap Trigger
Event, is at least $27,373,000.

     LOCKBOX AND CASH MANAGEMENT. The Houston Center Borrower is required to cause all rents and other income to be deposited into a lockbox account controlled by the servicer. Provided no Cash Trap Period exists, on each payment date at the direction of the servicer, funds in the lockbox account shall be disbursed to the Houston Center Borrower's operating account. During a cash trap period, funds in the lockbox account shall be transferred each day by wire transfer to the servicer's cash management account and disbursed in accordance with a waterfall contained in the cash management agreement. From and after the occurrence of an event of default, funds held in the cash management account and/or lockbox account may be used by the servicer in its sole discretion.

     PROPERTY MANAGEMENT. The Houston Center Property is managed by Crescent
Property Services, Inc., which is an affiliate of the Houston Center Loan's sponsor. The management agreement is subordinate to the Houston Center Loan.

                                     III-12

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine debt is permitted, subject to, among other things, (i) rating agency confirmation, (ii) the combined LTV of the mortgage loan and the mezzanine loan not exceeding 75%,
(iii) the actual DSCR (in accordance with the formula set forth in the loan agreement) of the property for the immediately succeeding twelve-month period shall not be less than the actual DSCR at closing; (iv) the subordinate mezzanine lender shall enter into an intercreditor agreement with lender in the form and substance reasonably satisfactory to lender and the rating agencies and the subordinate mezzanine lender in their reasonable discretion; and (v) the mezzanine loan may only be paid from excess cash flow.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed. However, the Houston Center Property also secures, on a pari passu basis, the Houston
Center Companion Loans. Various matters regarding the perspective rights and obligations of the trust, as the holder of the Houston Center Loan, and the holders of the Houston Center Companion Loans are governed by an intercreditor agreement that is described in the prospectus supplement under "Description of the Mortgage Pool - The Houston Center Pari Passu Loan".

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Houston Center Loan and the
Houston Center Property is set forth on Appendix II hereto.

                                     III-13

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 11 - 1401 H STREET
--------------------------------------------------------------------------------

                         [1401 H STREET PICTURE OMITTED]

                                     III-14

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 11 - 1401 H STREET
--------------------------------------------------------------------------------

                          [1401 H STREET MAP OMITTED]

                                     III-15

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 11 - 1401 H STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $115,000,000

CUT-OFF DATE BALANCE:          $115,000,000

SHADOW RATING (FITCH/S&P):     NAP

FIRST PAYMENT DATE:            01/07/2005

INTEREST RATE:                 5.970%

AMORTIZATION:                  Interest only until 01/07/2010; then amortizes on
                               a 360 month basis.

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 12/07/2014

EXPECTED MATURITY BALANCE:     $107,682,549

SPONSOR:                       Loeb Partners Realty

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Locked out until the earlier of 11/29/2007 or 2
                               years after the REMIC "start-up" date, with U.S.
                               Treasury defeasance thereafter. Prepayable
                               without penalty from and after 09/07/2014.

LOAN PER SF:                   $325.58

UP-FRONT RESERVES:             Deferred Maintenance  $125,000

                               RE Tax                $768,432

                               Capex                 $28,909

ONGOING RESERVES:              CapEx:                $5,782/month

                               RE Tax:               $153,347/month

                               Insurance:            Springing

                               TI/LC:                Springing

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Urban

LOCATION:                      Washington, DC

YEAR BUILT/RENOVATED:          1992/NAP

OCCUPANCY(1):                  95.9%

SQUARE FOOTAGE:                353,219

THE COLLATERAL:                12-story urban office building

OWNERSHIP INTEREST:            Fee

PROPERTY MANAGEMENT:           George Comfort & Sons, Inc.

U/W NET OP. INCOME:            $10,663,002

U/W NET CASH FLOW:             $9,751,697

U/W OCCUPANCY:                 95.0%

APPRAISED VALUE:               $148,700,000

CUT-OFF DATE LTV:              77.3%

MATURITY DATE LTV:             72.4%

DSCR:                          1.40x

POST IO DSCR:                  1.18x
--------------------------------------------------------------------------------

(1) Occupancy is based on the rent roll dated 01/10/2005.

                                     III-16

THE 1401 H STREET LOAN

     THE LOAN. The third largest loan (the "1401 H Street Loan") as evidenced by the Promissory Note (the "1401 H Street Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "1401 H Street Mortgage")
encumbering the 353,219 SF, 12-story office building known as 1401 H Street, located in the Washington, DC (the "1401 H Street Property"). The 1401 H Street
Loan was originated on November 29, 2004 by Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is 1401 H Owner LLC, a Delaware limited liability company (the "1401 H Street Borrower") that owns no material asset other than the 1401 H Street Property and related interests. The 1401 H Street
Borrower is owned by Searington LTD, which owns 99%, and Jennet Investments
Limited, which owns 1%. Loeb Partners Realty operates the 1401 H Street
Property. Loeb Partners Realty controls over $3 billion of real estate assets that are primarily CBD office space.

     THE PROPERTY. The 1401 H Street Property is located in Washington, DC, at
1401 H Street, NW. The 1401 H Street Property was originally constructed in
1992. It consists of a 353,219 SF, 12-story office building. The building has approximately 342,795 square feet of rentable office space which includes a lobby and concourse retail space, and an additional 10,424 square feet of storage space. The 1401 H Street Property includes a 121,308 SF parking garage, which is leased to City Center Parking on a five-year lease through May 2009, with three remaining five-year renewal options.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE                      CUMULATIVE    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF       % OF TOTAL       % OF SF      RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING         SF ROLLING       ROLLING          ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                6             $0.00                4%              4%            0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                  3            $22.30                2%              6%            1%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2005                 5            $39.12                9%             15%            9%                 10%
------------------------------------------------------------------------------------------------------------------------------
          2006                 2            $32.15                0%             15%            0%                 10%
------------------------------------------------------------------------------------------------------------------------------
          2007                 2            $42.16                5%             20%            5%                 15%
------------------------------------------------------------------------------------------------------------------------------
          2008                 7            $41.30               43%             63%           43%                 59%
------------------------------------------------------------------------------------------------------------------------------
          2009                 2            $41.88                9%             72%            9%                 68%
------------------------------------------------------------------------------------------------------------------------------
          2010                 0             $0.00                0%             72%            0%                 68%
------------------------------------------------------------------------------------------------------------------------------
          2011                 1            $20.17                1%             73%            1%                 69%
------------------------------------------------------------------------------------------------------------------------------
          2012                 0             $0.00                0%             73%            0%                 69%
------------------------------------------------------------------------------------------------------------------------------
          2013                 4            $47.99               24%             97%           29%                 97%
------------------------------------------------------------------------------------------------------------------------------
          2014                 1            $43.73                3%            100%            3%                100%
------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond             0             $0.00                0%            100%            0%                100%
------------------------------------------------------------------------------------------------------------------------------

                                     III-17

The following table presents certain information relating to the top 10 tenants by annualized underwritten base rent at the 1401 H Street Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL      ANNUALIZED
                          CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/         TENANT     % OF     UNDERWRITTEN    UNDERWRITTEN     BASE RENT         LEASE
TENANT NAME              MOODY'S/S&P)(1)      NRSF      NRSF     BASE RENT ($)      BASE RENT    ($ PER NRSF)     EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

USA Department of          AAA/Aaa/AAA       110,750      31%    $4,816,134            34%         $43.49        10/31/2008
Justice
-------------------------------------------------------------------------------------------------------------------------------
Investment Company          --/--/--          85,800      24%    $4,117,476            29%         $47.99        12/31/2013
Institute
-------------------------------------------------------------------------------------------------------------------------------
GSA-Bureau of              AAA/Aaa/AAA        30,802      9%     $1,295,895             9%         $42.07        11/30/2009
Alcohol, Tobacco and
Firearms & Explosives
-------------------------------------------------------------------------------------------------------------------------------
US Telecom Association      --/--/--          27,946      8%     $1,110,655             8%         $39.74       06/30/2005 &
                                                                                                                06/01/2005(2)
-------------------------------------------------------------------------------------------------------------------------------
Ober, Kaler, Grimes &       --/--/--          24,375      7%       $819,731             6%         $33.63        09/30/2008
Shriver
-------------------------------------------------------------------------------------------------------------------------------
Diamler Chrysler Corp.      --/A3/BBB         17,477      5%       $768,988             5%         $44.00        02/28/2007
-------------------------------------------------------------------------------------------------------------------------------
Palmer & Cay Holdings       --/--/--           9,236      3%       $403,890             3%         $43.73        08/31/2014
-------------------------------------------------------------------------------------------------------------------------------
CSG Systems                --/Ba3/BB-          5,027      1%       $170,918             1%         $34.00        12/31/2008
-------------------------------------------------------------------------------------------------------------------------------
Calpine Corporation        CCC+/Caa1/B         3,936      1%       $163,344             1%         $41.50        09/30/2008
-------------------------------------------------------------------------------------------------------------------------------
Morris, Manning &           --/--/--           4,085      1%       $154,944             1%         $37.93        05/31/2008
Martin
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease. GSA leases are assumed to be AAA or equivalent credit.

(2)  27,663 SF expires on 06/01/2005. 283 SF expires on 06/30/2005.

     ESCROWS AND RESERVES. The 1401 H Street Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. If an event of default occurs under the Loan Agreement or if the
1401 or if the H Street Borrower fails to maintain a blanket insurance policy satisfying the requirements under the Loan Agreement, then the 1401 H Street
Borrower is required to deposit into this reserve account 1/12 of the annual insurance premiums monthly. Each July during the first five years of the loan, the 1401 H Street Borrower is required to deposit a Garage Repairs Deficiency
Amount, equal to 125% of the cost of any required annual repairs not yet completed by the 1401 H Street Borrower. If the USA Department of Justice
exercises a 2006 lease cancellation option or does not exercise its lease renewal in 2008, the borrower is required to provide a $4,500,000 TI/LC letter of credit. If the Investment Company Institute does not exercise its lease renewal on or prior to September 30, 2012, the borrower is required to provide a
$3,400,000 TI/LC letter of credit.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
1401 H Street Loan.

     PROPERTY MANAGEMENT. The 1401 H Street Property is managed by George
Comfort & Sons, Inc. The management agreement is subordinate to the 1401 H
Street Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 1401 H Street Loan and the
1401 H Street Property is set forth on Appendix II hereto.

                                     III-18

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 12 - 75 BROAD
--------------------------------------------------------------------------------

[75 BROAD PICTURE OMITTED]

                                           [75 BROAD PICTURE OMITTED]

                                     III-19

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 12 - 75 BROAD
--------------------------------------------------------------------------------

                             [75 BROAD MAP OMITTED]

                                     III-20

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 12 - 75 BROAD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):           $108,000,000

CUT-OFF DATE BALANCE(1):       $108,000,000

SHADOW RATING (FITCH/S&P)      BBB-/BBB-

FIRST PAYMENT DATE:            03/07/2005

INTEREST RATE:                 5.900%

AMORTIZATION:                  Interest Only

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 02/01/2010

EXPECTED MATURITY BALANCE:     $108,000,000

SPONSOR(S):                    Joseph Jerome(2)

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Locked out until the earlier of 01/28/2008 or 2
                               years after the REMIC "start-up" day, with U.S.
                               Treasury defeasance thereafter. Prepayable
                               without penalty from and after 11/01/2009.

LOAN PER SF(1):                $165.98

UP-FRONT RESERVES:             TI/LC:                 $6,000

                               RE Tax:                $338,820

                               Insurance:             $36,667

                               CapEx:                 $10,845

                               Occupancy Reserve:     $158,732

                               Rent Concessions
                               Reserve:               $477,186

                               Tenant Security
                               Deposit Reserve:       $2,753,539

ONGOING MONTHLY RESERVES:      CapEx:                 $10,845

                               RE Tax:                $169,410

                               Insurance:             $18,334

                               TI/LC:                 $6,000

                               Occupancy Reserve:     $95,207

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Urban

LOCATION:                      New York, NY

YEAR BUILT/RENOVATED:          1928/1999-2001

OCCUPANCY(3):                  76.0%

SQUARE FOOTAGE:                650,680

THE COLLATERAL:                Office building

OWNERSHIP INTEREST:            Fee

PROPERTY MANAGEMENT:           J.E.M.B. Realty Corp.

U/W NET OP. INCOME:            $14,856,386

U/W NET CASH FLOW:             $14,054,861

U/W OCCUPANCY:                 76.0%

APPRAISED VALUE:               $205,000,000

CUT-OFF DATE LTV(1):           52.7%

MATURITY DATE LTV(1):          52.7%

DSCR(1):                       2.18x

POST IO DSCR(1):               NAP
--------------------------------------------------------------------------------

(1)  The subject loan represents the senior portion of a $156,700,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the subject $108,000,000 senior loan. The Cut-off Date LTV, Maturity Date LTV,
     DSCR and Loan per SF of the combined senior and junior mortgage loan are
     76.4%, 76.4%, 1.62x and $240.82 per SF, respectively.

(2)  See "The Borrower" below.

(3)  Occupancy is based on the rent roll dated 12/16/2004.

                                     III-21

THE 75 BROAD LOAN

     THE LOAN. The fourth largest loan (the "75 Broad Loan") as evidenced by a
Replacement Note A (the "75 Broad Note") is secured by a first priority fee
Mortgage and Agreement of Consolidation and Modification of Mortgage, Assignment
of Leases and Rents, and Security Agreement and Fixture Filing (the "75 Broad
Mortgage") encumbering 650,680 SF of net rentable space in an office building known as 75 Broad, located in New York, New York (the "75 Broad Property"). The
75 Broad Loan was originated on January 28, 2005 by CWCapital LLC, a
Massachusetts limited liability company.

     THE BORROWER. The borrower is 75 Broad, LLC, a Delaware limited liability company (the "75 Broad Borrower") that owns no material asset other than the 75
Broad Property and related interests. The 75 Broad Borrower is indirectly owned by Joseph Jerome, an individual, the sponsor of the 75 Broad Loan (the "75 Broad
Sponsor"). It is anticipated that the related loan documents may be revised to permit the ownership interests in the parent of the borrower to be transferred without lender consent, provided that (i) the transferee of at least 7.5% of such interests is Investcorp International Inc., (ii) Investcorp International
Inc. is the controlling owner of such entity, (iii) an acceptable substitute guarantor (which will be Investcorp International Inc. or a subsidiary thereof)
is provided and (iv) no one party or group of affiliated parties holds, in the aggregate, greater than 20% of the ownership interests in such entity. It is also anticipated that this modification will be put into place prior to the issuance of the certificates.

     THE PROPERTY. The 75 Broad Property is located in New York, New York, at 75
Broad Street. The 75 Broad Property is located in the Financial District in downtown Manhattan. The Property consists of a 26,068 SF parcel of land improved with a 34-story plus basement, sub-basement and mezzanine Class "B" office building comprised of 650,680 SF of net rentable space. The property was constructed in 1928 and was substantially renovated in 1999 through 2001. As a result of significant landlord and tenant high-tech improvements that included installation of technology and building infrastructure, the property's tenancy is comprised of telecom, office and other service tenants, including a public high school. The building sits on top of one of the city's three Transatlantic
AC-1 connector sites and features 8 major fiber optic providers, high speed internet, a generator farm, back-up generator and satellite/antenna farm, state of the art security and heavy floor loads.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                         AVERAGE BASE                    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                          # OF LEASES     RENT PER SF      % OF TOTAL    OF SF ROLLING   RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING         ROLLING        SF ROLLING                        ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                17            $0.00               24%           24%                0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                   1           $30.00                0%           24%                0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2005                  0            $0.00                0%           24%                0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2006                  2           $47.30                2%           26%                3%                  3%
------------------------------------------------------------------------------------------------------------------------------
          2007                  2           $52.70                0%           26%                1%                  4%
------------------------------------------------------------------------------------------------------------------------------
          2008                  1           $61.76                0%           26%                0%                  4%
------------------------------------------------------------------------------------------------------------------------------
          2009                 15           $31.31               13%           39%               15%                 18%
------------------------------------------------------------------------------------------------------------------------------
          2010                 14           $38.29               12%           51%               16%                 34%
------------------------------------------------------------------------------------------------------------------------------
          2011                  4           $63.04                1%           52%                3%                 37%
------------------------------------------------------------------------------------------------------------------------------
          2012                  3           $36.48                3%           55%                4%                 41%
------------------------------------------------------------------------------------------------------------------------------
          2013                  0            $0.00                0%           55%                0%                 41%
------------------------------------------------------------------------------------------------------------------------------
          2014                  5           $40.67                8%           63%               12%                 53%
------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond             15           $36.45               37%          100%               47%                100%
------------------------------------------------------------------------------------------------------------------------------

                                     III-22

The following table presents certain information relating to the top 10 tenants by annualized underwritten base rent at the 75 Broad Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL      ANNUALIZED
                           CREDIT RATING                             ANNUALIZED      ANNUALIZED     UNDERWRITTEN
                              (FITCH/         TENANT     % OF       UNDERWRITTEN    UNDERWRITTEN      BASE RENT        LEASE
      TENANT NAME         MOODY'S/S&P) (1)     NRSF      NRSF       BASE RENT ($)     BASE RENT     ($ PER NRSF)     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Internap Network             --/--/--        89,416      14%       $3,811,296           21%            $42.62        12/31/2016
Services Corporation
---------------------------------------------------------------------------------------------------------------------------------
Board  of  Education  of    --/A2/A(1)       79,600      12%       $2,252,680           12%            $28.30        09/03/2018
the City
---------------------------------------------------------------------------------------------------------------------------------
AT&T Corp.                 BB+/Ba1/ BB+      29,106       4%       $1,018,710            6%            $35.00        02/28/2014
---------------------------------------------------------------------------------------------------------------------------------
Arbinet - The Xchange        --/--/--        22,896       4%         $956,135            5%            $41.76        07/31/2015
---------------------------------------------------------------------------------------------------------------------------------
Access Integrated            --/--/--        18,606       3%         $814,211            4%            $43.76        07/31/2010
---------------------------------------------------------------------------------------------------------------------------------
Delta Three                  --/--/--        16,931       3%         $722,574            4%            $42.68        07/31/2010
---------------------------------------------------------------------------------------------------------------------------------
Duane-Reade                  --/B2/B-         8,038       1%         $647,059            4%            $80.50        10/31/2014
---------------------------------------------------------------------------------------------------------------------------------
XO New York, Inc.            --/--/--        16,319       3%         $641,774            4%            $39.33        08/31/2015
---------------------------------------------------------------------------------------------------------------------------------
Fusion                       --/--/--        15,005       2%         $597,553            3%            $39.82        03/31/2010
Telecommunications
---------------------------------------------------------------------------------------------------------------------------------
Peer 1 Network, Inc.         --/--/--        13,755       2%         $594,974            3%            $43.26        04/30/2009
                                                                                                                              &
                                                                                                                   05/31/2012(2)
---------------------------------------------------------------------------------------------------------------------------------

(1)  The ratings are those of the parent company, which does not guarantee the lease.

(2)  10,755 SF expires on 04/30/2009 and 3,000 SF expires on 05/31/2012.

     ESCROWS AND RESERVES. The 75 Broad Borrower is required to deposit the following monthly escrows: (i) 1/12 of annual real estate taxes and insurance premiums, (ii) $10,845 for capital expenditures, (iii) $95,207 to the extent that tenants scheduled to take occupancy have not yet taken occupancy by the expected occupancy date and delivered acceptable estoppels and (iv) $6,000 per month for TI/LC commencing on March 7, 2005 through and including February 7,
2008 and commencing on March 7, 2008, through and including the payment date occurring in February 7, 2009, $131,000 per month for TI/LC; provided, however on or before February 1, 2008 if Borrower delivers to Lender a Letter of Credit for $1,572,000, the monthly TI/LC reserve collections shall not be required. At closing, the borrower posted a letter of credit in the amount of $1,520,000 to cover tenant improvement allowances associated with the Internap lease.

     LOCKBOX AND CASH MANAGEMENT. A lockbox account was established at the closing of the 75 Broad Loan and tenants have been directed to deposit all rents into the applicable lockbox account. On each business day funds on deposit in the lockbox account are swept to the 75 Broad Borrower's operating account until the earlier of the following trigger conditions to occur: (a) the occurrence and continuance of a default under the 75 Broad Loan, and terminating upon the cure of such default; or (b) the DSCR is less than 1.15x, until such time as the 75
Broad Property achieves a DSCR of equal to or greater than 1.15x for three consecutive months. The lockbox will be in place until the 75 Broad Loan has been paid in full.

     PROPERTY MANAGEMENT. The 75 Broad Property is managed by J.E.M.B. Realty
Corp., a New York corporation, which is an affiliate of the 75 Broad Borrower and the 75 Broad Sponsor. The management agreement is subordinate to the 75
Broad Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 75 Broad Property
also secures, on a subordinate basis, a $48,700,000 B Note. Various matters regarding the respective rights and obligations of the trust, as the holder of the 75 Broad Loan, and the holder of the 75 Broad B Note are governed by an intercreditor agreement. The intercreditor agreement is described in this prospectus supplement under "Servicing of the Mortgage Loans--The 75 Broad A/B
Loan".

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 75 Broad Loan and the 75 Broad
Property is set forth on Appendix II hereto.

                                     III-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 13 - 1370 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

                  [1370 AVENUE OF THE AMERICAS PICTURE OMITTED]

                                     III-24

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 13 - 1370 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

                    [1370 AVENUE OF THE AMERICAS MAP OMITTED]

                                     III-25

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 13 - 1370 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $82,500,000

CUT-OFF DATE BALANCE(1):      $82,500,000

SHADOW RATING (FITCH/S&P):    NAP

FIRST PAYMENT DATE:           01/08/2005

INTEREST RATE:                5.526%

AMORTIZATION:                 Interest only

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                12/08/2014

EXPECTED MATURITY BALANCE:    $82,500,000

SPONSORS:                     Normandy Real Estate Partners, The Landis Group
                              and Wafra Investment Advisory Group Inc.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until 2 years after the REMIC
                              "start-up" date, with U.S. Treasury defeasance
                              thereafter. Prepayable without penalty from and
                              after 09/08/2014

LOAN PER SF(1):               $247.78

UP-FRONT RESERVES:            CapEx:                $800,000

                              TI/LC:                $3,700,000

                              Holdback Reserve:     $5,000,000

ONGOING RESERVES:             CapEx:                $5,583/month

                              RE Tax:               $284,340/month

                              Insurance:            $17,536/month

LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     New York, NY

YEAR BUILT/RENOVATED:         1971/2002

OCCUPANCY(2):                 91.6%

SQUARE FOOTAGE:               332,955

THE COLLATERAL:               35-story office building

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          CB Richard Ellis Real Estate Services, Inc.

U/W NET OP. INCOME:           $11,775,115

U/W NET CASH FLOW:            $10,916,360

U/W OCCUPANCY:                91.6%

APPRAISED VALUE:              $190,000,000

CUT-OFF DATE LTV(1):          78.9%

MATURITY DATE LTV(1):         78.9%

DSCR(1):                      1.30x

POST IO DSCR(1):              NAP
--------------------------------------------------------------------------------

(1)  The subject $82,500,000 loan represents a 55.0% pari passu interest in a
     $150,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $150,000,000 senior financing.

(2)  Occupancy is based on the rent roll dated 10/31/2004.

                                     III-26

THE 1370 AVENUE OF THE AMERICAS LOAN

     THE LOAN. The fifth largest loan (the "1370 Avenue of the Americas Loan")
as evidenced by the Promissory Notes (the "1370 Avenue of the Americas Note") is
secured by a first priority Amended and Restated Fee Mortgage and Security
Agreement (the "1370 Avenue of the Americas Mortgage") encumbering the 332,955
SF, 35-story office building known as 1370 Avenue of the Americas, located in
New York, New York (the "1370 Avenue of the Americas Property"). The 1370 Avenue
of the Americas Loan was originated on November 9, 2004 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The fee borrowers are Norland 1370, L.L.C., 1370 Campus, LLC,
Interstate 1370, LLC, Interbroad 1370, LLC and Intervine 1370, LLC (the "Fee
Borrowers") and 1370 Operating Lessee, L.L.C. (the "1370 Avenue of the Americas
Leasehold Borrower") that leases 1370 Avenue of the Americas from the 1370
Avenue of the Americas Fee Borrowers pursuant to a master lease, all of which are Delaware limited liability companies (the "1370 Avenue of the Americas
Borrowers") that own no material asset other than the 1370 Avenue of the
Americas Property and related interests. Each of the Fee Borrowers and the
Leasehold Borrowers are party to both the 1370 Avenue of the Americas Loan and the 1370 Avenue of the Americas Mortgage. The 1370 Avenue of the Americas
Borrowers are controlled by Normandy Real Estate Partners, The Landis Group and
Wafra Investment Advisory Group Inc., the sponsors of the 1370 Avenue of the
Americas Loan. Normandy Real Estate Partners was founded by Finn Wentworth and
Mort Olshan and has invested in approximately 2 million square feet of real estate. The Landis Group, established by Alan Landis, has developed, owned or operated over 10 million square feet of Class A space. Wafra Investment Advisory
Group Inc. is a U.S. registered investment advisor with over $3.3 billion in reported assets under its management.

     THE PROPERTY. The 1370 Avenue of the Americas Property is located in New
York, New York, at 1370 Avenue of the Americas in the Midtown Manhattan business district. The 1370 Avenue of the Americas Property was originally constructed in
1971 and renovated in 2002. It consists of a 332,955 SF, 35-story Class A office building.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                             # OF       AVERAGE TOTAL                      CUMULATIVE       % OF TOTAL       CUMULATIVE % OF
                            LEASES       RENT PER SF       % OF TOTAL       % OF SF       RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING         SF ROLLING       ROLLING           ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant               15            $0.00               8%             8%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                  3           $19.65               1%             9%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2005                 3           $61.38               2%            11%               2%                  2%
------------------------------------------------------------------------------------------------------------------------------
          2006                 4           $52.73               4%            15%               4%                  6%
------------------------------------------------------------------------------------------------------------------------------
          2007                 4           $58.15               2%            18%               2%                  9%
------------------------------------------------------------------------------------------------------------------------------
          2008                 7           $58.78               7%            24%               7%                 15%
------------------------------------------------------------------------------------------------------------------------------
          2009                10           $58.69              11%            35%              11%                 26%
------------------------------------------------------------------------------------------------------------------------------
          2010                12           $58.65              22%            57%              22%                 48%
------------------------------------------------------------------------------------------------------------------------------
          2011                 6           $83.11              10%            67%              14%                 62%
------------------------------------------------------------------------------------------------------------------------------
          2012                 2           $59.43               2%            69%               2%                 64%
------------------------------------------------------------------------------------------------------------------------------
          2013                 4           $57.03               6%            75%               6%                 70%
------------------------------------------------------------------------------------------------------------------------------
          2014                 5           $65.66              10%            85%              12%                 82%
------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond             6           $72.74              15%           100%              18%                100%
------------------------------------------------------------------------------------------------------------------------------

                                     III-27

The following table presents certain information relating to the top 10 tenants by annualized underwritten total rent at the 1370 Avenue of the Americas
Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                                       ANNUALIZED     % OF TOTAL     ANNUALIZED
                                CREDIT RATING                         UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                   (FITCH/        TENANT      % OF   TOTAL RENT ($)  UNDERWRITTEN    TOTAL RENT       LEASE
         TENANT NAME           MOODY'S/S&P)(1)     NRSF       NRSF                    TOTAL RENT    ($ PER NRSF)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

The Absolut Spirits Company        --/--/--       20,868       6%     $1,750,972          9%            $83.91     07/01/2011 &
                                                                                                                   12/01/2011 &
                                                                                                                   12/01/2014(2)
---------------------------------------------------------------------------------------------------------------------------------
PEB Associates / Liberty           --/--/--       15,626       5%     $1,083,878          6%            $69.36      03/01/2010
Partners
---------------------------------------------------------------------------------------------------------------------------------
JP Morgan Chase                    A+/Aa3/A+      12,211       4%     $1,052,756          5%            $86.21      09/01/2017
---------------------------------------------------------------------------------------------------------------------------------
Fiducial                           --/--/--       10,269       3%       $784,180          4%            $76.36      04/01/2015
---------------------------------------------------------------------------------------------------------------------------------
US Realty Advisors                 --/--/--       13,294       4%       $716,066          4%            $53.86      08/01/2014
---------------------------------------------------------------------------------------------------------------------------------
Duane Reade                        --/B2/B-       10,115       3%       $714,360          4%            $70.62      02/01/2022
---------------------------------------------------------------------------------------------------------------------------------
Gagnon Securities                  --/--/--       10,600       3%       $652,394          3%            $61.55     03/01/2010 &
                                                                                                                   03/22/2010(3)
---------------------------------------------------------------------------------------------------------------------------------
Northwater Capital (Newquant)      --/--/--        7,190       2%       $648,565          3%            $90.20      08/01/2011
---------------------------------------------------------------------------------------------------------------------------------
Axinn, Veltrop & Harkrider         --/--/--        9,930       3%       $594,657          3%            $59.88      07/01/2010
---------------------------------------------------------------------------------------------------------------------------------
Mark Tucker, Inc.                  --/--/--        8,120       2%       $589,776          3%            $72.63     08/01/2011(4)
---------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  330 SF expires on 07/01/2011, 10,269 SF expire on 12/01/2011 and 10,269 SF expires on 12/01/2014.

(3)  331 SF expires on 03/01/2010 and 10,269 SF expires on 03/22/2010.

(4)  234 SF expired on 10/01/2004 and is now MTM. 7,886 SF expires on
     08/01/2011.

     ESCROWS AND RESERVES. The 1370 Avenue of the Americas Borrower is required to escrow 1/12 of annual real estate taxes, and insurance premiums monthly. The amounts shown in the Loan Information table above are the current monthly collections. The 1370 Avenue of the Americas Borrower is required to deposit
$5,583 monthly into a capital expenditures reserve.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
1370 Avenue of the Americas Loan.

     PROPERTY MANAGEMENT. The 1370 Avenue of the Americas Property is managed by
CB Richard Ellis Real Estate Services, Inc. The management agreement is subordinate to the 1370 Avenue of the Americas Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine debt is permitted, subject to, among other things, the combined LTV of the 1370 Avenue of the
Americas Loan and the mezzanine loan not exceeding 80%.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed. However, the 1370 Avenue of the Americas Property also secures, on a pari passu basis, the 1370 Avenue of the Americas Companion Loans. Various matters regarding the perspective rights and obligations of the trust, as the holder of the 1370
Avenue of the Americas Loan, and the holders of the 1370 Avenue of the Americas
Companion Loans are governed by an intercreditor agreement that is described in the prospectus supplement under "Description of the Mortgage Pool - The 1370
Avenue of the Americas Pari Passu Loan".

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 1370 Avenue of the Americas
Loan and the 1370 Avenue of the Americas Property is set forth on Appendix II hereto.

                                     III-28

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 14 - CAMINO REAL MARKETPLACE
--------------------------------------------------------------------------------

                   [CAMINO REAL MARKETPLACE PICTURES OMITTED]

                                     III-29

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 14 - CAMINO REAL MARKETPLACE
--------------------------------------------------------------------------------

                      [CAMINO REAL MARKETPLACE MAP OMITTED]

                                     III-30

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 14 - CAMINO REAL MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $76,860,000

CUT-OFF DATE BALANCE:         $76,860,000

SHADOW RATING (FITCH/S&P):    NAP

FIRST PAYMENT DATE:           02/01/2005

INTEREST RATE:                5.180%

AMORTIZATION:                 Interest only until 02/01/2008, then amortizes on
                              360 month basis.

ARD:                          01/01/2015

HYPERAMORTIZATION:            After the ARD, the loan interest rate steps up to
                              the greater of 10.180% or the then applicable
                              treasury rate plus 5%; additional payments to
                              principal of excess cash flow will be required
                              until the loan is paid in full.

MATURITY DATE:                01/01/2035

EXPECTED MATURITY BALANCE:    $68,421,430

SPONSOR:                      Mark Linehan

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until the earlier of 12/14/2008 or 2
                              years after the REMIC "start-up" date, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after 10/01/2014.

LOAN PER SF:                  $154.62

UP-FRONT RESERVES:            None

ONGOING RESERVES:             Tax:                   Springing

                              Insurance:             Springing

LOCKBOX:                      Soft, Springing to

                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Goleta, CA

YEAR BUILT/RENOVATED:         1998, 2000/NAP

OCCUPANCY(1):                 99.3%

SQUARE FOOTAGE:               497,084

THE COLLATERAL:               Single level anchored retail center

OWNERSHIP INTEREST:           Leasehold

PROPERTY MANAGEMENT:          Wynmark Company

U/W NET OP. INCOME:           $6,457,322

U/W NET CASH FLOW:            $6,241,041

U/W OCCUPANCY:                96.7%

APPRAISED VALUE:              $104,000,000

CUT-OFF DATE LTV:             73.9%

MATURITY DATE LTV:            65.8%

DSCR:                         1.55x

POST IO DSCR:                 1.24x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated 10/31/2004.

                                     III-31

THE CAMINO REAL MARKETPLACE LOAN

     THE LOAN. The sixth largest loan (the "Camino Real Marketplace") as evidenced by the Promissory Note (the Camino Real Marketplace Note") is secured by a first priority Leasehold Deed of Trust, Assignment of Leases and Rents,
Security Agreement and Fixture Filing (the "Camino Real Marketplace Mortgage")
encumbering the 497,084 square foot anchored shopping center known as Camino
Real Marketplace, located in Goleta, California (the "Camino Real Marketplace
Property"). The Camino Real Marketplace Loan was originated on December 14, 2004 by Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Camino Real Limited Liability Company, a
California limited liability company (the "Camino Real Marketplace Borrower")
that owns no material asset other than the Camino Real Marketplace Property and related interests. The Camino Real Marketplace Borrower is a subsidiary of ACG -
Camino Real Investors, LLC and Wynpac I, which is wholly owned by Mark Linehan, the sponsor of the Camino Real Marketplace Loan. Mark Linehan is the founder and
President of Wynmark Company, a real estate acquisition/development company founded in 1993.

     THE PROPERTY. The Camino Real Marketplace Property is located in Goleta,
California, at 6900 - 7095 Marketplace Drive. The Camino Real Marketplace
Property was constructed in 1998 and 2000. It consists of a 497,084 square foot anchored shopping center. The Camino Real Marketplace Property is situated on approximately 49 acres and includes 2,517 parking spaces. The Camino Real
Marketplace Property is primarily anchored by Costco and Home Depot. The Camino
Real Marketplace Borrower leases the Camino Real Marketplace Property from
Camino Real II Limited Liability Company, a borrower related entity, pursuant to a ground lease expiring November 22, 2069. Ground rent payments change every two years based on CPI.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE                                    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF       % OF TOTAL    CUMULATIVE %    RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING         SF ROLLING    OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                2             $0.00             1%              1%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                  1            $36.00             0%              1%               1%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2005                 1            $19.11             1%              2%               1%                  2%
------------------------------------------------------------------------------------------------------------------------------
          2006                 5            $29.82             4%              6%               7%                  9%
------------------------------------------------------------------------------------------------------------------------------
          2007                 3            $33.36             1%              6%               2%                 11%
------------------------------------------------------------------------------------------------------------------------------
          2008                 0             $0.00             0%              6%               0%                 11%
------------------------------------------------------------------------------------------------------------------------------
          2009                 2            $40.24             1%              7%               2%                 13%
------------------------------------------------------------------------------------------------------------------------------
          2010                 8            $35.85             4%             10%               9%                 21%
------------------------------------------------------------------------------------------------------------------------------
          2011                 0             $0.00             0%             10%               0%                 21%
------------------------------------------------------------------------------------------------------------------------------
          2012                 0             $0.00             0%             10%               0%                 21%
------------------------------------------------------------------------------------------------------------------------------
          2013                 0             $0.00             0%             10%               0%                 21%
------------------------------------------------------------------------------------------------------------------------------
          2014                 4            $21.31            12%             23%              18%                 39%
------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond             8            $11.63            77%            100%              61%                100%
------------------------------------------------------------------------------------------------------------------------------

                                     III-32

The following table presents certain information relating to the top 10 tenants by annualized underwritten base rent at the Camino Real Marketplace Property:

-------------------------------------------------------------------------------------------------------------------------------

                                                                                 % OF TOTAL     ANNUALIZED
                           CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/        TENANT      % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT
TENANT NAME               MOODY'S/S&P)(1)     NRSF       NRSF    BASE RENT ($)    BASE RENT    ($ PER NRSF)  LEASE EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Home Depot                  AA/Aa3/AA       129,721       26%    $1,268,575           17%          $9.78        01/31/2015
-------------------------------------------------------------------------------------------------------------------------------
Costco                       A+/A2/A        137,640       28%    $1,020,722           14%          $7.42        11/30/2018
-------------------------------------------------------------------------------------------------------------------------------
Gart Sports                  --/--/--        30,147        6%      $658,245            9%         $21.83        01/31/2015
-------------------------------------------------------------------------------------------------------------------------------
Linen `N Things              --/--/--        35,010        7%      $635,250            9%         $18.14        01/31/2015
-------------------------------------------------------------------------------------------------------------------------------
Staples                   BBB/Baa2/BBB-      24,049        5%      $574,049            8%         $23.87        07/31/2014
-------------------------------------------------------------------------------------------------------------------------------
Comp USA                     --/--/--        24,000        5%      $521,400            7%         $21.73        11/30/2014
-------------------------------------------------------------------------------------------------------------------------------
Borders Bookstores           --/--/--        25,000        5%      $412,500            6%         $16.50        04/30/2015
-------------------------------------------------------------------------------------------------------------------------------
Metropolitan Theaters        --/--/--        21,900        4%      $289,080            4%         $13.20        02/28/2020
-------------------------------------------------------------------------------------------------------------------------------
Fitness Aquatics             --/--/--         5,590        1%      $177,147            2%         $31.69        08/31/2006
-------------------------------------------------------------------------------------------------------------------------------
Sundance Beach               --/--/--         5,618        1%      $168,540            2%         $30.00        02/28/2006
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. The Borrower is required to escrow 1/12 of annual real estate and personal property taxes and insurance premiums in the event of default or if there is failure to provide proof of payment.

     LOCKBOX AND CASH MANAGEMENT. There is an in-place soft lockbox. A hard lockbox will be established if any of the following trigger conditions occur:
(a) the occurrence and continuance of a loan default, with the lockbox terminating upon the cure of such default; (b) the DSCR is less than 1.10x, with the lockbox terminating at such time that the Camino Real Marketplace Property achieves a DSCR of greater than or equal to 1.10x for 3 consecutive months; or
(c) the date of January 1, 2015 has elapsed in which case the lockbox will be in place until the Camino Real Marketplace Loan has been paid in full.

     PROPERTY MANAGEMENT. The Camino Real Marketplace Property is managed by
Wynmark Company, which is an affiliate of the Camino Real Marketplace Loan's sponsor. The management agreement is subordinate to the Camino Real Marketplace
Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Camino Real Marketplace Loan and the Camino Real Marketplace Property is set forth on Appendix II hereto.

                                     III-33

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 15 - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------

                      [111 EIGHTH AVENUE PICUTRES OMITTED]

                                     III-34

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 15 - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------

                         [111 EIGHTH AVENUE MAP OMITTED]

                                     III-35

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 15 - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $75,000,000

CUT-OFF DATE BALANCE(1):      $75,000,000

SHADOW RATING (FITCH/S&P):    A/A+

FIRST PAYMENT DATE:           05/01/2004

INTEREST RATE:                5.497%

AMORTIZATION:                 Interest only until 05/01/2006; then amortizes on
                              a 360-month basis.

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                04/01/2014

EXPECTED MATURITY BALANCE:    $65,990,232

SPONSOR(S):                   Jamestown, New York State Common Retirement Fund
                              and Taconic Investment Partners

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until earlier of 03/04/2007 or 2 years
                              after the REMIC "start-up" date of last
                              securitization, with U.S. Treasury defeasance
                              thereafter. Prepayable without penalty from and
                              after 01/01/2014.

LOAN PER SF(1):               $25.67

UP-FRONT RESERVES:            RE Tax:               $3,417,102

                              Required Repairs:     $500,000

                              Lease Buy-Out         $3,333,333

                              TI/LC:                $29,596,526

                              Insurance             $1,512,634

ONGOING RESERVES:             CapEx:                $49,029/month

                              RE Tax:               $909,561/month

                              Insurance:            $140,525/month

LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     New York, NY

YEAR BUILT/RENOVATED:         1932/1998

OCCUPANCY(2):                 91.8%

SQUARE FOOTAGE:               2,921,914

THE COLLATERAL:               16-story office building

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Taconic Management Company LLC

U/W NET OP. INCOME:           $56,916,611

U/W NET CASH FLOW:            $56,332,228

U/W OCCUPANCY:                91.8%

APPRAISED VALUE:              $800,000,000

CUT-OFF DATE LTV(1):          56.3%

MATURITY DATE LTV(1):         49.5%

DSCR(1):                      2.25x

POST IO DSCR(1):              1.85x
--------------------------------------------------------------------------------

(1)  The subject $75,000,000 loan represents a 16.7% pari passu interest in the senior $450,000,000 portion of a $500,000,000 total mortgage loan. All LTV,
     DSCR and Loan per SF numbers in this table are based on the senior
     $450,000,000 financing.

(2)  Occupancy is based on the rent roll dated 12/31/2004.

                                     III-36

THE 111 EIGHTH AVENUE LOAN

     THE LOAN. The seventh largest loan (the "111 Eighth Avenue Loan") as evidenced by the Promissory Note (the "111 Eighth Avenue Note") is secured by a first priority fee Amended, Restated and Consolidated Mortgage, Assignment of
Leases and Rents and Security Agreement (the "111 Eighth Avenue Mortgage")
encumbering the 2,921,914 SF, 16-story office building known as 111 Eighth
Avenue, located in New York, New York (the "111 Eighth Avenue Property"). The
111 Eighth Avenue Loan was originated on April 3, 2004 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

     The 111 Eighth Avenue Loan represents an approximately 16.7% pari passu interest in the senior $450,000,000 portion of a $500,000,000 total mortgage loan. The 111 Eighth Avenue Loan is secured by the 111 Eighth Avenue Property, on a pari passu basis, with $390,000,000 of other A Note mortgage loans, each having the same interest rate, maturity date and amortization term as the 111
Eighth Avenue Loan, and also secures, on a subordinate basis, two subordinate B
Note mortgage loans with an aggregate initial principal amount of $50,000,000.

     THE BORROWER. The borrower is 111 Chelsea Commerce LP, a Delaware limited partnership (the "111 Eighth Avenue Borrower") that owns no material asset other than the 111 Eighth Avenue Property and related interests. The 111 Eighth Avenue
Borrower is owned by Jamestown (70%), New York State Common Retirement Fund
(20.5%) and Taconic Investment Partners (9.5%), the sponsors of the 111 Eighth
Avenue Loan. Jamestown, a real estate investment and management company, has raised $2.0 billion of equity in 24 finite life syndicated partnerships and has acquired $3.4 billion of assets. New York State Common Retirement Fund is the second largest public pension fund in the United States with funds under management valued at approximately $105 billion. Taconic Investment Partners is an integrated real estate investment company that has acquired 8.1 million square feet of office properties in New York, Chicago, Atlanta and Washington,
DC.

     THE PROPERTY. The 111 Eighth Avenue Property is located in New York, New
York, at 111 Eighth Avenue. The 111 Eighth Avenue Property was originally constructed in 1932 and renovated in 1998. It consists of a 2,921,914 SF, 16-
story office building. The 111 Eighth Avenue Property occupies a full city block of midtown Manhattan and is located near major transportation, with 16 subway lines and the New Jersey PATH train accessible within a 2 block radius.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                             # OF       AVERAGE TOTAL                                      % OF TOTAL       CUMULATIVE % OF
                            LEASES       RENT PER SF       % OF TOTAL    CUMULATIVE %    RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING         SF ROLLING    OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                23           $0.00               8%             8%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          Mgmt                 14           $0.00               3%            11%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                   5           $57.83              0%            12%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2005                  7           $28.38              2%            14%               3%                  3%
------------------------------------------------------------------------------------------------------------------------------
          2006                  6           $19.35              7%            21%               5%                  8%
------------------------------------------------------------------------------------------------------------------------------
          2007                  2           $14.08              1%            22%               1%                  9%
------------------------------------------------------------------------------------------------------------------------------
          2008                  8           $30.35              3%            24%               3%                 12%
------------------------------------------------------------------------------------------------------------------------------
          2009                 16           $31.70              4%            28%               5%                 16%
------------------------------------------------------------------------------------------------------------------------------
          2010                  2           $49.09              0%            28%               0%                 16%
------------------------------------------------------------------------------------------------------------------------------
          2011                  8           $21.81              4%            33%               3%                 20%
------------------------------------------------------------------------------------------------------------------------------
          2012                  2           $41.38              0%            33%               1%                 21%
------------------------------------------------------------------------------------------------------------------------------
          2013                  7           $32.71              8%            41%              10%                 31%
------------------------------------------------------------------------------------------------------------------------------
          2014                 45           $34.78             31%            72%              40%                 71%
------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond             25           $27.23             28%           100%              29%                100%
------------------------------------------------------------------------------------------------------------------------------

                                     III-37

The following table presents certain information relating to the major tenants at the 111 Eighth Avenue Property:

---------------------------------------------------------------------------------------------------------------------------------

                                                                                      % OF TOTAL     ANNUALIZED
                              CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 (FITCH/       TENANT      % OF      UNDERWRITTEN    UNDERWRITTEN    TOTAL RENT       LEASE
TENANT NAME                  MOODY'S/S&P)(1)    NRSF         NRSF    TOTAL RENT ($)   TOTAL RENT    ($ PER NRSF)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Sprint Communications         BBB/Baa3/BBB-    211,602        7%       $9,146,467         12%          $43.22      01/01/2005 &
                                                                                                                   10/31/2014 &
                                                                                                                   11/30/2014 &
                                                                                                                   12/31/2014(2)
---------------------------------------------------------------------------------------------------------------------------------
CCH Legal Information         BBB/Baa1/BBB+    203,188        7%       $6,151,650         8%           $30.28      07/31/2015 &
                                                                                                                   02/28/2019(3)
---------------------------------------------------------------------------------------------------------------------------------
Deutsch Advertising           BB+//Baa3/BB+    170,764        6%       $5,214,233         7%           $30.53       01/01/05 &
                                                                                                                   05/31/2014(4)
---------------------------------------------------------------------------------------------------------------------------------
Bank of New York                AA-/Aa3/A+      75,260        3%       $4,165,200         5%           $55.34       09/30/2013
---------------------------------------------------------------------------------------------------------------------------------
AboveNet                         --/--/--       95,876        3%       $3,643,790         5%           $38.01      05/31/2014 &
                                                                                                                   06/30/2014(5)
---------------------------------------------------------------------------------------------------------------------------------
Barnes & Noble.com              --/Ba3/--       99,696        3%       $3,563,999         5%           $35.75       02/28/2015
---------------------------------------------------------------------------------------------------------------------------------
Wachovia/Prudential              A/A3/A-       187,645        6%       $3,370,942         4%           $17.96       02/28/2006
Securities
---------------------------------------------------------------------------------------------------------------------------------
XO Communications                --/--/--       91,070        3%       $2,934,388         4%           $32.22      06/30/2008 &
                                                                                                                   11/30/2014(6)
---------------------------------------------------------------------------------------------------------------------------------
Citibank                       AA+/Aa1/AA-      94,851        3%       $2,776,021         4%           $29.27      12/31/2009 &
                                                                                                                   12/31/2014(7)
---------------------------------------------------------------------------------------------------------------------------------
Comprehensive Cancer Center      --/--/--      103,739        4%       $2,606,317         3%           $25.12      01/31/2008 &
                                                                                                                   05/31/2014(8)
---------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  23,544 SF expires on 01/01/2005, 29,808 SF expires on 10/31/2014, 8,521 SF expires on 11/30/2014, and 149,729 SF expires on 12/31/2014.

(3)  42,083 SF expires on 07/31/2015 and 161,105 SF expires on 02/28/2019.

(4)  19,248 SF expires on 01/01/2005 and 151,516 SF expires on 05/31/2014.

(5)  3,391 SF expires on 05/31/2014 and 92,485 SF expires on 06/30/2014.

(6)  15,198 SF expires on 06/30/2008 and 75,872 SF expires on 11/30/2014.

(7)  47,950 SF expires on 12/31/2009 and 46,901 SF expires on 12/31/2014.

(8)  5,700 SF expires on 01/31/2008 and 98,039 SF expires on 05/31/2014.

     ESCROWS AND RESERVES. The 111 Eighth Avenue Borrower is required to escrow
1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown in the Loan Information table above are the current monthly collections.
The 111 Eighth Avenue Borrower is required to deposit $49,029 monthly into a capital expenditures reserve.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
111 Eighth Avenue Loan.

     PROPERTY MANAGEMENT. The 111 Eighth Avenue Property is managed by Taconic
Management Company LLC, which is an affiliate of Taconic Investment Partners, the 111 Eighth Avenue Loan's sponsor. The management agreement is subordinate to the 111 Eighth Avenue Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed. However, the 111 Eighth Avenue Property also secures, on a pari passu basis, the 111
Eighth Avenue Companion Loans. Various matters regarding the perspective rights and obligations of the trust, as the holder of the 111 Eighth Avenue Loan, and the holders of the 111 Eighth Avenue Companion Loans are governed by an intercreditor agreement that is described in the prospectus supplement under
"Description of the Mortgage Pool - The 111 Eighth Avenue Pari Passu Loan".

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 111 Eighth Avenue Loan and the
111 Eighth Avenue Property is set forth on Appendix II hereto.

                                     III-38

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                MORTGAGE LOAN NOS. 16-17 - TOWNE EAST SQUARE MALL
--------------------------------------------------------------------------------

                    [TOWNE EAST SQUARE MALL PICTURE OMITTED]

                                     III-39

--------------------------------------------------------------------------------
                MORTGAGE LOAN NOS. 16-17 - TOWNE EAST SQUARE MALL
--------------------------------------------------------------------------------

                      [TOWNE EAST SQUARE MALL MAP OMITTED]

                                     III-40

--------------------------------------------------------------------------------
                MORTGAGE LOAN NOS. 16-17 - TOWNE EAST SQUARE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $72,902,401

CUT-OFF DATE BALANCE(1):      $70,029,250

SHADOW RATING (FITCH/S&P):    BBB/BBB

FIRST PAYMENT DATE:           Note 1: 08/01/2004
                              Note 2: 02/01/1999

INTEREST RATE:                Note 1: 7.000%
                              Note 2: 6.810%

AMORTIZATION:                 Note 1: 214 months
                              Note 2: 360 months

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                01/01/2009

EXPECTED MATURITY BALANCE:    $62,298,806

SPONSOR:                      Simon Property Group, Inc.

INTEREST CALCULATION:         30/360

CALL PROTECTION:              Note 1: Currently prepayable, with call protection
                              equal to the greater of (a) yield maintenance
                              based on a present value discounted on the basis
                              of treasuries plus 0.5% or (b) during the period
                              from 08/01/2004 to 12/31/2004, 5.0%, declining by
                              0.5% per annum thereafter. Prepayable without
                              penalty after 07/01/2008.

                              Note 2: Currently prepayable, with call protection
                              equal to the greater of (a) yield maintenance
                              based on a present value discounted on the basis
                              of all applicable treasuries plus 0.5% or (b) the
                              outstanding principal balance multiplied by 1%.
                              Prepayable without penalty from and after
                              07/01/2008.

LOAN PER SF(1):               $59.80

UP-FRONT RESERVES:            None

ONGOING RESERVES:             RE Tax:               $142,333/month

LOCKBOX:                      None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Wichita, KS

YEAR BUILT/RENOVATED:         1974/1987, 1992, 2001

OCCUPANCY(2):                 93.8%

SQUARE FOOTAGE:               1,171,048

THE COLLATERAL:               2-level regional mall

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Simon Property Group, L.P.

U/W NET OP. INCOME:           $9,000,897

U/W NET CASH FLOW:            $8,464,207

U/W OCCUPANCY:                96.8%

APPRAISED VALUE:              $128,800,000

CUT-OFF DATE LTV(1):          54.4%

MATURITY DATE LTV(1):         48.4%

DSCR(1):                      1.27x

POST IO DSCR(1):              NAP
--------------------------------------------------------------------------------

(1)  The subject $72,902,401 loan is evidenced by a $47,902,401 note ("Note 1")
     and a $25,000,000 note ("Note 2"). The cut-off date balances are
     $46,978,780 and $23,050,469 for each note respectively. All LTV, DSCR and
     Loan per SF numbers in this table are based on the total mortgage loan cut-off date balance of $70,029,250.

(2)  Occupancy is based on the rent roll dated 11/30/2004.

                                     III-41

THE TOWNE EAST SQUARE MALL LOAN

     THE LOAN. The eighth largest loan (the "Towne East Square Mall Loan") as evidenced by the Promissory Notes (the "Towne East Square Mall Notes") is
secured by a first priority Amended Mortgage, Assignment of Rents and Security
Agreement (the "Towne East Square Mall Mortgage") encumbering the 1,171,048 SF regional shopping mall known as Towne East Square Mall, located in Wichita,
Kansas (the "Towne East Square Mall Property"). The Towne East Square Mall Loan
was originated on July 16, 2004 for Note 1, and on December 3, 1998 for Note 2
by or on behalf of Teachers Insurance and Annuity Association of America, and
subsequently acquired by Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Simon Property Group LP, a Delaware limited liability company (the "Towne East Square Mall Borrower"). The Towne East Square
Mall Borrower is a majority-owned partnership subsidiary of Simon Property
Group, Inc., the sponsor of the Towne East Square Mall Loan. Simon Property
Group, Inc. is the second largest publicly traded retail real estate company in
North America, owning or having an interest in 300 properties in North America containing a reported aggregate of 204 million square feet of gross leasable area in 39 states plus Puerto Rico, Canada and Mexico.

     THE PROPERTY. The Towne East Square Mall Property is located in Wichita,
Kansas at 7700 East Kellogg Drive, approximately five miles east of Wichita's central business district, and is on a major east/west roadway. The Towne East
Square Mall Property was originally constructed in 1974 and renovated in 1987,
1992 and 2001. It consists of a 1,171,048 SF, 2-story regional mall. The Towne
East Square Mall Property is situated on approximately 90 acres, 60 of which are fee owned by the Towne East Square Mall Borrower, and includes 5,734 parking spaces. The Towne East Square Mall Property is anchored by Dillards, JC Penney,
Sears and Von Maur. The Dillards, Sears and Von Maur stores are owned by
Dillards, Sears and Von Maur, respectively, and are not part of the collateral for the Towne East Square Loan.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                             # OF       AVERAGE TOTAL                                      % OF TOTAL       CUMULATIVE % OF
                            LEASES       RENT PER SF       % OF TOTAL    CUMULATIVE %    RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING         SF ROLLING    OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                13           $0.00               6%              6%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                   2           $29.92              1%              7%              2%                  2%
------------------------------------------------------------------------------------------------------------------------------
          2005                 13           $28.62              6%             14%              9%                 11%
------------------------------------------------------------------------------------------------------------------------------
          2006                 13           $21.06              8%             22%              8%                 19%
------------------------------------------------------------------------------------------------------------------------------
          2007                 10           $37.48              3%             24%              5%                 24%
------------------------------------------------------------------------------------------------------------------------------
          2008                  8           $33.32              6%             30%              9%                 34%
------------------------------------------------------------------------------------------------------------------------------
          2009                  9           $32.35              4%             34%              7%                 40%
------------------------------------------------------------------------------------------------------------------------------
          2010                  5           $30.77              3%             37%              5%                 45%
------------------------------------------------------------------------------------------------------------------------------
          2011                 12           $35.43              6%             44%             11%                 56%
------------------------------------------------------------------------------------------------------------------------------
          2012                  5           $44.74              2%             46%              5%                 61%
------------------------------------------------------------------------------------------------------------------------------
          2013                 10           $22.72             10%             55%             11%                 72%
------------------------------------------------------------------------------------------------------------------------------
          2014                  5           $35.10              3%             58%              4%                 77%
------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond              5           $11.16             42%            100%             23%                100%
------------------------------------------------------------------------------------------------------------------------------

                                     III-42

The following table presents certain information relating to the top 10 tenants by annualized underwritten total rent at the Towne East Square Mall Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL     ANNUALIZED
                          CREDIT RATING                          ANNUALIZED         ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT      % OF     UNDERWRITTEN      UNDERWRITTEN    TOTAL RENT        LEASE
TENANT NAME              MOODY'S/S&P)(1)     NRSF       NRSF     TOTAL RENT ($)      TOTAL RENT    ($ PER NRSF)    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

JC Penney                  BB+/Ba2/BB+     211,819      18%       $2,458,659            18%          $11.61        01/31/2015
-------------------------------------------------------------------------------------------------------------------------------
Foot Locker Triplex        --/Ba2/BB+        9,680       1%         $325,126            2%           $33.59        01/31/2008
-------------------------------------------------------------------------------------------------------------------------------
Steve & Barry's             --/--/--        27,863       2%         $250,767            2%            $9.00        01/31/2013
-------------------------------------------------------------------------------------------------------------------------------
American Eagle
Outfitters                  --/--/--         5,883       1%         $244,658            2%           $41.59        01/31/2014
-------------------------------------------------------------------------------------------------------------------------------
Abercrombie & Fitch         --/--/--         8,081       1%         $231,014            2%           $28.59        01/31/2013
-------------------------------------------------------------------------------------------------------------------------------
Old Navy Clothing Co      BBB-/Ba1/BBB-     23,769       2%         $202,403            1%           $8.52         01/31/2006
-------------------------------------------------------------------------------------------------------------------------------
Express Women              --/Baa2/BBB       5,740       0%         $192,791            1%           $33.59        01/31/2011
-------------------------------------------------------------------------------------------------------------------------------
Champs Sports               --/--/--         5,580       0%         $190,787            1%           $34.19        01/31/2008
-------------------------------------------------------------------------------------------------------------------------------
Hollister Co.               --/--/--         7,156       1%         $190,454            1%           $26.61        01/31/2013
-------------------------------------------------------------------------------------------------------------------------------
The Finish Line             --/--/--         5,697       0%         $185,650            1%           $32.59        02/28/2011
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. The Towne East Square Mall Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amounts shown in the Loan
Information table are the current monthly collections.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Towne East Square Mall Property is managed by
Simon Property Group.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Towne Square East Mall Loans and the Towne Square East Mall Property is set forth on Appendix II hereto.

                                     III-43

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 18 - PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

                      [PACIFIC COAST PLAZA PICTURE OMITTED]

                                     III-44

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 18 - PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

                        [PACIFIC COAST PLAZA MAP OMITTED]

                                     III-45

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 18 - PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $52,000,000

CUT-OFF DATE BALANCE:         $52,000,000

SHADOW RATING (FITCH/S&P):    NAP

FIRST PAYMENT DATE:           04/01/2005

INTEREST RATE:                5.260%

AMORTIZATION:                 Interest only until 04/01/2008; then amortizes on
                              a 360 month basis

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                03/01/2015

EXPECTED MATURITY BALANCE:    $46,385,826

SPONSOR:                      Frank Gatlin, III

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until the earlier of 02/23/2010 or 2
                              years after the REMIC "start-up" date, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after 12/01/2014.

LOAN PER SF:                  $166.50

UP-FRONT RESERVES:            Immediate Repairs:    $9,375

ONGOING RESERVES:             CapEx:                $3,069

                              RE Tax:               $10,127

                              Insurance:            Springing

                              TI/LC:                $9,539

LOCKBOX:                      Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Oceanside, CA

YEAR BUILT/RENOVATED:         1997/NAP

OCCUPANCY(1):                 100%

SQUARE FOOTAGE:               312,313

THE COLLATERAL:               Wal-Mart anchored retail shopping center (Wal-Mart
                              store is not part of the collateral).

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Gatlin Development Co., Inc.

U/W NET OP. INCOME:           $4,379,902

U/W NET CASH FLOW:            $4,256,271

U/W OCCUPANCY:                96.4%

APPRAISED VALUE:              $69,500,000

CUT-OFF DATE LTV:             74.8%

MATURITY DATE LTV:            66.7%

DSCR:                         1.53x

POST IO DSCR:                 1.23x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated 01/31/2005.

                                     III-46

THE PACIFIC COAST PLAZA LOAN

     THE LOAN. The ninth largest loan (the "Pacific Coast Plaza Loan") as evidenced by the Promissory Note (the "Pacific Coast Plaza Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing (the "Pacific Coast Plaza Mortgage") encumbering the 312,313 SF retail shopping center known as Pacific Coast Plaza, located in
Oceanside, California (the "Pacific Coast Plaza Property"). The Pacific Coast
Plaza Loan was originated on February 23, 2005 by Morgan Stanley Mortgage
Capital Inc.

     THE BORROWER. The borrower is Pacific Coast Plaza Investments, L.P., a
California limited partnership company (the "Pacific Coast Plaza Borrower") that owns no material assets other than the Pacific Coast Plaza Property and related interests. The general partner of the Pacific Coast Plaza Borrower is PCPI,
Inc., a Delaware corporation, which holds a 1% ownership interest in the Pacific
Coast Plaza Borrower and is wholly-owned by the Franklin C. Gatlin, III, Trust
(the "Gatlin Trust"). The Gatlin Trust also holds a 78% limited partnership interest in the Pacific Coast Plaza Borrower. The Gatlin Trust is controlled by the sponsor, Frank C. Gatlin, III, a real estate developer who founded Gatlin
Development Co., Inc in 1975. Gatlin Development Co., Inc. focuses primarily on the development, marketing and management of community open-air shopping centers anchored by nationally leading retailers.

     THE PROPERTY. The Pacific Coast Plaza Property is located in Oceanside,
California, at the northwest corner of Highway 78 and Jefferson Street. The
Pacific Coast Plaza Property was originally constructed in 1997. It consists of a 312,313 SF, retail shopping center. The Pacific Coast Plaza Property is situated on approximately 32.8 acres and includes 2,392 parking spaces. The
Pacific Coast Plaza Property is anchored by Wal-Mart. The Wal-Mart store is owned by Wal-Mart and is not part of the collateral for the Pacific Coast Plaza
Loan.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE                                    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF       % OF TOTAL    CUMULATIVE %    RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING         SF ROLLING    OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                0             $0.00              0%              0%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                  0             $0.00              0%              0%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2005                 0             $0.00              0%              0%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2006                 1            $22.36              3%              3%              4%                  4%
------------------------------------------------------------------------------------------------------------------------------
          2007                 7            $26.48              9%             11%             15%                 19%
------------------------------------------------------------------------------------------------------------------------------
          2008                11            $27.89              9%             20%             16%                 35%
------------------------------------------------------------------------------------------------------------------------------
          2009                 0             $0.00              0%             20%              0%                 35%
------------------------------------------------------------------------------------------------------------------------------
          2010                 0             $0.00              0%             20%              0%                 35%
------------------------------------------------------------------------------------------------------------------------------
          2011                 0             $0.00              0%             20%              0%                 35%
------------------------------------------------------------------------------------------------------------------------------
          2012                 2            $18.98              9%             29%             11%                 46%
------------------------------------------------------------------------------------------------------------------------------
          2013                 2            $13.25             18%             48%             16%                 62%
------------------------------------------------------------------------------------------------------------------------------
          2014                 0             $0.00              0%             48%              0%                 62%
------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond             5            $11.09             52%            100%             38%                100%
------------------------------------------------------------------------------------------------------------------------------

                                     III-47

The following table presents certain information relating to the top 10 tenants by annualized underwritten base rent at the Pacific Coast Plaza Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL     ANNUALIZED
                          CREDIT RATING                                ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                             (FITCH/          TENANT       % OF       UNDERWRITTEN   UNDERWRITTEN    BASE RENT        LEASE
TENANT NAME              MOODY'S/S&P)(1)       NRSF        NRSF       BASE RENT ($)   BASE RENT    ($ PER NRSF)     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Lucky / Stater Brothers     --/B2/BB-         62,223        20%         $822,859         17%         $13.22         09/30/2022
----------------------------------------------------------------------------------------------------------------------------------
Sports Authority            --/--/--          41,375        13%         $475,813         10%         $11.50         08/31/2017
----------------------------------------------------------------------------------------------------------------------------------
Staples                   BBB/Baa2/BBB-       23,990         8%         $467,864         10%         $19.50         07/31/2012
----------------------------------------------------------------------------------------------------------------------------------
Bed, Bath & Beyond          --/--/BBB         38,008        12%         $462,970         10%         $12.18         01/31/2013
----------------------------------------------------------------------------------------------------------------------------------
Best Buy                  BBB/Baa3/BBB        50,000        16%         $325,000          7%          $6.50         02/28/2018
----------------------------------------------------------------------------------------------------------------------------------
Cost Plus                   --/--/--          18,928         6%         $291,491          6%         $15.40         01/31/2013
----------------------------------------------------------------------------------------------------------------------------------
Party City                  --/--/--          10,000         3%         $192,500          4%         $19.25         12/31/2007
----------------------------------------------------------------------------------------------------------------------------------
Blu Echo                    --/--/--          8,500          3%         $190,031          4%         $22.36         09/30/2006
----------------------------------------------------------------------------------------------------------------------------------
Ortho/Gallery               --/--/--          6,000          2%         $161,280          3%         $26.88         03/31/2008
----------------------------------------------------------------------------------------------------------------------------------
Kamay Beauty Supply         --/--/--          7,500          2%         $160,602          3%         $21.41         03/31/2008
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. At the loan closing, the Pacific Coast Plaza Borrower was required to deposit $9,375 into a reserve account for immediate repairs. On each monthly payment date, the Pacific Coast Plaza Borrower is required to escrow 1/12 of annual real estate taxes. The amount shown in the Loan
Information table above is the current monthly collection. The Pacific Coast
Plaza Borrower is also required to escrow $3,069 for capital expenditures and
$9,539 for tenant improvements and leasing commissions monthly, up to a cap of
$36,780 for capital expenditures and $114,468 for tenant improvements and leasing commissions. Upon the occurrence of an event of default under the loan documents or evidence of a failure to pay premiums, The Pacific Coast Plaza
Borrower may be required to contribute 1/12 of annual insurance premiums into an insurance reserve account.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox was established at closing.
Funds in the lockbox account will be released to the Pacific Coast Plaza
Borrower until the occurrence and continuance of an event of default under the
Loan Documents.

     PROPERTY MANAGEMENT. The Pacific Coast Plaza Property is managed by Gatlin
Development Co., Inc., a California corporation, which is an affiliate of the
Pacific Coast Plaza Loan's sponsor. The management agreement is subordinate to the Pacific Coast Plaza Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Pacific Coast Plaza Loan and the Pacific Coast Plaza Property is set forth on Appendix II hereto.

                                     III-48

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NOS. 19-28 - AVG PORTFOLIO
--------------------------------------------------------------------------------

                         [AVG PORTFOLIO PICTURE OMITTED]

                                     III-49

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NOS. 19-28 - AVG PORTFOLIO
--------------------------------------------------------------------------------

                           [AVG PORTFOLIO MAP OMITTED]

                                     III-50

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NOS. 19-28 - AVG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $50,432,851

CUT-OFF DATE BALANCE:         $50,432,851

SHADOW RATING (FITCH/S&P):    NAP

FIRST PAYMENT DATE:           04/01/2005

INTEREST RATE:                5.510%

AMORTIZATION:                 300 months

ARD:                          03/01/2015

HYPERAMORTIZATION:            After the ARD, the loan interest rate steps up to
                              the greater of 10.510% or the then applicable
                              treasury rate plus 5%; additional payments to
                              principal of excess cash flow will be required
                              until the loan is paid in full.

MATURITY DATE:                03/01/2030

EXPECTED MATURITY BALANCE:    $38,550,318

SPONSOR:                      AVG Partners

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until the earlier of 2/23/2009 or 2
                              years after the REMIC "start-up" day, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after 12/1/2014.

LOAN PER SF(1):               $101.77

UP-FRONT RESERVES:            None

ONGOING RESERVES:             CapEx:                 $6,322/month

                              TI/LC:                 $20,553/month

                              Taxes:                 Springing

                              Insurance:             Springing

LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       10 properties

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Shadow Anchored and Free-Standing

LOCATION:                     See table

YEAR BUILT/RENOVATED:         See table

OCCUPANCY(2):                 100.0%

SQUARE FOOTAGE:               495,563

THE COLLATERAL:               See table

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Tenant-managed

U/W NET OP. INCOME:           $6,149,468

U/W NET CASH FLOW:            $5,826,976

U/W OCCUPANCY:                91.7%

APPRAISED VALUE:              $75,400,000

CUT-OFF DATE LTV(1):          66.9%

MATURITY DATE LTV(1):         51.1%

DSCR(1):                      1.57x

POST IO DSCR(1):              NAP
--------------------------------------------------------------------------------

(1)  All LTV, DSCR and Loan per SF numbers in this table are based on the total
     $50,432,851 financing, and on a combined-property basis.

(2)  Occupancy is based on the lease estoppels dated 03/01/2005.

                                     III-51

THE AVG PORTFOLIO LOAN

     THE LOAN. The tenth largest loan (the "AVG Portfolio Loan") as evidenced by the Promissory Note (the "AVG Portfolio Note") is secured by a first priority fee Mortgage or Deed of Trust and Security Agreement (the "AVG Portfolio
Mortgages") encumbering each of the ten retail properties identified below, located in Overland Park, Kansas; Melrose Park, Illinois; Dallas, Texas;
Oceanside, California; Omaha, Nebraska (two properties); Gilbert, Arizona;
Independence, Missouri; Shawnee, Kansas; and Franklin Park, Illinois
(collectively, the "AVG Portfolio Property"). The AVG Portfolio Loan was
originated on February 23, 2005 by Morgan Stanley Mortgage Capital Inc.

     The Borrower. The borrowers are AVG Partners I, LLC, a Delaware limited liability company and AVG Partners I- N. Dallas, LP, a Texas limited partnership
(collectively, the "AVG Portfolio Borrower") that own no material asset other than the AVG Portfolio Property and related interests. The AVG Portfolio
Borrower is a subsidiary of AVG Partners, the sponsor of the AVG Portfolio Loan.
AVG Partners was formed in 1997 as a real estate investment fund focused on long term ownership of single tenant retail properties. The principals of AVG
Partners are Arnold Schlesinger, Vera Guerin and D. Gregory Scott.

     THE PROPERTIES.

     The Overland Park Property is located in Overland Park, Kansas, at 12075
Metcalf Avenue. The Overland Park Property is located in a suburban community that is part of the Kansas City, Missouri MSA. The property was constructed in
1993. It consists of a 51,412 SF, single story retail facility and is situated on approximately 9.7 acres. The Overland Park Property is 100% leased by 24 Hour
Fitness on a triple net basis, pursuant to a lease expiring October 2021, with three 5-year renewal options thereafter. 24 Hour Fitness is a chain of over 300 fitness centers, with a reported 2,700,000 members.

     The Melrose Park Property is located in Melrose Park, Illinois, at 841-1001
West North Avenue. The Melrose Park Property is located in a suburban village within Cook County, Illinois, within the Chicago metropolitan statistical area.
The property was originally constructed in 1998. It consists of a 72,238 SF, single story, three building retail facility and is situated on approximately
11.7 acres and includes 700 parking spaces. The Melrose Park Property is 100%
leased by Cinemark Theatre, a Wendy's restaurant and a Ruby Tuesday's restaurant.

     The Dallas Property is located in Dallas, Texas, at 11100 North Central
Expressway. The Dallas Property is located in a mixed use area in the northeast retail submarket of Dallas. The property was originally constructed in 1993. It consists of a 50,000 SF, single story retail facility and is situated on approximately 3.7 acres and includes 211 parking spaces. The Dallas Property is
100% leased by 24 Hour Fitness on a triple net basis, pursuant to a lease expiring December 2020, with three 5-year renewal options thereafter.

     The Oceanside Property is located in Oceanside, California, at 4655 Frazee
Road. The Oceanside Property is located in a predominantly retail and commercial neighborhood. The property was originally constructed in 2000. It consists of a
40,000 SF, single story retail facility and is situated on approximately 3.6 acres. The Oceanside Property is 100% leased by 24 Hour Fitness on a triple net basis, pursuant to a lease expiring October 2021, with three 5-year renewal options thereafter.

     The Omaha (118th Street) Property is located in Omaha, Nebraska, at 2718
North 118th Street. The Omaha (118th Street) Property is located in a commercial area within a suburban community. The property was constructed in 1998. It consists of a 39,950 SF, single story retail facility and is situated on approximately 3.2 acres. The Omaha (118th Street) Property is 100% leased by 24
Hour Fitness on a triple net basis, pursuant to a lease expiring October 2019, with three 5-year renewal options thereafter.

     The Gilbert Property is located in Gilbert, Arizona, at 97 South Val Vista
Drive. The Gilbert Property is located in a suburban neighborhood approximately
24 miles southeast of the Phoenix central business district. The property was constructed in 2002. It consists of a 37,000 SF, single story retail facility and is situated on approximately 6.0 acres. The Gilbert Property is 100% leased by 24 Hour Fitness on a triple net basis, pursuant to a lease expiring February
2022, with three 5-year renewal options thereafter.

     The Independence Property is located in Independence, Missouri, at 3850
South Crackerneck Road. The Independence Property is located in a commercial area within a suburban community that is part of the larger Kansas City, MSA.
The property was constructed in 2001. It consists of a 36,995 SF, single story retail facility and is situated on

                                     III-52

approximately 3.7 acres. The Independence Property is 100% leased by 24 Hour
Fitness on a triple net basis, pursuant to a lease expiring July 2021, with three 5-year renewal options thereafter.

     The Shawnee Property is located in Shawnee, Kansas, at 11311 West 64th
Street. The Shawnee Property is located in a commercial area within a suburban community that is part of the larger Kansas City, MSA. The property was constructed in 1990. It consists of a 36,700 SF, single story retail facility and is situated on approximately 2.7 acres. The Shawnee Property is 100% leased by 24 Hour Fitness on a triple net basis, pursuant to a lease expiring January
2024, with two 5-year renewal options.

     The Omaha (147th Street) Property is located in Omaha, Nebraska, at 3935
South 147th Street. The Omaha (147th Street) Property is located in a commercial area within a suburban community. The property was constructed in 1999. It consists of a 35,000 SF, single story retail facility and is situated on approximately 3.1 acres. The Omaha (147th Street) Property is 100% leased by 24
Hour Fitness on a triple net basis, pursuant to a lease expiring July 2020, with three 5-year renewal options.

     The Franklin Park Property is located in Franklin Park, Illinois, at 10205
Grand Avenue. The Franklin Park Property is located within the Grand Plaza
Shopping Center, the largest local shopping center in the Franklin Park Village of Cook County, Illinois, in a retail area surrounded by suburban homes. The
Franklin Park Property was originally constructed in 1975. It consists of a
96,268 SF, single story retail facility. The Franklin Park Property is situated on approximately 9.8 acres and includes 300 parking spaces. The Franklin Park
Property is 100% leased by Kmart on a triple net basis, pursuant to a lease expiring July 2011, with ten 5-year renewal options thereafter.

-------------------------------------------------------------------------------------------------------------------------------
                                                              OWNERSHIP     YEAR BUILT/
      PROPERTY             LOCATION         PROPERTY TYPE      INTEREST      RENOVATED       OCCUPANCY        SQUARE FOOTAGE
-------------------------------------------------------------------------------------------------------------------------------

Overland Park         Overland Park, KS        Retail            Fee         1993/NAP          100%                51,412
-------------------------------------------------------------------------------------------------------------------------------
Melrose Park          Melrose Park, IL         Retail            Fee         1998/NAP          100%                72,238
-------------------------------------------------------------------------------------------------------------------------------
Dallas                Dallas, TX               Retail            Fee         1993/NAP          100%                50,000
-------------------------------------------------------------------------------------------------------------------------------
Oceanside             Oceanside, CA            Retail            Fee         2000/NAP          100%                40,000
-------------------------------------------------------------------------------------------------------------------------------
Omaha (118th Street)  Omaha, NE                Retail            Fee         1998/NAP          100%                39,950
-------------------------------------------------------------------------------------------------------------------------------
Gilbert               Gilbert, AR              Retail            Fee         2002/NAP          100%                37,000
-------------------------------------------------------------------------------------------------------------------------------
Independence          Independence, MO         Retail            Fee         2001/NAP          100%                36,995
-------------------------------------------------------------------------------------------------------------------------------
Shawnee               Shawnee, KS              Retail            Fee         1990/NAP          100%                36,700
-------------------------------------------------------------------------------------------------------------------------------
Omaha (147th Street)  Omaha, NE                Retail            Fee         1999/NAP          100%                35,000
-------------------------------------------------------------------------------------------------------------------------------
Franklin Park         Franklin Park, IL        Retail            Fee         1975/NAP          100%                96,268
-------------------------------------------------------------------------------------------------------------------------------

                                     III-53

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE                      CUMULATIVE    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF       % OF TOTAL       % OF SF      RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING         SF ROLLING       ROLLING          ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                0             $0.00                0%           0%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                  0             $0.00                0%           0%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2005                 0             $0.00                0%           0%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2006                 0             $0.00                0%           0%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2007                 0             $0.00                0%           0%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2008                 0             $0.00                0%           0%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2009                 1            $10.76                1%           1%               1%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2010                 0             $0.00                0%           1%               0%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2011                 1             $3.66               19%          21%               5%                  6%
------------------------------------------------------------------------------------------------------------------------------
          2012                 0             $0.00                0%          21%               0%                  6%
------------------------------------------------------------------------------------------------------------------------------
          2013                 0             $0.00                0%          21%               0%                  6%
------------------------------------------------------------------------------------------------------------------------------
          2014                 0             $0.00                0%          21%               0%                  6%
------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond            10            $17.46               79%         100%              94%                100%
------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the AVG Portfolio Property:

------------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                         CREDIT RATING                          ANNUALIZED        ANNUALIZED    UNDERWRITTEN
                            (FITCH/         TENANT     % OF    UNDERWRITTEN      UNDERWRITTEN     BASE RENT        LEASE
TENANT NAME             MOODY'S/S&P)(1)      NRSF      NRSF    BASE RENT ($)      BASE RENT     ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

24 Hour Fitness USA,        --/B1/B         327,057     66%    $5,392,670             78%         $16.49        10/19/2020-
Inc.(2)                                                                                                         11/15/2034
------------------------------------------------------------------------------------------------------------------------------
Cinemark Theatre          --/Caa1/B+         60,613     12%    $1,066,176             15%         $17.59        03/31/2019
(Melrose Park)
------------------------------------------------------------------------------------------------------------------------------
S.S. Kresge - Kmart        --/--/--          96,268     19%      $351,878              5%          $3.66        07/31/2011
(Franklin Park)
------------------------------------------------------------------------------------------------------------------------------
Ruby Tuesday's             --/--/--           6,000      1%       $75,000              1%         $12.50        04/30/2019
(Melrose Park)
------------------------------------------------------------------------------------------------------------------------------
Wendy's                  --/Baa1/BBB+         5,625      1%       $60,500              1%         $10.76        01/31/2009
(Melrose Park)
------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  24 Hour Fitness USA, Inc. occupies eight of the ten AVG Portfolio properties (Overland Park, Dallas, Oceanside, Omaha (118th Street),
     Gilbert, Independence, Shawnee and Omaha (147th Street). Their lease expiration dates vary between 10/19/2020 and 11/15/2034. The information provided is a compilation or average of all eight 24 Hour Fitness leases in the AVG Portfolio.

     ESCROWS AND RESERVES. The AVG Portfolio Borrower is required to escrow payments of capital expenditures in the amount of $6,322 monthly, up to a cap of
$227,483, and a leasing commissions and tenant improvements reserve in the amount of $20,553 monthly. Upon an event of default under the loan, if the tenant fails to make the appropriate tax or insurance payments or the lease requiring the tenant to make payments is in default, the AVG Portfolio Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
AVG Portfolio Loan. A lockbox trigger period will occur upon: (a) the occurrence and continuance of a loan default that can be cured by the Lender's acceptance of such cure only, and terminating upon the cure of such default; or (b) 24
Credit Period, defined as a downgrading of the ratings quality of 24 Hour
Fitness Worldwide Inc., or certain defaults or adverse events with respect to the leases to 24 Hour Fitness. During the continuance of a lockbox trigger period, all excess cash flow will be swept and deposited into a
Lender-controlled account.

                                     III-54

     PROPERTY MANAGEMENT. The AVG Portfolio Property is managed by its tenants.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Loan Documents permit the release of the lien of the applicable Deed of Trust from one identified parcel at the Overland Park
Property, subject to certain conditions precedent contained in the Loan
Documents, including delivery of an opinion that the applicable release would not violate the REMIC rules. Further, the Loan Documents permit the AVG
Portfolio Borrower, after the lockout period, to partially defease individual properties, provided that, among other conditions, (i) the AVG Portfolio
Borrower deposits defeasance collateral equal to 110% or 125% of the allocated loan amount of the released property, depending on the property released, (ii)
the DSCR of the remaining properties is not less than the greater of (a) 1.57x and (b) the DSCR immediately preceding the release and (iii) the LTV of the remaining properties is not greater than the lesser of (a) 67% and (b) the LTV immediately preceding the release.

     Certain additional information regarding the AVG Portfolio Loan and the AVG
Portfolio Property is set forth on Appendix II hereto.

                                     III-55

--------------------------------------------------------------------------------

Securitized Products Group         [MORGAN STANLEY LOGO]         March 10, 2005

--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                   ------------------------------------------

                                 $1,417,848,000
                                  (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                  CWCAPITAL LLC
                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

                   ------------------------------------------

                                 MORGAN STANLEY
                             LEAD BOOKRUNNING MANAGER

BEAR, STEARNS & CO. INC.                                  RBS GREENWICH CAPITAL
CO-MANAGER                                                           CO-MANAGER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,417,848,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

TRANSACTION FEATURES

>>        Seller:

---------------------------------------------------------------------------------------------
                                                 NO. OF AGGREGATE CUT-OFF   % BY AGGREGATE
LOAN SELLER                              MORTGAGE LOANS DATE BALANCE ($) CUT-OFF DATE BALANCE
---------------------------------------------------------------------------------------------

 Morgan Stanley Mortgage Capital Inc.             73     1,302,797,731              85.2
 CWCapital LLC                                    16       225,879,702              14.8
---------------------------------------------------------------------------------------------
 TOTAL:                                           89                                100.0%
                                                        $1,528,677,433
---------------------------------------------------------------------------------------------

>>        Loan Pool:

          o    Average Cut-off Date Balance: $17,176,151

          o    Largest Mortgage Loan by Cut-off Date Balance: $119,705,000*

          o    Five largest and ten largest loans: 37.3% and 58.5% of pool, respectively

          *Wells REF Portfolio Loan Group consists of three crossed loans totaling $145,000,000

>>        Property Types:

Mixed Use      2.5%

Industrial     3.3%

Retail        35.3%

Other*         4.6%

Office        54.3%

* "Other" includes Hospitality, Self Storage, Multifamily, and Other property types

>>        Credit Statistics:

          o    Weighted average debt service coverage ratio of 1.81x

          o    Weighted average current loan-to-value ratio of 67.4%; weighted average balloon loan-to-value ratio of 60.5%

>>        Call Protection:

          o    82 loans (85.7% of the pool) have a lockout period ranging from
               23 to 36 payments from origination, then defeasance provisions

          o    1 loan (7.8% of the pool) has a lockout period of 27 payments from origination, then defeasance or the greater of yield
               maintenance and a prepayment premium of 1.0%

          o    1 loan (3.1% of the pool) permits prepayment with the greater of yield maintenance and a descending prepayment premium

          o    4 loans (1.9% of the pool) have a lockout period ranging from 24 to 59 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%

          o    1 loan (1.5% of the pool) has a lockout period of 35 payments, then the greater of yield maintenance and a descending prepayment premium

>>        Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the
          Trustee in addition to detailed payment and delinquency information.
          Information provided by the Trustee is expected to be available at
          www.ctslink.com. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the
          Trustee's website at www.ctslink.com.

>>        Bond Information: Cash flows are expected to be modeled by TREPP,
          CONQUEST and INTEX and are expected to be available on BLOOMBERG.

>>        Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-2

                          $1,417,848,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

OFFERED CERTIFICATES

---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
               APPROXIMATE
                 INITIAL                                                                              APPROXIMATE    CERTIFICATE
               CERTIFICATE                                                         EXPECTED FINAL       INITIAL       PRINCIPAL
               BALANCE OR     SUBORDINATION    RATINGS    AVERAGE      PRINCIPAL    DISTRIBUTION     PASS-THROUGH      TO VALUE
  CLASS    NOTIONAL AMOUNT(1)     LEVELS     (FITCH/S&P) LIFE(2)(3)   WINDOW(2)(4)     DATE(2)          RATE(5)        RATIO(6)
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------

   A-1       $121,000,000        20.000%       AAA/AAA      3.17          1-56       11/14/2009%            53.92%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
   A-2       $161,100,000        20.000%       AAA/AAA      4.86         56-60       03/14/2010%            53.92%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
   A-3       $159,400,000        20.000%       AAA/AAA      6.68         80-84       03/14/2012%            53.92%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
  A-AB        $67,500,000        20.000%       AAA/AAA      7.01         60-108      03/14/2014%            53.92%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
   A-4       $713,941,000        20.000%       AAA/AAA      9.47        108-118      01/14/2015%            53.92%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
  X-2(8)   $1,491,246,000          ----        AAA/AAA      ----          ----          ----               %             ----
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
   A-J       $112,740,000        12.625%       AAA/AAA      9.79        118-118      01/14/2015%            58.89%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
    B         $30,574,000        10.625%        AA/AA       9.79        118-118      01/14/2015%            60.24%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
    C         $19,108,000         9.375%       AA-/AA-      9.80        118-119      02/14/2015%            61.08%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
    D         $15,287,000         8.375%        A+/A+       9.89        119-120      03/14/2015%            61.76%
--- ----------------- --------- ------------------------- ---------------- -----------
    E         $17,198,000         7.250%         A/A        9.96        120-120      03/14/2015%            62.51%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------

PRIVATE CERTIFICATES (7)

---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
               APPROXIMATE
                 INITIAL                                                                              APPROXIMATE    CERTIFICATE
               CERTIFICATE                                                         EXPECTED FINAL      INITIAL        PRINCIPAL
               BALANCE OR     SUBORDINATION    RATINGS    AVERAGE      PRINCIPAL    DISTRIBUTION     PASS-THROUGH      TO VALUE
  CLASS    NOTIONAL AMOUNT(1)     LEVELS     (FITCH/S&P) LIFE(2)(3)   WINDOW(2)(4)     DATE(2)          RATE(5)        RATIO(6)
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
 X-1(8)    $1,528,677,433          ----        AAA/AAA      ----          ----          ----               %             ----
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
    F         $15,287,000         6.250%        A-/A-       9.96        120-120      03/14/2015%            63.19%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
    G         $15,286,000         5.250%      BBB+/BBB+     9.96        120-120      03/14/2015%            63.86%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
    H         $13,376,000         4.375%       BBB/BBB      9.96        120-120      03/14/2015%            64.45%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
    J         $21,020,000         3.000%      BBB-/BBB-     9.96        120-120      03/14/2015%            65.38%
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------
  K - Q       $45,860,433          ----          ----       ----          ----          ----             ----            ----
---------- ------------------ ------------- ------------ ----------- ------------- ---------------- ---------------- -------------

Notes:      (1)  As of March 1, 2005.  In the case of each such Class, subject to a permitted variance of plus or minus 5%.

            (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.

            (3)  Average life is expressed in terms of years.

            (4)  Principal window is the period (expressed in terms of months and commencing with the month of April 2005) during which
                 distributions of principal are expected to be made to the
                 holders of each designated Class).

            (5)  The pass-through rates for the Certificates presented in the table (except the Class X-1 and Class X-2 Certificates) will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.
                 The initial pass-through rate for the Class X-1 and Class X-2
                 Certificates is approximate. The pass-through rate for the
                 Class X-1 and Class X-2 Certificates is variable and,
                 subsequent to the initial distribution date, will be determined as described in this prospectus supplement.

            (6)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
                 Class A-1, A-2, A-3, A-AB and A-4 Certificate Principal to
                 Value Ratio is calculated based upon the aggregate of the Class
                 A-1, A-2, A-3, A-AB, and A-4 Certificate Balances.

            (7)  Certificates to be offered privately pursuant to Rule 144A.

            (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-3

                          $1,417,848,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

I.  ISSUE CHARACTERISTICS

ISSUE TYPE:                       Public: Classes A-1, A-2, A-3, A-AB, A-4, X-2,
                                  A-J, B, C, D and E (the "Offered
                                  Certificates")

                                  Private (Rule 144A): Classes X-1, F, G, H, J,
                                  K, L, M, N, O, P and Q

SECURITIES OFFERED:               $1,417,848,000 monthly pay, multi-class,
                                  sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including ten
                                  principal and interest classes (Classes A-1,
                                  A-2, A-3, A-AB, A-4, A-J, B, C, D and E) and
                                  one interest only class (Class X-2)

SELLERS:                          CWCapital LLC; Morgan Stanley Mortgage Capital
                                  Inc.

LEAD BOOKRUNNING MANAGER:         Morgan Stanley & Co. Incorporated

CO-MANAGERS:                      Bear, Stearns & Co. Inc. and Greenwich Capital
                                  Markets, Inc.

MASTER SERVICER:                  Midland Loan Services, Inc.

SPECIAL SERVICER:                 GMAC Commercial Mortgage Corporation

TRUSTEE:                          Wells Fargo Bank, National Association

CUT-OFF DATE:                     March 1, 2005. For purposes of the information
                                  contained in this term sheet, scheduled
                                  payments due in March 2005 with respect to
                                  mortgage loans not having payment dates on the
                                  first day of each month have been deemed
                                  received on March 1, 2005, not the actual day
                                  on which such scheduled payments were due.

EXPECTED CLOSING DATE:            On or about March    , 2005

DISTRIBUTION DATES:               The 14th of each month, commencing in April
                                  2005 (or if the 14th is not a business day,
                                  the next succeeding business day)

MINIMUM DENOMINATIONS:            $25,000 for the Class A Certificates,
                                  $1,000,000 for the Class X-2 Certificates and
                                  $100,000 for all other Offered Certificates
                                  and in multiples of $1 thereafter

SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream, same day
                                  funds, with accrued interest

LEGAL/REGULATORY STATUS:          Classes A-1, A-2, A-3, A-AB, A-4, X-2, A-J, B,
                                  C, D and E are expected to be eligible for
                                  exemptive relief under ERISA. No Class of
                                  Certificates is SMMEA eligible.

RISK FACTORS:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-4

                          $1,417,848,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

II. STRUCTURE CHARACTERISTICS

The pass-through rates for the Offered Certificates (except Class X-1 and Class
X-2) will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The initial pass-through rate for the Class X-1 and
Class X-2 Certificates is approximate. The pass-through rate for the Class X-1 and Class X-2 Certificates is variable and, subsequent to the initial distribution date, will be determined as described in this prospectus supplement.

                               (GRAPHIC OMITTED)

Month     0    12   24   36   48   60   72   84   96   Maturity

Class A-1      AAA/AAA [  %]                      $121.0MM

Class A-2      AAA/AAA [  %]                      $161.1MM

Class A-3      AAA/AAA [  %]                      $159.4MM

Class A-AB     AAA/AAA [  %]                       $67.5MM

Class A-4      AAA/AAA [  %]                      $713.9MM

Class AJ       AAA/AAA [  %]                      $112.7MM

Class B        AA/AA   [  %]                       $30.6MM

Class C        AA-/AA- [  %]                       $19.1MM

Class D        A+/A+   [  %]                       $15.3MM

Class E        A/A     [  %]                       $17.2MM

Class F        A-/A-   [  %]                       $15.3MM

Class G        BBB+/BBB+   [  %]                   $15.3MM

Class H        BBB/BBB     [  %]                   $13.4MM

Class J        BBB-/BBB-   [  %]                   $21.0MM

Class K        BB+/BB+     [  %]                    $5.7MM

Class L        BB/BB       [  %]                    $5.7MM

Class M        BB-/BB-     [  %]                    $5.7MM

Class N-Q      B+/B+ to NR [  %]                   $28.7MM

[ ]  X-1 + X-2 IO Strip

[ ]  X-1 Notional

[ ]  X-2 Notional

NR = Not Rated

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-5

                          $1,417,848,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

Yield Maintenance/Prepayment      Mortgage Loan during any particular Collection
Premium Allocation:               Period will be distributed to the holders of
                                  each Class of Principal Balance Certificates
                                  (other than an excluded class as defined
                                  below) then entitled to distributions of
                                  principal on such Distribution Date in an
                                  amount equal to the lesser of (i) such
                                  Prepayment Premium/Yield Maintenance Charge
                                  and (ii) the Prepayment Premium/Yield
                                  Maintenance Charge multiplied by the product
                                  of (a) a fraction, the numerator of which is
                                  equal to the amount of principal distributed
                                  to the holders of that Class on the
                                  Distribution Date, and the denominator of
                                  which is the total principal distributed on
                                  that Distribution Date, and (b) a fraction not
                                  greater than one, the numerator of which is
                                  equal to the excess, if any, of the
                                  Pass-Through Rate applicable to that Class,
                                  over the relevant Discount Rate (as defined in
                                  the Prospectus Supplement), and the
                                  denominator of which is equal to the excess,
                                  if any, of the Mortgage Rate of the Mortgage
                                  Loan that prepaid, over the relevant Discount
                                  Rate.

                                  On any Distribution Date, on or prior to the
                                  distribution date occurring in [ ], [ ]% of
                                  such Prepayment Premiums or Yield Maintenance
                                  Charges remaining after those distributions
                                  will be distributed to the holders of the
                                  Class X-1 Certificates and [ ]% of the
                                  Prepayment Premiums or Yield Maintenance
                                  Charges remaining after those distributions
                                  will be distributed to the holders of the
                                  Class X-2 Certificates. For the purposes of
                                  the foregoing, the Class K Certificates and
                                  below are the excluded classes.

                                  The following is an example of the Prepayment
                                  Premium Allocation under (b) above based on
                                  the information contained herein and the
                                  following assumptions:

                                  Two Classes of Certificates: Class A-2 and X

                                  The characteristics of the Mortgage Loan being
                                  prepaid are as follows:

                                     -  Loan Balance:  $10,000,000

                                     -  Mortgage Rate:  5.50%

                                     -  Maturity Date:  5 years (March 1, 2010)

                                  The Discount Rate is equal to 3.50% The Class
                                  A-2 Pass-Through Rate is equal to 4.65%

                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                CLASS A CERTIFICATES                    FRACTION          ALLOCATION
                                     -------------------------------------------- ---------------------- -------------

                                                        METHOD                          CLASS A-2         CLASS A-2
                                     -------------------------------------------- ---------------------- -------------

                                     (Class A-2 Pass Through Rate - Discount Rate)    (4.65%-3.50%)
                                     ---------------------------------------------   ----------------       57.50%
                                           (Mortgage Rate - Discount Rate)            (5.50%-3.50%)

                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                CLASS X CERTIFICATES                    FRACTION          ALLOCATION
                                     -------------------------------------------- ---------------------- -------------

                                                        METHOD
                                     --------------------------------------------

                                            (1 - Class A-2 YM Allocation)               (1-57.50%)          42.50%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-6

                          $1,417,848,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

III.    SELLERS            Morgan Stanley Mortgage Capital Inc. ("MSMC")

                           The Mortgage Pool includes 73 Mortgage Loans,
                           representing 85.2% of the Initial Pool Balance, that
                           were originated by or on behalf of MSMC or purchased
                           from a third party.

                           MSMC is a subsidiary of Morgan Stanley & Co.
                           Incorporated and was formed to originate and purchase
                           mortgage loans secured by commercial and multifamily
                           real estate.

                           CWCapital LLC ("CWCapital")

                           The Mortgage Pool includes 16 Mortgage Loans,
                           representing 14.8% of the Initial Pool Balance, that
                           were originated by or on behalf of CWCapital or
                           purchased from a third party.

                           CWCapital is an affiliate of Caisse de Depot et
                           Placement du Quebec and was formed as a Massachusetts
                           limited liability company to originate and acquire
                           loans secured by mortgages on commercial and
                           multifamily real estate. Each of the CWCapital Loans
                           was originated or purchased by CWCapital, and all of
                           the CWCapital Loans were underwritten by CWCapital
                           underwriters. CWCapital will act as sub-servicer of
                           the CWCapital Loans. CWCapital is an affiliate of the
                           initial operating adviser. The principal offices of
                           CWCapital are located at One Charles River Place, 63
                           Kendrick Street, Needham, Massachusetts 02494.
                           CWCapital's telephone number is (781) 707-9300.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-7

                          $1,417,848,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

IV.  COLLATERAL DESCRIPTION

                                                           TEN LARGEST LOANS

------ -------------------------------- ------------ ------ -------- --------------- ---------- -------- ------- --------- --------
                                                                                                 LOAN             CUT-OFF
                                                            PROPERTY   CUT-OFF DATE     UNITS/    PER                DATE  BALLOON
  NO.           PROPERTY NAME           CITY         STATE   TYPE           BALANCE         SF  UNIT/SF    DSCR       LTV      LTV
------ -------------------------------- ------------ ------ -------- --------------- ---------- -------- ------- --------- --------

1      Wells REF Portfolio:             Washington    DC    Office      $43,833,276    579,733      $50   3.55x     41.9%    41.9%
       Independence Square Two
       Wells REF Portfolio:             Washington    DC    Office      $23,946,724    337,794      $50   3.55x     41.9%    41.9%
       Independence Square One
       Wells REF Portfolio: Keybank     Parsippany    NJ    Office      $17,690,000    404,515      $50   3.55x     41.9%    41.9%
       Building
       Wells REF Portfolio:             Bridgewater   NJ    Office      $16,654,286    297,380      $50   3.55x     41.9%    41.9%
       Bridgewater Crossing II
       Wells REF Portfolio: Citicorp    Englewood     NJ    Office      $12,138,571    410,000      $50   3.55x     41.9%    41.9%
       Building                         Cliffs
       Wells REF Portfolio:             Nashville     TN    Office      $11,102,857    312,297      $50   3.55x     41.9%    41.9%
       Caterpillar Building
       Wells REF Portfolio: State       Quincy        MA    Office       $8,368,571    234,668      $50   3.55x     41.9%    41.9%
       Street Building
       Wells REF Portfolio: Harcourt    Austin        TX    Office       $6,835,714    195,234      $50   3.55x     41.9%    41.9%
       Building
       Wells REF Portfolio:             Brea          CA    Office       $4,430,000    133,943      $50   3.55x     41.9%    41.9%
                                                                        -----------   --------     ----   -----     -----    -----
       Continental Casualty
                             Subtotal:                                 $145,000,000  2,905,564      $50   3.55x     41.9%    41.9%
------ -------------------------------- ------------ ------ ------- ---------------- ---------- -------- ------- --------- --------
2      Houston Center                   Houston       TX    Office     $119,705,000  2,956,225      $40   2.36x     65.8%    65.8%

3      1401 H Street                    Washington    DC    Office     $115,000,000    353,219     $326   1.40x     77.3%    72.4%

4      75 Broad                         New York      NY    Office     $108,000,000    650,680     $166   2.18x     52.7%    52.7%

5      1370 Avenue of the Americas      New York      NY    Office      $82,500,000    332,955     $248   1.30x     78.9%    78.9%

6      Camino Real Marketplace          Goleta        CA    Retail      $76,860,000    497,084     $155   1.55x     73.9%    65.8%

7      111 Eighth Avenue                New York      NY    Office      $75,000,000  2,921,914      $26   2.25x     56.3%    49.5%

8      Towne East Square Mall - Note 1  Wichita       KS    Retail      $46,978,780  1,171,048      $60   1.27x     54.4%    48.4%

       Towne East Square Mall - Note 2  Wichita       KS    Retail     $23,050,469   1,171,048     $60    1.27x     54.4%    48.4%
                                                                       ------------  ----------    ----   -----     -----    -----
                             Subtotal:                                  $70,029,250  1,171,048      $60   1.27x     54.4%   48.4%
------ -------------------------------- ------------ ------ ------- ---------------- ---------- -------- ------- --------- --------
9      Pacific Coast Plaza              Oceanside     CA    Retail      $52,000,000    312,313     $167   1.53x     74.8%    66.7%
------ -------------------------------- ------------ ------ ------- ---------------- ---------- -------- ------- --------- --------
10     AVG Portfolio - Overland Park    Overland      KS    Retail       $7,859,614     51,412     $102   1.57x     66.9%    51.1%
                                        Park

       AVG Portfolio - Melrose Park     Melrose       IL    Retail       $7,785,902     72,238     $102   1.57x     66.9%    51.1%
                                        Park

       AVG Portfolio - Dallas           Dallas        TX    Retail       $5,809,280     50,000     $102   1.57x     66.9%    51.1%

       AVG Portfolio - Oceanside        Oceanside     CA    Retail       $4,989,146     40,000     $102   1.57x     66.9%    51.1%

       AVG Portfolio - Omaha (118th     Omaha         NE    Retail       $4,579,079     39,950     $102   1.57x     66.9%    51.1%
       Street)

       AVG Portfolio - Gilbert          Gilbert       AZ    Retail       $4,374,046     37,000     $102   1.57x     66.9%    51.1%

       AVG Portfolio - Independence     Independence  MO    Retail       $4,032,324     36,995     $102   1.57x     66.9%    51.1%

       AVG Portfolio - Shawnee          Shawnee       KS    Retail       $4,032,324     36,700     $102   1.57x     66.9%    51.1%

       AVG Portfolio - Omaha (147th     Omaha         NE    Retail       $3,758,946     35,000     $102   1.57x     66.9%    51.1%
       Street)                          Franklin

       AVG Portfolio - Franklin Park    Park          IL    Retail       $3,212,190     96,268     $102   1.57x     66.9%    51.1%
                                                                        -----------    -------    -----   -----     -----    -----
                             Subtotal:                                  $50,432,851    495,563     $102   1.57x     66.9%    51.1%
------ -------------------------------- ------------ ------ ------- ---------------- ---------- -------- ------- --------- --------
       TOTALS/WEIGHTED AVERAGES                                        $894,527,101                       2.05X     62.6%    58.9%
------ -------------------------------- ------------ ------ ------- ---------------- ---------- -------- ------- --------- --------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-8

                          $1,417,848,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

                         PARI PASSU AND COMPANION LOANS

-------- ---------------------- ----------------- ------------------ ---------------------- ---------------------- ---------------
   NO.        PROPERTY NAME     DEAL                A-NOTE BALANCES     MASTER SERVICER       SPECIAL SERVICER     B-NOTE BALANCE
-------- ---------------------- ----------------- ------------------ ---------------------- ---------------------- ---------------

 1-9.    Wells REF Portfolio    MSCI 2004-HQ4*        $125,000,000        Wells Fargo              GMACCM                    NAP
                                                       $80,000,000
                                MSCI 2005-TOP17       $145,000,000
                                MSCI 2005-HQ5
-------- ---------------------- ----------------- ------------------ ---------------------- ---------------------- ---------------
  10     Houston Center         GMAC 2004-C3*         $150,000,000          GMACCM                 GMACCM                    NAP
                                MSCI 2005-HQ5         $119,705,000
-------- ---------------------- ----------------- ------------------ ---------------------- ---------------------- ---------------
  13     1370 Avenue of the     MSCI 2005-HQ5*         $82,500,000          Midland                GMACCM                    NAP
         Americas               GCCFC 2005-GG3         $67,500,000
-------- ---------------------- ----------------- ------------------ ---------------------- ---------------------- ---------------
  16     111 Eighth Avenue      GCCFC 2004-GG1*       $149,500,000       Wachovia Bank         Lennar Partners       $50,000,000
                                GS 2004-GG2            $80,000,000
                                MSCI 2004-IQ7          $60,000,000
                                GMAC 2004-C2           $85,500,000
                                MSCI 2005-HQ5          $75,000,000
-------- ---------------------- ----------------- ------------------ ---------------------- ---------------------- ---------------

* Denotes deal with lead servicer

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-9

                          $1,417,848,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

CUT-OFF DATE BALANCE ($)
-----------------------------------------------------------------

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE   % OF
                                  LOANS      BALANCE ($)   POOL
-----------------------------------------------------------------
1,000,001 - 2,000,000                4       6,815,331     0.4

2,000,001 - 3,000,000
                                     6       15,561,656    1.0
3,000,001 - 4,000,000
                                     8       30,056,562    2.0
4,000,001 - 5,000,000
                                    16       73,461,940    4.8
5,000,001 - 6,000,000
                                     8       45,450,745    3.0
6,000,001 - 7,000,000
                                     9       58,275,209    3.8
7,000,001 - 8,000,000
                                     3       23,317,357    1.5
8,000,001 - 9,000,000
                                     4       33,405,487    2.2
9,000,001 - 10,000,000
                                     2       18,880,000    1.2
10,000,001 - 15,000,000
                                     9      112,701,181    7.4
15,000,001 - 20,000,000
                                     2       36,395,314    2.4
20,000,001 - 30,000,000
                                     3       70,894,352    4.6
30,000,001 (greater than or
  equal to)                         15    1,003,462,299   65.6
-----------------------------------------------------------------
TOTAL:                              89   $1,528,677,322  100.0%
-----------------------------------------------------------------
Min: $1,440,000        Max: $119,705,000  Average: $17,176,151
-----------------------------------------------------------------

STATE
---------------------------------------------------
                   NO. OF       AGGREGATE
                  MORTGAGED    CUT-OFF DATE   % OF
                  PROPERTIES    BALANCE ($)   POOL
---------------------------------------------------
New York             8         286,951,046   18.8
California          20         245,030,261   16.0
Texas               11         213,320,485   14.0
District of
Columbia             3         182,780,000   12.0
Kansas               4          92,295,138    6.0
New Jersey           7          86,568,681    5.7
Other               61         421,731,823   27.6
---------------------------------------------------
TOTAL:             114      $1,528,677,433  100.0%
---------------------------------------------------

PROPERTY TYPE
------------------------------------------------------
                   NO. OF       AGGREGATE
                  MORTGAGED    CUT-OFF DATE     % OF
                  PROPERTIES    BALANCE ($)     POOL
------------------------------------------------------
Office              40          830,693,057     54.3
Retail              47          539,033,692     35.3
Industrial           7           50,823,518      3.3
Mixed Use            2           38,108,925      2.5
Hospitality          1           24,919,695      1.6
Self Storage        10           20,422,793      1.3
Multifamily          5           13,823,163      0.9
Other                2           10,852,591      0.7
------------------------------------------------------
TOTAL:             114       $1,528,677,433    100.0%
------------------------------------------------------

MORTGAGE RATE (%)
----------------------------------------------------
                   NO. OF       AGGREGATE
                  MORTGAGED    CUT-OFF DATE     % OF
                   LOANS        BALANCE ($)     POOL
----------------------------------------------------
4.5001 - 5.0000     4          150,632,129      9.9
5.0001 - 5.5000    30          548,779,667     35.9
5.5001 - 6.0000    46          712,318,530     46.6
6.0001 - 6.5000     7           46,917,857      3.1
6.5001 - 7.0000     2           70,029,250      4.6
----------------------------------------------------
TOTAL:             89       $1,528,677,433    100.0%
----------------------------------------------------
Min: 4.840%      Max: 7.000%      Wtd Avg: 5.544%
----------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
---------------------------------------------------
                   NO. OF       AGGREGATE
                  MORTGAGED    CUT-OFF DATE   % OF
                   LOANS        BALANCE ($)   POOL
---------------------------------------------------
1 - 60              7         206,273,334     13.5
61 - 120           78       1,296,992,033     84.8
121 - 180           4          25,412,066      1.7
---------------------------------------------------
TOTAL:             89      $1,528,677,433    100.0%
---------------------------------------------------
Min: 54 mos.   Max: 180 mos.  Wtd Avg: 109 mos.
---------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
---------------------------------------------------
                   NO. OF       AGGREGATE
                  MORTGAGED    CUT-OFF DATE   % OF
                   LOANS        BALANCE ($)   POOL
---------------------------------------------------
1 - 60               8         229,323,803    15.0
61 - 120            78       1,278,521,411    83.6
121 - 180            3          20,832,219     1.4
---------------------------------------------------
 TOTAL:             89      $1,528,677,433   100.0%
---------------------------------------------------
Min: 46 mos.    Max: 180 mos.   Wtd Avg: 104  mos.
---------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
---------------------------------------------------
                   NO. OF       AGGREGATE
                  MORTGAGED    CUT-OFF DATE   % OF
                   LOANS        BALANCE ($)   POOL
---------------------------------------------------
Interest Only       6         455,205,000    29.8
181 - 240           1          46,978,780     3.1
241 - 300          16         191,807,335    12.5
301 - 360          66         834,686,318    54.6
---------------------------------------------------
 TOTAL:            89      $1,528,677,433   100.0%
---------------------------------------------------
Min: 214 mos.    Max: 360 mos.  Wtd Avg: 341 mos.
---------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
--------------------------------------------------
                   NO. OF    AGGREGATE
                  MORTGAGED CUT-OFF DATE   % OF
                   LOANS     BALANCE ($)   POOL
--------------------------------------------------
Interest Only       6        455,205,000    29.8
181 - 240           1         46,978,780     3.1
241 - 300          17        214,857,804    14.1
301 - 360          65        811,635,848    53.1
--------------------------------------------------
 TOTAL:            89     $1,528,677,433   100.0%
--------------------------------------------------
Min: 206 mos.    Max: 360 mos.  Wtd Avg: 338 mos.
--------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------
                NO. OF     AGGREGATE
               MORTGAGED  CUT-OFF DATE   % OF
                 LOANS     BALANCE ($)   POOL
------------------------------------------------
40.1 - 50.0        3      145,000,000      9.5
50.1 - 60.0        7      268,091,037     17.5
60.1 - 70.0       17      293,583,598     19.2
70.1 - 80.0       62      822,002,798     53.8
------------------------------------------------
TOTAL:            89   $1,528,677,433    100.0%
------------------------------------------------
 Min: 41.9%     Max: 80.0%    Wtd Avg:  67.4%
------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------
                   NO. OF    AGGREGATE
                  MORTGAGED CUT-OFF DATE   % OF
                   LOANS     BALANCE ($)   POOL
--------------------------------------------------
 40.1 - 50.0        10      337,454,433      22.1
 50.1 - 60.0        23      286,312,692      18.7
 60.1 - 70.0        47      656,389,017      42.9
 70.1 - 80.0         9      248,521,291      16.3
 -------------------------------------------------
  TOTAL:            89   $1,528,677,433     100.0%
 -------------------------------------------------
Min: 41.9%      Max: 78.9%        Wtd Avg: 60.5%
 -------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
------------------------------------------------
                   NO. OF    AGGREGATE
                  MORTGAGED CUT-OFF DATE   % OF
                   LOANS     BALANCE ($)   POOL
------------------------------------------------
 1.11 - 1.20          1      36,769,278     2.4
 1.21 - 1.30         23      276,613,700   18.1
 1.31 - 1.40         20      281,661,165   18.4
 1.41 - 1.50         13      99,656,877     6.5
 1.51 - 1.60         11      233,259,461   15.3
 1.61 - 1.70          7      74,847,102     4.9
 1.71 - 1.80          3      23,765,732     1.6
 1.81 - 1.90          1       7,982,365     0.5
 1.91 - 2.00          2       9,997,129     0.7
 2.01 (greater
   than or
   equal to)          8      484,124,622   31.7
 -----------------------------------------------
 TOTAL:              89   $1,528,677,433  100.0%
 -----------------------------------------------
Min: 1.20x         Max: 3.55x    Wtd Avg: 1.81x
 -----------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-10

                          $1,417,848,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-HQ5

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

--------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                              MAR-05                 MAR-06                MAR-07                 MAR-08
--------------------------------------------------------------------------------------------------------------------------------

Locked Out                                           95.42%                 95.51%                86.32%                 86.36%
Yield Maintenance Total                               4.58%                  4.49%                13.68%                 13.64%
Open                                                  0.00%                  0.00%                 0.00%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                              100.00%                100.00%               100.00%                100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $1,528,677,433         $1,518,867,684        $1,507,462,183         $1,494,121,313
% Initial Pool Balance                              100.00%                 99.36%                98.61%                 97.74%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                              MAR-09                 MAR-10                MAR-11                 MAR-12
--------------------------------------------------------------------------------------------------------------------------------

Locked Out                                           90.15%                 88.23%                87.70%                 97.53%
Yield Maintenance Total                               9.85%                 11.77%                11.89%                  2.47%
Open                                                  0.00%                  0.00%                 0.41%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                              100.00%                100.00%               100.00%                100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $1,416,159,599         $1,246,368,090        $1,230,261,872         $1,055,139,512
% Initial Pool Balance                               92.64%                 81.53%                80.48%                 69.02%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                              MAR-13                 MAR-14                MAR-15                 MAR-16
--------------------------------------------------------------------------------------------------------------------------------

Locked Out                                           97.54%                 74.92%                 0.00%                  0.00%
Yield Maintenance Total                               2.46%                  2.54%                52.84%                100.00%
Open                                                  0.00%                 22.54%                47.16%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                              100.00%                100.00%               100.00%                100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                     $1,037,932,293           $984,754,552           $33,308,159            $17,159,610
% Initial Pool Balance                               67.90%                 64.42%                 2.18%                  1.12%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                              MAR-17                 MAR-18                MAR-19                 MAR-20
--------------------------------------------------------------------------------------------------------------------------------

Locked Out                                            0.00%                  0.00%                 0.00%                  0.00%
Yield Maintenance Total                             100.00%                100.00%               100.00%                  0.00%
Open                                                  0.00%                  0.00%                 0.00%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                              100.00%                100.00%               100.00%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                        $16,690,452            $16,192,612           $15,664,338                     $0
% Initial Pool Balance                                1.09%                  1.06%                 1.02%                  0.00%
--------------------------------------------------------------------------------------------------------------------------------

(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  Def/YM1 loans have been modeled as Yield Maintenance

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-11

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                            DISTRIBUTION DATE STATEMENT

                      =======================================================================

                      STATEMENT SECTIONS                                              PAGE(S)
                      ------------------                                              -------

                      Certificate Distribution Detail                                    2
                      Certificate Factor Detail                                          3
                      Reconciliation Detail                                              4
                      Other Required Information                                         5
                      Cash Reconciliation Detail                                         6
                      Ratings Detail                                                     7
                      Current Mortgage Loan and Property Stratification Tables         8 - 10
                      Mortgage Loan Detail                                              11
                      Principal Prepayment Detail                                       12
                      Historical Detail                                                 13
                      Delinquency Loan Detail                                           14
                      Specially Serviced Loan Detail                                  15 - 16
                      Modified Loan Detail                                              17
                      Liquidated Loan Detail                                            18
                      Bond/Collateral Realized Loss Reconciliation                      19
                      =======================================================================

             DEPOSITOR                                     MASTER SERVICER                            SPECIAL SERVICER

=========================================          ====================================       ====================================

Morgan Stanley Capital I Inc.                      Midland Loan Services, Inc.                GMAC Commercial Mortgage Corporation
1585 Broadway                                      10851 Mastin Street, Bldg. 82              200 Witmer Road
New York, NY 10036                                 Suite 700                                  Horsham, PA 19044-8015
                                                   Overland Park, KS 66210

Contact:       General Information Number          Contact:       Brad Hauger                 Contact:       Darri Cunningham
Phone Number:  (212) 761-4700                      Phone Number:  (913) 253-9000              Phone Number:  (215) 328-1784

=========================================          ====================================       ====================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 1 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
                                                                                      ---------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                          CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
Class     CUSIP     Pass-Through    Original    Beginning     Principal       Interest    Prepayment   Realized Loss/
                      Rate           Balance     Balance    Distribution    Distribution   Premium    Additional Trust     Total
                                                                                                       Fund Expenses    Distribution
====================================================================================================================================
  A-1                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-2                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-3                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-AB               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-4                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-J                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   B                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   C                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   D                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   E                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   F                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   G                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   H                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   J                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   K                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   L                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   M                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   N                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   O                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   P                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   Q                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   S                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  R-I                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
 R-II                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
 R-III               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================
Totals                                0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================
====================================
Class        Ending     Current
             Balance  Subordination
                        Level (1)
====================================
  A-1          0.00        0.00
  A-2          0.00        0.00
  A-3          0.00        0.00
  A-AB         0.00        0.00
  A-4          0.00        0.00
  A-J          0.00        0.00
   B           0.00        0.00
   C           0.00        0.00
   D           0.00        0.00
   E           0.00        0.00
   F           0.00        0.00
   G           0.00        0.00
   H           0.00        0.00
   J           0.00        0.00
   K           0.00        0.00
   L           0.00        0.00
   M           0.00        0.00
   N           0.00        0.00
   O           0.00        0.00
   P           0.00        0.00
   Q           0.00        0.00
   S           0.00        0.00
  R-I          0.00        0.00
 R-II          0.00        0.00
 R-III         0.00        0.00
====================================
Totals         0.00        0.00
====================================

============================================================================================================================
Class      Cusip       Pass-Through      Original      Beginning        Interest       Prepayment     Total          Ending
                          Rate           Notional      Notional       Distribution       Premium    Distribution    Notional
                                          Amount        Amount                                                       Amount
============================================================================================================================

X-1                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
X-2                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
============================================================================================================================
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 2 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    CERTIFICATE FACTOR DETAIL

   =============================================================================================================================
      Class\         CUSIP         Beginning      Principal         Interest        Prepayment     Realized Loss/       Ending
     Component                      Balance      Distribution     Distribution       Premium      Additional Trust      Balance
                                                                                                    Fund Expenses
   =============================================================================================================================
      A-1                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-2                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-3                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-AB                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-4                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-J                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       B                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       C                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       D                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       E                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       F                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       G                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       H                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       J                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       K                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       L                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       M                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       N                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       O                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       P                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       Q                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       S                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      R-I                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      R-II                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
     R-III                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
   =============================================================================================================================

   ===========================================================================================
     Class         CUSIP         Beginning         Interest        Prepayment         Ending
                                  Notional       Distribution       Premium          Notional
                                   Amount                                             Amount
   ===========================================================================================
      X-1                        0.00000000       0.00000000       0.00000000       0.00000000
      X-2                        0.00000000       0.00000000       0.00000000       0.00000000
   ===========================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 3 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

               ADVANCE SUMMARY                                            MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                      0.00      Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding                  0.00      Less Master Servicing Fees on Delinquent Payments                  0.00
                                                          Less Reductions to Master Servicing Fees                           0.00
Reimbursements for Interest on P&I              0.00      Plus Master Servicing Fees on Delinquent Payments Received         0.00
Advances paid from general collections                    Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                          Total Master Servicing Fees Collected                              0.00
Reimbursements for Interest on Servicing        0.00
Advances paid from general collections

 CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
 Class     Accrued         Net Aggregate      Distributable     Distributable       Additional      Interest     Remaining Unpaid
         Certificate         Prepayment        Certificate   Certificate Interest   Trust Fund    Distribution     Distributable
           Interest      Interest Shortfall      Interest         Adjustment         Expenses                   Certificate Interest
====================================================================================================================================
  A-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-3       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-AB      0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-4       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-J       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  X-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  X-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
   B        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   C        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   D        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   E        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   F        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   G        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   H        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   J        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   K        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   L        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   M        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   N        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   O        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   P        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   Q        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   S        0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================
  Totals    0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 4 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                  0.00               Additional Trust Fund Expenses/(Gains)         0.00

Aggregate Number of Outstanding Loans             0                         Fees Paid to Special Servicer        0.00

Aggregate Unpaid Principal Balance of Loans    0.00                         Interest on Advances                 0.00

Aggregate Stated Principal Balance of Loans    0.00                         Other Expenses of Trust              0.00

Aggregate Amount of Master Servicing Fee       0.00

Aggregate Amount of Special Servicing Fee      0.00

Aggregate Amount of Trustee Fee                0.00

Aggregate Primary Servicing Fee                0.00                APPRAISAL REDUCTION AMOUNT

Aggregate Paying Agent Fee                     0.00                =================================================================
                                                                                       Appraisal      Cumulative        Most Recent
Aggregate Trust Fund Expenses                  0.00                     Loan           Reduction         ASER            App. Red.
                                                                       Number           Effected        Amount              Date
                                                                   =================================================================

                                                                   =================================================================
                                                                   Total
                                                                   =================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 5 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
 INTEREST:
     Interest paid or advanced                                                              0.00
     Interest reductions due to Non-Recoverability Determinations                           0.00
     Interest Adjustments                                                                   0.00
     Deferred Interest                                                                      0.00
     Net Prepayment Interest Shortfall                                                      0.00
     Net Prepayment Interest Excess                                                         0.00
     Extension Interest                                                                     0.00
     Interest Reserve Withdrawal                                                            0.00
                                                                                                 -------
          TOTAL INTEREST COLLECTED                                                                  0.00

 PRINCIPAL:
     Scheduled Principal                                                                    0.00
     Unscheduled Principal                                                                  0.00
          Principal Prepayments                                                             0.00
          Collection of Principal after Maturity Date                                       0.00
          Recoveries from Liquidation and Insurance Proceeds                                0.00
          Excess of Prior Principal Amounts paid                                            0.00
          Curtailments                                                                      0.00
     Negative Amortization                                                                  0.00
     Principal Adjustments                                                                  0.00
                                                                                                 -------
          TOTAL PRINCIPAL COLLECTED                                                                 0.00
 OTHER:
     Prepayment Penalties/Yield Maintenance                                                 0.00
     Repayment Fees                                                                         0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Received                                                               0.00
     Net Swap Counterparty Payments Received                                                0.00
                                                                                                 -------
          TOTAL OTHER FUNDS COLLECTED                                                               0.00
                                                                                                 -------
TOTAL FUNDS COLLECTED                                                                               0.00
                                                                                                 =======

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                                                  0.00
      Trustee Fee                                                                           0.00
      Certificate Administration Fee                                                        0.00
      Insurer Fee                                                                           0.00
      Miscellaneous Fee                                                                     0.00
                                                                                                 -------
            TOTAL FEES                                                                              0.00

  ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                                                0.00
      ASER Amount                                                                           0.00
      Special Servicing Fee                                                                 0.00
      Rating Agency Expenses                                                                0.00
      Attorney's Fees & Expenses                                                            0.00
      Bankruptcy Expense                                                                    0.00
      Taxes Imposed on Trust Fund                                                           0.00
      Non-Recoverable Advances                                                              0.00
      Other Expenses                                                                        0.00

                                                                                                 -------
            TOTAL ADDITIONAL TRUST FUND EXPENSES                                                    0.00

      Interest Reserve Deposit                                                              0.00

  PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
     Interest Distribution                                                                  0.00
     Principal Distribution                                                                 0.00
     Yield Maintenance/Prepayment Penalties                                                 0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Paid                                                                   0.00
     Net Swap Counterparty Payments Paid                                                    0.00
                                                                                                 -------
            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                           0.00
                                                                                                 -------
TOTAL FUNDS DISTRIBUTED                                                                             0.00
                                                                                                 =======

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 6 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:

------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

------------------------------------------------------------------------------------------------------------------------------------

            ============================================================================================================
                                                         Original Ratings                  Current Ratings (1)
                   Class             CUSIP      ---------------------------------  -------------------------------------
                                                     Fitch   Moody's   S & P             Fitch   Moody's  S & P
            ============================================================================================================

                    A-1
                    A-2
                    A-3
                    A-AB
                    A-4
                    A-J
                    X-1
                    X-2
                     B
                     C
                     D
                     E
                     F
                     G
                     H
                     J
                     K
                     L
                     M
                     N
                     0
                     P
                     0
                     S
            ============================================================================================================
              NR - Designates that the class was not rated by the above agency at the time of original issuance.
               X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
             N/A - Data not available this period.

         1) For any class not rated at the time of original issuance by any particular rating agency. no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed. you may want to obtain current ratings directly from the rating agencies.

                 Fitch, Inc.                            Moody's Investors Service              Standard & Poor's Rating Services
                 One State Street Plaza                 99 Church Street                       55 Water Street
                 New York, New York 10004               New York, New York 10007               New York, New York 10041
                 (212) 908-0500                         (212) 553-0300                         (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 7 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                      SCHEDULED BALANCE                                                         STATE (3)
================================================================  ==================================================================
                                   %of                                                               %of
 Scheduled    # of   Scheduled     Agg.  WAM         Weighted                   # of    Scheduled    Agg    WAM          Weighted
  Balance    loans    Balance      Bal.  (2)  WAC   Avg DSCR (1)     State     Props.    Balance     Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ==================================================================

================================================================  ==================================================================
  Totals                                                             Totals
================================================================  ==================================================================

  See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 8 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

          DEBT SERVICE COVERAGE RATIO                                                       PROPERTY TYPE (3)
================================================================  ================================================================
                                  %of                                                                %of
 Debt Service    # of  Scheduled  Agg.   WAM          Weighted                    # of   Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans   Balance   Bal.   (2)  WAC  Avg DSCR (1)   Property Type  Props.   Balance    Bal.  (2)   WAC  Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
    Totals                                                           Totals
================================================================  ================================================================

                            NOTE RATE                                                         SEASONING
================================================================  ================================================================
                                 %of                                                               % of
    Note       # of  Scheduled   Agg.  WAM            Weighted                   # of  Scheduled   Agg   WAM            Weighted
    Rate      loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)    Seasoning   loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
   Totals                                                            Totals
================================================================  ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 9 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================   ================================================================
 Anticipated                      %of                                 Remaining                     %of
  Remaining     # of  Scheduled   Agg.   WAM         Weighted       Amortization  # of  Scheduled   Agg.   WAM         Weighted
   Term (2)    loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)        Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

           REMAINING STATED TERM (FULLY AMORTIZING LOANS)                                 AGE OF MOST RECENT NOI
================================================================   ================================================================
 Remaining                       %of                                                                %of
   Stated      # of  Scheduled   Agg.   WAM         Weighted         Age of Most. # of  Scheduled   Agg.   WAM         Weighted
    Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)       Recent NOI  loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

(1)   Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided for this calculation.

(2)   Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
      Anticipated Repayment Date. if applicable, and the maturity date.

(3)   Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
      Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 10 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL
====================================================================================================================================
                                                                                                               Anticipated
 Loan                    Property                                   Interest       Principal       Gross        Repayment   Maturity
Number         ODCR      Type (1)          City          State       Payment        Payment        Coupon          Date        Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================
====================================================================================================================================
                  Neg.          Beginning          Ending          Paid        Appraisal      Appraisal         Res.          Mod.
 Loan            Amort          Scheduled         Scheduled        Thru        Reduction      Reduction         Strat         Code
Number           (Y/N)           Balance            Balance        Date          Date          Amoount           (2)           (3)
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

      (1) Property Type Code                                 (2) Resolution Strategy Code
      ----------------------                                 ----------------------------

MF - Multi-Family       OF - Office        1 - Modification   6 - DPO                10 - Deed In Lieu Of
RT - Retail             MU - Mixed Use     2 - Foreclosure    7 - REO                     Foreclosure
HC - Health Care        LO - Lodging       3 - Bankruptcy     8 - Resolved           11 - Full Payoff
IN - Industrial         SS - Self Storage  4 - Extension      9 - Pending Return     12 - Reps and Warranties
WH - Warehouse          OT - Other         5 - Note Sale          to Master Servicer 13 - Other or TBD
MH - Mobile Home Park

(3) Modification Code
---------------------

 1 - Maturity Date Extension
 2 - Authorization Change
 3 - Principal Write-Off
 4 - Combination

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 11 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                   Offering Document        Principal Prepayment Amount                        Prepayment Penalties
Loan Number         Cross-Reference    ------------------------------------    ----------------------------------------------------
                                       Payoff Amount     Curtailment Amount     Prepayment Premium      Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 12 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                         HISTORICAL DETAIL

===========================================================================================================
                                                  Delinquencies
-----------------------------------------------------------------------------------------------------------
                   30-59               60-89        90 Days
Distribution       Days                Days         or More    Foreclosure      REO          Modifications
    Date           # Balance        # Balance      # Balance    # Balance     # Balance       # Balance
===========================================================================================================

===========================================================================================================

====================================================================================
                              Prepayments                              Rate and
                                                                      Maturities
------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff          Next Weighted
    Date             # Balance       # Balance       Avg. Coupon Remit         WAM
====================================================================================

====================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.
------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 13 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

================================================================================================================================
                 Offering            # of     Paid        Current      Outstanding      Status of      Resolution    Servicing
Loan Number      Document          Months    Through       P & I         P & I           Mortgage      Strategy       Transfer
              Cross-Reference      Delinq.     Date       Advances      Advances         Loan (1)        Code (2)       Date
================================================================================================================================

================================================================================================================================
  Totals
================================================================================================================================
==============================================================================
                   Foreclosure   Actual      Outstanding
Loan Number           Date        Loan        Servicing    Bankruptcy     REO
                                 Balance       Advances      Date         Date
==============================================================================

==============================================================================
  Totals
==============================================================================

                      (1) Status of Mortgage Loan                                      (2) Resolution Strategy Code
                      ---------------------------                                      ----------------------------

A - Payments Not Received       2 - Two Months Delinquent            1 - Modification   6 - DPO                 10 - Deed In Lieu Of
    But Still in Grace Period   3 - Three or More Months Delinquent  2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment        3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)        4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                     7 - Foreclosure                      5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent        9 - REO                                                                         13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 14 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                                   Offering       Servicing    Resolution
Distribution       Loan            Document        Transfer    Strategy       Scheduled      Property                   Interest
    Date          Number        Cross-Reference      Date        Code (1)      Balance        Type (2)        State       Rate
====================================================================================================================================

===============================================================================================================================
===============================================================================================================================
                                                      Net                                                           Remaining
 Distribution        Loan            Actual        Operating         NOI                   Note      Maturity      Amortizaton
     Date           Number           Balance         Income          Date        DSCR      Date        Date           Term
===============================================================================================================================

===============================================================================================================================

                    (1) Resolution Strategy Code                                                 (2) Property Type Code
                    ----------------------------                                                 ----------------------

1 - Modification     6 - DPO                   10 - Deed In Lieu Of                  MF - Multi-Family           OF - Office
2 - Foreclosure      7 - REO                        Foreclosure                      RT - Retail                 MU - Mixed use
3 - Bankruptcy       8 - Resolved              11 - Full Payoff                      HC - Health Care            LO - Lodging
4 - Extension        9 - Pending Return        12 - Reps and Warranties              IN - Industrial             SS - Self Storage
5 - Note Sale            to Master Servicer    13 - Other or TBD                     WH - Warehouse              OT - Other
                                                                                     MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 15 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                              Offering      Resolution     Site
Distribution      Loan       Document       Strategy    Inspection    Phase 1   Appraisal   Appraisal      Other REO
    Date         Number   Cross-Reference   Code (1)      Date         Date        Date       Value     Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                           1  -  Modification         6 - DPO                    10 - Deed In Lieu Of
                           2  -  Foreclosure          7 - REO                         Foreclosure
                           3  -  Bankruptcy           8 - Resolved               11 - Full Payoff
                           4  -  Extension            9 - Pending Return         12 - Reps and Warranties
                           5  -  Note Sale                to Master Servicer     13 - Other or TBD
------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 16 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                Offering
   Loan         Document           Pre-Modification
  Number     Cross-Reference           Balance           Modification Date                Modification Description
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 17 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

============================================================================================================================

             Final
            Recovery        Offering                                                              Gross Proceeds
 Loan     Determination     Document         Appraisal   Appraisal       Actual         Gross      as a % of
Number        Date       Cross-Reference        Date       Value         Balance       Proceeds   Actual Balance
============================================================================================================================

============================================================================================================================
  Current Total
============================================================================================================================
Cummulative Total
============================================================================================================================
==============================================================================
                                           Net
                                         Proceeds
           Aggregate         Net        as a % of                Repurchased
 Loan     Liquidation    Liquidation      Actual     Realized     by Seller
Number      Expenses*      Proceeds       Balance       Loss        (Y/N)
==============================================================================

============================================================================================================================
  Current Total
============================================================================================================================
Cummulative Total
============================================================================================================================
*Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 19

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2005-HQ5                     ---------------------------------------------
                                                                                         PAYMENT DATE:  04/14/2005
                                                                                         RECORD DATE:   03/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                         BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                                                                          Amounts
                          Beginning                                   Covered by Over-                            Modification
Distribution  Prospectus  Balance of     Aggregate    Prior Realized  collateralization   Interest (Shortage)/    Adjustments/
   Date           ID      the Loan at  Realized Loss   Loss Applied      and other        Excesses applied to   Appraisal Reduction
                          Liquidation    on Loans     to Certificates   Credit Support    other Credit Support      Adjustment
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

===================================================================================
   Additional
  (Recoveries)/        Current Realized     Recoveries of     (Recoveries)/Realized
Expenses applied to     Loss Applied to    Realized Losses       Loss Applied to
 Realized Losses         Certificates       Paid as Cash       Certificate Interest
===================================================================================

===================================================================================
Current Total
===================================================================================
Cumulative Total
===================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 19

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE A
                                   ----------

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

DISTRIBUTION                                DISTRIBUTION
    DATE               BALANCE                  DATE                 BALANCE
Closing Date       $67,500,000.00            02/14/2010          $67,500,000.00
 04/14/2005        $67,500,000.00            03/14/2010          $67,290,656.81
 05/14/2005        $67,500,000.00            04/14/2010          $66,063,000.00
 06/14/2005        $67,500,000.00            05/14/2010          $64,690,000.00
 07/14/2005        $67,500,000.00            06/14/2010          $63,451,000.00
 08/14/2005        $67,500,000.00            07/14/2010          $62,066,000.00
 09/14/2005        $67,500,000.00            08/14/2010          $60,814,000.00
 10/14/2005        $67,500,000.00            09/14/2010          $59,555,000.00
 11/14/2005        $67,500,000.00            10/14/2010          $58,152,000.00
 12/14/2005        $67,500,000.00            11/14/2010          $56,881,000.00
 01/14/2006        $67,500,000.00            12/14/2010          $55,466,000.00
 02/14/2006        $67,500,000.00            01/14/2011          $54,182,000.00
 03/14/2006        $67,500,000.00            02/14/2011          $52,892,000.00
 04/14/2006        $67,500,000.00            03/14/2011          $51,184,000.00
 05/14/2006        $67,500,000.00            04/14/2011          $49,879,000.00
 06/14/2006        $67,500,000.00            05/14/2011          $43,397,000.00
 07/14/2006        $67,500,000.00            06/14/2011          $42,088,000.00
 08/14/2006        $67,500,000.00            07/14/2011          $40,638,000.00
 09/14/2006        $67,500,000.00            08/14/2011          $39,316,000.00
 10/14/2006        $67,500,000.00            09/14/2011          $37,987,000.00
 11/14/2006        $67,500,000.00            10/14/2011          $36,517,000.00
 12/14/2006        $67,500,000.00            11/14/2011          $36,316,000.00
 01/14/2007        $67,500,000.00            12/14/2011          $36,116,000.00
 02/14/2007        $67,500,000.00            01/14/2012          $35,916,000.00
 03/14/2007        $67,500,000.00            02/14/2012          $35,716,000.00
 04/14/2007        $67,500,000.00            03/14/2012          $35,463,000.00
 05/14/2007        $67,500,000.00            04/14/2012          $34,139,000.00
 06/14/2007        $67,500,000.00            05/14/2012          $32,681,000.00
 07/14/2007        $67,500,000.00            06/14/2012          $31,345,000.00
 08/14/2007        $67,500,000.00            07/14/2012          $29,874,000.00
 09/14/2007        $67,500,000.00            08/14/2012          $28,525,000.00
 10/14/2007        $67,500,000.00            09/14/2012          $27,168,000.00
 11/14/2007        $67,500,000.00            10/14/2012          $25,678,000.00
 12/14/2007        $67,500,000.00            11/14/2012          $24,308,000.00
 01/14/2008        $67,500,000.00            12/14/2012          $22,805,000.00
 02/14/2008        $67,500,000.00            01/14/2013          $21,421,000.00
 03/14/2008        $67,500,000.00            02/14/2013          $20,031,000.00
 04/14/2008        $67,500,000.00            03/14/2013          $18,254,000.00
 05/14/2008        $67,500,000.00            04/14/2013          $16,849,000.00
 06/14/2008        $67,500,000.00            05/14/2013          $15,310,000.00
 07/14/2008        $67,500,000.00            06/14/2013          $13,891,000.00
 08/14/2008        $67,500,000.00            07/14/2013          $12,338,000.00
 09/14/2008        $67,500,000.00            08/14/2013          $10,904,000.00
 10/14/2008        $67,500,000.00            09/14/2013           $9,463,000.00
 11/14/2008        $67,500,000.00            10/14/2013           $7,890,000.00
 12/14/2008        $67,500,000.00            11/14/2013           $6,435,000.00
 01/14/2009        $67,500,000.00            12/14/2013           $4,848,000.00
 02/14/2009        $67,500,000.00            01/14/2014           $3,378,000.00
 03/14/2009        $67,500,000.00            02/14/2014           $1,900,000.00
 04/14/2009        $67,500,000.00            03/14/2014               $0.00
 05/14/2009        $67,500,000.00
 06/14/2009        $67,500,000.00
 07/14/2009        $67,500,000.00
 08/14/2009        $67,500,000.00
 09/14/2009        $67,500,000.00
 10/14/2009        $67,500,000.00
 11/14/2009        $67,500,000.00
 12/14/2009        $67,500,000.00
 01/14/2010        $67,500,000.00

                                       A-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE B
                                   ----------

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

         Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

         1)   multifamily or commercial mortgage loans;
         2)   mortgage participations, mortgage pass-through certificates or mortgage-backed securities;
         3)   direct obligations of the United States or other governmental agencies; or
         4)   any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

       The certificates of any series may consist of one or more classes. A given class may:

         o    provide for the accrual of interest based on fixed, variable or adjustable rates;
         o    be senior or subordinate to one or more other classes in respect of distributions;
         o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
         o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
         o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
         o    provide for sequential distributions of principal;
         o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

       INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-31 OF THE RELATED
PROSPECTUS SUPPLEMENT.

       This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

       The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 MORGAN STANLEY
                 The date of this Prospectus is February 7, 2005

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

         o    the timing of interest and principal payments;
         o    applicable interest rates;
         o    information about the trust fund's assets;
         o    information about any credit support or cash flow agreement;
         o    the rating for each class of certificates;
         o    information regarding the nature of any subordination;
         o    any circumstance in which the trust fund may be subject to early termination;
         o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;
         o    the aggregate principal amount of each class of certificates;
         o    information regarding any master servicer, sub-servicer or special servicer; and
         o    whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                                                                                PAGE
                                                                                                                ----

                                      -i-

                                      -ii-

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES..................... Mortgage Pass-Through Certificates,
                                           issuable in series.

MORTGAGE POOL............................. Each trust fund will consist primarily of one or more segregated
                                           pools of:

                                           (1)  multifamily or commercial
                                                mortgage loans;

                                           (2)  mortgage participations,
                                                mortgage pass-through
                                                certificates or mortgage-backed
                                                securities;

                                           (3)  direct obligations of the United
                                                States or other governmental
                                                agencies; or

                                           (4)  any combination of 1-3 above, as
                                                well as other property as
                                                described in the accompanying
                                                prospectus supplement.

                                           as to some or all of the mortgage
                                           loans, assignments of the leases of
                                           the related mortgaged properties or
                                           assignments of the rental payments
                                           due under those leases.

                                           Each trust fund for a series of
                                           certificates may also include:

                                           o    letters of credit, insurance
                                                policies, guarantees, reserve
                                                funds or other types of credit
                                                support; and

                                           o    currency or interest rate
                                                exchange agreements and other
                                                financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER.................................... Morgan Stanley Capital I 200__-__
                                           Trust.

DEPOSITOR................................. Morgan Stanley Capital I Inc., a
                                           wholly-owned subsidiary of Morgan
                                           Stanley.

MASTER SERVICER........................... The master servicer, if any, for each series of certificates will be named
                                           in the related prospectus supplement.
                                           The master servicer may be an
                                           affiliate of Morgan Stanley Capital I
                                           Inc.

SPECIAL SERVICER.......................... The special servicer, if any, for each series of certificates will be
                                           named, or the circumstances in
                                           accordance with which a special
                                           servicer will be appointed will be
                                           described, in the related prospectus
                                           supplement. The special servicer may
                                           be an affiliate of Morgan Stanley
                                           Capital I Inc.

TRUSTEE................................... The trustee for each series of certificates will be named in the
                                           related prospectus supplement.

ORIGINATOR................................ The originator or originators of the mortgage loans will be named in the
                                           related prospectus supplement. An
                                           originator may be an affiliate of
                                           Morgan Stanley Capital I Inc. Morgan
                                           Stanley Capital I Inc. will purchase
                                           the

                                           mortgage loans or the mortgage backed
                                           securities or both, on or before the
                                           issuance of the related series of
                                           certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS..................... Each series of certificates will represent in the aggregate the entire
                                           beneficial ownership interest in a
                                           trust fund consisting primarily of:

     (A) MORTGAGE ASSETS.................. The mortgage loans and the mortgage backed securities, or one or the
                                           other, with respect to each series of
                                           certificates will consist of a pool
                                           of:

                                           o    multifamily or commercial
                                                mortgage loans or both;

                                           o    mortgage participations,
                                                mortgage pass-through
                                                certificates or other
                                                mortgage-backed securities
                                                evidencing interests in or
                                                secured by mortgage loans; or

                                           o    a combination of mortgage loans
                                                and mortgage backed securities.

                                           The mortgage loans will not be
                                           guaranteed or insured by:

                                           o    Morgan Stanley Capital I Inc. or
                                                any of its affiliates; or

                                           o    unless the prospectus supplement
                                                so provides, any governmental
                                                agency or instrumentality or
                                                other person.

                                           The mortgage loans will be secured
                                           by first liens or junior liens on, or
                                           security interests in:

                                           o    residential properties
                                                consisting of five or more
                                                rental or cooperatively-owned
                                                dwelling units; or

                                           o    office buildings, shopping
                                                centers, retail stores, hotels
                                                or motels, nursing homes,
                                                hospitals or other health-care
                                                related facilities, mobile home
                                                parks, warehouse facilities,
                                                mini-warehouse facilities or
                                                self-storage facilities,
                                                industrial plants, congregate
                                                care facilities, mixed use
                                                commercial properties or other
                                                types of commercial properties.

                                           Unless otherwise provided in the
                                           prospectus supplement, the mortgage
                                           loans:

                                           o    will be secured by properties
                                                located in any of the fifty
                                                states, the District of Columbia
                                                or the Commonwealth of Puerto
                                                Rico;

                                           o    will have individual principal
                                                balances at origination of at
                                                least $25,000; o will have
                                                original terms to maturity of
                                                not more than 40 years; and

                                           o    will be originated by persons
                                                other than Morgan Stanley
                                                Capital I Inc.

                                           Each mortgage loan may provide for
                                           the following payment terms:

                                           o    Each mortgage loan may provide
                                                for no accrual of interest or
                                                for accrual of interest at a
                                                fixed or adjustable rate or at a
                                                rate that may be converted from
                                                adjustable to fixed, or vice
                                                versa, from time to

                                      -2-

                                                time at the borrower's election.
                                                Adjustable mortgage rates may be
                                                based on one or more indices.

                                           o    Each mortgage loan may provide
                                                for scheduled payments to
                                                maturity or payments that adjust
                                                from time to time to accommodate
                                                changes in the interest rate or
                                                to reflect the occurrence of
                                                certain events.

                                           o    Each mortgage loan may provide
                                                for negative amortization or
                                                accelerated amortization.

                                           o    Each mortgage loan may be fully
                                                amortizing or require a balloon
                                                payment due on the loan's stated
                                                maturity date.

                                           o    Each mortgage loan may contain
                                                prohibitions on prepayment or
                                                require payment of a premium or
                                                a yield maintenance penalty in
                                                connection with a prepayment.

                                           o    Each mortgage loan may provide
                                                for payments of principal,
                                                interest or both, on due dates
                                                that occur monthly, quarterly,
                                                semi-annually or at another
                                                interval as specified in the
                                                related prospectus supplement.

    (B) GOVERNMENT SECURITIES............. If the related prospectus supplement so specifies, the trust fund may
                                           include direct obligations of the
                                           United States, agencies of the United
                                           States or agencies created by
                                           government entities which provide for
                                           payment of interest or principal or
                                           both.

     (C) COLLECTION ACCOUNTS.............. Each trust fund will include one or more accounts established and
                                           maintained on behalf of the
                                           certificateholders. The person(s)
                                           designated in the related prospectus
                                           supplement will, to the extent
                                           described in this prospectus and the
                                           prospectus supplement, deposit into
                                           this account all payments and
                                           collections received or advanced with
                                           respect to the trust fund's assets.
                                           The collection account may be either
                                           interest bearing or non-interest
                                           bearing, and funds may be held in the
                                           account as cash or invested in
                                           short-term, investment grade
                                           obligations.

     (D) CREDIT SUPPORT................... If the related prospectus supplement so specifies, one or more classes of
                                           certificates may be provided with
                                           partial or full protection against
                                           certain defaults and losses on a
                                           trust fund's mortgage loans and
                                           mortgage backed securities.

                                          This protection may be provided by one
                                          or more of the following means:

                                           o    subordination of one or more
                                                other classes of certificates,

                                           o    letter of credit,

                                           o    insurance policy,

                                           o    guarantee,

                                           o    reserve fund or

                                           o    another type of credit support,
                                                or a combination thereof.

                                           The related prospectus supplement
                                           will describe the amount and types of
                                           credit support, the entity providing
                                           the credit support, if applicable,
                                           and

                                      -3-

                                           related information. If a particular
                                           trust fund includes mortgage backed
                                           securities, the related prospectus
                                           supplement will describe any similar
                                           forms of credit support applicable to
                                           those mortgage backed securities.

     (E) CASH FLOW AGREEMENTS............. If the related prospectus supplement so provides, the trust fund may
                                           include guaranteed investment
                                           contracts pursuant to which moneys
                                           held in the collection accounts will
                                           be invested at a specified rate. The
                                           trust fund also may include
                                           agreements designed to reduce the
                                           effects of interest rate or currency
                                           exchange rate fluctuations on the
                                           trust fund's assets or on one or more
                                           classes of certificates.

                                          Agreements of this sort may include:

                                           o    interest rate exchange
                                                agreements,

                                           o    interest rate cap or floor
                                                agreements,

                                           o    currency exchange agreements or
                                                similar agreements. Currency
                                                exchange agreements might be
                                                included in a trust fund if some
                                                or all of the mortgage loans or
                                                mortgage backed securities, such
                                                as mortgage loans secured by
                                                mortgaged properties located
                                                outside the United States, are
                                                denominated in a non-United
                                                States currency.

                                           The related prospectus supplement
                                           will describe the principal terms of
                                           any guaranteed investment contract or
                                           other agreement and provide
                                           information with respect to the
                                           obligor. If a particular trust fund
                                           includes mortgage backed securities,
                                           the related prospectus supplement
                                           will describe any guaranteed
                                           investment contract or other
                                           agreements applicable to those
                                           mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES............. Each series of certificates will have the following characteristics:

                                           o    if the certificates evidence an
                                                interest in a trust fund that
                                                includes mortgage loans, the
                                                certificates will be issued
                                                pursuant to a pooling agreement;

                                           o    if the certificates evidence an
                                                interest in a trust fund that
                                                does not include mortgage loans,
                                                the certificates will be issued
                                                pursuant to a trust agreement;

                                           o    each series of certificates will
                                                include one or more classes of
                                                certificates;

                                           o    each series of certificates,
                                                including any class or classes
                                                not offered by this prospectus,
                                                will represent, in the
                                                aggregate, the entire beneficial
                                                ownership interest in the
                                                related trust fund;

                                           o    each class of certificates being
                                                offered to you, other than
                                                certain stripped interest
                                                certificates, will have a stated
                                                principal amount;

                                           o    each class of certificates being
                                                offered to you, other than
                                                certain stripped principal
                                                certificates, will accrue
                                                interest based on a fixed,
                                                variable or adjustable interest
                                                rate.

                                           The related prospectus supplement
                                           will specify the principal amount, if
                                           any, and the interest rate, if any,
                                           for each class of certificates. In
                                           the case of a variable or adjustable
                                           interest rate, the related prospectus
                                           supplement will specify the method
                                           for determining the rate.

                                      -4-

                                           The certificates will not be
                                           guaranteed or insured by Morgan
                                           Stanley Capital I Inc. or any of its
                                           affiliates. The certificates also
                                           will not be guaranteed or insured by
                                           any governmental agency or
                                           instrumentality or by any other
                                           person, unless the related prospectus
                                           supplement so provides.

     (A) INTEREST......................... Each class of certificates offered to you, other than stripped principal
                                           certificates and certain classes of
                                           stripped interest certificates, will
                                           accrue interest at the rate indicated
                                           in the prospectus supplement.
                                           Interest will be distributed to you
                                           as provided in the related prospectus
                                           supplement.

                                           Interest distributions:

                                           o    on stripped interest
                                                certificates may be made on the
                                                basis of the notional amount for
                                                that class, as described in the
                                                related prospectus supplement;

                                           o    may be reduced to the extent of
                                                certain delinquencies, losses,
                                                prepayment interest shortfalls,
                                                and other contingencies
                                                described in this prospectus and
                                                the related prospectus
                                                supplement.

     (B) PRINCIPAL........................ The certificates of each series initially will have an aggregate
                                           principal balance no greater than the
                                           outstanding principal balance of the
                                           trust fund's assets as of the close
                                           of business on the first day of the
                                           month during which the trust fund is
                                           formed, after application of
                                           scheduled payments due on or before
                                           that date, whether or not received.
                                           The related prospectus supplement may
                                           provide that the principal balance of
                                           the trust fund's assets will be
                                           determined as of a different date.
                                           The principal balance of a
                                           certificate at a given time
                                           represents the maximum amount that
                                           the holder is then entitled to
                                           receive of principal from future cash
                                           flow on the assets in the related
                                           trust fund.

                                           Unless the prospectus supplement
                                           provides otherwise, distributions of
                                           principal:

                                           o    will be made on each
                                                distribution date to the holders
                                                of the class or classes of
                                                certificates entitled to
                                                principal distributions, until
                                                the principal balances of those
                                                certificates have been reduced
                                                to zero; and

                                           o    will be made on a pro rata basis
                                                among all of the certificates of
                                                a given class or by random
                                                selection, as described in the
                                                prospectus supplement or
                                                otherwise established by the
                                                trustee.

                                           Stripped interest or interest-only
                                           certificates will not have a
                                           principal balance and will not
                                           receive distributions of principal.

ADVANCES.................................. Unless the related prospectus supplement otherwise provides, if a
                                           scheduled payment on a mortgage loan
                                           is delinquent and the master servicer
                                           determines that an advance would be
                                           recoverable, the master servicer
                                           will, in most cases, be required to
                                           advance the shortfall. Neither Morgan
                                           Stanley Capital I Inc. nor any of its
                                           affiliates will have any
                                           responsibility to make those
                                           advances.

                                      -5-

                                           The master servicer:

                                           o    will be reimbursed for advances
                                                from subsequent recoveries from
                                                the delinquent mortgage loan or
                                                from other sources, as described
                                                in this prospectus and the
                                                related prospectus supplement;
                                                and

                                           o    will be entitled to interest on
                                                advances, if specified in the
                                                related prospectus supplement.

                                           If a particular trust fund includes
                                           mortgage backed securities, the
                                           prospectus supplement will describe
                                           any advance obligations applicable to
                                           those mortgage backed securities.

TERMINATION............................... The related prospectus supplement may provide for the optional early
                                           termination of the series of
                                           certificates through repurchase of
                                           the trust fund's assets by a
                                           specified party, under specified
                                           circumstances.

                                           The related prospectus supplement may
                                           provide for the early termination of
                                           the series of certificates in various
                                           ways including:

                                           o    optional early termination where
                                                a party identified in the
                                                prospectus supplement could
                                                repurchase the trust fund assets
                                                pursuant to circumstances
                                                specified in the prospectus
                                                supplement;

                                           o    termination through the
                                                solicitation of bids for the
                                                sale of all or a portion of the
                                                trust fund assets in the event
                                                the principal amount of a
                                                specified class or classes
                                                declines by a specified
                                                percentage amount on or after a
                                                specified date.

REGISTRATION OF CERTIFICATES.............. If the related prospectus supplement so provides, one or more classes of
                                           the certificates being offered to you
                                           will initially be represented by one
                                           or more certificates registered in
                                           the name of Cede & Co., as the
                                           nominee of Depository Trust Company.
                                           If the certificate you purchase is
                                           registered in the name of Cede & Co.,
                                           you will not be entitled to receive a
                                           definitive certificate, except under
                                           the limited circumstances described
                                           in this prospectus.

TAX STATUS OF THE CERTIFICATES............ The certificates of each series will constitute either:

                                           o    regular interests and residual
                                                interests in a trust treated as
                                                a real estate mortgage
                                                investment conduit--known as a
                                                REMIC--undeR Sections 860A
                                                through 860G of the Internal
                                                Revenue Code; or

                                           o    interests in a trust treated as
                                                a grantor trust under applicable
                                                provisions of the Internal
                                                Revenue Code.

     (A) REMIC............................ The regular certificates of the REMIC generally will be treated as debt
                                           obligations of the applicable REMIC
                                           for federal income tax purposes. Some
                                           of the regular certificates of the
                                           REMIC may be issued with original
                                           issue discount for federal income tax
                                           purposes.

                                           A portion or, in certain cases, all
                                           of the income from REMIC residual
                                           certificates:

                                           o    may not be offset by any losses
                                                from other activities of the
                                                holder of those certificates;

                                      -6-

                                           o    may be treated as unrelated
                                                business taxable income for
                                                holders of the residual
                                                certificates of the REMIC that
                                                are subject to tax on unrelated
                                                business taxable income, as
                                                defined in Section 511 of the
                                                Internal Revenue Code; and

                                           o    may be subject to U.S.
                                                withholding tax.

                                           To the extent described in this
                                           prospectus and the related prospectus
                                           supplement, the certificates offered
                                           to you will be treated as:

                                           o    assets described in section
                                                7701(a)(19)(C) of the Internal
                                                Revenue Code; and

                                           o    "real estate assets" within the
                                                meaning of section 856(c)(5)(B)
                                                of the Internal Revenue Code.

     (B) GRANTOR TRUST.................... If no election is made to treat the trust fund relating to a series of
                                           certificates as a REMIC, the trust
                                           fund will be classified as a grantor
                                           trust and not as an association
                                           taxable as a corporation for federal
                                           income tax purposes. If the trust
                                           fund is a grantor trust, you will be
                                           treated as an owner of an undivided
                                           pro rata interest in the mortgage
                                           pool or pool of securities and any
                                           other assets held by the trust fund.
                                           In certain cases the certificates may
                                           represent interests in a portion of a
                                           trust fund as to which one or more
                                           REMIC elections, as described above,
                                           are also made.

                                           Investors are advised to consult
                                           their tax advisors and to review
                                           "Federal Income Tax Consequences" in
                                           this prospectus and the related
                                           prospectus supplement.

ERISA CONSIDERATIONS...................... If you are subject to Title I of the
                                           Employee Retirement Income Security
                                           Act of 1974, as amended--also known
                                           as ERISA, or Section 4975 of the
                                           Internal Revenue Code, you should
                                           carefully review with your legal
                                           advisors whether the purchase or
                                           holding of certificates could give
                                           rise to a transaction that is
                                           prohibited or is not otherwise
                                           permissible under either statute.

                                           In general, the related prospectus
                                           supplement will specify that some of
                                           the classes of certificates may not
                                           be transferred unless the trustee and
                                           Morgan Stanley Capital I Inc. receive
                                           a letter of representations or an
                                           opinion of counsel to the effect
                                           that:

                                           o    the transfer will not result in
                                                a violation of the prohibited
                                                transaction provisions of ERISA
                                                or the Internal Revenue Code;

                                           o    the transfer will not cause the
                                                assets of the trust fund to be
                                                deemed "plan assets" for
                                                purposes of ERISA or the
                                                Internal Revenue Code; and

                                           o    the transfer will not subject
                                                any of the trustee, Morgan
                                                Stanley Capital I Inc. or any
                                                servicer to additional
                                                obligations.

LEGAL
INVESTMENT................................ The related prospectus supplement will specify whether any classes of
                                           the offered certificates will
                                           constitute "mortgage related
                                           securities" for purposes of the
                                           Secondary Mortgage Market Enhancement
                                           Act of 1984, as amended. If your
                                           investment activities are subject to
                                           legal investment laws and
                                           regulations, regulatory capital
                                           requirements, or review by regulatory

                                      -7-

                                           authorities, then you may be subject
                                           to restrictions on investment in the
                                           offered certificates. You should
                                           consult your own legal advisors for
                                           assistance in determining the
                                           suitability of and consequences to
                                           you of the purchase, ownership, and
                                           the sale of the offered certificates.

RATING.................................... At the date of issuance, each class of certificates of each series that
                                           are offered to you will be rated not
                                           lower than investment grade by one or
                                           more nationally recognized
                                           statistical rating agencies.

                                      -8-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                       Secondary market considerations may make
                                        your certificates difficult to resell or
                                        less valuable than you anticipated for a
                                        variety of reasons, including:

                                        o    there may not be a secondary market
                                             for the certificates;

                                        o    if a secondary market develops, we
                                             cannot assure you that it will
                                             continue or will provide you with
                                             the liquidity of investment you may
                                             have anticipated. Lack of liquidity
                                             could result in a substantial
                                             decrease in the market value of
                                             your certificates;

                                        o    the market value of your
                                             certificates will fluctuate with
                                             changes in interest rates;

                                        o    the secondary market for
                                             certificates backed by residential
                                             mortgages may be more liquid than
                                             the secondary market for
                                             certificates backed by multifamily
                                             and commercial mortgages so if your
                                             liquidity assumptions were based on
                                             the secondary market for
                                             certificates backed by residential
                                             mortgages, your assumptions may not
                                             be correct;

                                        o    certificateholders have no
                                             redemption rights; and

                                        o    secondary market purchasers are
                                             limited to this prospectus, the
                                             related prospectus supplement and
                                             to the reports delivered to
                                             certificateholders for information
                                             concerning the certificates.

                                        Morgan Stanley & Co. Incorporated
                                        currently expects to make a secondary
                                        market in your certificates, but it has
                                        no obligation to do so.

THE TRUST FUND'S ASSETS MAY
BE INSUFFICIENT TO ALLOW
FOR REPAYMENT IN FULL ON YOUR
CERTIFICATES                            Unless the related prospectus supplement
                                        so specifies, the sole source of payment
                                        on your certificates will be proceeds
                                        from the assets included in the trust
                                        fund for each series of certificates and
                                        any form of credit enhancement specified
                                        in the related prospectus supplement.
                                        You will not have any claim against, or
                                        security interest in, the trust fund for
                                        any other series. In addition, in
                                        general, there is no recourse to Morgan
                                        Stanley Capital I Inc. or any other
                                        entity, and neither the certificates nor
                                        the underlying mortgage loans are
                                        guaranteed or insured by any
                                        governmental agency or instrumentality
                                        or any other entity. Therefore, if the
                                        trust fund's assets are insufficient to
                                        pay you your

                                      -9-

                                        expected return, in most situations you
                                        will not receive payment from any other
                                        source. Exceptions include:

                                        o    loan repurchase obligations in
                                             connection with a breach of certain
                                             of the representations and
                                             warranties; and

                                        o    advances on delinquent loans, to
                                             the extent the master servicer
                                             deems the advance will be
                                             recoverable.

                                        Because some of the representations and
                                        warranties with respect to the mortgage
                                        loans or mortgage backed securities may
                                        have been made or assigned in connection
                                        with transfers of the mortgage loans or
                                        mortgage backed securities prior to the
                                        closing date, the rights of the trustee
                                        and the certificateholders with respect
                                        to those representations or warranties
                                        will be limited to their rights as
                                        assignees. Unless the related prospectus
                                        supplement so specifies, neither Morgan
                                        Stanley Capital I Inc., the master
                                        servicer nor any affiliate thereof will
                                        have any obligation with respect to
                                        representations or warranties made by
                                        any other entity.

                                        There may be accounts, as described in
                                        the related prospectus supplement,
                                        maintained as credit support. The
                                        amounts in these accounts may be
                                        withdrawn, under conditions described in
                                        the related prospectus supplement. Any
                                        withdrawn amounts will not be available
                                        for the future payment of principal or
                                        interest on the certificates.

                                        If a series of certificates consists of
                                        one or more classes of subordinate
                                        certificates, the amount of any losses
                                        or shortfalls in collections of assets
                                        on any distribution date will be borne
                                        first by one or more classes of the
                                        subordinate certificates, as described
                                        in the related prospectus supplement.
                                        Thereafter, those losses or shortfalls
                                        will be borne by the remaining classes
                                        of certificates, in the priority and
                                        manner and subject to the limitations
                                        specified in the related prospectus
                                        supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON
YOUR CERTIFICATES                       The yield on your certificates may be
                                        reduced by prepayments on the mortgage
                                        loans or mortgage backed securities
                                        because prepayments affect the average
                                        life of the certificates. Prepayments
                                        can be voluntary, if permitted, and
                                        involuntary, such as prepayments
                                        resulting from casualty or condemnation,
                                        defaults and liquidations or repurchases
                                        upon breaches of representations and
                                        warranties. The investment performance
                                        of your certificates may vary materially
                                        and adversely from your expectation if
                                        the actual rate of prepayment is higher
                                        or lower than you anticipated.

                                        Voluntary prepayments may require the
                                        payment of a yield maintenance or
                                        prepayment premium. Nevertheless, we
                                        cannot assure you that the existence of
                                        the prepayment premium will cause a
                                        borrower to refrain from prepaying its
                                        mortgage loan nor can we assure you of
                                        the rate at which prepayments will
                                        occur. Morgan Stanley Mortgage Capital
                                        Inc., under certain circumstances, may
                                        be required to repurchase a mortgage
                                        loan from the trust fund if there has
                                        been a breach of a representation or
                                        warranty. The repurchase price paid will
                                        be passed through to you, as a
                                        certificateholder, with the same effect
                                        as if the mortgage loan had been prepaid
                                        in part or in full, except that no
                                        prepayment premium or yield maintenance
                                        charge would be payable.

                                      -10-

                                        Such a repurchase may therefore
                                        adversely affect the yield to maturity
                                        on your certificates.

                                        In a pool of mortgage loans, the rate of
                                        prepayment is unpredictable as it is
                                        influenced by a variety of factors
                                        including:

                                        o    the terms of the mortgage loans;

                                        o    the length of any prepayment
                                             lockout period;

                                        o    the prevailing interest rates;

                                        o    the availability of mortgage
                                             credit;

                                        o    the applicable yield maintenance
                                             charges or prepayment premiums;

                                        o    the servicer's ability to enforce
                                             those yield maintenance charges or
                                             prepayment premiums;

                                        o    the occurrence of casualties or
                                             natural disasters; and

                                        o    economic, demographic, tax, legal
                                             or other factors.

                                        There can be no assurance that the rate
                                        of prepayments will conform to any model
                                        described in this prospectus or in the
                                        related prospectus supplement.

                                        Some of the certificates may be more
                                        sensitive to prepayments than other
                                        certificates and in certain cases, the
                                        certificateholder holding these
                                        certificates may fail to recoup its
                                        original investment. You should
                                        carefully consider the specific
                                        characteristics of the certificates you
                                        purchase, as well as your investment
                                        approach and strategy. For instance, if
                                        you purchase a certificate at a premium,
                                        a prepayment may reduce the stream of
                                        interest payments you are entitled to
                                        receive on your certificate and your
                                        actual yield may be lower than your
                                        anticipated yield. Similarly, if you
                                        purchase a certificate which provides
                                        for the payment of interest only, or a
                                        certificate which provides for the
                                        payment of interest only after the
                                        occurrence of certain events, such as
                                        the retirement of one or more other
                                        classes of certificates of a series, you
                                        will probably be extremely sensitive to
                                        prepayments because a prepayment may
                                        reduce the stream of interest payments
                                        you are entitled to receive on your
                                        certificate.

IF PREPAYMENT PREMIUMS
ARE NOT ENFORCED, YOUR
CERTIFICATES MAY BE
ADVERSELY AFFECTED                      The yield on your certificates may be
                                        less than anticipated because the
                                        prepayment premium or yield maintenance
                                        required under certain prepayment
                                        scenarios may not be enforceable in some
                                        states or under federal bankruptcy laws.

                                        o    Some courts may consider the
                                             prepayment premium to be usurious.

                                        o    Even if the prepayment premium is
                                             enforceable, we cannot assure you
                                             that foreclosure proceeds will be
                                             sufficient to pay the prepayment
                                             premium.

                                      -11-

                                        o    Although the collateral
                                             substitution provisions related to
                                             defeasance are not suppose to be
                                             treated as a prepayment and should
                                             not affect your certificates, we
                                             cannot assure you that a court will
                                             not interpret the defeasance
                                             provisions as requiring a
                                             prepayment premium; nor can we
                                             assure you that if it is treated as
                                             a prepayment premium, the court
                                             will find the defeasance income
                                             stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                            As principal payments or prepayments are
                                        made on a mortgage loan, the mortgage
                                        pool will be exposed to concentration
                                        risks with respect to the diversity of
                                        mortgaged properties, types of mortgaged
                                        properties and number of borrowers.
                                        Classes that have a later sequential
                                        designation or a lower payment priority
                                        are more likely to be exposed to these
                                        concentration risks than are classes
                                        with an earlier sequential designation
                                        or higher priority. This is so because
                                        principal on the certificates will be
                                        payable in sequential order, and no
                                        class entitled to a distribution of
                                        principal will receive its principal
                                        until the principal amount of the
                                        preceding class or classes entitled to
                                        receive principal have been reduced to
                                        zero.

RATINGS DO NOT GUARANTY
PAYMENT                                 Any rating assigned by a rating agency
                                        to a class of certificates reflects the
                                        rating agency's assessment of the
                                        likelihood that holders of the class of
                                        certificates will receive the payments
                                        to which they are entitled.

                                        o    The ratings do not assess the
                                             likelihood that you will receive
                                             timely payments on your
                                             certificates.

                                        o    The ratings do not assess the
                                             likelihood of prepayments,
                                             including those caused by defaults.

                                        o    The ratings do not assess the
                                             likelihood of early optional
                                             termination of the certificates.

                                        Each rating agency rating classes of a
                                        particular series will determine the
                                        amount, type and nature of credit
                                        support required for that series. This
                                        determination may be based on an
                                        actuarial analysis of the behavior of
                                        mortgage loans in a larger group taking
                                        into account the appraised value of the
                                        real estate and the commercial and
                                        multifamily real estate market.

                                        o    We cannot assure you that the
                                             historical data supporting the
                                             actuarial analysis will accurately
                                             reflect or predict the rate of
                                             delinquency, foreclosure or loss
                                             that will be experienced by the
                                             mortgage loans in a particular
                                             series.

                                        o    We cannot assure you that the
                                             appraised value of any property
                                             securing a mortgage loan in a
                                             particular series will remain
                                             stable throughout the life of your
                                             certificate.

                                        o    We cannot assure you that the real
                                             estate market will not experience
                                             an overall decline in property
                                             values nor can we assure you that
                                             the outstanding balance of any
                                             mortgage loan in a

                                      -12-

                                             particular series will always be
                                             less than the market value of the
                                             property securing the mortgage
                                             loan.

RATINGS DO NOT GUARANTY VALUE           If one or more rating agencies downgrade
                                        certificates of a series, your
                                        certificate will decrease in value.
                                        Because none of Morgan Stanley Capital I
                                        Inc., the seller, the master servicer,
                                        the trustee or any affiliate has any
                                        obligation to maintain a rating of a
                                        class of certificates, you will have no
                                        recourse if your certificate decreases
                                        in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ONUR CERTIFICATES               Repayment of a commercial or multifamily
                                        mortgage loan is dependent on the income
                                        produced by the property. Therefore, the
                                        borrower's ability to repay a mortgage
                                        loan depends primarily on the successful
                                        operation of the property and the net
                                        operating income derived from the
                                        property. Net operating income can be
                                        volatile and may be adversely affected
                                        by factors such as:

                                        o    economic conditions causing plant
                                             closings or industry slowdowns;

                                        o    an oversupply of available retail
                                             space, office space or multifamily
                                             housing;

                                        o    changes in consumer tastes and
                                             preferences; o decrease in consumer
                                             confidence;

                                        o    retroactive changes in building
                                             codes;

                                        o    the age, design and construction
                                             quality of the property, including
                                             perceptions regarding the
                                             attractiveness, convenience or
                                             safety of the property;

                                        o    the age, design, construction
                                             quality and proximity of competing
                                             properties;

                                        o    increases in operating expenses due
                                             to external factors such as
                                             increases in heating or electricity
                                             costs;

                                        o    increases in operating expenses due
                                             to maintenance or improvements
                                             required at the property;

                                        o    a decline in the financial
                                             condition of a major tenant;

                                        o    a decline in rental rates as leases
                                             are renewed or entered into with
                                             new tenants;

                                        o    the concentration of a particular
                                             business type in a building;

                                        o    the length of tenant leases;

                                        o    the creditworthiness of tenants;
                                             and

                                        o    the property's "operating
                                             leverage."

                                      -13-

                                        Operating leverage refers to the
                                        percentage of total property expenses in
                                        relation to revenue, the ratio of fixed
                                        operating expenses to those that vary
                                        with revenue and the level of capital
                                        expenditures required to maintain the
                                        property and retain or replace tenants.

                                        If a commercial property is designed for
                                        a specific tenant, net operating income
                                        may be adversely affected if that tenant
                                        defaults under its obligations because
                                        properties designed for a specific
                                        tenant often require substantial
                                        renovation before it is suitable for a
                                        new tenant. As a result, the proceeds
                                        from liquidating this type of property
                                        following foreclosure might be
                                        insufficient to cover the principal and
                                        interest due under the loan.

                                        It is anticipated that a substantial
                                        portion of the mortgage loans included
                                        in any trust fund will be nonrecourse
                                        loans or loans for which recourse may be
                                        restricted or unenforceable. Therefore,
                                        if a borrower defaults, recourse may be
                                        had only against the specific property
                                        and any other assets that have been
                                        pledged to secure the related mortgage
                                        loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                        Various factors may adversely affect the
                                        value of the mortgaged properties
                                        without affecting the properties'
                                        current net operating income. These
                                        factors include among others:

                                        o    changes in governmental
                                             regulations, fiscal policy, zoning
                                             or tax laws;

                                        o    potential environmental legislation
                                             or liabilities or other legal
                                             liabilities;

                                        o    the availability of refinancing;
                                             and

                                        o    changes in interest rate levels or
                                             yields required by investors in
                                             income producing commercial
                                             properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT
UPON SUCCESSFUL MANAGEMENT              The successful operation of a real
                                        estate project depends upon the property
                                        manager's performance and viability. The
                                        property manager is responsible for:

                                        o    responding to changes in the local
                                             market;

                                        o    planning and implementing the
                                             rental structure;

                                        o    operating the property and
                                             providing building services;

                                        o    managing operating expenses; and

                                        o    assuring that maintenance and
                                             capital improvements are carried
                                             out in a timely fashion.

                                        A good property manager, by controlling
                                        costs, providing appropriate service to
                                        tenants and seeing to the maintenance of
                                        improvements, can improve cash flow,
                                        reduce vacancy, leasing and repair costs
                                        and

                                      -14-

                                        preserve building value. On the other
                                        hand, management errors can, in some
                                        cases, impair short-term cash flow and
                                        the long term viability of an income
                                        producing property. Properties deriving
                                        revenues primarily from short-term
                                        sources are generally more management
                                        intensive than properties leased to
                                        creditworthy tenants under long-term
                                        leases.

                                        Morgan Stanley Capital I Inc. makes no
                                        representation or warranty as to the
                                        skills of any present or future
                                        managers. Additionally, Morgan Stanley
                                        Capital I Inc. cannot assure you that
                                        the property managers will be in a
                                        financial condition to fulfill their
                                        management responsibilities throughout
                                        the terms of their respective management
                                        agreements.

YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL                       Assuming pools of equal aggregate unpaid
                                        principal balances, the concentration of
                                        default, foreclosure and loss in a trust
                                        fund containing fewer mortgage loans
                                        will generally be higher than that in
                                        trust fund containing more mortgage
                                        loans.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED AND
YOUR SOURCE FOR REPAYMENTS
IS LIMITED                              Payments under the mortgage loans are
                                        generally not insured or guaranteed by
                                        any person or entity.

                                        In general, the borrowers under the
                                        mortgage loans will be entities created
                                        to own or purchase the related
                                        commercial property. The borrowers are
                                        set up this way, in significant part, to
                                        isolate the property from the debts and
                                        liabilities of the person creating the
                                        entity. Unless otherwise specified, the
                                        loan will represent a nonrecourse
                                        obligation of the related borrower
                                        secured by the lien of the related
                                        mortgage and the related lease
                                        assignments. Even if the loan is
                                        recourse, the borrower generally will
                                        not have any significant assets other
                                        than the property or properties and the
                                        related leases, which will be pledged to
                                        the trustee. Therefore, payments on the
                                        loans and, in turn, payments of
                                        principal and interest on your
                                        certificates, will depend primarily or
                                        solely on rental payments by the
                                        lessees. Those rental payments will, in
                                        turn, depend on continued occupancy by,
                                        or the creditworthiness of, those
                                        lessees. Both continued occupancy and
                                        creditworthiness may be adversely
                                        affected by a general economic downturn
                                        or an adverse change in the lessees'
                                        financial conditions.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING
PRINCIPAL BALANCE ON ITS
 MATURITY DATE WHICH WOULD
ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES             Some of the mortgage loans may not be
                                        fully amortizing over their terms to
                                        maturity and will require substantial
                                        principal payments--i.e., balloon
                                        payments--at their stated maturity.
                                        Mortgage loans with balloon payments
                                        involve a greater degree of risk because
                                        a borrower's ability to make a balloon
                                        payment typically will depend upon its
                                        ability either to timely refinance the
                                        loan or to timely sell the mortgaged
                                        property. However, refinancing a loan or
                                        selling the property will be affected by
                                        a number of factors, including:

                                        o    interest rates;

                                        o    the borrower's equity in the
                                             property;

                                      -15-

                                        o    the financial condition and
                                             operating history of the borrower
                                             and the property;

                                        o    tax laws;

                                        o    renewability of operating licenses;

                                        o    prevailing economic conditions and
                                             the availability of credit for
                                             commercial and multifamily
                                             properties;

                                        o    with respect to certain multifamily
                                             properties and mobile home parks,
                                             rent control laws; and

                                        o    with respect to hospitals, nursing
                                             homes and convalescent homes,
                                             reimbursement rates from private
                                             and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT
FUNDS ARE AVAILABLE TO
SATISFY ANY JUNIOR
MORTGAGE LOANS                          If the prospectus supplement so
                                        specifies, some of the mortgage loans
                                        may be secured primarily by junior
                                        mortgages. In the event of a
                                        liquidation, satisfaction of a mortgage
                                        loan secured by a junior mortgage will
                                        be subordinate to the satisfaction of
                                        the related senior mortgage loan. If the
                                        proceeds are insufficient to satisfy the
                                        junior mortgage and the related senior
                                        mortgage, the junior mortgage loan in
                                        the trust fund would suffer a loss and
                                        the class of certificate you own may
                                        bear that loss. Therefore, any risks of
                                        deficiencies associated with first
                                        mortgage loans will be even greater in
                                        the case of junior mortgage loans. See
                                        "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES     If the related prospectus supplement so
                                        specifies, a master servicer, a
                                        sub-servicer or a special servicer will
                                        be permitted, within prescribed
                                        parameters, to extend and modify whole
                                        loans that are in default or as to which
                                        a payment default is imminent. Any
                                        ability to extend or modify may apply,
                                        in particular, to whole loans with
                                        balloon payments. In addition, a master
                                        servicer, a sub-servicer or a special
                                        servicer may receive a workout fee based
                                        on receipts from, or proceeds of, those
                                        whole loans. While any entity granting
                                        this type of extension or modification
                                        generally will be required to determine
                                        that the extension or modification is
                                        reasonably likely to produce a greater
                                        recovery on a present value basis than
                                        liquidation, there is no assurance this
                                        will be the case. Additionally, if the
                                        related prospectus supplement so
                                        specifies, some of the mortgage loans
                                        included in the mortgage pool may have
                                        been subject to workouts or similar
                                        arrangements following prior periods of
                                        delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    The bankruptcy or insolvency of a major
                                        tenant, or of a number of smaller
                                        tenants may adversely affect the income
                                        produced by a mortgaged property. Under
                                        the Bankruptcy Code, a tenant has the
                                        option of assuming or rejecting any
                                        unexpired lease. If the tenant rejects
                                        the lease, the landlord's claim would be
                                        a general unsecured claim against the
                                        tenant, absent collateral securing the
                                        claim. The claim would be limited to the
                                        unpaid rent reserved for the periods
                                        prior to the bankruptcy petition or the
                                        earlier surrender of the leased

                                      -16-

                                        premises, which are unrelated to the
                                        rejection, plus the greater of one
                                        year's rent or 15% of the remaining rent
                                        reserved under the lease, but not more
                                        than three years' rent to cover any
                                        rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES

                                        Under the Bankruptcy Code, the filing of
                                        a petition in bankruptcy by or against a
                                        borrower will stay the sale of the real
                                        property owned by that borrower, as well
                                        as the commencement or continuation of a
                                        foreclosure action. In addition, if a
                                        court determines that the value of the
                                        mortgaged property is less than the
                                        principal balance of the mortgage loan
                                        it secures, the court may prevent a
                                        lender from foreclosing on the mortgaged
                                        property, subject to certain protections
                                        available to the lender. As part of a
                                        restructuring plan, a court also may
                                        reduce the amount of secured
                                        indebtedness to the then-value of the
                                        mortgaged property. Such an action would
                                        make the lender a general unsecured
                                        creditor for the difference between the
                                        then-value and the amount of its
                                        outstanding mortgage indebtedness. A
                                        bankruptcy court also may:

                                        o    grant a debtor a reasonable time to
                                             cure a payment default on a
                                             mortgage loan;

                                        o    reduce monthly payments due under a
                                             mortgage loan;

                                        o    change the rate of interest due on
                                             a mortgage loan; or

                                        o    otherwise alter the mortgage loan's
                                             repayment schedule.

                                        Moreover, the filing of a petition in
                                        bankruptcy by, or on behalf of, a junior
                                        lienholder may stay the senior
                                        lienholder from taking action to
                                        foreclose on the mortgaged property in a
                                        manner that would substantially diminish
                                        the position of the junior lien.
                                        Additionally, the borrower's trustee or
                                        the borrower, as debtor-in-possession,
                                        has certain special powers to avoid,
                                        subordinate or disallow debts. In
                                        certain circumstances, the claims of the
                                        trustee may be subordinated to financing
                                        obtained by a debtor-in-possession
                                        subsequent to its bankruptcy.

                                        Under the Bankruptcy Code, the lender
                                        will be stayed from enforcing a
                                        borrower's assignment of rents and
                                        leases. The Bankruptcy Code also may
                                        interfere with the lender's ability to
                                        enforce lockbox requirements. The legal
                                        proceedings necessary to resolve these
                                        issues can be time consuming and may
                                        significantly delay the receipt of
                                        rents. Rents also may escape an
                                        assignment to the extent they are used
                                        by the borrower to maintain the
                                        mortgaged property or for other court
                                        authorized expenses.

                                        As a result of the foregoing, the
                                        lender's recovery with respect to
                                        borrowers in bankruptcy proceedings may
                                        be significantly delayed, and the
                                        aggregate amount ultimately collected
                                        may be substantially less than the
                                        amount owed.

                                      -17-

SOPHISTICATION OF THE
BORROWER MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                    In general, the mortgage loans will be
                                        made to partnerships, corporations or
                                        other entities rather than individuals.
                                        This may entail greater risks of loss
                                        from delinquency and foreclosure than do
                                        single family mortgage loans. In
                                        addition, the borrowers under commercial
                                        mortgage loans may be more sophisticated
                                        than the average single family home
                                        borrower. This may increase the
                                        likelihood of protracted litigation or
                                        the likelihood of bankruptcy in default
                                        situations.

CREDIT SUPPORT MAY NOT
COVER LOSSES OR RISKS
WHICH COULD ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES                       Although the prospectus supplement for a
                                        series of certificates will describe the
                                        credit support for the related trust
                                        fund, the credit support will be limited
                                        in amount and coverage and may not cover
                                        all potential losses or risks. Use of
                                        credit support will be subject to the
                                        conditions and limitations described in
                                        the prospectus and in the related
                                        prospectus supplement. Moreover, any
                                        applicable credit support may not cover
                                        all potential losses or risks. For
                                        example, credit support may not cover
                                        fraud or negligence by a mortgage loan
                                        originator or other parties.

                                        A series of certificates may include one
                                        or more classes of subordinate
                                        certificates, which may include
                                        certificates being offered to you.
                                        Although subordination is intended to
                                        reduce the senior certificateholders'
                                        risk of delinquent distributions or
                                        ultimate losses, the amount of
                                        subordination will be limited and may
                                        decline under certain circumstances. In
                                        addition, if principal payments are made
                                        in a specified order of priority, and
                                        limits exist with respect to the
                                        aggregate amount of claims under any
                                        related credit support, the credit
                                        support may be exhausted before the
                                        principal of the certificate classes
                                        with lower priority has been repaid.
                                        Significant losses and shortfalls on the
                                        assets consequently may fall primarily
                                        upon classes of certificates having a
                                        lower payment priority. Moreover, if a
                                        form of credit support covers more than
                                        one series of certificates, holders of
                                        certificates evidencing an interest in a
                                        covered series will be subject to the
                                        risk that the credit support will be
                                        exhausted by the claims of other covered
                                        series.

                                        The amount of any credit support
                                        supporting one or more classes of
                                        certificates being offered to you,
                                        including the subordination of one or
                                        more classes will be determined on the
                                        basis of criteria established by each
                                        pertinent rating agency. Those criteria
                                        will be based on an assumed level of
                                        defaults, delinquencies, other losses or
                                        other factors. However, the loss
                                        experience on the related mortgage loans
                                        or mortgage backed securities may exceed
                                        the assumed levels. See "Description of
                                        Credit Support."

                                        Regardless of the form of any credit
                                        enhancement, the amount of coverage will
                                        be limited and, in most cases, will be
                                        subject to periodic reduction, in
                                        accordance with a schedule or formula.
                                        The master servicer generally will be
                                        permitted to reduce, terminate or
                                        substitute all or a portion of the

                                        credit enhancement for any series of
                                        certificates, if the applicable rating
                                        agency indicates that the then-current
                                        ratings will not be adversely affected.
                                        A rating agency may lower the ratings of
                                        any series of certificates if the
                                        obligations of any credit support

                                      -18-

                                        provider are downgraded. The ratings
                                        also may be lowered if losses on the
                                        related mortgage loans or MBS
                                        substantially exceed the level
                                        contemplated by the rating agency at the
                                        time of its initial rating analysis.
                                        Neither Morgan Stanley Capital I Inc.,
                                        the master servicer nor any of their
                                        affiliates will have any obligation to
                                        replace or supplement any credit
                                        enhancement, or to take any other action
                                        to maintain any ratings of any series of
                                        certificates.

INVESTORS IN SUBORDINATE
CLASSES OF CERTIFICATES MAY
BE SUBJECT TO DELAYS IN
PAYMENT AND MAY NOT RECOVER
THEIR INITIAL INVESTMENTS               To the extent described in this
                                        prospectus, the subordinate
                                        certificateholders' rights to receive
                                        distributions with respect to the assets
                                        to which they would otherwise be
                                        entitled will be subordinate to the
                                        rights of the senior certificateholders
                                        and of the master servicer, if the
                                        master servicer is paid its servicing
                                        fee, including any unpaid servicing fees
                                        with respect to one or more prior
                                        periods, and is reimbursed for certain
                                        unreimbursed advances and unreimbursed
                                        liquidation expenses. As a result,
                                        investors in subordinate certificates
                                        must be prepared to bear the risk that
                                        they may be subject to delays in payment
                                        and may not recover their initial
                                        investments.

                                        The yields on the subordinate
                                        certificates may be extremely sensitive
                                        to the loss experience of the assets and
                                        the timing of any losses. If the actual
                                        rate and amount of losses experienced by
                                        the assets exceed the rate and amount
                                        assumed by an investor, the yields to
                                        maturity on the subordinate certificates
                                        may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT
OF LOAN PROVISIONS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    The mortgage loans may contain
                                        due-on-sale clauses, which permit a
                                        lender to accelerate the maturity of the
                                        mortgage loan if the borrower sells,
                                        transfers or conveys the related
                                        mortgaged property or its interest in
                                        the mortgaged property and
                                        debt-acceleration clauses, which permit
                                        a lender to accelerate the loan upon a
                                        monetary or non-monetary default by the
                                        borrower. These clauses are generally
                                        enforceable. The courts of all states
                                        will enforce clauses providing for
                                        acceleration in the event of a material
                                        payment default. The equity courts,
                                        however, may refuse to enforce these
                                        clauses if acceleration of the
                                        indebtedness would be inequitable,
                                        unjust or unconscionable.

                                        If the related prospectus supplement so
                                        specifies, the mortgage loans will be
                                        secured by an assignment of leases and
                                        rents. Pursuant to those assignments,
                                        the borrower typically assigns its
                                        right, title and interest as landlord
                                        under the leases on the related
                                        mortgaged property and the income
                                        derived from the leases to the lender as
                                        further security for the related
                                        mortgage loan, while retaining a license
                                        to collect rents as long as there is no
                                        default. If the borrower defaults, the
                                        license terminates and the lender is
                                        entitled to collect rents. These
                                        assignments are typically not perfected
                                        as security interests prior to actual
                                        possession of the cash flows. Some state
                                        laws may require that the lender take
                                        possession of the mortgaged property and
                                        obtain judicial appointment of a
                                        receiver before becoming entitled to
                                        collect the rents. In addition, if
                                        bankruptcy or similar proceedings are
                                        commenced by or in respect of the
                                        borrower, the lender's ability to
                                        collect the rents may be adversely

                                      -19-

                                        affected. See "Legal Aspects of the
                                        Mortgage Loans and the Leases--Leases
                                        and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                       Real property pledged as security for a
                                        mortgage loan may be subject to
                                        environmental risks. Under federal law
                                        and the laws of certain states,
                                        contamination of a property may give
                                        rise to a lien on the property to assure
                                        the costs of cleanup. In several states,
                                        this type of lien has priority over the
                                        lien of an existing mortgage against the
                                        property. Moreover, the presence of
                                        hazardous or toxic substances, or the
                                        failure to remediate the property, may
                                        adversely affect the owner or operator's
                                        ability to borrow using the property as
                                        collateral. In addition, under the laws
                                        of some states and under CERCLA and
                                        other federal law, a lender may become
                                        liable, as an "owner operator," for
                                        costs of addressing releases or
                                        threatened releases of hazardous
                                        substances that require remedy at a
                                        property, if agents or employees of the
                                        lender have become sufficiently involved
                                        in the management or operations of the
                                        borrower. Liability may be imposed even
                                        if the environmental damage or threat
                                        was caused by a prior owner.

                                        Under certain circumstances, a lender
                                        also risks this type of liability on
                                        foreclosure of the mortgage. Unless the
                                        related prospectus supplement specifies
                                        otherwise, neither the master servicer,
                                        the sub-servicer nor the special
                                        servicer may acquire title to a
                                        mortgaged property or take over its
                                        operation unless the master servicer has
                                        previously determined, based upon a
                                        report prepared by a person who
                                        regularly conducts environmental audits,
                                        that:

                                        o    the mortgaged property is in
                                             compliance with applicable
                                             environmental laws, and there are
                                             no circumstances present at the
                                             mortgaged property for which
                                             investigation, testing, monitoring,
                                             containment, clean-up or
                                             remediation could be required under
                                             any federal, state or local law or
                                             regulation; or

                                        o    if the mortgaged property is not in
                                             compliance with applicable
                                             environmental laws or circumstances
                                             requiring any of the foregoing
                                             actions are present, that it would
                                             be in the best economic interest of
                                             the trust fund to acquire title to
                                             the mortgaged property and take the
                                             actions as would be necessary and
                                             appropriate to effect compliance or
                                             respond to those circumstances.

                                        See "Legal Aspects of the Mortgage Loans
                                        and Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE
TO PURCHASE CERTIFICATES                Generally, ERISA applies to investments
                                        made by employee benefit plans and
                                        transactions involving the assets of
                                        those plans. Due to the complexity of
                                        regulations governing those plans,
                                        prospective investors that are subject
                                        to ERISA are urged to consult their own
                                        counsel regarding consequences under
                                        ERISA of acquisition, ownership and
                                        disposition of the offered certificates
                                        of any series.

                                      -20-

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION
TO PURCHASE A REMIC RESIDUAL
CERTIFICATE                             Except as provided in the prospectus
                                        supplement, REMIC residual certificates
                                        are anticipated to have "phantom income"
                                        associated with them. That is, taxable
                                        income is anticipated to be allocated to
                                        the REMIC residual certificates in the
                                        early years of the existence of the
                                        related REMIC--even if the REMIC
                                        residual certificates receive no
                                        distributions from the related
                                        REMIC--with a corresponding amount of
                                        losses allocated to the REMIC residual
                                        certificates in later years.
                                        Accordingly, the present value of the
                                        tax detriments associated with the REMIC
                                        residual certificates may significantly
                                        exceed the present value of the tax
                                        benefits related thereto, and the REMIC
                                        residual certificates may have a
                                        negative "value."

                                        Moreover, the REMIC residual
                                        certificates will, in effect, be
                                        allocated an amount of gross income
                                        equal to the non-interest expenses of
                                        the REMIC, but those expenses will be
                                        deductible only as itemized deductions,
                                        and will be subject to all the
                                        limitations applicable to itemized
                                        deductions, by holders of REMIC residual
                                        certificates that are individuals.
                                        Accordingly, investment in the REMIC
                                        residual certificates generally will not
                                        be suitable for individuals or for
                                        certain pass-through entities, such as
                                        partnerships or S corporations, that
                                        have individuals as partners or
                                        shareholders. In addition, REMIC
                                        residual certificates are subject to
                                        restrictions on transfer. Finally,
                                        prospective purchasers of a REMIC
                                        residual certificate should be aware
                                        that Treasury Department regulations do
                                        not permit certain REMIC residual
                                        interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES           Under certain circumstances, the consent
                                        or approval of the holders of a
                                        specified percentage of the aggregate
                                        principal balance of all outstanding
                                        certificates of a series or a similar
                                        means of allocating decision-making will
                                        be required to direct certain actions.
                                        The actions may include directing the
                                        special servicer or the master servicer
                                        regarding measures to be taken with
                                        respect to some of the mortgage loans
                                        and real estate owned properties and
                                        amending the relevant pooling agreement
                                        or trust agreement. The consent or
                                        approval of these holders will be
                                        sufficient to bind all
                                        certificateholders of the relevant
                                        series. See "Description of the
                                        Agreements--Events of Default,"
                                        "--Rights Upon Event of Default," and
                                        "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    There may be pending or threatened legal
                                        proceedings against the borrowers and
                                        managers of the mortgaged properties and
                                        their respective affiliates arising out
                                        of the ordinary business of the
                                        borrowers, managers and affiliates. This
                                        litigation could cause a delay in the
                                        payment on your certificates. Therefore,
                                        we cannot assure you that this type of
                                        litigation would not have a material
                                        adverse effect on your certificates.

                                      -21-

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF
1990 MAY BE EXPENSIVE AND
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    Under the Americans with Disabilities
                                        Act of 1990, all public accommodations
                                        are required to meet federal
                                        requirements related to access and use
                                        by disabled persons. Borrowers may incur
                                        costs complying with the Americans with
                                        Disabilities Act of 1990. In addition,
                                        noncompliance could result in the
                                        imposition of fines by the federal
                                        government or an award of damages to
                                        private litigants. These costs of
                                        complying with the Americans with
                                        Disabilities Act of 1990 and the
                                        possible imposition of fines for
                                        noncompliance would result in additional
                                        expenses on the mortgaged properties,
                                        which could have an adverse effect on
                                        your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE        If the prospectus supplement so
                                        provides, one or more classes of the
                                        certificates offered to you will be
                                        initially represented by one or more
                                        certificates for each class registered
                                        in the name of Cede & Co., the nominee
                                        for the Depository Trust Company. If you
                                        purchase this type of certificate:

                                        o    your certificate will not be
                                             registered in your name or the name
                                             of your nominee;

                                        o    you will not be recognized by the
                                             trustee as a certificateholder; and

                                        o    you will be able to exercise your
                                             right as a certificateholder only
                                             through the Depository Trust
                                             Company and its participating
                                             organizations.

                                        You will be recognized as a
                                        certificateholder only if and when
                                        definitive certificates are issued. See
                                        "Description of the Certificates--
                                        Book-Entry Registration and Definitive
                                        Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -22-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
112.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by
Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily
Properties may include mixed commercial and residential structures and may include apartment

                                      -23-

buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which

                                      -24-

means that, absent special facts, the lender may look only to the Net Operating
Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income"
means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

                                      -25-

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of o the appraised value determined in an appraisal obtained by the originator at origination of that loan and o the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides

                                      -26-

               otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each

                                      -27-

case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout
Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

                                      -28-

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the

                                      -29-

prospectus supplement for a series of certificates. See "Risk Factors--Credit
Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On
Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

                                      -30-

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of

                                      -31-

principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that

                                      -32-

prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or
"due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole
Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and
"Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000.

Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                                      -33-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of principal sequentially, based on
               specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the

                                      -34-

certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the
Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

        1.   the total amount of all cash on deposit in the related Certificate
             Account as of the corresponding Determination Date, exclusive of:

             o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

             o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                  interest thereon and related prepayment premiums, Liquidation
                  Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

             o    all amounts in the Certificate Account that are due or
                  reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related
                  prospectus supplement or that are payable in respect of
                  certain expenses of the related trust fund;

        2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

        3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the
             Distribution Date;

        4.   if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment
             Period; and

        5.   unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
             Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

                                      -35-

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional
Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate
Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to
Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the
Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And
Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment
Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and
"Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the
Certificate Balance of that class has been reduced to zero. Stripped Interest
Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the

                                      -36-

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series.
However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are
less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

                                      -37-

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I
Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                                      -38-

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

                                      -39-

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

                                      -40-

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution
Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its
Participants which thereafter will be required to forward them to Indirect
Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of
DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

                                      -41-

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans
               directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan
Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc.,
c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New
York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the

                                      -42-

               original and remaining term to maturity, the original and
               outstanding principal balance and balloon payment, if any, the
               Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as
               of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.
However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the
Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor
Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of

                                      -43-

the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan
Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying  Party, if other than Morgan Stanley Capital I Inc.,  shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole
Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

                                      -44-

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the
Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The
Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating
Agency or Agencies and so specified in the related prospectus supplement, a
Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                      -45-

   DEPOSITS

     A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained
Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
          "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

                                      -46-

   WITHDRAWALS

     A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
          Regarding a Master Servicer and the Depositor";

     (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
          Account;

     (11) to pay the person entitled thereto any amounts deposited in the
          Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

                                      -47-

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of
          certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17) to pay the person entitled thereto any amounts deposited in the
          Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase"
          and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

                                      -48-

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

          o    supervising foreclosures;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit
               Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an
Agreement. See "--Retained Interest; Servicing Compensation and Payment of
Expenses" below.

                                      -49-

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See
"Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the
Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

                                      -50-

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property

                                      -51-

acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the master servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate
Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the
Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of
Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master

                                      -52-

servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage

                                      -53-

that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

                                      -54-

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation,
the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related
Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole
Loans under each Agreement will be named in the related prospectus supplement.
The entity serving as master servicer or as servicer may be an affiliate of
Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s
affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I
Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

                                      -55-

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an
               enforcement action in respect of any specific Whole Loan or Whole
               Loans, except as any loss, liability or expense shall be
               otherwise reimbursable pursuant to the Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o    incurred in connection with any violation of any state or federal securities law; or

          o    imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor
Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc.
may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related

                                      -56-

prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

  Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

                                      -57-

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o    enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

                                      -58-

          o    defending or prosecuting any legal action in respect of the related Agreem ent or series of certificates;

          o    being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any
               mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o    acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the
               Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related
               Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

                                      -59-

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -60-

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.
The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

                                      -61-

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust

                                      -62-

agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

                                      -63-

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent,

                                      -64-

if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

                                      -65-

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

                                      -66-

   RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

                                      -67-

   LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease.
Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

     (7)  a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have

                                      -68-

approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

                                      -69-

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

                                      -70-

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

          o    to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform

                                      -71-

the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly,

                                      -72-

when a lender forecloses and takes title to a contaminated facility or property
-- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

                                      -73-

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See
"Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan
Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

                                      -74-

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is

                                      -75-

authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                                      -76-

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army,
Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.
Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw LLP or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

                                      -77-

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe
& Maw LLP or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

                                      -78-

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

          o    a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    a grantor trust certificate owned by a REMIC will represent
               "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section
               860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the

                                      -79-

yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID

                                      -80-

will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See
"--Non-REMIC Certificates" and "--Single Class of Grantor Trust
Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond
Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

                                      -81-

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

                                      -82-

          2.   Grantor Trust Certificates Representing Interests in Loans Other
               Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days

                                      -83-

in the period to determine the daily portion of OID for each day in the period.
With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

                                      -84-

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                      -85-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New
Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or Mayer, Brown, Rowe & Maw LLP or Dewey Ballantine LLP or
such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual
Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

                                      -86-

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw LLP or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the
related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

a.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of

                                      -87-

determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11,

                                      -88-

1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by
Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest
Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular
Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under
"--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a
Super-Premium Certificate. It is possible that a holder of a Super-Premium
Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in

                                      -89-

gross income the sum of the daily portions of OID on that REMIC Regular
Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

                                      -90-

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

                                      -91-

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC

                                      -92-

Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to

                                      -93-

include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment
Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
               Certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

                                      -94-

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

b.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The

                                      -95-

taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of
"passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-Interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC

                                      -96-

Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

                                      -97-

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

                                      -98-

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued.
For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC
Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The
"federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to

                                      -99-

different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

                                     -100-

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of

                                     -101-

REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to
REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC
Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC
Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                     -102-

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                  A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue

                                     -103-

                         Code (currently 35%) or, in certain circumstances, the
                         alternative minimum tax rate. Further, present values
                         generally are computed using a discount rate equal to
                         the short-term Federal rate set forth in Section
                         1274(d) of the Internal Revenue Code for the month of
                         such transfer and the compounding period used by the
                         transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

                                     -104-

Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

                                     -105-

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90-24, Exemption Application No. --- D-8019, 55 Fed. Reg.
20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and
D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No.
D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No.
D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan
               Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
          Inc. and Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the

                                     -106-

investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "certificates" for purposes of the Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute
"mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

          o    are rated in one of the two highest rating categories by one or more Rating Agencies and

          o    are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA
               Certificates.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of

                                     -107-

such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA
Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and
the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The
1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all

                                     -108-

securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under
SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

                                     -109-

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw LLP or Dewey
Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     -110-

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New
York, New York 10036, Attention: John E. Westerfield, or by telephone at (212)
761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 or be
accessed at the internet site http://www.sec.gov maintained by the Commission.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     -111-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     -112-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

                                     -113-

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

                                     -114-

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

                                     -115-

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

                                     -116-

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

         A.       the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this
                  prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.       applicable law; and

         C.       the general servicing standard specified in the related
                  prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

                                     -117-

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

          o    the sales price for that property; and

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     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

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